                                                FILED PURSUANT TO RULE 424(B)(2)

                                                      REGISTRATION NO. 333-79215

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED JUNE 7, 1999)
                                  $240,163,000

                                     [LOGO]

                               NORTHWEST AIRLINES

                           1999-3 PASS THROUGH TRUSTS
                    PASS THROUGH CERTIFICATES, SERIES 1999-3

                               -----------------

NORTHWEST AIRLINES, INC. IS ISSUING, THROUGH THREE SEPARATE TRUSTS, CLASS G, CLASS B AND CLASS C CERTIFICATES, SERIES 1999-3. THE PROCEEDS FROM THE SALE OF CERTIFICATES WILL BE USED TO FINANCE OR REFINANCE THE ACQUISITION OF 14 NEW BRITISH AEROSPACE AVRO RJ85 AIRCRAFT DELIVERED OR SCHEDULED FOR DELIVERY FROM APRIL 1999 THROUGH MAY 2000.

INTEREST ON THE CERTIFICATES WILL BE PAYABLE SEMIANNUALLY ON EACH APRIL 1 AND OCTOBER 1, BEGINNING APRIL 1, 2000. PRINCIPAL PAYMENTS IN RESPECT OF THE CERTIFICATES ARE SCHEDULED ON APRIL 1 OR OCTOBER 1, OR BOTH, IN CERTAIN YEARS, BEGINNING ON APRIL 1, 2000.

THE CLASS G CERTIFICATES WILL RANK SENIOR IN RIGHT OF DISTRIBUTIONS TO THE OTHER CERTIFICATES. THE CLASS B CERTIFICATES WILL RANK JUNIOR IN RIGHT OF DISTRIBUTIONS TO THE CLASS G CERTIFICATES AND WILL RANK SENIOR IN RIGHT OF DISTRIBUTIONS TO THE CLASS C CERTIFICATES. THE CLASS C CERTIFICATES WILL RANK JUNIOR IN RIGHT OF DISTRIBUTIONS TO THE OTHER CERTIFICATES.

MORGAN STANLEY CAPITAL SERVICES, INC. WILL PROVIDE A LIQUIDITY FACILITY FOR EACH CLASS OF CERTIFICATES, IN EACH CASE IN AN AMOUNT SUFFICIENT TO MAKE THREE SEMIANNUAL INTEREST PAYMENTS.

MBIA INSURANCE CORPORATION WILL ISSUE A FINANCIAL GUARANTY INSURANCE POLICY TO SUPPORT THE PAYMENT OF INTEREST ON THE CLASS G CERTIFICATES WHEN DUE AND THE PAYMENT OF THE OUTSTANDING BALANCE ON THE CLASS G CERTIFICATES ON THE FINAL LEGAL DISTRIBUTION DATE FOR SUCH CERTIFICATES AND UNDER CERTAIN OTHER CIRCUMSTANCES AS DESCRIBED HEREIN.
                                     [LOGO]

THE CERTIFICATES REPRESENT INTERESTS IN THE ASSETS OF THE PASS THROUGH TRUSTS FORMED TO FINANCE OR REFINANCE THE ACQUISITION OF THE AIRCRAFT AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF NORTHWEST AIRLINES, INC. OR ANY OF ITS AFFILIATES.
                              -------------------

 INVESTING IN THE CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON
                                   PAGE S-22.
                              -------------------

                                    PRINCIPAL                               FINAL EXPECTED          PRICE TO
PASS THROUGH CERTIFICATES            AMOUNT             INTEREST RATE      DISTRIBUTION DATE        PUBLIC(1)
-------------------------           ---------           -------------      -----------------        ---------
1999--3G.....................     $150,203,000             7.935%            APRIL 1, 2019             100%
1999--3B.....................       58,013,000              9.485            APRIL 1, 2015             100
1999--3C.....................       31,947,000              9.152            APRIL 1, 2010             100

---------
  (1) PLUS ACCRUED INTEREST, IF ANY, FROM DECEMBER 9, 1999.

                            ------------------------

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE UNDERWRITERS WILL PURCHASE ALL OF THE CLASS G, B AND C CERTIFICATES, IF ANY ARE PURCHASED, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS. THE AGGREGATE PROCEEDS FROM THE SALE OF THE CLASS G, B AND C CERTIFICATES WILL BE $240,163,000. NORTHWEST AIRLINES, INC. WILL PAY THE UNDERWRITERS A COMMISSION OF $2,091,385. MORGAN STANLEY & CO. INCORPORATED EXPECTS TO DELIVER THE CERTIFICATES TO PURCHASERS ON DECEMBER 9, 1999. THE CERTIFICATES WILL NOT BE LISTED ON ANY NATIONAL SECURITIES EXCHANGE.
                            ------------------------

MORGAN STANLEY DEAN WITTER
            CHASE SECURITIES INC.
                         SALOMON SMITH BARNEY
                                     U.S. BANCORP PIPER JAFFRAY

DECEMBER 2, 1999

                               TABLE OF CONTENTS

         PROSPECTUS SUPPLEMENT
                                           PAGE
                                          -----
Presentation of Information............     S-3
Summary of Terms.......................     S-4
The Offering...........................     S-9
Risk Factors...........................    S-22
Description of the Policy Provider.....    S-30
The Company............................    S-32
Use of Proceeds........................    S-36
Description of the Certificates........    S-37
Description of the Deposit
  Agreements...........................    S-54
Description of the Escrow Agreements...    S-56
Description of the Liquidity
  Facilities...........................    S-57
Description of the Policy and the
  Policy Provider Agreement............    S-62
Description of the Intercreditor
  Agreement............................    S-66
Description of the Aircraft and the
  Appraisals...........................    S-74
Description of the Equipment Notes.....    S-75
Certain U.S. Federal Income Tax
  Consequences.........................    S-93
Certain Connecticut Taxes..............    S-96
ERISA Considerations...................    S-96
Underwriting...........................   S-100
Legal Matters..........................   S-101
Experts................................   S-101
Index of Certain Defined Terms.......  Appendix I
Summary of Aircraft Appraisals......  Appendix II
             PROSPECTUS
                                           PAGE
                                          -----

About the Prospectus...................       2
Incorporation of Certain Documents by
  Reference............................       3
Disclosure Regarding Forward-Looking
  Statements...........................       3
The Company............................       4
General Outline of Trust Structure.....       4
Use of Proceeds........................       6
Ratio of Earnings to Fixed Charges.....       6
Description of the Certificates........       7
Description of the Equipment Notes.....      20
United States Federal Income Tax
  Consequences.........................      25
ERISA Considerations...................      29
Plan of Distribution...................      30
Legal Opinions.........................      31
Experts................................      31

    You should rely only on the information provided in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Northwest Airlines, Inc. is offering to sell the certificates and seeking offers to buy the certificates, only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sales of the certificates.

                          PRESENTATION OF INFORMATION

    These offering materials consist of two documents: (a) this prospectus supplement, which describes the terms of the certificates that Northwest Airlines, Inc. is currently offering, and (b) the accompanying prospectus, which provides general information about Northwest Airlines, Inc. pass through certificates, some of which may not apply to the certificates that Northwest Airlines, Inc. is currently offering. THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT REPLACES ANY INCONSISTENT INFORMATION INCLUDED IN THE ACCOMPANYING PROSPECTUS.

    We have given certain capitalized terms specific meanings for purposes of this prospectus supplement. The "Index of Certain Defined Terms" attached as Appendix I to this prospectus supplement lists the page in this prospectus supplement on which we have defined each such term.

    At varying places in this prospectus supplement and the prospectus, we refer you to other sections of such documents for additional information by indicating the caption heading of such other sections. The page on which each principal caption included in this prospectus supplement and the prospectus can be found is listed in the Table of Contents above. All such cross references in the prospectus supplement are to captions contained in this prospectus supplement and not in the accompanying prospectus, unless otherwise stated.

                                SUMMARY OF TERMS

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. FOR MORE COMPLETE INFORMATION ABOUT NORTHWEST AIRLINES CORPORATION ("NWA CORP.", AND TOGETHER WITH ITS SUBSIDIARIES, THE "COMPANY" OR "WE") AND NORTHWEST AIRLINES, INC. ("NORTHWEST"), YOU SHOULD READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, AS WELL AS THE MATERIALS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION THAT ARE CONSIDERED TO BE PART OF SUCH PROSPECTUS. SEE "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" IN THE PROSPECTUS.

                        SUMMARY OF TERMS OF CERTIFICATES

                                              CLASS G             CLASS B             CLASS C
                                           CERTIFICATES        CERTIFICATES        CERTIFICATES
                                         -----------------   -----------------   -----------------
Aggregate Face Amount..................    $150,203,000         $58,013,000         $31,947,000
Ratings:
  Moody's..............................         Aaa                Baa2                Baa3
  Standard & Poor's....................         AAA                 BBB                BBB-

Initial Loan to Aircraft Value
  (cumulative)(1)......................        44.1%               61.4%               69.1%
Expected Principal Distribution Window
  (in years)...........................      0.3-19.3            0.8-15.3            0.3-10.3
Initial Average Life from Issuance Date
  (in years)...........................        12.6                 9.4                 5.0
Regular Distribution Dates.............     April 1 and         April 1 and         April 1 and
                                             October 1           October 1           October 1

Final Expected Regular Distribution
  Date.................................    April 1, 2019       April 1, 2015       April 1, 2010
Final Legal Distribution Date..........   October 1, 2020     October 1, 2016     October 1, 2011
Minimum Denomination...................       $1,000              $1,000              $1,000
Section 1110 Protection................         Yes                 Yes                 Yes
Liquidity Facility Coverage............    3 semiannual        3 semiannual        3 semiannual
                                         interest payments   interest payments   interest payments
Policy Coverage (2)....................         Yes                 No                  No

------------------------

(1) These percentages are calculated as of October 1, 2000, the first Regular Distribution Date after all Aircraft are scheduled to have been delivered. In making such calculations, we have assumed that all Aircraft are delivered prior to such date, that the maximum principal amount of the Equipment Notes is issued and that the aggregate appraised Aircraft base value is $334,822,800 as of such date. The appraised base value is only an estimate and reflects certain assumptions, which assumptions may not reflect current market conditions. See "Description of the Aircraft and the Appraisals--Appraisals."

(2) The Policy will support the payment of interest on the Class G Certificates (when due and after taking into account the application of any amount received by the Escrow Agent in respect of accrued interest on the Class G Deposits and the prior use of any available funds under the Liquidity Facility or the Cash Collateral Account for the Class G Certificates) and the payment of the outstanding balance of the Class G Certificates on the Final Legal Distribution Date for the Class G Certificates and in certain other circumstances as described herein.

                        EQUIPMENT NOTES AND THE AIRCRAFT

    Set forth below is certain information about the Equipment Notes expected to be held in the trusts and the aircraft expected to secure such equipment notes (the "AIRCRAFT"):

                                                                                                        MAXIMUM
                          ACTUAL/EXPECTED   ACTUAL/EXPECTED    MONTH DELIVERED OR                   PRINCIPAL AMOUNT
                           REGISTRATION      MANUFACTURER'S        SCHEDULED          APPRAISED       OF EQUIPMENT
AIRCRAFT TYPE                NUMBER(1)      SERIAL NUMBER(1)   DELIVERY MONTH(2)    BASE VALUE(3)       NOTES(4)
-------------             ---------------   ----------------   ------------------   -------------   ----------------
BAe Avro RJ85                 N523XJ             E2348             April 1999        $23,410,000      $16,902,020
BAe Avro RJ85                 N524XJ             E2349             April 1999         23,410,000       16,902,020
BAe Avro RJ85                 N525XJ             E2350              May 1999          23,540,000       16,995,880
BAe Avro RJ85                 N526XJ             E2351              May 1999          23,540,000       16,995,880
BAe Avro RJ85                 N527XJ             E2352             June 1999          23,670,000       17,089,740
BAe Avro RJ85                 N528XJ             E2353             June 1999          23,670,000       17,089,740
BAe Avro RJ85                 N529XJ             E2363           December 1999        24,310,000       17,551,820
BAe Avro RJ85                 N530XJ             E2364            January 2000        24,610,000       17,768,420
BAe Avro RJ85                 N531XJ             E2365            January 2000        24,610,000       17,768,420
BAe Avro RJ85                 N532XJ              TBD              March 2000         24,770,000       17,883,940
BAe Avro RJ85                 N533XJ              TBD              March 2000         24,770,000       17,883,940
BAe Avro RJ85                 N534XJ              TBD              April 2000         24,900,000       17,977,800
BAe Avro RJ85                 N535XJ              TBD              April 2000         24,900,000       17,977,800
BAe Avro RJ85                 N536XJ              TBD               May 2000          24,950,000       18,013,900

------------------------

(1) Actual Registration Numbers and Manufacturer's Serial Numbers for each Aircraft delivered through November 1999 are indicated above. Expected Registration Numbers and Manufacturer's Serial Numbers are provided for each Aircraft to be delivered after November 1999.

(2) This information is based upon Northwest's purchase agreement with the manufacturer. The delivery months for the first six Aircraft are set forth on the table. The actual delivery date for any other Aircraft may be subject to delay. The delivery deadline for purposes of this offering will be no later than July 31, 2000 (the "DELIVERY PERIOD TERMINATION DATE"). See "Description of the Aircraft and the Appraisals--Deliveries of Aircraft."

(3) The appraised base value of each Aircraft set forth above is based upon the lesser of the average and median values of such Aircraft, projected as of the scheduled delivery month of the related Aircraft, as appraised by the following three independent appraisal and consulting firms:

APPRAISER                                                  DATE OF APPRAISAL
---------                                                  -----------------
Aircraft Information Services, Inc.......................  November 5, 1999
AvSOLUTIONS, Inc.........................................  November 5, 1999
Morton Beyer and Agnew, Inc..............................  August 20, 1999

   Such appraisals are based on varying assumptions and methodologies which may not reflect current conditions. An appraisal is only an estimate of value and you should not rely upon it as a measure of realizable value. See "Risk Factors--Factors Relating to the Certificates and the Offering--Appraisals and Realizable Value of the Aircraft."

(4) The actual principal amount issued for any aircraft may be less than the amounts set forth in this table depending upon the circumstances of the financing of such aircraft. The aggregate principal amount of all of the equipment notes of each series will not exceed the aggregate face amount of Certificates of the corresponding class.

                         LOAN TO AIRCRAFT VALUE RATIOS

    The following table sets forth loan to Aircraft value ratios ("LTVS") for each Class of Certificates as of October 1, 2000 (the first Regular Distribution Date that occurs after all Aircraft are scheduled to have been delivered) and each April Regular Distribution Date thereafter assuming that Equipment Notes of each Series in the maximum principal amount for all of the Aircraft are acquired by the Trusts prior to the Delivery Period Termination Date. The LTVs for any Class of Certificates as of dates prior to October 1, 2000 are not meaningful, since the property of the Trusts will not include during such period all of the Equipment Notes expected to be acquired by the Trusts and the related Aircraft will not be included in the calculation. The table should not be considered a forecast or prediction of expected or likely LTVs but simply a mathematical calculation based upon one set of assumptions. See "Risk Factors--Risk Factors Relating to the Certificates and the Offering--Appraisals and Realizable Value of the Aircraft."

    The following table was compiled on an aggregate basis. However, the Equipment Notes for an Aircraft will not have a security interest in any other Aircraft. This means that any excess proceeds realized from the sale of an Aircraft or other exercise of remedies will not be available to cover any shortfalls on the Equipment Notes relating to any other Aircraft. See "Description of the Equipment Notes--Loan to Value Ratios of Equipment Notes" for examples of LTVs for the Equipment Notes issued in respect of individual Aircraft, which may be more relevant in a default situation than the aggregate values shown below.

                                    ASSUMED        CLASS G                       CLASS B                       CLASS C
                                   AGGREGATE     CERTIFICATES     CLASS G      CERTIFICATES     CLASS B      CERTIFICATES
                                    AIRCRAFT         POOL       CERTIFICATES       POOL       CERTIFICATES       POOL
DATE                                VALUE(1)      BALANCE(2)       LTV(3)       BALANCE(2)       LTV(3)       BALANCE(2)
----                              ------------   ------------   ------------   ------------   ------------   ------------
October 1, 2000.................  $334,822,800   $147,655,248       44.1%      $57,987,803        61.4%      $25,740,784

April 1, 2001...................   324,651,000    143,820,393       44.3        57,987,803        62.2        22,601,586

April 1, 2002...................   314,479,200    139,314,286       44.3        56,641,358        62.3        22,437,521

April 1, 2003...................   304,307,400    134,808,178       44.3        52,511,011        61.6        21,439,115

April 1, 2004...................   294,135,600    130,302,071       44.3        47,781,083        60.5        19,389,831

April 1, 2005...................   283,963,800    125,795,963       44.3        43,761,622        59.7        16,419,538

April 1, 2006...................   273,792,000    121,289,856       44.3        40,699,002        59.2        11,563,722

April 1, 2007...................   263,620,200    116,783,749       44.3        37,606,023        58.6         6,305,528

April 1, 2008...................   253,448,400    110,934,768       43.8        35,213,000        57.7         1,645,302

April 1, 2009...................   243,276,600    105,274,548       43.3        33,171,667        56.9         1,055,288

April 1, 2010...................   231,692,400     98,344,235       42.4        28,673,262        54.8                 0

April 1, 2011...................   218,130,000     91,860,001       42.1        22,534,292        52.4                 0

April 1, 2012...................   204,567,600     84,835,413       41.5        14,182,386        48.4                 0

April 1, 2013...................   191,005,200     78,351,176       41.0         8,732,931        45.6                 0

April 1, 2014...................   177,442,800     71,326,587       40.2         6,199,519        43.7                 0

April 1, 2015...................   162,468,000     64,842,353       39.9                 0          NA                 0

April 1, 2016...................   145,515,000     57,817,764       39.7                 0          NA                 0

April 1, 2017...................   128,562,000     45,131,745       35.1                 0          NA                 0

April 1, 2018...................   111,609,000     28,251,728       25.3                 0          NA                 0

April 1, 2019...................             0              0         NA                 0          NA                 0


                                    CLASS C
                                  CERTIFICATES
DATE                                 LTV(3)
----                              ------------
October 1, 2000.................      69.1%
April 1, 2001...................      69.1
April 1, 2002...................      69.4
April 1, 2003...................      68.6
April 1, 2004...................      67.1
April 1, 2005...................      65.5
April 1, 2006...................      63.4
April 1, 2007...................      61.0
April 1, 2008...................      58.3
April 1, 2009...................      57.3
April 1, 2010...................        NA
April 1, 2011...................        NA
April 1, 2012...................        NA
April 1, 2013...................        NA
April 1, 2014...................        NA
April 1, 2015...................        NA
April 1, 2016...................        NA
April 1, 2017...................        NA
April 1, 2018...................        NA
April 1, 2019...................        NA

------------------------------

(1) We have assumed (the "DEPRECIATION ASSUMPTION") the initial appraised value of each Aircraft, determined as described under "--Equipment Notes and the Aircraft," declines by 3% per year for the first ten years after the year of delivery of such Aircraft, by 4% per year for the next five years and by 5% per year thereafter. Other depreciation assumptions would result in important differences in the LTVs.

(2) In calculating the outstanding balances, we have assumed that the Trusts will acquire the maximum principal amount of Equipment Notes for all Aircraft. See "Description of the Deposit Agreements--Unused Deposits."

(3) The LTVs for each Class of Certificates were obtained for each Regular Distribution Date by dividing (i) the expected outstanding balance of such Class together with the expected outstanding balance of all other Classes senior in right of payment to such Class after giving effect to the distributions expected to be made on such date, by (ii) the assumed value of all of the Aircraft on such date based on the assumptions described above. The outstanding balances and LTVs may change if, among other things, the aggregate principal amount of the Equipment Notes acquired by the Trusts is less than the maximum permitted under the terms of this offering or the amortization of the Equipment Notes differs from the assumed amortization schedule calculated for purposes of this prospectus supplement.

                              CASH FLOW STRUCTURE

    Set forth below is a diagram illustrating the structure for the offering of the Certificates and certain cash flows.

                                     [LOGO]

------------------------

(1) Each Aircraft leased to Northwest will be subject to a separate Lease and a related Indenture; each Aircraft owned by Northwest will be subject to a separate Indenture; Northwest will have the ability to enter into a sale/leaseback transaction involving an Aircraft it initially owns.

(2) Liquidity Facilities are available with respect to the Class G, B and C Certificates for up to three semiannual interest payments.

(3) The proceeds of the offering of each Class of Certificates will initially be held in escrow and deposited with the Depositary. The Depositary will hold such funds as interest-bearing Deposits. Each Trust will withdraw funds from the Deposits relating to such Trust to purchase Equipment Notes from time to time as each Aircraft is financed. The scheduled payments of interest on the Equipment Notes and on the Deposits relating to a Trust, taken together, will be sufficient to pay accrued interest on the outstanding Certificates of such Trust. The Liquidity Facilities will not cover interest on the Deposits. If any funds remain as Deposits with respect to any Trust at the Delivery Period Termination Date, such funds will be withdrawn by the Escrow Agent and distributed to the holders of the Certificates issued by such Trust, together with accrued and unpaid interest thereon, and, in certain circumstances, a Deposit Make-Whole Premium payable by Northwest.

(4) The Policy covers payment of interest on and the outstanding balance of the Class G Certificates only in the circumstances described herein. The Policy does not cover any amounts payable in respect of the Class B Certificates or the Class C Certificates.

                                  THE OFFERING

Trusts..........................................  The Class G Trust, the Class B Trust and the Class
                                                  C Trust will each be formed pursuant to a separate
                                                  Pass Through Trust Agreement among NWA Corp.,
                                                  Northwest and State Street Bank and Trust Company
                                                  of Connecticut, National Association, as trustee
                                                  under each Trust.

Certificates Offered............................  - Class G Certificates

                                                  - Class B Certificates

                                                  - Class C Certificates

                                                  Each Class of Certificates will represent a
                                                  fractional undivided interest in a related Trust.

Use of Proceeds.................................  The proceeds from the sale of the Certificates of each Trust will be used to acquire Equipment Notes
                                                  issued to finance or refinance the acquisition by
                                                  Northwest, or an Owner Trustee, of 14 new British
                                                  Aerospace Avro RJ85 aircraft delivered or scheduled
                                                  for delivery from April 1999 through May 2000.
                                                  Northwest currently intends to lease the Owned
                                                  Aircraft and sublease the Leased Aircraft to Mesaba
                                                  Aviation, Inc. ("MESABA"), which is a regional
                                                  Northwest Airlink carrier.

Subordination Agent, Paying Agent and Loan
  Trustee.......................................  State Street Bank and Trust Company

Trustee.........................................  State Street Bank and Trust Company of Connecticut,
                                                  National Association

Initial Liquidity Provider......................  Morgan Stanley Capital Services, Inc. The
                                                  obligations of Morgan Stanley Capital Services,
                                                  Inc. under the liquidity facilities will be fully
                                                  and unconditionally guaranteed by its parent
                                                  company, Morgan Stanley Dean Witter & Co., ("MSDW")
                                                  which is also the parent company of Morgan Stanley
                                                  & Co. Incorporated. There will be a separate
                                                  liquidity facility for each Class of Certificates.

Policy Provider.................................  MBIA Insurance Corporation

Escrow Agent....................................  First Security Bank, National Association

Depositary......................................  ABN AMRO Bank N.V., acting through a United States branch.

Trust Property..................................  The property of each Trust will include:

                                                  - Equipment Notes acquired by such Trust;

                                                  - All rights of the Trust under an intercreditor
                                                  agreement (including all monies receivable pursuant
                                                    to such rights);

                                                  - All rights of the Trust to acquire Equipment
                                                  Notes under the Note Purchase Agreement;

                                                  - All rights of the Trust under the related Escrow
                                                  and Paying Agent Agreement;

                                                  - All monies receivable under the liquidity
                                                  facility for such Trust;

                                                  - With respect to the Class G Trust, all monies
                                                  received under the Policy; and

                                                  - Funds from time to time deposited with the
                                                  Trustee in accounts relating to such Trust.

Guaranty........................................  NWA Corp. will unconditionally guarantee the payments of Northwest under each lease of an
                                                  Aircraft entered into by Northwest and each
                                                  Equipment Note issued or assumed by Northwest.

Regular Distribution Dates......................  April 1 and October 1, commencing on April 1, 2000.

Record Dates....................................  The fifteenth day preceding the related
                                                  Distribution Date.

Distributions...................................  The Trustee and the Paying Agent, as applicable, will distribute all payments of principal, premium
                                                  (if any) and interest received on the Equipment
                                                  Notes held in each Trust and all payments of
                                                  interest and Deposit Make-Whole Premium (if any) on
                                                  the Deposits relating to each Trust to the holders
                                                  of the Certificates of such Trust, subject, in the
                                                  case of payments on the Equipment Notes, to the
                                                  subordination provisions applicable to the
                                                  Certificates.

                                                  Subject to the subordination provisions applicable
                                                  to the Certificates, scheduled payments of
                                                  principal and interest made on the Equipment Notes
                                                  will be distributed on the applicable Regular
                                                  Distribution Dates.

                                                  Subject to the subordination provisions applicable
                                                  to the Certificates, payments of principal, premium
                                                  (if any) and interest made on the Equipment Notes
                                                  resulting from any early redemption or purchase of
                                                  such Equipment Notes will be distributed on a
                                                  special distribution date after not less than 15
                                                  days' notice to holders of the related
                                                  Certificates.

Possible Issuance of Series D Equipment Notes...  Northwest may elect to issue Series D Equipment
                                                  Notes in connection with the financing of Owned
                                                  Aircraft. Series D Equipment Notes will not be
                                                  purchased by any of the Trusts, will be funded from
                                                  sources other than this offering and will be
                                                  subordinated to the Series G Equipment Notes,
                                                  Series B Equipment Notes and Series C Equipment
                                                  Notes issued with respect to the same Owned
                                                  Aircraft.

Subordination...................................  The Trusts, the Liquidity Provider, the Policy
                                                  Provider and the Subordination Agent will enter
                                                  into an intercreditor

                                                  agreement. Distributions on the Certificates will
                                                  be made in the following order:

                                                  - First, to holders of the Class G Certificates;

                                                  - Second, to the holders of the Class B
                                                    Certificates; and

                                                  - Third, to the holders of the Class C
                                                    Certificates.

                                                  Certain payments to the Liquidity Provider and to
                                                  the Policy Provider will be made prior to payments
                                                  on all or some of the Certificates as discussed
                                                  under "Description of the Intercreditor
                                                  Agreement--Distributions.

                                                  If Northwest is in bankruptcy or certain other
                                                  specified events have occurred and, in either case,
                                                  Northwest is continuing to meet certain of its
                                                  obligations, the subordination provisions
                                                  applicable to the Certificates permit distributions
                                                  to be made to junior Certificates prior to making
                                                  distributions in full on the senior Certificates.

Control of Loan Trustee.........................  The holders of at least a majority of the outstanding principal amount of Equipment Notes
                                                  issued under each Indenture will be entitled to
                                                  direct the Loan Trustee under such Indenture in
                                                  taking action as long as no Indenture Default is
                                                  continuing thereunder. If an Indenture Default is
                                                  continuing, subject to certain conditions, the
                                                  Controlling Party will direct the Loan Trustees
                                                  (including in exercising remedies, such as
                                                  accelerating such Equipment Notes or foreclosing
                                                  the lien on the Aircraft securing such Equipment
                                                  Notes).

                                                  The "CONTROLLING PARTY" will be:

                                                  - The Policy Provider until payment of the final
                                                    distributions to the holders of Class G
                                                    Certificates and no obligations owing to the
                                                    Policy Provider remain outstanding, or if a
                                                    Policy Provider Default has occurred and is
                                                    continuing, the Class G Trustee until payment of
                                                    final distributions to holders of Class G
                                                    Certificates; and thereafter,

                                                  - The Class B Trustee until payment of final
                                                  distributions to holders of Class B Certificates;
                                                    and thereafter,

                                                  - The Class C Trustee; and

                                                  - Under certain circumstances, the Liquidity
                                                  Provider. If there is more than one Liquidity
                                                    Provider, the Liquidity Provider which is owed
                                                    the greatest amount of obligations shall have
                                                    such right (unless the Policy Provider amends its
                                                    Policy to cover all drawings and interest thereon
                                                    owing to the Liquidity Provider under the
                                                    Liquidity Facilities and certain other conditions
                                                    are met or the Policy Provider pays to the
                                                    Liquidity Provider all outstanding drawings and
                                                    interest thereon owing to

                                                    the Liquidity Provider under the Liquidity
                                                    Facilities, in which case, the Policy Provider
                                                    (so long as no Policy Provider Default has
                                                    occurred and is continuing)).

Limitation on Sale of Aircraft..................  In exercising remedies during the nine months after the earlier of (a) the acceleration of the
                                                  Equipment Notes issued pursuant to any Indenture or
                                                  (b) the bankruptcy of Northwest, the Controlling
                                                  Party may not sell such Equipment Notes or the
                                                  Aircraft subject to the lien of such Indenture for
                                                  less than certain specified minimums or modify
                                                  lease rental payments for such Aircraft below a
                                                  specified threshold.

Right to Buy Other Classes of Certificates......  If Northwest is in bankruptcy or certain other specified events have occurred, the
                                                  Certificateholders may have the right to buy
                                                  certain other Classes of Certificates on the
                                                  following basis:

                                                  - The Class B Certificateholders will have the
                                                  right to purchase all, but not less than all, of
                                                    the Class G Certificates.

                                                  - The Class C Certificateholders will have the
                                                  right to purchase all, but not less than all, of
                                                    the Class B Certificates and Class G
                                                    Certificates.

                                                  - Whether or not the above rights are exercised,
                                                  the Policy Provider will have the right to purchase
                                                    all, but not less than all, of the Class G
                                                    Certificates.

                                                  The purchase price in each case described above
                                                  will be the outstanding balance of the applicable
                                                  Class of Certificates plus accrued and unpaid
                                                  interest.

Liquidity Facilities............................  Under the Liquidity Facility for each Trust, the
                                                  Liquidity Provider will, if necessary, make
                                                  advances in an aggregate amount sufficient to pay
                                                  interest on the applicable Class of Certificates on
                                                  up to three successive semiannual Regular
                                                  Distribution Dates at the applicable Stated
                                                  Interest Rate for such Certificates. The Liquidity
                                                  Facilities cannot be used to pay any other amount
                                                  in respect of the Certificates and will not cover
                                                  amounts held in escrow as Deposits with a
                                                  Depositary.

                                                  Notwithstanding the subordination provisions
                                                  applicable to the Certificates, the holders of the
                                                  Certificates to be issued by each Trust will be
                                                  entitled to receive and retain the proceeds of
                                                  drawings under the Liquidity Facility for such
                                                  Trust.

                                                  Upon each drawing under any Liquidity Facility to
                                                  pay interest on the Certificates, the Subordination
                                                  Agent will reimburse the applicable Liquidity
                                                  Provider for the amount of such drawing. Such
                                                  reimbursement obligation and all interest, fees and
                                                  other amounts owing to the

                                                  applicable Liquidity Provider under each Liquidity
                                                  Facility and certain other agreements will rank
                                                  equally with comparable obligations relating to the
                                                  other Liquidity Facilities and will rank senior to
                                                  the Certificates in right of payment.

Policy Coverage.................................  Under the Policy, the Policy Provider will honor drawings to cover

                                                  - any shortfall (after the application of available
                                                  funds, including funds available to the Escrow
                                                    Agent in respect of accrued interest on the Class
                                                    G Deposits, drawings under the Class G Liquidity
                                                    Facility and withdrawals from the Class G Cash
                                                    Collateral Account (collectively, "PRIOR FUNDS"))
                                                    on any Regular Distribution Date in interest on
                                                    the Class G Certificates and

                                                  - any shortfall (after giving effect to the
                                                  application of Prior Funds) on the Final Legal
                                                    Distribution Date in the Final Distribution
                                                    (other than any unpaid premium) on the Class G
                                                    Certificates.

                                                  Further, upon a default in the payment of principal
                                                  on a Series G Equipment Note or if a Series G
                                                  Equipment Note is accelerated (each, a "DEFAULTED
                                                  SERIES G EQUIPMENT NOTE") then,

                                                  - on the first Business Day which is 18 months
                                                  after the last Regular Distribution Date on which
                                                    full payment was made on that Defaulted Series G
                                                    Equipment Note prior to such default or
                                                    acceleration, the Policy Provider will pay the
                                                    outstanding amount of principal and accrued
                                                    interest on that Defaulted Series G Equipment
                                                    Note or

                                                  - if on any date prior to the expiration of such 18
                                                  month period the Defaulted Series G Equipment Note
                                                    (or any underlying collateral) is disposed of in
                                                    connection with the exercise of remedies (a
                                                    "DISPOSITION"), the Policy Provider will pay,
                                                    after giving effect to the application of Prior
                                                    Funds and Disposition proceeds, the amount, if
                                                    any, required to reduce the Pool Balance of the
                                                    Class G Certificates to the level equal to the
                                                    Pool Balance of the Class G Certificates
                                                    outstanding immediately prior to the date of such
                                                    payment minus the outstanding principal amount of
                                                    such Defaulted Series G Equipment Note plus
                                                    accrued and unpaid interest on the amount of such
                                                    reduction.

                                                  Assuming there is no Disposition, instead of paying
                                                  the full amount of principal and accrued interest
                                                  on a Defaulted Series G Equipment Note at the end
                                                  of the 18-month period referred to above, the
                                                  Policy Provider may elect instead to pay

                                                  - an amount equal to the scheduled principal and
                                                  interest payable but not paid on the Defaulted
                                                    Series G Equipment Note (without regard to the
                                                    acceleration thereof) during the 18-month period
                                                    (after giving effect to the application of funds
                                                    received from the Class G Liquidity Facility and
                                                    the Class G Cash Collateral Account attributable
                                                    to such interest) and

                                                  - thereafter, on each Regular Distribution Date, an
                                                    amount equal to the scheduled principal and
                                                    interest otherwise payable on the Defaulted
                                                    Series G Equipment Note (without regard to any
                                                    acceleration thereof) until paid in full.

                                                  Notwithstanding an election by the Policy Provider
                                                  to pay scheduled payments instead of accelerated
                                                  payments as discussed above, the Policy Provider
                                                  may, on any Business Day (which shall be a Special
                                                  Distribution Date) elected by the Policy Provider
                                                  upon 20 days' notice, cause the Subordination Agent
                                                  to make a drawing under the Policy for an amount
                                                  equal to the then outstanding principal balance of
                                                  and accrued interest on the Defaulted Series G
                                                  Equipment Note from the immediately preceding
                                                  Regular Distribution Date, less any policy drawings
                                                  previously paid by the Policy Provider in respect
                                                  of principal on such Equipment Note. Further,
                                                  notwithstanding an election by the Policy Provider
                                                  to pay scheduled payments instead of accelerated
                                                  payments as discussed above, upon

                                                  - the occurrence of a Policy Provider Default, or

                                                  - the Disposition of a Defaulted Series G Equipment
                                                    Note (or its underlying collateral)

                                                  the Subordination Agent shall, on any Business Day
                                                  elected by the Subordination Agent upon 20 days'
                                                  notice, make a drawing under the Policy for an
                                                  amount equal to the then outstanding principal
                                                  balance of and accrued interest on the Series G
                                                  Equipment Note from the immediately preceding
                                                  Regular Distribution Date, less any policy drawings
                                                  previously paid by the Policy Provider in respect
                                                  of principal on such Equipment Note.

                                                  At the end of the 18-month period referred to
                                                  above, the Policy will, if not already amended to
                                                  so provide, be amended to provide for the payment
                                                  to the Liquidity Provider of interest accruing on
                                                  outstanding drawings under the Class G, Class B and
                                                  Class C Liquidity Facilities from and after the end
                                                  of such 18-month period as and when such interest
                                                  becomes due in accordance with the Liquidity
                                                  Facilities.

                                                  Accrued interest payable by the Policy Provider on
                                                  account of the Defaulted Series G Equipment Notes
                                                  will be

                                                  calculated at the Stated Interest Rate for the
                                                  Class G Certificates.

                                                  The Policy will cover only the Class G
                                                  Certificates, and the proceeds of any policy
                                                  drawing will be applied only to the outstanding
                                                  balance of, and interest on, the Class G
                                                  Certificates. The reimbursement of drawings under
                                                  the Policy ranks junior to further distributions on
                                                  the Class G Certificates but senior to
                                                  distributions on the Class B Certificates and the
                                                  Class C Certificates, except that the reimbursement
                                                  of all drawings on account of interest on the
                                                  Defaulted Series G Equipment Notes made after the
                                                  18-month period referred to above will be
                                                  subordinated to distributions on the Class B
                                                  Certificates and the Class C Certificates.

Escrowed Funds..................................  Funds paid to the Escrow Agent by the Underwriters will be deposited with the applicable Depositary
                                                  and held as Deposits pursuant to separate Deposit
                                                  Agreements for each Trust. Funds may be withdrawn
                                                  by the Escrow Agent at the direction of the
                                                  applicable Trustee from time to time to purchase
                                                  Equipment Notes prior to the Delivery Period
                                                  Termination Date. On each Regular Distribution
                                                  Date, the applicable Depositary will pay to the
                                                  Paying Agent interest accrued on the Deposits
                                                  relating to each Trust at a rate per annum equal to
                                                  the interest rate applicable to the Certificates
                                                  issued by such Trust. The Paying Agent, on behalf
                                                  of the Escrow Agent, will pay such interest to the
                                                  applicable Receiptholders. The Deposits relating to
                                                  a Trust and interest paid thereon will not be
                                                  subject to the subordination provisions applicable
                                                  to the Certificates. The Deposits cannot be used to
                                                  pay any other amount in respect of the
                                                  Certificates.

Unused Escrowed Funds...........................  Less than all of the Deposits held in escrow may be used to purchase Equipment Notes by the Delivery
                                                  Period Termination Date. This may occur because of
                                                  delays in the delivery of Aircraft or other
                                                  reasons. If any funds remain as Deposits with
                                                  respect to any Trust after the Delivery Period
                                                  Termination Date, they will be withdrawn by the
                                                  Escrow Agent for such Trust and distributed, with
                                                  accrued and unpaid interest, to the holders of
                                                  Escrow Receipts relating to the respective Trust
                                                  after at least 15 days' prior written notice. In
                                                  addition, in the case of Deposits relating to the
                                                  Class G and Class B Certificates, such distribution
                                                  will include a premium payable by Northwest equal
                                                  to the Deposit Make-Whole Premium with respect to
                                                  such Trust's remaining Deposits, provided that no
                                                  premium will be paid with respect to unused
                                                  Deposits attributable to the failure of an Aircraft
                                                  to be delivered prior to the Delivery Period
                                                  Termination Date due to any reason not occasioned
                                                  by Northwest's fault or negligence. In the case of
                                                  Deposits relating to the Class C Certificates, any
                                                  distribution of any

                                                  unused amounts will include a premium payable by
                                                  Northwest equal to the Deposit Make-Whole Premium
                                                  to the extent (i) such distribution relates to the
                                                  non-delivery of an Aircraft due to Northwest's
                                                  fault or negligence or (ii) the aggregate amount of
                                                  all such distributions relating to Class C
                                                  Certificates (other than the amounts relating to
                                                  the non-delivery of an Aircraft) exceeds $5.0
                                                  million. See "Description of the Deposit
                                                  Agreements--Unused Deposits."

Obligation to Purchase Equipment Notes..........  The Class G, Class B and Class C Trustees will be obligated to purchase the Series G, Series B and
                                                  Series C Equipment Notes issued with respect to
                                                  each Aircraft pursuant to the Note Purchase
                                                  Agreement. Northwest may enter into a leveraged
                                                  lease financing or a secured debt financing with
                                                  respect to each Aircraft pursuant to forms of
                                                  financing agreements attached to the Note Purchase
                                                  Agreement. Northwest may elect to convert an Owned
                                                  Aircraft to a Leased Aircraft at any time by
                                                  entering into a sale/leaseback transaction. In the
                                                  case of a Leased Aircraft, the terms of the
                                                  financing agreements entered into may differ from
                                                  the forms of such agreements described in this
                                                  prospectus supplement because a third party--the
                                                  Owner Participant--will provide a portion of the
                                                  financing of the Aircraft and may request changes.
                                                  However, under the Note Purchase Agreement, the
                                                  terms of such financing agreements must (a) contain
                                                  the mandatory document terms set forth in the Note
                                                  Purchase Agreement and (b) not vary the mandatory
                                                  economic terms set forth in the Note Purchase
                                                  Agreement. In addition, Northwest must (a) certify
                                                  to the Trustees and the Policy Provider that any
                                                  such modifications do not materially and adversely
                                                  affect the Certificateholders or the Policy
                                                  Provider or (b) if such agreements are modified in
                                                  any material respect, obtain written confirmation
                                                  from each Rating Agency that the use of versions of
                                                  such agreements modified in any material respect
                                                  will not result in a withdrawal, suspension or
                                                  downgrading of the rating of any Class of
                                                  Certificates and the prior written consent of the
                                                  Policy Provider. The Trustees will not be obligated
                                                  to purchase Equipment Notes if, at the time of
                                                  issuance, Northwest is in bankruptcy or certain
                                                  other specified events have occurred. See
                                                  "Description of the Certificates--Obligation to
                                                  Purchase Equipment Notes."

PTC Events of Default...........................  PTC Events of Default under each Pass Through Trust
                                                  Agreement are the failure to pay within 10 business
                                                  days after it is due:

                                                  - the outstanding balance of any Class of
                                                  Certificates on the Final Legal Distribution Date;
                                                    or

                                                  - interest due on any Class of Certificates.

Equipment Notes

(a) Issuer......................................  LEASED AIRCRAFT.  If Northwest leases an Aircraft, the Aircraft will be owned by an Owner Trust
                                                  created by the related Owner Participant and the
                                                  Equipment Notes for such Aircraft will be issued by
                                                  the applicable Owner Trustee. The Equipment Notes
                                                  will represent obligations of the Owner Trust.
                                                  Payments made by Northwest under the lease will be
                                                  sufficient to pay scheduled payments on the
                                                  Equipment Notes. The obligations of Northwest under
                                                  the lease will be guaranteed by NWA Corp.

                                                  OWNED AIRCRAFT.  If Northwest purchases an
                                                  Aircraft, the Equipment Notes will be issued by
                                                  Northwest and guaranteed by NWA Corp.

(b) Interest....................................  The Equipment Notes held in each Trust will accrue interest at the rate per annum for the Certificates
                                                  issued by such Trust set forth on the cover page of
                                                  this Prospectus Supplement. Interest will be
                                                  payable on April 1 and October 1 of each year,
                                                  commencing on the first such date after issuance of
                                                  such Equipment Notes. Interest is calculated on the
                                                  basis of a 360-day year consisting of twelve 30-day
                                                  months.

(c) Principal...................................  Principal payments on the Series G, Series B and
                                                  Series C Equipment Notes are scheduled on April 1
                                                  or October 1, or both, in certain years, commencing
                                                  no later than October 1, 2000. See "Description of
                                                  the Certificates--Pool Factors."

(d) Redemption and Purchase.....................  AIRCRAFT EVENT OF LOSS.  If an Event of Loss occurs with respect to an Aircraft, all of the Equipment
                                                  Notes issued with respect to such Aircraft will be
                                                  redeemed, unless such Aircraft is replaced by
                                                  Northwest under the related lease or financing
                                                  agreements. The redemption price in such case will
                                                  be the unpaid principal amount of such Equipment
                                                  Notes, together with accrued interest, but without
                                                  any premium.

                                                  OPTIONAL REDEMPTION.  The issuer of the Equipment
                                                  Notes with respect to an Aircraft may elect to
                                                  redeem them prior to maturity. The redemption price
                                                  in such case will be the unpaid principal amount of
                                                  such Equipment Notes, together with accrued
                                                  interest plus a make-whole premium. See
                                                  "Description of the Equipment Notes--Redemption."

                                                  PURCHASE BY OWNER.  If an event of default under a
                                                  lease relating to an Aircraft (a "LEASE") is
                                                  continuing, the applicable Owner Trustee or Owner
                                                  Participant may elect to purchase all of the
                                                  Equipment Notes with respect to such Aircraft,
                                                  subject to the terms of the applicable Indenture.
                                                  The purchase price in such case will be the

                                                  unpaid principal amount of such Equipment Notes,
                                                  together with accrued interest, but without any
                                                  premium (PROVIDED that a make-whole premium will be
                                                  payable under certain circumstances specified in
                                                  the applicable Indenture).

(e) Security....................................  The Equipment Notes issued with respect to each
                                                  Aircraft will be secured by a security interest in
                                                  such Aircraft and, in the case of Leased Aircraft,
                                                  in the related Owner Trustee's rights under the
                                                  Lease with respect to such Aircraft (with certain
                                                  limited exceptions).

                                                  The Equipment Notes issued in respect of an
                                                  Aircraft will not be secured by any other Aircraft
                                                  or Leases. This means that any excess proceeds from
                                                  the sale of an Aircraft or other exercise of
                                                  remedies with respect to such Aircraft will not be
                                                  available to cover any shortfall with respect to
                                                  any other Aircraft.

                                                  By virtue of the Intercreditor Agreement, the
                                                  Equipment Notes are cross-subordinated. This means
                                                  that payments received on a junior class of
                                                  Equipment Notes issued in respect of one Aircraft
                                                  may be applied in accordance with the priority of
                                                  payment provisions set forth in the Intercreditor
                                                  Agreement to make payments in respect of a more
                                                  senior Class of Certificates.

                                                  There will not be cross-default provisions in the
                                                  Indentures or in the Leases. This means that if the
                                                  Equipment Notes issued with respect to one or more
                                                  Aircraft are in default and the Equipment Notes
                                                  issued with respect to the remaining Aircraft are
                                                  not in default, no remedies will be exercisable
                                                  with respect to the remaining Aircraft.

(f) Section 1110 Protection.....................  Northwest's special counsel will provide to the
                                                  Trustees its opinion that the benefits of Section
                                                  1110 of Title 11 of the United States Code (the
                                                  "BANKRUPTCY CODE") will be available with respect
                                                  to the Equipment Notes.

Certain U.S. Federal Income Tax Consequences....  Each Trust will not be subject to U.S. federal income taxation. Each beneficial owner of a
                                                  Certificate who is a U.S. Certificateholder (as
                                                  defined herein) generally will be required to
                                                  report on its federal income tax return its pro
                                                  rata share of income from the relevant Deposits at
                                                  the related Certificate interest rate, income from
                                                  the Equipment Notes at the interest rate thereon
                                                  (including amounts paid by the Liquidity Provider
                                                  or the Policy Provider) and income on other
                                                  property held by the related Trust and will be
                                                  permitted to deduct, subject to applicable
                                                  limitations, its share of the deductions and losses
                                                  of the related Trust. See "Certain U.S. Federal
                                                  Income Tax Consequences."

ERISA Considerations............................  Each person who acquires a Certificate will be deemed to have represented that either: (a) no
                                                  employee benefit plan assets have been used to
                                                  purchase such Certificate or (b) the purchase and
                                                  holding of such Certificate are exempt from the
                                                  prohibited transaction restrictions of the Employee
                                                  Retirement Income Security Act of 1974 and the
                                                  Internal Revenue Code of 1986 pursuant to one or
                                                  more prohibited transaction exemptions. See "ERISA
                                                  Considerations."

Rating of the Certificates......................  It is a condition to the issuance of the
                                                  Certificates that the Certificates be rated by
                                                  Moody's and Standard & Poor's not less than the
                                                  ratings set forth below:

                                                                              STANDARD &
                                                  CERTIFICATES   MOODY'S        POOR'S
                                                  ------------   --------   --------------
                                                   Class G..        Aaa     AAA
                                                   Class B         Baa2        BBB
                                                   Class C..       Baa3     BBB-

                                                  A rating is not a recommendation to purchase, hold
                                                  or sell Certificates, since such rating does not
                                                  address market price or suitability for a
                                                  particular investor. There can be no assurance that
                                                  such ratings will not be lowered or withdrawn by a
                                                  Rating Agency.

                                                  Standard & Poor's has indicated that its rating
                                                  applies to a unit consisting of Certificates
                                                  representing the Trust Property and Escrow Receipts
                                                  initially representing undivided interests in
                                                  certain rights to the Deposits. Amounts deposited
                                                  under the Escrow Agreement are not entitled to the
                                                  benefits of Section 1110 of the Bankruptcy Code.
                                                  Counsel for Northwest will opine to the
                                                  underwriters that, subject to the assumptions and
                                                  qualifications contained therein, amounts deposited
                                                  under the Escrow Agreements are not property of
                                                  Northwest. Neither the Certificates nor the Escrow
                                                  Receipts may be separately assigned or transferred.

                                                                            STANDARD &
                                                               MOODY'S        POOR'S
                                                               --------   --------------
                                                  Short
Rating of the Depositary........................  Term......     P-1      A-1+

Threshold Rating Short Term for the Liquidity
  Provider......................................  Short Term     P-1      A-1

Rating of the Liquidity Provider (as
  guaranteed)...................................  Morgan Stanley Dean Witter & Co., as guarantor of the obligations of Morgan Stanley Capital Services,
                                                  Inc. under the initial Liquidity Facilities, meets
                                                  the applicable threshold rating requirements for
                                                  each Class of Certificates.

                                                                                                            STANDARD &
                                                                                            MOODY'S           POOR'S
                                                                                            --------   ---------------------
Rating of the Policy Provider...................  Claims-Paying Ability                       Aaa      AAA

               SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA

    The following table presents summary consolidated financial data and operating statistics of NWA Corp. The annual historical financial data were derived from NWA Corp.'s audited consolidated financial statements and the notes thereto, and the interim periods ended September 30, 1999 and 1998 were derived from NWA Corp.'s unaudited consolidated financial statements, all of which are incorporated by reference in the prospectus accompanying this prospectus supplement. The interim historical data may not be indicative of results for the year as a whole. See "Incorporation of Certain Documents by Reference" in the accompanying prospectus.

                                                  NINE MONTHS ENDED
                                                    SEPTEMBER 30,         YEAR ENDED DECEMBER 31,
                                                 -------------------   ------------------------------
                                                   1999       1998       1998       1997       1996
                                                 --------   --------   --------   --------   --------
STATEMENT OF OPERATIONS DATA (IN MILLIONS,
  EXCEPT PER SHARE DATA):
  Operating revenues
    Passenger..................................  $ 6,557    $ 5,783    $ 7,607    $ 8,822    $ 8,598
    Cargo......................................      504        447        634        789        746
    Other......................................      660        603        804        615        537
                                                 -------    -------    -------    -------    -------
                                                   7,721      6,833      9,045     10,226      9,881
                                                 -------    -------    -------    -------    -------
  Operating expenses (1).......................    7,101      6,832      9,236      9,069      8,827
                                                 -------    -------    -------    -------    -------
  Operating income (loss)......................      620          1       (191)     1,157      1,054
                                                 -------    -------    -------    -------    -------
  Amounts before 1997 extraordinary item (2):
    Income (loss) (3)..........................  $   271    $  (104)   $  (285)   $   606    $   536
                                                 =======    =======    =======    =======    =======
    Earnings (loss) per common share:
      Basic....................................  $  3.34    $ (1.25)   $ (3.48)   $  5.89    $  5.05
      Diluted..................................  $  2.95    $ (1.25)     (3.48)      5.29       4.52
OTHER DATA:
  Ratio of earnings to fixed charges...........    1.83x         (4)        (4)     3.05x      2.74x
OPERATING STATISTICS (5):
  Scheduled Service:
    Available seat miles (millions) (6)........   75,070     67,731     91,311     96,964     93,914
    Revenue passenger miles (millions) (7).....   56,385     50,250     66,738     72,031     68,639
    Passenger load factor (%) (8)..............     75.1       74.2       73.1       74.3       73.1
    Revenue passengers (millions)..............     42.3       37.5       50.5       54.7       52.7
    Revenue yield per passenger mile (cents)
      (9)......................................    11.49      11.37      11.26      12.11      12.53
    Passenger revenue per scheduled ASM
      (cents)..................................     8.63       8.43       8.23       9.00       9.16

  Operating revenue per total ASM (cents)
    (10).......................................     9.43       9.31       9.12       9.76       9.85
  Operating expense per total ASM (cents)
    (10).......................................     8.60       9.25       9.21       8.63       8.78

  Cargo ton miles (millions) (11)..............    1,657      1,379      1,954      2,283      2,216
  Cargo revenue per ton mile (cents)...........    30.40      32.37      32.39      34.54      33.66

  Fuel gallons consumed (millions).............    1,535      1,389      1,877      1,996      1,945
  Average fuel cost per gallon (cents).........    50.55      54.82      53.60      64.86      67.21
  Number of operating aircraft at end of
    period.....................................      417        413        409        405        399
  Full-time equivalent employees at end of
    period.....................................   51,186     50,669     50,565     48,984     47,536

                       (Table continues and footnotes appear on following page.)

                                                                   AT              AT
                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  1999            1998
                                                              -------------   ------------
BALANCE SHEET DATA (IN MILLIONS):
  Cash, cash equivalents and unrestricted short-term
    investments.............................................     $   735         $   480
  Total assets..............................................      11,116          10,281
  Long-term debt, including current portion.................       3,880           4,001
  Mandatorily redeemable preferred security of subsidiary...         595             564
  Redeemable preferred stock................................         246             261
  Common stockholders' equity (deficit).....................         (78)           (477)

------------------------

(1) The Company recorded a fleet disposition charge of $66 million ($42 million after tax or $.51 per share) related to its seven oldest Boeing 747 aircraft in the fourth quarter of 1998. The Company has made provisions for out-of period charges related to both collective bargaining agreements that were ratified in 1998 and estimated provisions for the Company's remaining amendable collective bargaining agreements of $151 million ($95 million after tax or $1.16 per share) for the year ended December 31, 1998. The Company recorded a net non-recurring credit of $27 million ($17 million after tax or $.18 per share) in the second quarter of 1999.

(2) The 1997 extraordinary loss was $9 million ($.10 per basic share and $.08 per diluted share).

(3) In February 1999, the Company sold a portion of its interest in Equant N.V. and recorded a gain of $28 million ($18 million after taxes or $.19 per share) related to this transaction. Excludes the effects of the 1996 preferred stock transaction ($.75 per basic share and $.68 per diluted share).

(4) Earnings did not cover fixed charges by $452 million for the year ended December 31, 1998 and $174 million for the nine months ended September 30, 1998.

(5) All statistics exclude Express Airlines I, Inc.

(6) "Available seat miles" ("ASMS") represents the number of seats available for passengers multiplied by the number of scheduled miles the seats are flown.

(7) "Revenue passenger miles" ("RPMS") represents the number of miles flown by revenue passengers in scheduled service.

(8) "Passenger load factor" is calculated by dividing revenue passenger miles by available seat miles, and represents the percentage of aircraft seating capacity utilized.

(9) "Revenue yield per passenger mile" represents the average revenue received from each mile a passenger is flown in scheduled service.

(10) Excludes the estimated revenues and expenses associated with the operation of Northwest's fleet of 747 freighter aircraft, MLT Inc. and gain/loss on disposition of assets.

(11) "Cargo ton miles" represents the tonnage of freight and mail carried multiplied by the number of miles flown.

                                  RISK FACTORS

    YOU SHOULD READ CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS BEFORE INVESTING IN THE CERTIFICATES.

    THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS INCLUDE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE EXCHANGE ACT OF 1934. ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACTS INCLUDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, INCLUDING STATEMENTS REGARDING OUR FUTURE FINANCIAL POSITION, ARE FORWARD-LOOKING STATEMENTS. ALTHOUGH WE BELIEVE THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, WE CANNOT ASSURE YOU THAT SUCH EXPECTATIONS WILL BE CORRECT. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM SUCH EXPECTATIONS ARE DISCLOSED BELOW AND ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

RISK FACTORS RELATING TO NORTHWEST AND NWA CORP.

    INDEBTEDNESS

    The Company has substantial levels of indebtedness. As of September 30, 1999, we had long-term debt and capital lease obligations of $4.49 billion. Of this indebtedness, 40% bears interest at floating rates. The amount of our long-term debt that matures for the remainder of 1999 is $21 million. Additionally, $312 million matures in 2000, $350 million matures in 2001 and $452 million matures in 2002. As of September 30, 1999, future minimum lease payments under capital leases were $18 million for the remainder of 1999, $60 million for 2000, $62 million for 2001 and $231 million for 2002. These levels of indebtedness do not include our mandatory obligations to redeem
$246 million of our preferred stock in 2003 and non-recourse mandatorily redeemable preferred securities of one of NWA Corp.'s subsidiaries of $595 million.

    In addition, Northwest operates in a capital intensive industry. Periodically, Northwest is required to make significant capital expenditures for new aircraft and related equipment. There can be no assurance that sufficient financing will be available for all aircraft and other capital expenditures not covered by commercial financing.

    LABOR AGREEMENTS

    Unions represent approximately 90% of our employees. Consequently, labor wage rates and costs are subject to collective bargaining. The current status of Northwest's principal labor agreements is as follows:

    PILOTS. In September 1998, our pilots ratified a four-year agreement that becomes amendable in September 2002. Ratification followed a strike by our pilots which resulted in an 18-day cessation of flight operations.

    METEOROLOGISTS, TECHNICAL WRITERS, AND DISPATCHERS. These employees ratified new five-year and six-year agreements during the fourth quarter of 1998.

    FLIGHT ATTENDANTS. The agreement with our flight attendants became amendable in August 1996. In June 1999, Northwest and the International Brotherhood of Teamsters ("IBT") reached a tentative agreement, which was not ratified by the union membership. Contract negotiations are scheduled to reconvene with the IBT under the direction of the National Mediation Board in December 1999.

    MECHANICS AND RELATED EMPLOYEES, CUSTOMER SERVICE AGENTS, EQUIPMENT SERVICE EMPLOYEES, CLERKS, RESERVATION AGENTS AND STOCK CLERKS. Our agreement with our ground employees became amendable in October 1996. Negotiations began at that time with the International Association of Machinists and Aerospace Workers ("IAM"), who represented our ground employees. In June 1998, we reached a tentative agreement with the IAM, which was not ratified by the union membership. In November 1998, the mechanics and related employees authorized the Aircraft Mechanics Fraternal Association ("AMFA") to be their collective-bargaining representative. The National Mediation Board certified the results of the representative election on June 1, 1999. Contract negotiations commenced with AMFA in late September. The remaining ground employees continue to be represented by the IAM. The IAM membership ratified a new four-year agreement in February 1999.

    We estimate the increased costs under the six ratified agreements will be approximately $145 million for 1999 based on current levels of employment.

    Because the terms of the new labor agreements are determined by collective bargaining, we cannot predict the outcome of the remaining negotiations at this time. We believe that our labor costs will remain competitive in comparison to other large U.S. airlines.

    RISKS REGARDING NORTHWEST/JUSTICE DEPARTMENT LITIGATION

    In November 1998, Northwest and Continental Airlines, Inc. ("CONTINENTAL") began implementing their long-term global alliance involving extensive code-sharing, frequent flyer program reciprocity and other cooperative activities. In a related transaction, the Company acquired from Continental's principal shareholder and certain other parties securities representing 12.4% of Continental's equity as of September 30, 1999 and, together with additional Continental shares for which NWA Corp. holds a limited voting proxy, 52.4% of the fully-diluted voting power of Continental. On October 23, 1998, the U.S. Department of Justice commenced a civil antitrust action against us and Continental challenging our acquisition of the Continental securities. The Justice Department is seeking to have us divest the Continental securities we acquired or to impose additional terms and restrictions on us with respect to the Continental securities acquired. Although we cannot predict the outcome of litigation, we intend to defend the lawsuit vigorously. The lawsuit did not challenge the alliance between Northwest and Continental, although the Justice Department has indicated that it will continue to monitor the alliance.

    ASIA ECONOMIC ISSUES

    Our results of operations are affected by the level of economic activity in the United States and foreign markets that we serve. The general economic environment in Asia adversely impacted our Pacific revenues in 1998. In response to the continued weak economic environment and lower demand in the Pacific, Northwest reduced its capacity in the region. Northwest cannot predict the extent and the length of the weakened Asian economy and the degree to which it will continue to adversely impact its Pacific revenues.

    RISKS REGARDING ALLIANCES

    Northwest is currently a party to numerous alliances with other airlines, and may enter into additional alliances in the future. Northwest's ability to grow its route network by entering into alliances depends upon the availability of suitable alliance candidates and the ability of Northwest and its alliance partners to meet business objectives and to perform their obligations under the alliance agreements. Northwest's ability to successfully achieve the anticipated benefits of its alliances depends upon many factors including:

    - Disapproval or delay by regulatory authorities or adverse regulatory developments;

    - Competitive pressures;

    - Customer acceptance of the alliance; and

    - Northwest and its alliance partners' ability to modify certain contracts that may restrict certain aspects of the alliance.

We cannot predict the extent to which we will benefit from Northwest's alliances.

    YEAR 2000

    Computerized systems are essential to our operations. Many computer programs in use around the world use only two digits to identify the applicable year and do not take account of the change in century that will occur in the year 2000. If this problem is not corrected, computer applications could fail or create mistakes. As a result, we implemented a Year 2000 project to modify our computer systems to function properly in 2000 and in the years after that. Our Year 2000 project has been completed, and we believe that the Year 2000 issue will not pose significant operational problems for our computer systems.

    We have also contacted our significant suppliers, vendors and other airlines with whom our systems interface or upon whom our business depends. We are working with these parties to minimize the extent to which our business will be vulnerable to their failure to remedy their Year 2000 issues. Our business also depends upon foreign governments and agencies and certain United States governmental agencies, such as the Federal Aviation Administration ("FAA"), that provide essential services to the aviation industry. We cannot predict whether the systems of such third parties that our business relies on will be modified on a timely basis.

    Our business, financial condition and results of operations could be materially adversely affected if our systems, or those operated by other parties on which our business depends, fail to operate properly beyond 1999.

    FOREIGN CURRENCY EXPOSURE

    Northwest conducts a significant portion of its operations in foreign locations. As a result, Northwest has operating revenues and, to a lesser extent, operating expenses, as well as assets and liabilities, denominated in foreign currencies. Fluctuations in such foreign currencies, especially the Japanese yen, can significantly affect Northwest's operating performance. From time to time, Northwest uses financial instruments to hedge its exposure to the Japanese yen. Currently, Northwest has hedged approximately 30% of its anticipated yen-denominated sales for the remainder of 1999 and throughout 2000.

    POSSIBLE LIMITATION ON NET OPERATING LOSS CARRYFORWARDS

    We used net operating loss carryforwards ("NOLS") of approximately
$1.20 billion from 1994 through 1996 and alternative minimum tax net operating loss carryforwards ("AMTNOLS") of approximately $588 million from 1993 through 1996. The Internal Revenue Code of 1986, as amended (the "CODE"), and Treasury regulations limit the amounts of NOLs and AMTNOLs that can be used to offset taxable income (or used as a credit) in any single tax year if the corporation has more than a 50% ownership change (as defined in the Code) over a three-year testing period ending on the testing date. In general, if an "ownership change" occurs, Sections 382 and 383 limit the amount of NOLs, AMTNOLs and credits that can be carried forward and used in any one year after the ownership change occurs to an amount equal to the product of the value of the corporation's stock for tax purposes immediately before the change multiplied by the "long-term tax-exempt rate" as determined by the Internal Revenue Service (the "IRS") for the month of the change. Management believes that an offering of outstanding common stock by existing stockholders in November 1995 triggered an ownership change, but that no ownership change occurred before that time. If an ownership change did occur as a result of that offering, management believes that, even as limited by the Code, the Company would use the NOLs, AMTNOLs and credits significantly earlier than their expiration and the annual limitations would not adversely impact the Company. However, if the IRS were to successfully assert that an ownership change had occurred on any date prior to November 1995 (including August 1, 1993 when the Company entered into labor agreements that provided stock for labor cost savings) our ability to use our NOLs, AMTNOLs and credits would be significantly impaired because the value of Old NWA Corp.'s stock on certain prior testing dates was relatively low. Such value would adversely affect the annual limitation described above.

    NEGATIVE NET WORTH

    As of September 30, 1999, our common stockholders' deficit was $78 million. Certain investors and lenders will not invest in or lend to, or will limit their investments in or loans to a company with a stockholders' deficit. As a result, our ability to obtain additional financing may be adversely affected.

RISK FACTORS RELATED TO THE AIRLINE INDUSTRY

    INDUSTRY CONDITIONS AND COMPETITION

    The airline industry is highly competitive. Airline profit levels are highly sensitive to adverse changes in fuel costs, average fare levels and passenger demand. Passenger demand and fare levels have historically been influenced by, among other things, the general state of the economy, international events, airline capacity and pricing actions taken by other airlines. For example, from 1990 to 1993, the weak U.S. economy, turbulent international events and extensive price discounting by carriers resulted in unprecedented losses for U.S. airlines, including us. Since then, the U.S. economy has improved and broadly available, deep price discounting has ceased. We cannot predict the extent to which these industry conditions will continue.

    Northwest's competitors include all the other major domestic airlines, as well as foreign, national, regional and new entrant airlines, some of which have more financial resources or lower cost structures than Northwest. Northwest uses yield inventory management systems to vary the number of discount seats offered on each flight in an effort to maximize revenues while remaining price competitive with lower-cost carriers. These competitors' low-cost fares could affect our operating results.

    In recent years, the major U.S. airlines have formed marketing alliances with other U.S. and foreign airlines. Such alliances generally provide for "code-sharing", frequent flyer program reciprocity, coordinated scheduling of flights to permit convenient connections and other joint marketing activities. Such arrangements permit an airline to market flights operated by other alliance members as its own. This increases the destinations, connections and frequencies offered by the airline, which provide an opportunity to increase traffic on that airline's segment of flights connecting with alliance partners. Other major U.S. airlines have alliances or planned alliances that may be more extensive than Northwest's alliances. We cannot predict the extent to which we will be disadvantaged by competing alliances.

    AIRCRAFT FUEL

    Because fuel costs are a significant portion of our operating costs (11.9% for 1999), significant changes in fuel costs would materially affect our operating results. Fuel prices continue to be susceptible to, among other factors, political events, and we cannot control near or longer-term fuel prices. We may experience higher fuel prices or have to curtail scheduled services due to a fuel supply shortage that may result from a disruption of oil imports or other events. A one cent change in the cost of a gallon of fuel (based on 1998 consumption) would impact our operating expenses by approximately $1.6 million per month. Changes in fuel prices may have a greater impact on Northwest than some of its competitors because of the composition of its fleet.

    REGULATORY MATTERS

    Airlines are subject to extensive regulatory requirements. In the last several years, the FAA has issued a number of maintenance directives and other regulations. These requirements impose substantial costs on airlines. We expect to continue to incur expenditures to comply with the FAA's noise and aging aircraft regulations.

    Additional laws, regulations, taxes and airport rates and charges have been proposed from time to time that could significantly increase the cost of airline operations or reduce revenues. Congress and the Department of Transportation ("DOT") have also proposed the regulation of airlines' actions taken in response to their competitors' activities. Restrictions on the ownership and transfer of airline routes and takeoff and landing slots have also been proposed. The ability of U.S. carriers to operate international routes is subject to change because the applicable arrangements between the United States and foreign governments may be amended from time to time, or because appropriate slots or facilities may not be available. We cannot assure you that laws or regulations enacted in the future will not adversely affect us.

RISK FACTORS RELATING TO THE CERTIFICATES AND THE OFFERING

    APPRAISALS AND REALIZABLE VALUE OF AIRCRAFT

    Three independent appraisal and consulting firms have prepared appraisals of the Aircraft. Letters summarizing such appraisals are annexed to this prospectus supplement as Appendix II. Such appraisals, which are based upon the base value of the Aircraft, rely on certain varying assumptions and methodologies, which differ among the appraisers, and were prepared without physical inspection of the Aircraft and may not reflect current market conditions that could affect the value of the Aircraft. Appraisals that are based on other assumptions and methodologies may result in valuations that are materially different from those contained in such appraisals. See "Description of the Aircraft and the Appraisals--The Appraisals."

    An appraisal is only an estimate of value. It does not indicate the price at which an Aircraft may be purchased from the Aircraft manufacturer. Nor should an appraisal be relied upon as a measure of realizable value. The proceeds realized upon a sale of any Aircraft may be less than its appraised value. In particular, the appraisals of the Aircraft are estimates of values as of future delivery dates. The value of an Aircraft if remedies are exercised under the applicable Indenture will depend on various factors, including:

    - market and economic conditions;

    - the availability of similar aircraft;

    - the availability of buyers;

    - the condition of the Aircraft; and

    - whether the Aircraft are sold separately or as a block.

    There can be no assurance that the proceeds realized upon any such exercise of remedies would be sufficient to satisfy in full payments due on the Certificates. The Equipment Notes are not cross-collateralized and, consequently, liquidation proceeds from the sale of an Aircraft in excess of the principal amount of the Equipment Notes related to such Aircraft will not be available to cover losses, if any, on any other Equipment Notes.

    MAINTENANCE

    To the extent described in the Leases and the Owned Aircraft Indentures, Northwest will be responsible for the maintenance, service, repair and overhaul of the Aircraft. If Northwest fails to adequately perform these responsibilities, the value of the Aircraft may be reduced. In addition, the value of the Aircraft may deteriorate even if Northwest fulfills its maintenance responsibilities. As a result, it is possible that upon a liquidation, there will be less proceeds than anticipated to repay the holders of Equipment Notes. See "Description of Equipment Notes--The Leases and Certain Provisions of the Owned Aircraft Indentures."

    INSURANCE

    To the extent described in the Leases and the Owned Aircraft Indentures, Northwest must maintain public liability, property damage and all-risk aircraft hull insurance on the Aircraft. If Northwest fails to maintain adequate levels of insurance, the proceeds which could be obtained upon an event of loss may be insufficient to repay the holders of Equipment Notes. See "Description of the Equipment Notes--The Leases and Certain Provisions of the Owned Aircraft Indentures--Insurance."

    REPOSSESSION

    There are no general geographic restrictions on Northwest's ability to operate the Aircraft. Although it does not currently intend to do so, Northwest is permitted to register the Aircraft in foreign jurisdictions. In addition, Northwest is permitted to and currently intends to lease the Owned Aircraft and sublease the Leased Aircraft to Mesaba. It may be difficult, time-consuming and expensive for the Loan Trustee to exercise its repossession rights if the Aircraft is located outside the United States, is registered in a foreign location or is subleased to a foreign operator. Additional difficulties may exist when a permitted sublessee, in the case of a Leased Aircraft, or lessee, in the case of an Owned Aircraft is the subject of a bankruptcy, insolvency or similar event.

    In addition, certain jurisdictions may allow for certain other liens or other third party rights to have priority over the security interest in the Aircraft. As a result, the benefits of the security interest created in the Equipment Notes could be limited.

    PRIORITY OF DISTRIBUTIONS; SUBORDINATION

    According to the intercreditor agreement among the Trusts, the Liquidity Provider, the Policy Provider and the Subordination Agent (the "INTERCREDITOR AGREEMENT"), the Liquidity Provider receives payment of all amounts owed to it before the holders of any Class of Certificates receive any funds and the Policy Provider receives payment of Provider Obligations owed to it before the holders of the Class B and Class C Certificates receive any funds. In addition, in certain default situations the Subordination Agent and the Trustees will receive certain payments before the holders of any Class of Certificates. See "Description of the Intercreditor Agreement--Priority of Distributions." Certain Classes of Certificates are subordinated to other Classes in rights to distributions. See "Description of the Intercreditor Agreement--Priority of Distributions." Consequently, a payment default under any Equipment Note or a Triggering Event may cause the distribution to more senior Classes of Certificates of payments received from payment on one or more junior series of Equipment Notes. If this should occur, the interest accruing on the remaining Equipment Notes would be less than the interest accruing on the remaining Certificates. This is because the remaining Certificates of the junior Classes accrue interest at a higher rate than the remaining Equipment Notes, which include series applicable to the senior Classes bearing interest at a lower rate. As a result of this possible interest shortfall, the holders of one or more junior Classes of Certificates may not receive the full amount due to them after a payment default under any Equipment Note even if all Equipment Notes are eventually paid in full.

    CONTROL OVER COLLATERAL; SALE OF COLLATERAL

    If an Indenture Default is continuing the Loan Trustee under each Indenture will be directed by the Controlling Party in the exercise of remedies under such Indenture, including accelerating the applicable Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes. See "Description of the Certificates--Indenture Defaults and Certain Rights Upon an Indenture Default."

    The Controlling Party will be:

    - The Policy Provider until payment of final distributions to the holders of the Class G Certificates and no obligations owing to the Policy Provider remain outstanding or, if a Policy Provider Default has occurred and is continuing, the Class G Trustee until payment of final distributions to the holders of the Class G Certificates; and thereafter,

    - The Class B Trustee until payment of final distributions to the holders of Class B Certificates; and thereafter,

    - The Class C Trustee; and

    - Under certain circumstances, the Liquidity Provider, if the obligations owed to it have not been paid in full. If there is more than one Liquidity Provider, the Liquidity Provider which is owed the greatest amount of obligations shall have such right. If the Policy Provider amends its Policy to cover all drawings and interest thereon owing to the Liquidity Provider under the Liquidity Facilities and certain other conditions are met, or if the Policy Provider pays to the Liquidity Provider all outstanding drawings and interest thereon owing to the Liquidity Provider under the Liquidity Facilities, then, in either case, so long as no Policy Provider Default has occurred and is continuing, the Policy Provider will have the right to become (or remain) the Controlling Party.

    During the continuation of any Indenture Default, the Controlling Party may accelerate and sell the Equipment Notes issued under such Indenture, subject to certain limitations. See "Description of the Intercreditor Agreement--Intercreditor Rights--Sale of Equipment Notes or Aircraft." The market for Equipment Notes during any Indenture Default may be very limited, and we cannot assure you as to the price at which they could be sold. If the Controlling Party sells any Equipment Notes for less than their outstanding principal amount, certain holders of Certificates will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Northwest, any Owner Trustee, any Owner Participant, any Trustee or the Policy Provider (except, with respect to the holders of the Class G Certificates, as described in "Description of the Policy and the Policy Provider Agreement--the Policy").

    REVISIONS TO AGREEMENTS

    The Owner Participants have not yet been identified. In connection with the negotiation of definitive documents for a leased Aircraft the Owner Participant may request revisions to the Participation Agreement, Lease, Trust Agreement and Indenture applicable to the Owner Trust related to such Aircraft. As a result, the terms of such documents applicable to such Aircraft may differ from the descriptions of them contained in this prospectus supplement. However, these documents must still contain certain economic terms and document terms. See "Description of the Certificates--Obligation to Purchase Equipment Notes."

    Each Owner Participant will have the right to sell, assign or otherwise transfer its interest as Owner Participant in any Leased Aircraft transaction, subject to the terms and conditions of the relevant Participant Agreement and related documents.

    UNUSED ESCROWED FUNDS

    Under certain circumstances, less than all of the funds held in escrow as Deposits may be used to purchase Equipment Notes by the Delivery Period Termination Date. See "Description of the Deposit Agreements--Unused Deposits." If any funds remain as Deposits with respect to any Trust after the Delivery Period Termination Date, they will be withdrawn by the Escrow Agent for that Trust and distributed, with accrued and unpaid interest, to the Certificateholders of such Trust. In addition, if the remaining Deposits relate to the Class G and Class B Trusts, such distribution will include a premium payable by Northwest equal to the Deposit Make-Whole Premium with respect to such remaining Deposits. However, no premium will be paid with respect to unused Deposits attributable to the failure of an Aircraft to be delivered prior to the Delivery Period Termination Date due to any reason not occasioned by Northwest's fault or negligence. In the case of Deposits relating to the Class C Certificates, any distribution of any unused amounts will include a premium payable by Northwest equal to the Deposit Make-Whole Premium to the extent
(i) such distribution relates to the non-delivery of an Aircraft due to Northwest's fault or negligence or (ii) the aggregate amount of all such distributions relating to Class C Certificates (other than the amounts relating to the non-delivery of an Aircraft) exceeds $5.0 million. See "Description of the Deposit Agreements--Unused Deposits."

    RATINGS OF THE CERTIFICATES

    It is a condition to the issuance of the Certificates that the Class G Certificates be rated not lower than Aaa by Moody's Investors Service, Inc. ("MOODY'S") and AAA by Standard & Poor's Ratings Services, a Division of the McGrawHill Companies, Inc. ("STANDARD & POOR'S"), the Class B Certificates be rated not lower than Baa2 by Moody's and BBB by Standard & Poor's and the Class C Certificates be rated not lower than Baa3 by Moody's and BBB- by Standard & Poor's. A rating is not a recommendation to purchase, hold or sell Certificates, since such rating does not address market price or suitability for a particular investor. A rating may not remain for any given period of time and may be lowered or withdrawn entirely by a Rating Agency if, in its judgment, circumstances in the future (including the downgrading of Northwest, any Depositary, the Policy Provider (in the case of the Class G Certificates) or the Liquidity Provider) so warrant. The rating of the Certificates is based primarily on the default risk of the Equipment Notes, the Policy Provider (in the case of the Class G Certificates) and the applicable Depositary, the availability of the Liquidity Facility for the benefit of holders of the Certificates, the Policy for the benefit of holders of the Class G Certificates, the collateral value provided by the Aircraft and the subordination provisions applicable to the Certificates. The foregoing ratings address the likelihood of timely payment of interest (at the Stated Interest Rate and without any premium) when due on the Certificates and the ultimate payment of principal of the Certificates by the Final Legal Distribution Date. Such ratings do not address the possibility of certain defaults or other circumstances (such as a loss event) which could result in the payment of the outstanding principal amount of the Certificates prior to the Final Expected Distribution Date. See "Description of the Certificates." Standard & Poor's has indicated that its rating applies to a unit consisting of Certificates representing the Trust Property and Escrow Receipts initially representing undivided interests in certain rights to $240,163,000 of Deposits. Amounts deposited under the Escrow Agreements are not entitled to the benefits of Section 1110 of the Bankruptcy Code. Counsel for Northwest will opine to the underwriters that, subject to the assumptions and qualifications contained therein, amounts deposited under the Escrow Agreements are not property of Northwest. Neither the Certificates nor the Escrow Receipts may be separately assigned or transferred.

    The reduction, suspension or withdrawal of the ratings of the Certificates will not, by itself, constitute an Event of Default.

    LIMITED ABILITY TO RESELL THE CERTIFICATES

    Prior to this offering, there has been no public market for the Certificates. None of Northwest, NWA Corp. or any Trust intends to apply for listing of the Certificates on any securities exchange or for quotation on the Nasdaq National Market. The underwriters may assist in resales of the Certificates, but they are not required to do so. A secondary market for the Certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Certificates. If an active public market does not develop, the market price and liquidity of the Certificates may be adversely affected.

RISK FACTORS RELATING TO THE POLICY PROVIDER

    THE IMPACT OF ANY DECLINE IN THE FINANCIAL CONDITION OF THE POLICY PROVIDER

    The "AAA" rating by S&P and the "Aaa" rating by Moody's of the Class G Certificates are based, primarily, on the existence of the Policy insuring the complete and timely payment of interest accrued and payable on the Class G Certificates on each Regular Distribution Date and the payment of principal on or (under certain circumstances) before the Final Legal Distribution Date. Any decline in the financial condition of the Policy Provider or the insolvency of the Policy Provider may result in the downgrade of the foregoing ratings of the Class G Certificates and may impair the ability of the Policy Provider to make payments to the holders of the Class G Certificates pursuant to the Policy. In addition, in the event of the insolvency of the Policy Provider under insurance insolvency proceedings it is possible that the

Subordination Agent would be unable to recover the full amount due under the Class G Certificates on its unsecured claim against the Policy Provider. For information on the financial information generally available with respect to the Policy Provider, see "Description of the Policy Provider" and "Description of the Policy and the Policy Provider Agreement--The Policy."

    THE LIMITED NATURE OF THE POLICY

    The Policy's support of interest payments and principal payments will be limited to the Class G Certificates and, as a result, the Policy will only run to the benefit of the holders of the Class G Certificates. Although drawings under the Policy for interest payments may be made when interest is due, drawings for principal payments may not, except in certain circumstances, be made until the Final Legal Distribution Date for the Class G Certificates. The Policy provides no coverage for the Class B Certificates, the Class C Certificates or, if issued, the Class D Certificates.

    THE POLICY PROVIDER AS A CONTROLLING PARTY

    Unless a Policy Provider Default has occurred, the Policy Provider will operate as the Controlling Party unless the Liquidity Provider has the right to become the Controlling Party. As the Controlling Party, the Policy Provider will have the ability, subject to certain limitations, to direct the Subordination Agent in the exercise of all remedies, including the ability to direct the Subordination Agent to sell any or all of the Equipment Notes or to instruct the Loan Trustee under the applicable Indenture to accelerate the Equipment Notes issued under such Indenture and to foreclose upon the lien created thereunder. As the Controlling Party, the Policy Provider will be in a position to take actions that are beneficial to the Policy Provider and the holders of the Class G Certificates but detrimental to the holders of the Class B Certificates, the Class C Certificates or, if issued, the Class D Certificates.

                       DESCRIPTION OF THE POLICY PROVIDER

GENERAL

    The information set forth in this section, including any financial statements incorporated by reference herein, has been provided by MBIA Insurance Corporation ("MBIA" or the "POLICY PROVIDER") for inclusion in this prospectus supplement, and such information has not been independently verified by Northwest, the Underwriters, the Trusts, the Depositary or the Liquidity Provider. Accordingly, notwithstanding anything to the contrary herein, none of Northwest, the Underwriters, the Trusts, the Depositary or the Liquidity Provider assumes any responsibility for the accuracy, completeness or applicability of such information.

    MBIA is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company (the "PARENT COMPANY"). The Parent Company is not obligated to pay the debts of or claims against MBIA. MBIA is domiciled in the State of New York and licensed to do business in and subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. MBIA has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by MBIA, changes in control and transactions among affiliates. Additionally, MBIA is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

    MBIA does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Policy Provider set forth under the heading "Description of the Policy Provider," including the financial statements incorporated by reference herein.

Additionally, MBIA makes no representation regarding the Certificates or the advisability of investing in the Certificates.

    The Policies are not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

MBIA FINANCIAL INFORMATION

    The consolidated financial statements of MBIA, a wholly owned subsidiary of the Parent Company, and its subsidiaries as of December 31, 1998 and December 31, 1997 and for each of the three years in the period ended
December 31, 1998, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of the Parent Company for the year ended December 31, 1998 and the consolidated financial statements of MBIA and its subsidiaries as of September 30, 1999 and for the nine month periods ended September 30, 1999 and September 30, 1998 included in the Quarterly Report on Form 10-Q of the Parent Company for the period ended September 30, 1999, are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

    All financial statements of MBIA and its subsidiaries included in documents filed by the Parent Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing such documents.

    The tables below present selected financial information of MBIA determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and generally accepted accounting principles ("GAAP"):

                                                                               SAP
                                                              --------------------------------------
                                                              DECEMBER 31, 1998   SEPTEMBER 30, 1999
                                                              -----------------   ------------------
                                                                  (AUDITED)          (UNAUDITED)
                                                                          (IN MILLIONS)
Admitted Assets.............................................       $6,521               $6,930
Liabilities.................................................        4,231                4,571
Capital and Surplus.........................................        2,290                2,359

                                                                               GAAP
                                                              --------------------------------------
                                                              DECEMBER 31, 1998   SEPTEMBER 30, 1999
                                                              -----------------   ------------------
                                                                  (AUDITED)          (UNAUDITED)
                                                                          (IN MILLIONS)
Assets......................................................       $7,488               $7,422
Liabilities.................................................        3,211                3,234
Shareholder's Equity........................................        4,277                4,188

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION ABOUT MBIA

    Copies of the financial statements of MBIA incorporated by reference herein and copies of MBIA's 1998 year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from MBIA. The address of MBIA is 113 King Street, Armonk, New York 10504. The telephone number of MBIA is (914) 273-4545.

YEAR 2000 READINESS DISCLOSURE

    The Parent Company is actively managing a high-priority Year 2000 program addressing the issue of whether its computer systems can correctly distinguish between the years 1900 and 2000. The Parent Company has established an independent Year 2000 testing laboratory in its Armonk office, with a committee of business unit managers overseeing the project. The Parent Company has a budget of $1.13 million for its 1998-2000 Year 2000 efforts. As of September 30, 1999, the Parent Company has spent $949,000 on the project. A recent review of efforts at certain subsidiaries has indicated the need to spend an additional $1.03 million this year on remediation. As of September 30, 1999, the Parent Company has spent $568,000 of this additional amount. However, this increase will not have a material effect on the Parent Company's financial results.

    The Parent Company has initiated a comprehensive Year 2000 plan which includes the following phases: assessment--completed in the second quarter of 1998; remediation--completed in the fourth quarter of 1998; testing--completed in the second quarter of 1999; and contingency planning--completed in the third quarter of 1999, subject to final approval by senior management and any need for revision that might arise in the future. This plan covers "mission-critical" internally developed systems, vendor software, hardware and certain third-party entities through which the Parent Company conducts its business. Testing to date indicates that functions critical to the financial guarantee business, both domestic and international, were Year 2000-ready as of December 31, 1998. Additional testing is being carried out throughout 1999.

CLAIMS PAYING ABILITY RATINGS OF MBIA

    Moody's Investors Service, Inc. rates the claims paying ability of MBIA
"Aaa."

    Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. rates the claims paying ability of MBIA "AAA."

    Fitch IBCA, Inc. (formerly known as Fitch Investors Service, L.P.) rates the claims paying ability of MBIA "AAA."

    Each rating of MBIA should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of MBIA and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

    The above ratings are not recommendations to buy, sell or hold the Certificates, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Certificates. MBIA does not guaranty the market price of the Certificates nor does it guaranty that the ratings on the Certificates will not be revised or withdrawn.

                                  THE COMPANY

    NWA Corp. is the indirect parent corporation of Northwest. Northwest operates the world's fourth largest airline (as measured by strike adjusted 1998
RPMs) and is engaged in the business of transporting passengers and cargo. Northwest's business focuses on the development of a global airline network through its strategic assets that include:

    - domestic hubs at Detroit, Minneapolis/St. Paul and Memphis;

    - an extensive Pacific route system with hubs at Tokyo and Osaka;

    - a trans-Atlantic alliance with KLM Royal Dutch Airlines ("KLM"), which operates through a hub in Amsterdam and, subject to regulatory approvals, with Alitalia which operates through hubs in Rome and Milan; and

    - a global alliance with Continental.

RECENT ALLIANCE DEVELOPMENTS

    During 1998, Northwest and Continental entered into a thirteen-year global strategic commercial alliance that connects the two carriers' networks and includes extensive code-sharing, frequent flyer program reciprocity and other cooperative activities. The airlines will continue operating their two networks under separate identities. The combined network will result in a domestic presence comparable to that of either United Air Lines ("UNITED") or American Airlines (based on 1998 ASMs), provide Northwest access to Latin America and increase its Pacific presence.

    In December 1998, Northwest and Continental began implementing their alliance. Since then, they have initiated code-sharing to several points in Asia, Canada, Central America and the Caribbean and to many domestic cities. Northwest anticipates that it will continue to add additional code-sharing with Continental; however, further international code-sharing is subject to certain regulatory approvals. Through increased domestic and international connections, Northwest has increased its market share and enhanced its revenue. Other joint activities underway include airport facility coordination, joint purchasing and certain coordinated sales programs. Continental is expected to be included in the trans-Atlantic joint venture alliance with KLM. Through combined purchasing power and increased efficiencies in airport operations, Northwest is experiencing reduced operating costs.

    In November 1998, KLM and Alitalia announced a strategic commercial alliance and began code-sharing. KLM and Alitalia are developing a European multi-hub network based in Amsterdam, Rome and Milan. Continental and Alitalia currently code-share between the U.S. and Italy. In May 1999, Northwest, KLM and Alitalia announced that Alitalia will join the Northwest/KLM trans-Atlantic joint venture alliance. As part of this alliance, the three airlines have jointly applied to the DOT for immunity from the U.S. antitrust laws. If consummated, the addition of Alitalia and Continental to the Northwest/ KLM trans-Atlantic joint venture alliance would create a combination comparable in scale and scope to other global alliances, resulting in over a 15% trans-Atlantic share (based on 1998
ASMs) with service to 48 countries.

OPERATIONS AND ROUTE NETWORK

    Northwest operates substantial domestic and international route networks and directly serves more than 150 cities in 21 countries in North America, Asia and Europe. Northwest had more than 50.5 million enplanements and flew over
66.7 billion RPMs in 1998. Northwest began operations in 1926.

    Northwest has expanded its network and provides greater service to its customers through the use of domestic and international alliances and code-share agreements with other airlines. Code-sharing is an agreement under which an airline's flights can be marketed under the two-letter designator code of another airline. By coordinating flight schedules, product development and marketing, Northwest and its alliance partners provide a global network to 90 countries and over 500 cities in the U.S., Canada, Asia, India, the South Pacific, Mexico and the Caribbean, Europe, the Middle East, Africa and Latin America.

    DOMESTIC SYSTEM

    Northwest's domestic route system serves 47 states in the U.S., the District of Columbia, Mexico, Canada and the Caribbean. Northwest operates its domestic system through its hubs at Detroit, Minneapolis/St. Paul and Memphis. The hub system gathers passengers from the hub and cities surrounding the hub and provides more frequent local and connecting service than if each route were served on a nonstop point-to-point basis. As part of its alliance with Continental, Northwest's passengers are able to connect through Continental's hubs in Newark, Houston and Cleveland to additional cities not previously served by Northwest.

    Northwest's hubs provide connections to feed traffic into its nine gateway cities for international service. Northwest operates international flights from its Detroit and Minneapolis/St. Paul hubs as well as from Anchorage, Boston, Honolulu, Las Vegas, Los Angeles, New York, San Francisco, Seattle and

Washington D.C. In addition, KLM operates flights to Amsterdam from Memphis, Atlanta, Chicago and Houston.

    Northwest has exclusive marketing agreements with two regional carriers:
Mesaba and Express Airlines I, Inc. ("EXPRESS"), a wholly-owned indirect subsidiary of NWA Corp. Under these agreements, these regional carriers operate their flights under the Northwest "NW" code and are identified as Northwest Airlink carriers. The primary purpose of these marketing agreements is to provide more frequent service to smaller cities, which increases connecting traffic at our hubs. Currently these carriers exclusively serve 78 airports.

    DETROIT. Northwest and Mesaba together serve over 130 cities from Detroit. For the 12 months ended June 30, 1998, Northwest and Mesaba enplaned 66% of originating passengers from this hub, while the next largest competitor enplaned 5%. Detroit, which is the sixth largest origination/destination hub in the U.S., is Northwest's largest international gateway from the continental U.S., offering nonstop flights to 18 foreign cities, including 19 nonstop flights to Japan per week.

    MINNEAPOLIS/ST. PAUL. Northwest and Mesaba together serve over 140 cities from Minneapolis/St. Paul. For the 12 months ended June 30, 1998, Northwest and Mesaba enplaned 73% of originating passengers from this hub, while the next largest competitor enplaned 5%. Minneapolis/St. Paul is the eleventh largest origination/destination hub in the U.S.

    MEMPHIS. Northwest, Express and Mesaba together serve over 80 cities from Memphis. For the 12 months ended June 30, 1998, Northwest enplaned 56% of originating jet passengers from this hub, while the next largest competitor enplaned 23%.

    Northwest has additional marketing agreements with Alaska Airlines, Horizon Air, Trans States Airlines, Inc., America West Airlines, Inc., and Big Sky Airlines for code-sharing on some of these carriers' routes in the western U.S. The primary purpose of the arrangements with these airlines is to provide increased connections between Northwest's route network and their route networks to generate increased traffic into Northwest's domestic system and international gateways to the Pacific.

    Northwest and Mesaba together serve seven cities in Mexico, 12 cities in Canada and five cities in the Caribbean. Through its alliance with Continental, Northwest has begun code-sharing on flights to Canada, Central America and the Caribbean and, subject to foreign governmental approval, plans to implement code-sharing to Mexico. Continental serves more destinations to Mexico and Central America than any other U.S. airline.

    INTERNATIONAL SYSTEM

    Northwest has a comprehensive route network to the Pacific, providing extensive service to Japan and China, and also serves destinations to Europe and India. The Company has joint marketing alliances and code-share agreements with other foreign carriers that allow it to expand its service and enter additional markets with minimal capital outlay.

    PACIFIC. Northwest has served the Pacific market since 1947 and has one of the world's largest Pacific route networks, with over 470 weekly flights. Northwest's Pacific operations are concentrated at its Tokyo hub. Northwest has the largest slot portfolio of any non-Japanese airline at Tokyo's slot-constrained Narita International Airport, with 316 weekly takeoff and landing slots. Northwest uses its route certificate and slot portfolio to operate a network linking eight U.S. gateways and ten Asian and Micronesian destinations via Tokyo. Northwest has also developed a hub at Osaka's Kansai airport, where it holds 108 takeoff and landing slots. Northwest currently operates 39 weekly departures from Osaka, which includes service between four U.S. gateways and three Asian destinations.

    Northwest provides passenger service between various points in the U.S. and Japan and operates flights between Japan and Korea, Taiwan, the Philippines, Thailand, Singapore, Northern Mariana Islands, and China, including Hong Kong. Northwest's Japan presence results from the 1952 U.S.-Japan bilateral aviation agreement, as amended, which establishes rights to carry traffic between Japan and the U.S. and extensive "fifth freedom" rights between Japan and India, the South Pacific and other Asian destinations. "Fifth freedom" rights allow Northwest to operate service from any gateway in Japan to points beyond Japan and carry Japanese originating passengers. Northwest and United are the only U.S. passenger carriers that have "fifth freedom" rights from Japan. On March 14, 1998, the U.S. and Japan expanded their aviation agreement. Primary benefits of the new agreement for Northwest included unlimited rights and frequencies to operate between any point in the U.S. and Japan and the ability to code-share with Japanese carriers. The agreement confirmed and expanded Northwest's "fifth freedom" rights and the U.S. received assurances that Northwest will retain all its weekly takeoff and landing slots at Tokyo and Osaka and will have access to new slots as they become available. In 1998, the Company added nonstop service between Detroit and Nagoya, Las Vegas and Tokyo, Anchorage and Tokyo, and Nagoya and Manila. In 1999, Northwest began nonstop service between Kaohsiung, Taiwan and Osaka and Kuala Lumpur, Malaysia and Osaka.

    Northwest continues to expand its Pacific presence through additional alliances. Northwest is currently implementing an alliance with Japan Air System, which has approximately 25% of Japan's domestic traffic. The alliance includes coordinated flight connections, traffic servicing, reciprocal frequent flyer programs, code-sharing and other cooperative activities. Northwest also has code-sharing and marketing agreements with Hawaiian Airlines and Pacific Island Aviation.

    In October 1998, the Company began code-sharing with Air China as part of a minimum four-year alliance entered into in May 1998. The alliance connects the two carriers' networks and also includes frequent flyer program reciprocity and joint marketing. Northwest and Air China currently provide 18 flights each week between the U.S. and China, including four Northwest nonstop flights between Detroit and Beijing. This is the only regularly scheduled nonstop service between the U.S. and China's capital operated by a U.S. carrier. Under the new U.S.-China aviation agreement Northwest was awarded four additional flights beginning in October 1999 and two in April 2000. Northwest recently increased the current Detroit-Shanghai one-stop service from two to four flights weekly and inaugurated two all-cargo freighter service flights between the U.S. and Shanghai via Tokyo. In April 2000, Northwest will inaugurate the first nonstop service between Detroit and Shanghai with two weekly flights. Northwest alliance partners, Alaska Airlines, America West Airlines and Continental, have entered into alliance agreements with Air China. Northwest and its partners collectively provide the most nonstop and one-stop service between the U.S. and China.

    In September 1999, the Company and Malaysia Airlines agreed to an operational and marketing alliance, which will include coordinated flight connections, code-sharing, frequent flyer program reciprocity and other cooperative activities. Code-sharing is expected to begin in January 2000.

    ATLANTIC. Northwest provides passenger service from six U.S. gateway cities to Amsterdam, Paris, Frankfurt and London (Gatwick) with 77 weekly nonstop flights. Northwest also provides service to Mumbai and Delhi, India from Amsterdam. Daily nonstop service from Minneapolis/St. Paul to Amsterdam began in April 1999.

    Northwest and KLM operate their trans-Atlantic flights pursuant to a commercial and operational joint venture alliance. Northwest and KLM have expanded their trans-Atlantic presence by operating joint service between 12 U.S. cities and Amsterdam, KLM's hub airport. Code-sharing between Northwest and KLM has been implemented on flights to 61 European, eight Middle Eastern, seven African, three Asian and over 185 U.S. cities. The Northwest/KLM joint venture alliance benefits from antitrust immunity that facilitates coordinated pricing, scheduling, product development and marketing.

    In September 1997, Northwest and KLM expanded their joint venture alliance for a minimum term of 13 years and expanded their areas of cooperation to include services between Europe and Canada, India and Mexico. In addition, the two companies plan to increase the level of cooperation between their respective cargo divisions and to further develop strategies for joint marketing and product development. In February 1998, a leading aviation trade magazine, AIR TRANSPORT WORLD, awarded its "1997 Airline of the Year" honor to the Northwest/KLM joint venture alliance.

    To further enhance Northwest's service in Europe, India, and Southeast Asia, Northwest also has marketing agreements with Cyprus Airways, Air Alps Aviation, Air Engiadina of Switzerland, Eurowings, Braathens, KLM uk, KLM exel, Jet Airways Private Ltd., Kenya Airways and Martinair. KLM has similar agreements with CSA Czech and Regionale Air of France. Northwest expects to enter into similar agreements with these airlines. Northwest has a marketing agreement with Business Express Airlines for code-sharing in the Boston area to feed its trans-Atlantic and domestic route network.

    In September 1992, the U.S. and the Netherlands entered into an "open-skies" bilateral aviation treaty which authorizes the airlines of each country to provide international air transportation between any U.S.-Netherlands city pair and to operate connecting service to destinations in other countries. Based primarily on the open-entry market created by this treaty and the limited competitive overlap between route systems, Northwest and KLM petitioned the Department of Transportation for joint immunity from the U.S. antitrust laws and, under conditions imposed by the Department of Transportation, were granted such immunity in January 1993. Northwest and KLM re-submitted their alliance agreement to the Department of Transportation in January 1998. The European Commission ("EC") has commenced a review of all trans-Atlantic airline alliances, including Northwest/KLM. The EC is considering imposing certain regulatory conditions that may restrict the areas of permissible cooperation.

    LATIN AMERICA. Through Northwest's alliance with Continental, Northwest expects to increase its presence in South America. Subject to foreign governmental approval, Northwest and Continental will begin code-sharing to South America. Continental flies to eight cities in South America and offers additional connecting service through alliances with foreign carriers.

    CARGO

    In 1998, cargo accounted for 7% of the Company's operating revenues, with the majority of its cargo revenues originating in or destined for Asia. Through its Tokyo and Anchorage cargo hubs, Northwest serves most major air freight markets between the U.S. and the Pacific with nine Boeing 747 freighter aircraft. Northwest is one of only two U.S. passenger airlines to operate a dedicated all-cargo freighter fleet. A tenth freighter was acquired in November and is anticipated to begin scheduled service in early 2000.

HOLDING COMPANY REORGANIZATION

    On November 20, 1998 NWA Corp. effected a holding company reorganization. As a result, Northwest Airlines Holding Corporation (formerly known as Northwest Airlines Corporation and, prior to the reorganization, the publicly traded holding company, "OLD NWA CORP.") became a direct wholly owned subsidiary of NWA Corp. NWA Corp. is now the publicly traded holding company, which owns directly Old NWA Corp. and indirectly the holding and operating subsidiaries of Old NWA Corp. References in this prospectus supplement to NWA Corp. for time periods prior to November 20, 1998 refer to Old NWA Corp.

                                USE OF PROCEEDS

    The proceeds from the sale of the Certificates of a Trust (collectively, the "CERTIFICATES") will be used during the Delivery Period to purchase Equipment Notes issued, at Northwest's election, either (i) by each Owner Trustee to finance or refinance a portion of the purchase price of the Leased Aircraft or
(ii) by Northwest to finance or refinance a portion of the purchase price of the Owned Aircraft. Proceeds to be used to purchase Equipment Notes to finance or refinance future aircraft deliveries will be initially deposited with the applicable Depositary on behalf of the applicable Escrow Agent of such Trusts. Upon the request of the Trustees, the Escrow Agent will withdraw the applicable Deposits and deliver such proceeds to the Trustees. All of the proceeds from the sale of the Certificates will be used by the Trustee to purchase at par all of the Equipment Notes subject to the circumstances described under "Description of the Deposit Agreement--Unused Deposits."

                        DESCRIPTION OF THE CERTIFICATES

    The Certificates offered hereby will be issued pursuant to three separate Trust Supplements (each a "TRUST SUPPLEMENT") to be entered into among Northwest, NWA Corp. and the Trustee pursuant to the terms of a pass through trust agreement among NWA Corp., Northwest and the Trustee, dated as of June 3, 1999 (the "BASIC AGREEMENT"). The following summary of the particular terms of the Certificates offered hereby supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Certificates set forth in the accompanying Prospectus under the caption "Description of the Certificates." The statements under this caption are a summary and do not purport to be complete. The summary makes use of terms defined in and is qualified in its entirety by reference to all of the provisions of the Basic Agreement, a form of which has been filed as an exhibit to the Registration Statement of which the accompanying Prospectus is a part, and to all of the provisions of the Trust Supplements which, together with the forms of the related Participation Agreements, Indentures, Leases and Trust Agreements and the Liquidity Facilities, Note Purchase Agreement, Escrow Agreements, Deposit Agreements, Intercreditor Agreement and Policy, will be filed by NWA Corp. with the Commission as exhibits to a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K. Except as otherwise indicated, the following summary relates to each of the Trusts and the Certificates issued by each Trust. The terms and conditions governing each of the Trusts will be substantially the same, except as described under "Description of the Intercreditor Agreement--Priority of Distributions" below and except that the principal amount, the interest rate, scheduled repayments of principal and maturity date applicable to the Equipment Notes held by each Trust and the final expected distribution date (the "FINAL EXPECTED DISTRIBUTION DATE") applicable to each Trust will differ. Citations to the relevant sections of the Basic Agreement appear below in parentheses unless otherwise indicated.

    GENERAL

    The Certificates of each Trust will be issued in fully registered form only and will be subject to the provisions described below under "--Book Entry; Delivery and Form." Each Certificate will represent a fractional undivided interest in one of three Northwest Airlines 1999-3 Pass Through Trust (the "CLASS G TRUST," the "CLASS B TRUST," and the "CLASS C TRUST," and, collectively, the "TRUSTS"). The Trusts will be formed pursuant to the Basic Agreement, and the Trust Supplements (together with the Basic Agreement, collectively, the "PASS THROUGH TRUST AGREEMENTS"). The Certificates are referred to herein as the "CLASS G CERTIFICATES," the "CLASS B CERTIFICATES," and the "CLASS C CERTIFICATES." Each Certificate will represent a fractional undivided interest in the Trust created by the Basic Agreement and the applicable Trust Supplement pursuant to which such Certificate is issued.

    The property of each Trust (the "TRUST PROPERTY") will consist of:

    - Subject to the Intercreditor Agreement, Equipment Notes acquired under the Note Purchase Agreement and issued, at Northwest's election, either
      (a) on a nonrecourse basis by the trustees (each, an "OWNER TRUSTEE") of separate owner trusts in each separate leveraged lease transaction with respect to each Leased Aircraft to finance or refinance a portion of the purchase price of such Leased Aircraft by the Owner Trustee, in which case the applicable Leased Aircraft will be leased to Northwest, or (b) on a recourse basis by Northwest in connection with each separate secured loan transaction with respect to each Owned Aircraft to finance or refinance a portion of the purchase price of such Owned Aircraft by Northwest.

    - The rights of such Trust to acquire Equipment Notes under the Note Purchase Agreement.

    - The rights of such Trust under the applicable Escrow Agreement to request the Escrow Agent to withdraw from the applicable Depositary funds sufficient to enable each such Trust to purchase Equipment Notes during the Delivery Period.

    - The rights of such Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights).

    - Monies receivable under the Liquidity Facility for such Trust.

    - With respect to the Class G Trust, all monies receivable under the Policy.

    - Funds from time to time deposited with the Trustee in accounts relating to such Trust.

    Certificates will be issued only in minimum denominations of $1,000 or integral multiples thereof, except that one Certificate of each Trust may be issued in a different denomination. (Section 3.01) (UNLESS OTHERWISE SPECIFIED, "SECTION" REFERENCES REFER TO SECTIONS OF THE BASIC AGREEMENT.)

    The Certificates represent interests in the respective Trusts and all payments and distributions thereon will be made only from the Trust Property. (Section 3.08) The Certificates do not represent an interest in or obligation of Northwest, NWA Corp., the Trustee, any of the Loan Trustees or Owner Trustees in their individual capacities, any Owner Participant or any affiliate of any thereof.

    Pursuant to the Escrow Agreement applicable to each Trust, the holders of the Certificates of each Trust (the "CERTIFICATEHOLDERS") as holders of the Escrow Receipts affixed to each Certificate will be entitled to certain rights with respect to payments and withdrawals that are required to be made by the applicable Depositary under the applicable Deposit Agreement. Accordingly, any transfer of a Certificate will have the effect of transferring the corresponding rights with respect to such payments, and rights with respect to payments and withdrawals to be made under the applicable Deposit Agreement may not be separately transferred by holders of the Certificates. Rights with respect to the Deposits, payments and withdrawals to be made under the applicable Deposit Agreement and the Escrow Agreement relating to a Trust, except for the right to request withdrawals for the purchase of Equipment Notes, will not constitute Trust Property of such Trust.

PAYMENTS AND DISTRIBUTIONS

    The following description of distributions on the Certificates should be read in conjunction with the description of the Intercreditor Agreement which may have the consequence of altering the effect of the following provisions in a default situation. See "Description of the Intercreditor Agreement--Priority of Distributions." Interest with respect to the Equipment Notes held in each Trust will accrue at the applicable rate per annum for Certificates to be issued by such Trust set forth on the cover page of this Prospectus Supplement, payable on April 1 and October 1 of each year, commencing on April 1, 2000 (or, in the case of Equipment Notes issued after such date, commencing with the first such date to occur after initial issuance thereof). The non-default interest rate applicable to each Class of Certificates is referred to as the "STATED INTEREST RATE" for such Trust. All such interest payments will be distributed to Certificateholders of such Trust on each such date until the final Distribution Date for such Trust, subject to the Intercreditor Agreement. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

    Interest will accrue on the Deposits relating to each Trust at a rate equal to the interest rate applicable to the Certificates issued by such Trust. The Deposits relating to a Trust and interest paid thereon will not be subject to the subordination provisions applicable to the Certificates.

    Payments of interest on the Deposits with respect to each Trust will be made by the applicable Depositary to the Paying Agent for distribution to the holders of Escrow Receipts as described below. Payments of principal, premium (if any) and interest on the Equipment Notes or with respect to other Trust Property held in each Trust will be distributed by the Trustee to Certificateholders of such Trust on the date receipt of such payment is confirmed, except in the case of certain types of Special Payments.

    Payments of interest applicable to the Certificates to be issued by each of the Trusts will be supported by a separate Liquidity Facility to be provided by the Liquidity Provider for the benefit of the holders of such Certificates in an aggregate amount sufficient to pay interest thereon at the Stated Interest Rate for such Trust on the next three successive Regular Distribution Dates (without regard to any future payments of principal on such Certificates).

    The Liquidity Facility with respect to each Trust does not cover interest payable by the applicable Depositary on the Deposits relating to such Trust. Furthermore, the Liquidity Facility does not provide for drawings thereunder to pay for principal of or premium on such Certificates, any interest on such Certificates in excess of the Stated Interest Rates, or, notwithstanding the subordination provisions of the Intercreditor Agreement, principal of or interest or premium on the Certificates of any other Class. Therefore, only the holders of the Certificates to be issued by a particular Trust are entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Trust. See "Description of the Liquidity Facilities."

    After use of any available funds under the Liquidity Facility or the Cash Collateral Account for the Class G Certificates, the payment of interest on the Class G Certificates will be supported by the Policy provided by the Policy Provider. See "Description of the Policy and the Policy Provider Agreement--The Policy."

    Payments of principal of the Equipment Notes are scheduled to be received by the Trustee on April 1 and October 1 in certain years depending upon the terms of the Equipment Notes held in such Trust.

    Scheduled payments of interest on the Deposits and of interest or principal on the Equipment Notes are herein referred to as "SCHEDULED PAYMENTS", and April 1 and October 1 of each year are herein referred to as "REGULAR DISTRIBUTION DATES." See "Description of the Equipment Notes--Principal and Interest Payments." The "FINAL LEGAL DISTRIBUTION DATE" for the Class G Certificates is October 1, 2020, for the Class B Certificates is October 1, 2016, and for the Class C Certificates is October 1, 2011.

    Payment of principal of the Class G Certificates on the Final Legal Distribution Date and, in certain limited circumstances earlier, will be supported by the Policy provided by the Policy Provider. See "Description of the Policy and the Policy Provider Agreement--The Policy."

    The Paying Agent with respect to each Escrow Agreement will distribute on each Regular Distribution Date to the Certificateholders of the Trust to which such Escrow Agreement relates all Scheduled Payments received in respect of the related Deposits, the receipt of which is confirmed by the Paying Agent on such Regular Distribution Date. The Trustee of each Trust will distribute, subject to the Intercreditor Agreement, on each Regular Distribution Date to the Certificateholders of such Trust all Scheduled Payments received in respect of Equipment Notes held on behalf of such Trust, the receipt of which is confirmed by the Trustee on such Regular Distribution Date. Each Certificateholder of each Trust will be entitled to receive its proportionate share, based upon its fractional interest in such Trust, of any distribution in respect of Scheduled Payments of interest on the Deposits relating to such Trust and, subject to the Intercreditor Agreement, of principal or interest on Equipment Notes held by the Subordination Agent on behalf of such Trust. Each such distribution of Scheduled Payments will be made by the applicable Paying Agent or Trustee to the Certificateholders of record of the relevant Trust on the record date applicable to such Scheduled Payment subject to certain exceptions. (Sections 4.01 and 4.02; Escrow Agreement, Section 2.03) If a Scheduled Payment is not received by the applicable Paying Agent or Trustee on a Regular Distribution Date but is received within five days thereafter, it will be distributed on the date received to such holders of record. If it is received after such five-day period, it will be treated as a Special Payment (as defined below) and distributed as described below.

    Any payment in respect of, or any proceeds of, any Equipment Note, Trust Indenture Estate under (and as defined in) any Leased Aircraft Indenture or Collateral under (and as defined in) any Owned Aircraft Indenture other than a Scheduled Payment (each, a "SPECIAL PAYMENT") will be distributed on, in the case of an early redemption or a purchase of any Equipment Note, the date of such early redemption or purchase (which is a Business Day), and otherwise on the Business Day specified for distribution of such Special Payment pursuant to a notice delivered by each Trustee as soon as practicable after the Trustee has received funds for such Special Payment (each a "SPECIAL DISTRIBUTION DATE", each Special Distribution Date and Regular Distribution Date, a "DISTRIBUTION DATE"). Any such distribution will be subject to the Intercreditor Agreement.

    Any unused Deposits to be distributed after the Delivery Period Termination Date or the occurrence of a Triggering Event, together with accrued and unpaid interest thereon (each, also a "SPECIAL PAYMENT"), will be distributed on a date 15 days after the Paying Agent has received notice of the event requiring such distribution (also a "SPECIAL DISTRIBUTION DATE"). However, if such date is within ten days before or after a Regular Distribution Date, such Special Payment will be made on such Regular Distribution Date. Payments made on or with respect to a Deposit are not subject to the Intercreditor Agreement.

    Each Paying Agent, in the case of the Deposits, and each Trustee, in the case of Trust Property, will mail a notice to the Certificateholders of the applicable Trust stating the scheduled Special Distribution Date, the related record date, the amount of the Special Payment and the reason for the Special Payment. In the case of a redemption or purchase of the Equipment Notes held in the related Trust or any distribution of unused Deposits after the Delivery Period Termination Date or the occurrence of a Triggering Event, such notice will be mailed not less than 15 days prior to the date such Special Payment is scheduled to be distributed, and in the case of any other Special Payment, such notice will be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment. (Section 4.02(c); Trust Supplements, Section 6.01; Escrow Agreement, Sections 2.03 and 2.06) Each distribution of a Special Payment, other than a final distribution, on a Special Distribution Date for any Trust will be made by the Paying Agent or the Trustee, as applicable, to the Certificateholders of record of such Trust on the record date applicable to such Special Payment. (Section 4.02(b)) See "--Indenture Defaults and Certain Rights upon an Indenture Default" and "Description of the Equipment Notes--Redemption."

    In the case of the distribution of proceeds from any "No Proceeds Drawing" or "Avoidance Drawing" as described in "Description of the Policy and the Policy Provider Agreement--The Policy", the Class G Trustee will mail a notice to the Certificateholders of the Class G Trust stating the scheduled Special Distribution Date, the related Record Date, the amount of such distribution and the reason for such distribution. Such notice will be mailed not less than 20 days prior to the date such proceeds are scheduled to be distributed. Each such distribution shall be made by the Class G Trustee to the Certificateholders of record of the Class G Trust on the Record Date applicable to such distribution. (Section 4.02(c))

    Each Pass Through Trust Agreement will require that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more non-interest bearing accounts (the "CERTIFICATE ACCOUNT") for the deposit of payments representing Scheduled Payments received by such Trustee. Each Pass Through Trust Agreement will require that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the "SPECIAL PAYMENTS ACCOUNT") for the deposit of payments representing Special Payments received by such Trustee, which are to be non-interest bearing except in certain circumstances where the Trustee may invest amounts in such account in certain permitted investments. Pursuant to the terms of each Pass Through Trust Agreement, the Trustee will be required to deposit any Scheduled Payments relating to the applicable Trust received by it in the Certificate Account of such Trust and to deposit any Special Payments so received by it in the Special Payments Account of such Trust. (Section 4.01; Trust Supplements, Section 3.01) All amounts so deposited will be distributed by the Trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate.
(Section 4.02; Trust Supplements, Section 6.01)

    Each Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the Receiptholders, one or more accounts (the "PAYING AGENT ACCOUNT"), which are to be non-interest bearing. Pursuant to the terms of the Escrow Agreement, the Paying Agent is required to deposit interest on Deposits relating to such Trust and any unused Deposits withdrawn by the Escrow Agent in the Paying Agent Account. All amounts so deposited will be distributed by the Paying Agent on a Regular Distribution Date or Special Distribution Date, as appropriate.

    The final distribution for each Trust will be made only upon presentation and surrender of the Certificates for such Trust at the office or agency of the Trustee specified in the notice given by the Trustee of such final distribution. The Trustee will mail such notice of the final distribution to the Certificateholders of such Trust, specifying the date set for such final distribution and the amount of such distribution. (Section 11.01) See "--Termination of the Trusts" below. Distributions in respect of Certificates issued in global form will be made as described in "--Book-Entry; Delivery and Form" below.

    If any Distribution Date is a Saturday, Sunday or other day on which commercial banks are authorized or required to close in New York, New York, Minneapolis, Minnesota, Chicago, Illinois, Boston, Massachusetts or Salt Lake City, Utah (any other day being a "BUSINESS DAY"), distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next succeeding Business Day with the same force and effect as if made on such scheduled date and without additional interest.

POOL FACTORS

    The "POOL BALANCE" for each Trust or for the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all payments made in respect of the Certificates of such Trust or in respect of Deposits relating to such trust other than payments made in respect of interest or Make-Whole Premium thereon or reimbursement of any costs and expenses in connection therewith. The Pool Balance for each Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to any Special Distribution with respect to unused Deposits, the payment of principal if any on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on that date and with respect to the Class G Trust, payments under the Policy made for the benefit of the Class G Certificateholders (other than in respect of the Liquidity Facilities and interest on the Class G Certificates).

    The "POOL FACTOR" for each Trust as of any Regular Distribution Date or Special Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the original aggregate face amount of the Certificates of such Trust. The Pool Factor for each Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to any Special Distribution with respect to unused Deposits, the payment of principal if any on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on that date. Assuming that no early redemption or purchase, or default, in respect of any Equipment Notes shall have occurred, the Pool Factor for each Trust will be
1.0000000 on the date of issuance of the Certificates; thereafter, the Pool Factor for each Trust will decline as described herein to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder's pro rata share of the Pool Balance of a Trust can be determined by multiplying the par value of the holder's Certificate of such Trust by the Pool Factor for such Trust as of the applicable Regular Distribution Date or Special Distribution Date. Notice of the Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Regular Distribution Date and Special Distribution Date.

    The following table sets forth an illustrative aggregate principal amortization schedule for the Equipment Notes held in each Trust (the "ASSUMED AMORTIZATION SCHEDULE") and resulting Pool Factors with respect to such Trust. The actual aggregate principal amortization schedule applicable to a Trust and the resulting Pool Factors with respect to such Trust may differ from those set forth below, since the amortization schedule for the Equipment Notes issued with respect to an Aircraft may vary from such illustrative amortization schedule so long as it complies with the Mandatory Economic Terms. The scheduled distribution of principal payments for any Trust will be affected if any Equipment Notes held in such Trust are redeemed or purchased or if a default in payment on such Equipment Notes occurred. Accordingly, the aggregate principal amortization schedule applicable to a Trust and the resulting Pool Factors may differ from those set forth in the following table.

                                    CLASS G                           CLASS B                          CLASS C
                        -------------------------------   -------------------------------   ------------------------------
                          SCHEDULED         EXPECTED        SCHEDULED         EXPECTED        SCHEDULED        EXPECTED
                          PRINCIPAL           POOL          PRINCIPAL           POOL          PRINCIPAL          POOL
DATES                      PAYMENTS          FACTOR          PAYMENTS          FACTOR          PAYMENTS         FACTOR
-----                   --------------   --------------   --------------   --------------   --------------   -------------
April 1, 2000.........  $    1,877,080        0.9875030   $            0        1.0000000   $    2,811,252       0.9120026
October 1, 2000.......         670,672        0.9830379           25,197        0.9995657        3,394,963       0.8057340
April 1, 2001.........       3,834,855        0.9575068                0        0.9995657        3,139,199       0.7074713
October 1, 2001.......         110,888        0.9567685        1,346,446        0.9763563                0       0.7074713
April 1, 2002.........       4,395,219        0.9275067                0        0.9763563          164,065       0.7023358
October 1, 2002.......               0        0.9275067        4,130,347        0.9051594                0       0.7023358
April 1, 2003.........       4,506,107        0.8975066                0        0.9051594          998,406       0.6710838
October 1, 2003.......               0        0.8975066        4,729,928        0.8236272           79,280       0.6686022
April 1, 2004.........       4,506,107        0.8675064                0        0.8236272        1,970,004       0.6069375
October 1, 2004.......               0        0.8675064        4,019,460        0.7543417                0       0.6069375
April 1, 2005.........       4,506,107        0.8375063                0        0.7543417        2,970,293       0.5139618
October 1, 2005.......       1,667,306        0.8264060        3,062,620        0.7015497                0       0.5139618
April 1, 2006.........       2,838,801        0.8075062                0        0.7015497        4,855,816       0.3619658
October 1, 2006.......       2,593,787        0.7902377        3,092,979        0.6482344                0       0.3619658
April 1, 2007.........       1,912,320        0.7775061                0        0.6482344        5,258,194       0.1973747
October 1, 2007.......       4,930,689        0.7446793        2,393,023        0.6069846                0       0.1973747
April 1, 2008.........         918,291        0.7385656                0        0.6069846        4,660,226       0.0515010
October 1, 2008.......       5,565,945        0.7015094        2,041,333        0.5717971                0       0.0515010
April 1, 2009.........          94,275        0.7008818                0        0.5717971          590,014       0.0330325
October 1, 2009.......       6,930,313        0.6547422        2,211,444        0.5336773          920,250       0.0042270
April 1, 2010.........               0        0.6547422        2,286,960        0.4942558          135,039       0.0000000
October 1, 2010.......       6,484,234        0.6115723        1,190,988        0.4737261                0       0.0000000
April 1, 2011.........               0        0.6115723        4,947,981        0.3884352                0       0.0000000
October 1, 2011.......       7,024,588        0.5648050        1,290,238        0.3661947                0       0.0000000
April 1, 2012.........               0        0.5648050        7,061,669        0.2444691                0       0.0000000
October 1, 2012.......       6,484,236        0.5216352          444,619        0.2368050                0       0.0000000
April 1, 2013.........               0        0.5216352        5,004,836        0.1505340                0       0.0000000
October 1, 2013.......       7,024,589        0.4748679          158,557        0.1478009                0       0.0000000
April 1, 2014.........               0        0.4748679        2,374,855        0.1068643                0       0.0000000
October 1, 2014.......       6,484,235        0.4316981        6,033,714        0.0028581                0       0.0000000
April 1, 2015.........               0        0.4316981          165,805        0.0000000                0       0.0000000
October 1, 2015.......       7,024,588        0.3849308                0        0.0000000                0       0.0000000
April 1, 2016.........               0        0.3849308                0        0.0000000                0       0.0000000
October 1, 2016.......      10,274,207        0.3165287                0        0.0000000                0       0.0000000
April 1, 2017.........       2,411,812        0.3004717                0        0.0000000                0       0.0000000
October 1, 2017.......      16,880,017        0.1880903                0        0.0000000                0       0.0000000
April 1, 2018.........               0        0.1880903                0        0.0000000                0       0.0000000
October 1, 2018.......      26,140,607        0.0140551                0        0.0000000                0       0.0000000
April 1, 2019.........       2,111,121        0.0000000                0        0.0000000                0       0.0000000

    The final schedule of principal payments and the resulting schedule of Pool Balances and Pool Factors may change from that set forth above as a result of any reoptimization negotiated with an Owner Participant. In addition, the Pool Factor and Pool Balance of each Trust will be recomputed if there has been an early redemption, purchase, or a default in the payment of principal or interest in respect of one or more issues of the Equipment Notes held in a Trust, as described in "--Indenture Defaults and Certain Rights Upon an Indenture Default and "Description of the Equipment Notes--Redemption," or a special distribution attributable to unused Deposits after the Delivery Period Termination Date or the occurrence of a Triggering Event. In the event of (i) any such redemption, purchase or default or (ii) any other change in the schedule of repayments from the Assumed Amortization Schedule, the Pool Factors and the Pool Balances of each Trust so affected will be recomputed after giving effect thereto and notice thereof will be mailed to the Certificateholders of such Trust promptly after the Delivery Period Termination Date in the case of clause (ii) and promptly after the occurrence of any event described in clause (i).

REPORTS TO CERTIFICATEHOLDERS

    On each Regular Distribution Date and Special Distribution Date, the applicable Paying Agent and Trustee, as the case may be, will include with each distribution of a Scheduled Payment or Special Payment, respectively, to Certificateholders of the related Trust a statement, giving effect to such distribution to be made on such Regular Distribution Date or Special Distribution Date, setting forth the following information (per $1,000 aggregate principal amount of Certificate for such Trust, as to (ii), (iii), (iv) and
(v) below):

    (i) the aggregate amount of funds distributed on such Distribution Date under the Pass Through Trust Agreement and under the Escrow Agreement, indicating the amount allocable to each source including any portion thereof paid by the Liquidity Provider and/or the Policy Provider;

    (ii) the amount of such distribution under the Pass Through Trust Agreement allocable to principal and the amount allocable to Make-Whole Premium (if any);

    (iii) the amount of such distribution under the Pass Through Trust Agreement allocable to interest;

    (iv) the amount of such distribution under the Escrow Agreement allocable to interest;

    (v) the amount of such distribution under the Escrow Agreement allocable to unused Deposits, if any; and

    (vi) the Pool Balance and the Pool Factor for such Trust. (Section 4.03)

    With respect to the Certificates registered in the name of Cede, as nominee for DTC, on the record date prior to each Distribution Date, the applicable Trustee will request from DTC a Securities Position Listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the Certificates on such record date. On each Distribution Date, the applicable Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to holders of Certificates.

    In addition, after the end of each calendar year, the applicable Paying Agent and Trustee, as the case may be, will prepare for each Certificateholder of each Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (i), (ii), (iii),
(iv) and (v) above with respect to the Trust for such calendar year or, in the event such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to such Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder's preparation of its U.S. federal income tax returns. (Section 4.03) Such report and such other items shall be prepared on the basis of information supplied to the applicable Paying Agent and Trustee, as the case may be, by the DTC Participants and shall be delivered by such Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners in the manner described above. See "--Book-Entry; Delivery and Form."

    With respect to the Certificates issued in definitive form, the applicable Trustee will prepare and deliver the information described above to each Certificateholder of record of each Trust as the name of such Certificateholder appears on the records of the registrar of the Certificates.

INDENTURE DEFAULTS AND CERTAIN RIGHTS UPON AN INDENTURE DEFAULT.

    An event of default under an Indenture (an "INDENTURE DEFAULT") will, with respect to the Leased Aircraft Indentures, include an event of default under the related Lease (a "LEASE EVENT OF DEFAULT"). Since the Equipment Notes issued under an Indenture will be held in more than one Trust, a continuing Indenture Default under such Indenture would affect the Equipment Notes held by each such Trust. There are no cross-default provisions in the Indentures or Leases. Consequently, events resulting in an Indenture Default under any particular Indenture may or may not result in an Indenture Default under any other Indenture and events resulting in a Lease Event of Default under one Lease may or may not result in a Lease Event of Default under any other Lease. If an Indenture Default occurs in fewer than all of the Indentures, notwithstanding the treatment of Equipment Notes issued under any Indenture under which an Indenture Default has occurred, payments of principal and interest on all of the Equipment Notes issued pursuant to Indentures with respect to which an Indenture Default has not occurred will continue to be distributed to the holders of the Certificates as originally scheduled, subject to the Intercreditor Agreement. See "Description of the Intercreditor Agreement--Priority of Distributions."

    With respect to each Leased Aircraft, the applicable Owner Trustee and Owner Participant will, under the related Indenture, have the right under certain circumstances to cure Indenture Defaults that result from the occurrence of a Lease Event of Default under the related Lease. If the Owner Trustee or the Owner Participant exercises any such cure right, the Indenture Default will be deemed to have been cured.

    In the event that the same institution acts as Trustee of multiple Trusts, in the absence of instructions from the Certificateholders of any such Trust, such Trustee could be faced with a potential conflict of interest upon an Indenture Default. In such event, the Trustee has indicated that it would resign as Trustee of one or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the applicable Pass Through Trust Agreement. State Street Bank and Trust Company of Connecticut, National Association will be the initial Trustee under each Trust.

    Upon the occurrence and continuation of any Indenture Default under any Indenture, the Controlling Party will direct the Loan Trustee thereunder in the exercise of remedies and may accelerate and sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person, subject to certain limitations. The proceeds of such sale will be distributed pursuant to the provisions of the Intercreditor Agreement. Any proceeds received by the applicable Trustee upon any such sale shall be deposited in the applicable Special Payments Account and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections 4.01 and 4.02) The market for Equipment Notes at the time of the existence of any Indenture Default may be very limited, and there can be no assurance as to the price at which they could be sold. If such Trustee sells any such Equipment Notes for less than their outstanding principal amount, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Northwest, NWA Corp., any Owner Trustee, any Owner Participant, any Liquidity Provider, the Policy Provider (except in the case of the Class G Certificates) or any Trustee.

    Any amount, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter, distributed to the Trustee of any Trust by the Subordination Agent on account of the Equipment Notes or other Trust Property held in such Trust following an Indenture Default under any Indenture shall be deposited in the Special Payments Account for such Trust and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Section 4.02) In addition, if, following an

Indenture Default under any Leased Aircraft Indenture, the applicable Owner Participant or Owner Trustee exercises its option to redeem or purchase the outstanding Equipment Notes issued under such Leased Aircraft Indenture, the price paid by such Owner Trustee for the Equipment Notes issued under such Indenture and distributed to such Trust by the Subordination Agent shall be deposited in the Special Payments Account for such Trust and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Section 4.02)

    Any funds representing payments received with respect to any defaulted Equipment Notes held in a Trust, or the proceeds from the sale of any Equipment Notes, held by such Trustee in the Special Payments Account for such Trust shall, to the extent practicable, be invested and reinvested by such Trustee in Permitted Investments pending the distribution of such funds on a Special Distribution Date. (Section 4.04) "PERMITTED INVESTMENTS" are defined as obligations of the United States or agencies or instrumentalities thereof the payment of which is backed by the full faith and credit of the United States and which mature in not more than 60 days or such lesser time as is required for the distribution of any such funds on a Special Distribution Date. (Section 1.01)

    Each Pass Through Trust Agreement provides that the Trustee of the related Trust shall, within 90 days after the occurrence of any default, give to the Certificateholders of such Trust notice, transmitted by mail, of all uncured or unwaived defaults with respect to such Trust known to it, provided that, except in the case of default in the payment of principal, Make-Whole Premium, if any, or interest on any of the Equipment Notes or other Trust Property held in such Trust, the applicable Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. (Section 7.01). The term "default" as used in this paragraph only with respect to any Trust means the occurrence of an Indenture Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued, as described above, except that in determining whether any such Indenture Default has occurred, any grace period or notice in connection therewith will be disregarded.

    Each Pass Through Trust Agreement contains a provision entitling the Trustee of the related Trust, subject to the duty of such Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the holders of the Certificates of such Trust before proceeding to exercise any right or power under such Pass Through Trust Agreement at the request of such Certificateholders. (Section 7.02(e))

    In certain cases, the holders of the Certificates of a Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of the holders of all the Certificates of such Trust waive any past "event of default" and its consequences under the related Pass Through Trust Agreement or, if the Trustee of such Trust is the Controlling Party, may direct the Trustee to instruct the applicable Loan Trustee to waive any past Indenture Default with respect to such Trust and thereby annul any direction to such Loan Trustee with respect thereto, PROVIDED, HOWEVER, the consent of each holder of a Certificate of a Trust is required to waive (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof, (ii) a default in payment of the principal, Make-Whole Premium, if any, or interest with respect to any of the Equipment Notes held in such Trust and (iii) a default in respect of any covenant or provision of the related Pass Through Trust Agreement that cannot be modified or amended without the consent of each Certificateholder of such Trust affected thereby.
(Section 6.05) Each Indenture will provide that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such holders waive any past default or Indenture Default thereunder. Notwithstanding the foregoing provisions of this paragraph, however, pursuant to the Intercreditor Agreement, only the Controlling Party will be entitled to waive any such past default or Indenture Default.

PURCHASE RIGHTS OF CERTIFICATEHOLDERS

    Upon the occurrence and during the continuation of a Triggering Event, with ten days' written notice to the Trustee and each other Certificateholder of the same Class,

    - the Class B Certificateholders shall have the right to purchase all, but not less than all, of the Class G Certificates;

    - the Class C Certificateholders shall have the right to purchase all, but not less than all, of the Class B Certificates and Class G Certificates;

    - if Class D Certificates have been issued, the Class D Certificateholders shall have the right to purchase all, but not less than all, of the Class B Certificates, Class C Certificates and Class G Certificates; and

    - whether or not the above rights are exercised the Policy Provider shall have the right to purchase all, but not less than all, of the Class G Certificates; and

in each case at a purchase price equal to the Pool Balance of the relevant Class or Classes of Certificates plus accrued and unpaid interest thereon to the date of purchase without Make-Whole Premium but including any other amounts due to the Certificateholders of such Class or Classes. In each case, if prior to the end of the ten-day period, any other Certificateholder of the same Class notifies the purchasing Certificateholder that the other Certificateholder wants to participate in such purchase, then such other Certificateholder may join with the purchasing Certificateholder to purchase the Certificates pro rata based on the interest in the Trust held by each Certificateholder.

PTC EVENT OF DEFAULT

    A "PTC EVENT OF DEFAULT" is defined under each Pass Through Trust Agreement as the failure to pay within 10 Business Days of the due date thereof either

    - the outstanding Pool Balance of the applicable Class of Certificates on the Final Legal Distribution Date for such Class (unless, in the case of the Class G Certificates, the Subordination Agent shall have made a drawing under the Policy in an aggregate amount sufficient to pay such outstanding Pool Balance and shall have distributed such amount to the Class G Trustee) or

    - interest due on the applicable Class of Certificates on any Distribution Date (unless the Subordination Agent shall have made an Interest Drawing, or a withdrawal from the Cash Collateral Account for such class of Certificates, or a drawing under the Policy, with respect thereto in an aggregate amount sufficient to pay such interest and shall have distributed such amount to the Trustee entitled thereto).

    Any failure to make expected principal distributions on any Class of Certificates on any Regular Distribution Date (other than the Final Legal Distribution Date) will not constitute a PTC Event of Default with respect to such Certificates. A PTC Event of Default with respect to the most senior Class of Certificates resulting from an Indenture Default under all Indentures will constitute a "TRIGGERING EVENT". The Final Legal Distribution Date is
October 1, 2020 for the Class G Certificates, October 1, 2016 for the Class B Certificates and October 1, 2011 for the Class C Certificates. For a discussion of the consequences of a Triggering Event, see "Description of the Intercreditor Agreement--Priority of Distributions."

OBLIGATION TO PURCHASE EQUIPMENT NOTES

    Each Trustee will be obligated to purchase the Equipment Notes issued with respect to the Aircraft during the Delivery Period, subject to the terms and conditions of a note purchase agreement (the "NOTE PURCHASE AGREEMENT") and the applicable Participation Agreement. Under the Note Purchase Agreement, Northwest agrees to finance each Aircraft in the manner provided therein. Northwest will have the option of entering into a leveraged lease financing or a secured debt financing with respect to each Aircraft and will have the ability to convert an Owned Aircraft to a Leased Aircraft and at the time of such conversion, if prior to the Delivery Period Termination Date, to have the applicable Owner Trustee issue reoptimized Leased Aircraft Notes to each Trustee (subject to the Mandatory Economic Terms and written confirmation from each Rating Agency that such conversion and/or such reoptimization will not result in a withdrawal, suspension or downgrading of the ratings of any Class of Certificates (without regard to the Policy)) in replacement for the Owned Aircraft Notes previously issued to each Trustee.

    - If Northwest chooses to enter into a leveraged lease financing with respect to an Aircraft (such Aircraft, a "LEASED AIRCRAFT"), the Note Purchase Agreement provides for the relevant parties to enter into a participation agreement (each, a "LEASED PARTICIPATION AGREEMENT"), a Lease and an indenture (each, a "LEASED AIRCRAFT INDENTURE") relating to the financing of such Leased Aircraft.

    - If Northwest chooses to enter into a secured debt financing with respect to an Aircraft (such Aircraft, an "OWNED AIRCRAFT"), the Note Purchase Agreement provides for the relevant parties to enter into a participation agreement (each, an "OWNED PARTICIPATION AGREEMENT", and together with the other Owned Participation Agreements and the Leased Participation Agreements, the "PARTICIPATION AGREEMENTS") and an indenture (each, an "OWNED AIRCRAFT INDENTURE," and together with the other Owned Aircraft Indentures and the Leased Aircraft Indentures, the "INDENTURES") relating to the financing of such Owned Aircraft.

    The description of such agreements in this Prospectus Supplement is based on the forms of such agreements to be utilized pursuant to the Note Purchase Agreement. In the case of a Leased Aircraft, the terms of the agreements actually entered into may differ from the forms of such agreements and, consequently, may differ from the description of such agreements contained in this Prospectus Supplement. See "Description of the Equipment Notes." However, under the Note Purchase Agreement, the terms of such agreements are required to
(a) contain the Mandatory Document Terms (as such Mandatory Document Terms are permitted to vary in accordance with the terms of the Note Purchase Agreement) and (b) not vary the Mandatory Economic Terms except as expressly provided therein. In addition, Northwest is obligated (a) to certify to the Trustees and the Policy Provider that any such modifications do not materially and adversely affect the Certificateholders or the Policy Provider or (b) if such agreements are modified in any material respect, to obtain written consent of the Policy Provider and written confirmation from each Rating Agency that the use of such agreements will not result in a withdrawal, suspension or downgrading of the rating of any Class of Certificates. Under the Note Purchase Agreement, it is a condition precedent to the obligation of each Trustee to purchase the Equipment Notes related to the financing of an Aircraft that no Triggering Event has occurred. The Trustees have no right or obligation to purchase Equipment Notes after the Delivery Period Termination Date.

    The "MANDATORY ECONOMIC TERMS," as defined in the Note Purchase Agreement, will require, among other things, that:

    - The maximum principal amount of all the Equipment Notes issued with respect to an Aircraft shall not exceed the maximum principal amount of Equipment Notes indicated for each such Aircraft as set forth in "Prospectus Supplement Summary--Equipment Notes and the Aircraft" under the column "Maximum Principal Amount of Equipment Notes."

    - The loan to aircraft value ratio with respect to each Aircraft at the time of issuance of the related Equipment Notes and on any Regular Distribution Date thereafter not to exceed 44.3% in the case of the Series G Equipment Notes, 64.1% in the case of the Series B Equipment Notes and 72.2% in the case of the Series C Equipment Notes, in each case computed on the basis of an assumed value of such Aircraft no greater than the value for such Aircraft set forth under "Summary of Terms--Equipment Notes and the Aircraft" under the column, "Appraised Value" and the Depreciation Assumption defined under "Summary of Terms--Loan to Aircraft Value Ratios."

    - The initial average life of the Series G Equipment Notes, the Series B Equipment Notes and the Series C Equipment Notes on any Aircraft will not be more than 13.0 years, 10.5 years and 5.5 years, respectively, in each case from the Issuance Date.

    - As of the first Regular Distribution Date following the Delivery Period Termination Date the average life of the Class G Certificates will not be less than 10.0 years or more than 12.7 years, and, the average life of the Class B Certificates and the Class C Certificates will not be more than
      10.0 years and 5.0 years, respectively, from the Issuance Date (computed without regard to the acceleration of any Equipment Notes and after giving effect to any special distribution on the Certificates thereafter required in respect of unused Deposits).

    - The final maturity date of the Series G Equipment Notes, the Series B Equipment Notes and the Series C Equipment Notes will not extend beyond April 1, 2019, April 1, 2015 and April 1, 2010, respectively.

    - At the earlier of the date on which all Aircraft have been delivered and all Equipment Notes issued and the Delivery Period Termination Date, the aggregate principal amount of each Series of Equipment Notes shall equal the original aggregate face amount of the related Class of Certificates without giving effect to any scheduled principal payments on such Equipment Notes but after giving effect to any reductions to the Pool Balance for such Class of Certificates from Deposits not used to purchase Equipment Notes on or before such date.

    - The interest rate applicable to each Series of Equipment Notes must be equal to the rate applicable to the Certificates issued by the corresponding Trust.

    - The payment dates for the Equipment Notes and basic rent under the Leases must be April 1 and October 1.

    - Basic rent (and supplemental rent), stipulated loss values and termination values under the Leases must be sufficient to pay amounts due with respect to the related Equipment Notes.

    - The amounts payable under the all-risk aircraft hull insurance maintained with respect to each Aircraft must be sufficient to pay the applicable stipulated loss value or, in the case of Owned Aircraft, unpaid principal amount of the related Equipment Notes, subject to certain rights of self-insurance.

    - (a) The past due rate in the Indentures and the Leases, (b) the Make-Whole Premium payable under the Indentures, (c) the provisions relating to the redemption and purchase of Equipment Notes in the Indentures, (d) the minimum liability insurance amount on Aircraft in the Leases and (e) the indemnification of the Loan Trustees, Subordination Agent, Liquidity Provider, the Policy Provider, Trustees, Escrow Agents and registered holders of the Equipment Notes (in such capacity, the "NOTE HOLDERS") with respect to certain taxes and expenses, in each case must be no less favorable to the Loan Trustees, Subordination Agent, the Liquidity Provider, the Policy Provider, the Trustees, the Escrow Agents and the Note Holders than as set forth in the form of Participation Agreements, Lease and Indentures (collectively, the "AIRCRAFT OPERATIVE AGREEMENTS").

    The "MANDATORY DOCUMENT TERMS" prohibit modifications in any material adverse respect to certain specified provisions of the Aircraft Operative Agreements annexed to the Note Purchase Agreement, as follows:

    - In the case of the Indentures, the following modifications are prohibited:

        (i) modifications to the Granting Clause of the Indentures so as to deprive the Note Holders of a first priority security interest in the Aircraft and, in the case of a Leased Aircraft, the Lease or to eliminate the obligations intended to be secured thereby.

        (ii) modifications to certain provisions relating to the issuance, redemption, purchase, payments, and ranking of the Equipment Notes (including the obligation to pay the Make-Whole Premium in certain circumstances).

       (iii) modifications to certain provisions regarding Indenture Defaults, remedies relating thereto and rights of the Owner Trustee and Owner Participant in such circumstances.

        (iv) modifications to certain provisions relating to any replaced airframe or engines with respect to an Aircraft.

        (v) modifications to the provision that New York law will govern the Indentures.

    - In the case of the Lease, the following modifications are prohibited:

        (i) modifications to certain provisions regarding the unconditional obligation of Northwest to pay basic rent, stipulated loss value and termination value to the Leased Aircraft Trustee.

        (ii) modification of the obligations of Northwest to record the Leased Aircraft Indenture with the Federal Aviation Administration and to maintain such Indenture as a first-priority perfected mortgage on the related Aircraft.

       (iii) modification of the obligations of Northwest to furnish certain opinions with respect to a replacement airframe.

        (iv) modification of the obligations of Northwest to consent to the assignment of the Lease by the Owner Trustee as collateral under the Leased Aircraft Indenture, as well as modifications which would either alter the provision that New York law will govern the Lease or would deprive the Loan Trustee of rights expressly granted to it under the Leases.

    - In the case of the Participation Agreement, the following modifications are prohibited:

        (i) modifications to certain conditions to the obligations of the Trustees to purchase the Equipment Notes issued with respect to an Aircraft involving obtaining a certificate of airworthiness with respect to such Aircraft, delivery of an opinion of outside counsel with respect to the entitlement to the benefits of Section 1110 with respect to such Aircraft and filings of certain documents with the Federal Aviation Administration.

        (ii) modifications to the provisions restricting the Note Holder's ability to transfer such Equipment Notes.

       (iii) modifications to certain provisions requiring the delivery of legal opinions.

        (iv) modifications to the provision that New York law will govern the Participation Agreement.

    - In the case of all of the Aircraft Operative Agreements, modifications are prohibited in any material adverse respect as regards the interest of the Note Holders, the Subordination Agent, the Liquidity Provider, the Policy Provider or the Loan Trustee in the definition of "Make-Whole Premium."

    Notwithstanding the foregoing, any such Mandatory Document Term may be modified to correct or supplement any such provision which may be defective or to cure any ambiguity or correct any mistake, provided that any such action does not materially adversely affect the interests of the Note Holders, the Subordination Agent, the Liquidity Provider, Policy Provider, Loan Trustees or the Certificateholders.

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

    Northwest will be prohibited from consolidating with or merging into any other corporation or transferring substantially all of its assets as an entirety to any other corporation unless

    - the surviving successor or transferee corporation shall

        (i) be a "citizen of the United States" as defined in
            Section 40102(a)(15) of Title 49 of the United States Code, as amended, relating to aviation (the "AVIATION ACT");

        (ii) be a United States certificated air carrier; and

       (iii) expressly assume all of the obligations of Northwest contained in the Pass Through Trust Agreements, the Indentures, the Participation Agreements and the Leases, and any other operative documents;

    - immediately after giving effect to such transaction, no Lease Event of Default, in the case of a Leased Aircraft, or an Indenture Default, in the case of an Owned Aircraft shall have occurred and be continuing; and

    - Northwest shall have delivered a certificate and an opinion or opinions of counsel indicating that such transaction complies with such conditions. (Section 5.02)

    The Pass Through Trust Agreements and the Indentures will not contain any covenants or provisions which may afford the applicable Trustee or Certificateholders protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of Northwest or NWA Corp.

MODIFICATIONS OF THE PASS THROUGH TRUST AGREEMENTS AND CERTAIN OTHER AGREEMENTS

    Each Pass Through Trust Agreement will contain provisions permitting, at the request of the Company, the execution of amendments or supplements to such Pass Through Trust Agreement or, if applicable, to the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement, any Liquidity Facility or, with respect to the Pass Through Agreement for the Class G Trust, the Policy and the Policy Provider Agreement without the consent of the holders of any of the Certificates of such Trust:

    - To provide for the formation of a Trust, to issue an additional series of Certificates and to enter into Trust Supplements setting forth the terms of any series of Certificates.

    - To evidence the succession of another corporation to Northwest or NWA Corp. and the assumption by such corporation of Northwest's or NWA Corp.'s, as the case may be, obligations under such Pass Through Trust Agreement, the Note Purchase Agreement, any Liquidity Facility or the Policy Provider Agreement.

    - To add to the covenants of Northwest or NWA Corp. for the benefit of holders of such Certificates or to surrender any right or power conferred upon Northwest or NWA Corp. in such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Liquidity Facility, the Policy or the Policy Provider Agreement.

    - Except where Certificateholder consent is required by the Trust Supplement (Sections 9.02(1)-9.02(6)) and as described below, to correct or supplement any provision of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement, any Liquidity Facility, the Policy or the Policy Provider Agreement which may be defective or inconsistent with any other provision in such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Liquidity Facility, the Policy or the Policy Provider Agreement, as applicable, or to cure any ambiguity or to modify any other provision with respect to matters or questions arising under such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement, any Liquidity Facility, the Policy or the Policy Provider Agreement, provided that such action will not materially adversely affect the interests of the holders of such

      Certificates; to correct any mistake in such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement, the Policy, the Policy Provider Agreement or any Liquidity Facility; or, as provided in the Intercreditor Agreement, to give effect to or provide for a Replacement Facility.

    - To comply with any requirement of the Commission, any applicable law, rules or regulations of any exchange or quotation system on which the Certificates are listed, or any regulatory body.

    - To modify, eliminate or add to the provisions of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement, the Policy, the Policy Provider Agreement or any Liquidity Facility to such extent as is necessary to continue the qualification of such Pass Through Trust Agreement (including any supplemental agreement) under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"), or any similar federal statute enacted after the execution of such Pass Through Trust Agreement, and to add to such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement, the Policy, the Policy Provider Agreement or any Liquidity Facility such other provisions as may be expressly permitted by the Trust Indenture Act.

    - To evidence and provide for the acceptance of appointment under such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement, the Policy, the Policy Provider Agreement or any Liquidity Facility by a successor Trustee and to add to or change any of the provisions of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement, the Policy, the Policy Provider Agreement or any Liquidity Facility as is necessary to provide for or facilitate the administration of the Trusts under the Basic Agreement by more than one Trustee.

    In each case, such modification or supplement may not adversely affect the status of the Trust as either a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code, or, a partnership for U.S. federal income tax purposes. (Trust Supplements, Section 5.01)

    Each Pass Through Trust Agreement also contains provisions permitting the execution, with the consent of the holders of the Certificates of the related Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust of supplemental trust agreements adding any provisions to or changing or eliminating any of the provisions of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement, any Liquidity Facility or, with respect to the Pass Through Agreement for the Class G Trust, the Policy or the Policy Provider Agreement to the extent applicable to such Certificateholders or of modifying the rights and obligations of such Certificateholders under such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement, any Liquidity Facility, the Policy or Policy Provider Agreement. No such amendment or supplement may, without the consent of the holder of each Certificate so affected thereby:

    - reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments on the Equipment Notes or other Trust Property held in such Trust or distributions in respect of any Certificate related to such Trust, or change the date or place of any payment in respect of any Certificate, or make distributions payable in coin or currency other than that provided for in such Certificates, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment when due;

    - permit the disposition of any Equipment Note held in such Trust, except as provided in such Pass Through Trust Agreement, or otherwise deprive any Certificateholder of the benefit of the ownership of the applicable Equipment Notes;

    - alter the priority of distributions specified in the Intercreditor Agreement;

    - reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in such Pass Through Trust Agreement, the consent of the holders of which is required for any such supplemental trust agreement or for any waiver provided for in such Pass Through Trust Agreement;

    - modify any of the provisions relating to the rights of the Certificateholders in respect of the waiver of Events of Default or receipt of payment (Section 9.01); or

    - terminate or modify the Policy, other than amendments already contemplated or required by Section 3.06 of the Policy Provider Agreement and/or
      Section 2.6(c) or 3.7(c) of the Intercreditor Agreement.

    In the event that a Trustee, as holder (or beneficial owner through the Subordination Agent) of any Equipment Note in trust for the benefit of the Certificateholders of the relevant Trust or as Controlling Party under the Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture, any Participation Agreement, any Lease, any Equipment Note or any other related document, the Trustee will forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder of the relevant Trust registered on the register of such Trust as of the date of such notice. The Trustee will request from the Certificateholders a direction as to:

    - Whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action which a holder of such Equipment Note or the Controlling Party has the option to direct.

    - Whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as a holder of such Equipment Note or as Controlling Party.

    - How to vote (or direct the Subordination Agent to vote) any Equipment Note if a vote has been called for with respect thereto.

    Provided such a request for Certificateholder direction has been made, in directing any action or casting any vote or giving any consent as the holder of any Equipment Note (or in directing the Subordination Agent in any of the foregoing):

    - Other than as Controlling Party, the Trustee will vote for or give consent to any such action with respect to such Equipment Note in the same proportion as that of (x) the aggregate face amount of all Certificates actually voted in favor of or for giving consent to such action by such direction of Certificateholders to (y) the aggregate face amount of all outstanding Certificates of the relevant Trust.

    - As the Controlling Party, the Trustee will vote as directed in such Certificateholder direction by the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the relevant Trust.

    For purposes of the second preceding sentence, a Certificate is deemed "actually voted" if the Certificateholder has delivered to the Trustee an instrument evidencing such Certificateholder's consent to such direction prior to one Business Day before the Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to certain rights of the Certificateholders under the relevant Pass Through Trust Agreement and subject to the Intercreditor Agreement, the Trustee may, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee of such consent (or direct the Subordination Agent to consent and notify the relevant Loan Trustee of such consent) to any amendment, modification, waiver or supplement under the relevant Indenture, Participation Agreement or Lease, any relevant Equipment Note or any other related document, if an Indenture Default under any Indenture has occurred and is continuing, or if such amendment, modification, waiver or supplement does not materially adversely affect the interests of the Certificateholders. (Section 10.01)

POSSIBLE ISSUANCE OF CLASS D CERTIFICATES

    Series D Equipment Notes may be issued in connection with the financing of Owned Aircraft or Leased Aircraft, which will be funded from sources other than this offering. The sale of the Series D Equipment Notes may be funded through the sale of Class D Certificates. No Series D Equipment Notes will be issued at any time prior to the consummation of this offering. The Note Purchase Agreement provides the ability to issue any Series D Equipment Notes is contingent upon obtaining written confirmation from each Rating Agency that the issuance of such Series D Equipment Notes will not result in a withdrawal or downgrading of the rating of any Class of Certificates (without regard to the Policy). If the Class D Certificates are issued, the Trustee with respect to such Certificates will become a party to the Intercreditor Agreement. See "Description of the Intercreditor Agreement." If Series D Equipment Notes are issued to other than the Class D Trust, such Series D Equipment Notes will nevertheless be subject to provisions of the Intercreditor Agreement that allow the Controlling Party, during the continuance of an Indenture Default, to direct the Loan Trustee in taking action under the applicable Indenture and payments on the Series D Equipment Notes will be subordinated to the Series G Equipment Notes, Series B Equipment Notes, Series C Equipment Notes and drawings under the Liquidity Facilities and the Policy.

TERMINATION OF THE TRUSTS

    The obligations of Northwest, if any, and the Trustee with respect to a Trust will terminate upon the distribution to Certificateholders of such Trust of all amounts required to be distributed to them pursuant to the applicable Pass Through Trust Agreement and the disposition of all property held in such Trust. The Trustee will send to each Certificateholder of record of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. The final distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder's Certificates at the office or agency of the applicable Trustee specified in such notice of termination. (Section 11.01)

THE TRUSTEE

    The Trustee for each Trust will be State Street Bank and Trust Company of Connecticut, National Association. With certain exceptions, the Trustee makes no representations as to the validity or sufficiency of the Basic Agreement, the Trust Supplements, the Certificates, the Equipment Notes, the Indentures, the Leases or other related documents. (Sections 7.03 and 7.14) The Trustee of any Trust shall not be liable, with respect to the Certificates of such Trust, for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in principal amount of outstanding Certificates of such Trust. Subject to certain provisions, the Trustee shall be under no obligation to exercise any of its rights or powers under any Pass Through Trust Agreement at the request of any holders of Certificates issued thereunder unless there shall have been offered to the Trustee reasonable indemnity. (Section 7.02(e)) Each Pass Through Trust Agreement provides that the Trustee in their individual or any other capacity may acquire and hold Certificates issued thereunder and, subject to certain conditions, may otherwise deal with Northwest, NWA Corp. and with any Owner Trustee with the same rights they would have if they were not the Trustee. (Section 7.04)

BOOK-ENTRY; DELIVERY AND FORM

    Upon issuance, each Class of Certificates will be represented by one or more fully registered global certificates. Each global certificate will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co. ("CEDE"), or its nominee. No person acquiring an interest in such Certificates ("CERTIFICATE OWNER") will be entitled to receive a certificate representing such person's interest in such Certificates, except as set forth in the Prospectus under "Book Entry Registration--Definitive Certificates." Unless and until definitive certificates ("DEFINITIVE CERTIFICATES") are

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issued under the limited circumstances described herein, all references to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references herein to distributions, notices, reports and statements to Certificateholders shall refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of such Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures. "DTC PARTICIPANTS" refers to the participants in DTC who clear and settle securities transactions through DTC's electronic book-entry system.

    None of Northwest, NWA Corp. or the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                     DESCRIPTION OF THE DEPOSIT AGREEMENTS

    The following is a description of the particular terms of the Deposit Agreements. The statements under this caption are summaries and do not purport to be complete and are qualified in their entirety by reference to all of the provisions of the Deposit Agreements, each of which will be filed as an exhibit to an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, or to a Current Report on Form 8-K to be filed by NWA Corp. with the Commission. The provisions of the Deposit Agreements are substantially identical except as otherwise indicated.

GENERAL

    Pursuant to the Escrow Agreements, the Escrow Agent with respect to each Trust will enter into a separate Deposit Agreement with the applicable Depositary. Pursuant to the deposit agreements between the Escrow Agent and the applicable Depositary (the "DEPOSIT AGREEMENTS"), the Depositaries will establish separate accounts in the name of the Escrow Agent (each such account, a "DEPOSIT ACCOUNT"). On the Issuance Date, the proceeds of this offering will be deposited (each, a "DEPOSIT") into the Deposit Accounts by the Underwriters on behalf of such Escrow Agent.

    On each Regular Distribution Date the applicable Depositary will pay to the Paying Agent on behalf of the applicable Escrow Agent, for distribution to the holders of Escrow Receipts relating to the applicable Trust, an amount equal to interest accrued on the Deposits relating to such Trust during the relevant interest period at a rate per annum equal to the interest rate applicable to the Certificates issued by such Trust.

    In connection with the financing of each delivered Aircraft during the Delivery Period, the Trustee for each of the Trusts will request that the Escrow Agent relating to the applicable Trust withdraw from the Deposits relating to the applicable Trust funds sufficient to enable the Trustee of such Trust to purchase the Equipment Note of the series applicable to such Trust issued with respect to such Aircraft. Accrued but unpaid interest on all such Deposits withdrawn will be paid on the next Regular Distribution Date. Any portion of any Deposit withdrawn which is not used to purchase such Equipment Note will be re-deposited by each Trustee into an account relating to the applicable Trust.

    The Deposits relating to the Trusts and interest paid thereon will not be subject to the subordination provisions of the Intercreditor Agreement and will not be available to pay any other amount in respect of the Certificates.

UNUSED DEPOSITS

    The Trustees' obligations to purchase the Equipment Notes issued with respect to each Aircraft are subject to satisfaction of certain conditions at the time of delivery, as set forth in the Note Purchase Agreement and the Participation Agreements. See "Description of the Certificates--Obligation to

Purchase Equipment Notes." Since the Aircraft are scheduled for delivery from time to time during the Delivery Period, no assurance can be given that all such conditions will be satisfied at the time of delivery for each Aircraft. Moreover, since the Aircraft will be newly manufactured, their delivery as scheduled is subject to delays in the manufacturing process and to the Aircraft manufacturer's right to postpone deliveries under the purchase agreement with Northwest. See "Description of the Aircraft and Appraisals--Deliveries of Aircraft." Depending on the circumstances of the financing of each Aircraft, the maximum aggregate principal amount of Equipment Notes may not be issued.

    If any funds remain as Deposits with respect to any Trust at the end of the Delivery Period or, if earlier, upon the acquisition by such Trusts of the Equipment Notes with respect to all of the Aircraft, such funds will be withdrawn by the Escrow Agent and distributed, with accrued and unpaid interest thereon to the holders of Escrow Receipts relating to the respective Trust after at least 15 days' prior written notice. Such distribution will include, in the case of Deposits relating to the Class G and Class B Certificates, a premium payable by Northwest equal to the Deposit Make-Whole Premium with respect to the remaining Deposits applicable to each such Trust, provided that no Deposit Make-Whole Premium will be payable with respect to unused Deposits attributable to the failure of an Aircraft to be delivered prior to the Delivery Period Termination Date due to any reason not occasioned by Northwest's fault or negligence. In the case of Deposits relating to the Class C Certificates, any distribution of any unused amounts will include a premium payable by Northwest equal to the Deposit Make-Whole Premium to the extent (i) such distribution relates to the non-delivery of an Aircraft due to Northwest's fault or negligence or (ii) the aggregate amount of all such distributions relating to Class C Certificates (other than the amounts relating to the non-delivery of an Aircraft due to any reason not occasioned by Northwest's fault or negligence) exceeds $5.0 million.

    "DEPOSIT MAKE-WHOLE PREMIUM" means, with respect to the distribution of unused Deposits to holders of any Class of Certificates, as of any date of determination, an amount equal to the excess, if any, of (a) the present value of the excess of (i) the scheduled payment of principal and interest to maturity of the related Series of Equipment Notes, in a principal amount equal to the maximum principal amount thereof (the "MAXIMUM AMOUNT") minus the sum of
(1) the amount of Deposits relating to any Aircraft not delivered due to any reason not occasioned by Northwest's fault or negligence and (2) in the case of Class C Certificates, $5.0 million, on each remaining Regular Distribution Date for such Class under the Assumed Amortization Schedule over (ii) the scheduled payment of principal and interest to maturity of the Equipment Notes actually acquired by the Trustee for such Class on each such Regular Distribution Date, such present value computed by discounting such excess on a semiannual basis on each Regular Distribution Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield plus 170 basis points in the case of the Class G Certificates, 325 basis points in the case of the Class B Certificates and 300 basis points in the case of the Class C Certificates over
(b) the amount of such unused Deposits to be distributed to the holders of such Certificates minus the sum of (1) the amount of Deposits relating to any Aircraft not delivered due to any reason not occasioned by Northwest's fault or negligence and (2) in the case of Class C Certificates, $5.0 million, plus accrued and unpaid interest on such net amount to but excluding the date of determination from and including the preceding Regular Distribution Date (or if such date of determination precedes the first Regular Distribution Date, the date of issuance of the Certificates).

DISTRIBUTION UPON OCCURRENCE OF A TRIGGERING EVENT

    If a Triggering Event occurs prior to the Delivery Period Termination Date, the Escrow Agent for the Trusts will withdraw any funds then held as Deposits with respect to such Trusts and cause such funds, with accrued and unpaid interest thereon but without any premium, to be distributed to the holders of Escrow Receipts relating to such Trusts by the Paying Agent on behalf of the Escrow Agent, after at least 15 days' prior written notice. Accordingly, if a Triggering Event occurs prior to the Delivery Period Termination

Date, the Trusts will not acquire Equipment Notes issued with respect to Aircraft delivered after the occurrence of such Triggering Event.

DEPOSITARY

    ABN AMRO Bank N.V., acting through a United States Branch, will act as "Depositary" for each of the Class G, Class B and Class C Certificates.

    ABN AMRO Bank N.V. is a direct subsidiary of ABN AMRO Holding N.V., an international multi-bank holding company. At December 31, 1998, ABN AMRO Holding N.V. reported consolidated assets amounting to approximately $504 billion (based on the exchange rate at such date of U.S. $1.00 to NGL 1.8892). The accounting principles applied in the preparation of the financial statements of ABN AMRO Bank N.V. may not conform to U.S. GAAP.

    ABN AMRO Bank N.V. has long-term unsecured debt ratings of Aa2 from Moody's and AA from Standard & Poor's and short-term unsecured debt ratings of P-1 from Moody's and A-1+ from Standard & Poor's.

                      DESCRIPTION OF THE ESCROW AGREEMENTS

    The following is a description of the particular terms of the escrow and paying agent agreements (the "ESCROW AGREEMENTS"). The statements under this caption are summaries only and do not purport to be complete and are qualified in their entirety by reference to all of the provisions of the Escrow Agreements, each of which will be filed as an exhibit to an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, or to a Current Report on Form 8-K to be filed by NWA Corp. with the Commission. The provisions of the Escrow Agreements are substantially identical except as otherwise indicated.

    First Security Bank, National Association, as escrow agent in respect of the Trusts (the "ESCROW AGENT"), State Street Bank and Trust Company, as paying agent on behalf of the Escrow Agent in respect of each such Trust (the "PAYING AGENT"), the Trustee of each of the Trusts and the Underwriters will enter into a separate Escrow Agreement for the benefit of the Certificateholders of each such Trust as holders of the Escrow Receipts affixed thereto (in such capacity, a "RECEIPTHOLDER"). The proceeds of the offering of Certificates of each Trust will be deposited by the Underwriters on behalf of the Escrow Agent (for the benefit of Receiptholders) with the applicable Depositary as Deposits relating to such Trusts.

    Each Escrow Agent will permit the Trustee of the related Trust to cause funds to be withdrawn from such Deposits on or prior to the Delivery Period Termination Date for such Trustee to purchase the related Equipment Notes pursuant to the Note Purchase Agreement. In addition, the Escrow Agent will direct the applicable Depositary to pay interest on the Deposits accrued in accordance with the Deposit Agreement to the Paying Agent for distribution to the Receiptholders.

    Each Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the related Receiptholders, one or more Paying Agent Account(s), which are non-interest-bearing. The Paying Agent will deposit interest on Deposits and any unused Deposits withdrawn by the Escrow Agent in the related Paying Agent Account. The Paying Agent will distribute these amounts on a Regular Distribution Date or Special Distribution Date, as appropriate.

    Upon receipt by the applicable Depositary of a portion of the cash proceeds from this Offering, the Escrow Agent will issue one or more escrow receipts ("ESCROW RECEIPTS") which will be affixed by the relevant Trustee to each Certificate. Each Escrow Receipt evidences a fractional undivided interest in amounts from time to time deposited into the Paying Agent Account and is limited in recourse to amounts deposited into such account. An Escrow Receipt may not be assigned or transferred except in connection with the assignment or transfer of the Certificate to which it is affixed. Each Escrow Receipt will be registered by the Escrow Agent in the same name and manner as the Certificate to which it is affixed.

                    DESCRIPTION OF THE LIQUIDITY FACILITIES

    The following summary describes certain terms of the Liquidity Facilities and certain provisions of the Intercreditor Agreement relating to the Liquidity Facilities. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Liquidity Facilities and such provisions of the Intercreditor Agreement, each of which will be filed as an exhibit to an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, or a Current Report on Form 8-K to be filed by NWA Corp. with the Commission. The provisions of the Liquidity Facilities are substantially identical except as otherwise indicated.

GENERAL

    The Liquidity Provider will enter into a separate revolving credit agreement with the Subordination Agent (each, a "LIQUIDITY FACILITY") with respect to the Certificates of each Trust pursuant to which the Liquidity Provider will make one or more advances to the Subordination Agent that will be used solely to pay interest on such Certificates when due, subject to certain limitations. The Liquidity Facility for each Trust is intended to enhance the likelihood of timely receipt by the Certificateholders of the interest payable on the Certificates of that Trust at their Stated Interest Rate on up to three consecutive semiannual Regular Distribution Dates. If interest payment defaults occur which exceed the amount covered by or available under the Liquidity Facility for a Trust, the Certificateholders of that Trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds (including, in the case of the Class G Trust, funds from the Policy). Although Morgan Stanley Capital Services, Inc. ("MSCS") is the initial Liquidity Provider for each Trust, MSCS may be replaced by one or more other entities with respect to the Trusts under certain circumstances. Therefore, the liquidity providers may differ. The obligations of MSCS to make advances under the initial Liquidity Facilities will be fully and unconditionally guaranteed by MSDW.

DRAWINGS

    The aggregate amount available under the Liquidity Facilities for each Trust at October 1, 2000, the first Regular Distribution Date after the scheduled Delivery Period Termination Date, assuming that Equipment Notes in the maximum principal amount with respect to all Aircraft are acquired by the Trusts and that all interest and principal due on or prior to October 1, 2000, is paid, will be $17,574,666, $8,250,215, and $3,533,695, respectively.

    Except as otherwise provided below, the Liquidity Facility for each Trust will enable the Subordination Agent to make interest drawings ("INTEREST DRAWINGS") thereunder on any Regular Distribution Date to pay interest then due and payable on the Certificates of such Trust at the Stated Interest Rate for such Trust to the extent that the amount, if any, available to the Subordination Agent on such Regular Distribution Date is not sufficient to pay such interest. The maximum amount available to be drawn under a Liquidity Facility with respect to any Trust on any Regular Distribution Date to fund any shortfall of interest on Certificates of such Trust will not exceed the then Maximum Available Commitment under such Liquidity Facility.

    "MAXIMUM AVAILABLE COMMITMENT" at any time under each Liquidity Facility is an amount equal to the then Required Amount of such Liquidity Facility less the aggregate amount of each Interest Drawing outstanding under such Liquidity Facility at such time, provided that following a Downgrade Drawing, a Final Drawing or a Non-Extension Drawing under a Liquidity Facility, the Maximum Available Commitment under such Liquidity Facility will be zero.

    "REQUIRED AMOUNT" means, for any day and with respect to any Trust, the sum of the aggregate amount of interest, calculated at the Stated Interest Rate applicable to the Certificates issued by such Trust, that would be payable on such Certificates on each of the three successive semiannual Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the succeeding two Regular Distribution Dates, in each case calculated based on the Pool Balance for such

Class on such day and without regard to expected future payments of principal on such Certificates. The Pool Balance for purposes of the definition of Required Amount with respect to the Class G Liquidity Facility shall, in the event of any Policy Provider Election, be deemed to be reduced by an amount (if positive) by which (a) the outstanding principal balance of the Series G Equipment Note in respect of which such Policy Provider Election has been made shall exceed
(b) the amount of any policy drawings previously paid by the Policy Provider in respect of principal of such Series G Equipment Note.

    The Liquidity Facility for any Class of Certificates will not provide for drawings thereunder to pay for principal of or premium on the Certificates of such Class or any interest on the Certificates of such Class in excess of the Stated Interest Rate for such Class or more than three semiannual installments of interest thereon or principal of or interest or premium on the Certificates of any other Class. (Liquidity Facilities, Section 2.02; Intercreditor Agreement, Section 3.6) In addition, the Liquidity Facility with respect to each Trust will not provide for drawings thereunder to pay any amounts payable with respect to the Deposits relating to such Trust.

    Each payment by the Liquidity Provider will reduce by the same amount the Maximum Available Commitment under such Liquidity Facility, subject to reinstatement as hereinafter described. With respect to any Interest Drawings under a Liquidity Facility, upon reimbursement of the Liquidity Provider in full for the amount of such Interest Drawings plus interest thereon, the Maximum Available Commitment under such Liquidity Facility will be reinstated to an amount not to exceed the then Required Amount of such Liquidity Facility; provided, however, that such Liquidity Facility will not be so reinstated at any time if (i) a Liquidity Event of Default has occurred and is continuing and
(ii) less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes. With respect to any other drawings under such Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement. Following the reduction of the Pool Balance for the applicable Trust, the Maximum Commitment of the Liquidity Facility for such Trust will be automatically reduced from time to time to an amount equal to the Required Amount for such Trust. (Liquidity Facilities, Section 2.04(a))

    "PERFORMING EQUIPMENT NOTE" means an Equipment Note issued pursuant to an Indenture with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration); provided that if a bankruptcy proceeding is commenced involving Northwest under the Bankruptcy Code, (a) any payment default existing during the 60-day period under
Section 1110(a)(1)(A) of the Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the Bankruptcy Code) (the "SECTION 1110 PERIOD") will not be taken into consideration, unless during the Section 1110 Period the trustee in such proceeding or Northwest refuses to assume or agree to perform its obligations under the Lease related to such Equipment Note (in the case of a Leased Aircraft) or under the Owned Aircraft Indenture related to such Equipment Note (in the case of an Owned Aircraft), and (b) any payment default occurring after the date of the order of relief in such proceeding will not be taken into consideration if such payment default is cured under Section 1110(a)(1)(B) of the Bankruptcy Code before the later of 30 days after the date of such default or the expiration of the Section 1110 Period. (Intercreditor Agreement, Section 1.1)

REPLACEMENT OF LIQUIDITY FACILITIES

    If at any time (i) the short-term unsecured debt rating of the Liquidity Provider for any Trust or, if applicable, of any guarantor of the obligations of such Liquidity Provider then issued by either Rating Agency is lower than the Threshold Rating applicable to such Trust or (ii) any guarantee of a Liquidity Provider's obligations under the relevant Liquidity Facilities ceases to be in full force and effect or becomes invalid or unenforceable or such guarantor denies its liability thereunder, the Liquidity Facility provided by such Liquidity Provider may be replaced by a Replacement Facility. If such Liquidity Facility is not replaced with a Replacement Facility within 30 days after notice of the downgrading or any event relating to such guarantee or guarantor described in clause (ii) above occurs and as otherwise provided in the Intercreditor Agreement, the Subordination Agent will draw the then Maximum Available

Commitment under such Liquidity Facility (the "DOWNGRADE DRAWING"). The Subordination Agent will deposit the proceeds of any Downgrade Drawing in a cash collateral account (the "CASH COLLATERAL ACCOUNT") for such Class of Certificates and will use these proceeds for the same purposes and under the same circumstances and subject to the same conditions as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(c); Intercreditor Agreement, Section 3.6(c))

    A "REPLACEMENT LIQUIDITY FACILITY" for any Liquidity Facility means an irrevocable liquidity facility (or liquidity facilities) in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit) as will permit Standard & Poor's and Moody's (the "RATING AGENCIES") to confirm in writing their respective ratings then in effect for the Certificates (before downgrading of such ratings, if any, as a result of (i) the downgrading of the applicable Liquidity Provider or, if applicable, any guarantor of its obligations or
(ii) any guarantee of such Liquidity Provider's obligations ceasing to be in full force and effect or becoming invalid or unenforceable or such guarantor denying its liability thereunder, but, in each case, without regard to the Policy) and in the case of the Class G Liquidity Facility only, be consented to by the Policy Provider, which consent shall not be unreasonably withheld or delayed in a face amount (or in an aggregate face amount) equal to the amount of interest payable on the Certificates of such Trust (at the Stated Interest Rate for such Trust, and without regard to expected future principal payments) on the three Regular Distribution Dates following the date of replacement of such Liquidity Facility and issued by a person (or persons) having unsecured short-term debt ratings issued by both Rating Agencies that are equal to or higher than the Threshold Rating for the relevant Class. (Intercreditor Agreement, Section 1.1) The provider of any Replacement Facility will have the same rights (including, without limitation, priority distribution rights and rights as "Controlling Party") under the Intercreditor Agreement as the replaced initial Liquidity Provider.

    "THRESHOLD RATING" means the short-term unsecured debt rating of P-1 by Moody's and A-1 by Standard & Poor's, in the case of the Liquidity Provider for each Trust.

    The Liquidity Facility for each Trust will provide that the relevant Liquidity Provider's obligations thereunder will expire on the earliest of:

    - 364 days after the initial issuance date of the Certificates ("ISSUANCE DATE").

    - The date on which the Subordination Agent delivers to such Liquidity Provider a certification that all of the Certificates of such Trust have been paid in full.

    - The date on which the Subordination Agent delivers to such Liquidity Provider a certification that a Replacement Liquidity Facility has been substituted for such Liquidity Facility.

    - The fifth Business Day following receipt by the Subordination Agent of a Termination Notice from such Liquidity Provider (see "--Liquidity Events of Default").

    - The date on which no amount is or may (by reason of reinstatement) become available for drawing under such Liquidity Facility.

    - The date on which the Liquidity Provider honors a Downgrade Drawing, a Non-Extension Drawing or a Final Drawing. (Liquidity Facilities, Sections
      1.01 and 2.04(b))

    Each Liquidity Facility provides that the scheduled expiration date thereof may be extended for additional 364-day periods by mutual agreement.

    The Intercreditor Agreement will provide for the replacement of any Liquidity Facility for any Trust if it is scheduled to expire earlier than 15 days after the Final Legal Distribution Date for the Certificates of such Trust if such Liquidity Facility is not extended at least 25 days prior to its then scheduled expiration date. If such Liquidity Facility is not so extended or replaced by the 25th day prior to its then scheduled expiration date, the Subordination Agent will draw its then Maximum Available Commitment (the

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"NON-EXTENSION DRAWING"). The Subordination Agent will deposit the proceeds of the Non-Extension Drawing in the Cash Collateral Account for the related Class of Certificates as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(b); Intercreditor Agreement, Section 3.6(d))

    Subject to certain limitations, Northwest may, at its option, arrange for a Replacement Liquidity Facility at any time to replace any Liquidity Facility for any Trust (including without limitation any Replacement Liquidity Facility described in the following sentence). In addition, any Liquidity Provider may, at its option, arrange for a Replacement Liquidity Facility to replace a non-extended Liquidity Facility during the period no earlier than 40 days and no later than 25 days prior to the then scheduled expiration date of such Liquidity Facility. (Intercreditor Agreement, Section 3.6(c) and (e)) If any Replacement Liquidity Facility is provided at any time after a Downgrade Drawing or a Non-Extension Drawing under any Liquidity Facility, the funds with respect to such Liquidity Facility on deposit in the Cash Collateral Account for such Trust will be returned to the Liquidity Provider being replaced. (Intercreditor Agreement, Section 3.6(f))

    Upon receipt by the Subordination Agent of a Termination Notice with respect to any Liquidity Facility from the applicable Liquidity Provider, the Subordination Agent will request a final drawing ("FINAL DRAWING") under such Liquidity Facility in an amount equal to the then Maximum Available Commitment thereunder. The Subordination Agent will hold the proceeds of such Final Drawing in the Cash Collateral Account for the related Trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(d); Intercreditor Agreement, Section 3.6(i))

REIMBURSEMENT OF DRAWINGS

    The Subordination Agent must reimburse amounts drawn under any Liquidity Facility by reason of an Interest Drawing, Final Drawing, Downgrade Drawing or Non-Extension Drawing and interest thereon, but only to the extent that the Subordination Agent has funds available therefor.

    INTEREST DRAWINGS AND FINAL DRAWINGS

    Amounts drawn by reason of an Interest Drawing or Final Drawing will be immediately due and payable, together with interest on the amount of such drawing. From the date of each such drawing to (but excluding) the third business day thereafter, interest will accrue at the Base Rate plus 2.00% per annum. Thereafter, interest will accrue at LIBOR for the applicable interest period plus 2.00% per annum. In the case of the Final Drawing, however, the Subordination Agent may (x) convert the Final Drawing into a drawing bearing interest at the Base Rate plus 2.00% per annum on the last day of an Interest Period for such Drawing or (y) elect to maintain the Final Drawing as a drawing bearing interest at LIBOR for the applicable Interest Period plus 2.00% per annum.

    "BASE RATE" means a fluctuating interest rate per annum in effect from time to time, which rate per annum is at all times equal to (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a business day, for the next preceding business day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a business day, the average of the quotations for such day for such transactions received by the applicable Liquidity Provider from three Federal funds brokers of recognized standing selected by it, plus (b) one quarter of one percent (0.25%) per annum.

    "LIBOR" means, with respect to any interest period, (i) the rate per annum appearing on display page 3750 (British Bankers Association--LIBOR) of the Dow Jones Markets Service (or any successor or substitute therefor) at approximately 11:00 A.M. (London time) two business days before the first day of such interest period, as the rate for dollar deposits with a maturity comparable to such interest period, or (ii) if the rate calculated pursuant to clause (i) above is not available, the average (rounded upwards, if necessary, to the next 1/16 of 1%) of the rates per annum at which deposits in dollars are offered for the relevant interest period by three banks of recognized standing selected by the applicable Liquidity Provider in the London interbank market at approximately 11:00 A.M. (London time) two business days before the first day of such interest period in an amount approximately equal to the principal amount of the advance to which such interest period is to apply and for a period comparable to such interest period.

    DOWNGRADE DRAWINGS AND NON-EXTENSION DRAWINGS

    The amount drawn under any Liquidity Facility by reason of a Downgrade Drawing or a Non-Extension Drawing will be treated as follows:

    - Such amount will be released on any Distribution Date to the applicable Liquidity Provider to the extent that such amount exceeds the Required Amount.

    - Any portion of such amount withdrawn from the Cash Collateral Account for such Certificates to pay interest on such Certificates will be treated in the same way as Interest Drawings.

    - The balance of such amount will be invested in Eligible Investments.

    Any Downgrade Drawing or Non-Extension Drawing under any of the Liquidity Facilities, other than any portion thereof applied to the payment of interest on the Certificates will bear interest with respect to the period from the date of borrowing to (but excluding) the third Business Day following the Liquidity Provider's receipt of the notice of such Downgrade Drawing or Non-Extension Drawing, at the Base Rate plus 0.35% per annum, and thereafter at LIBOR for the applicable interest period plus 0.35% per annum.

LIQUIDITY EVENTS OF DEFAULT

    Events of Default under each Liquidity Facility (each, a "LIQUIDITY EVENT OF DEFAULT") will consist of:

    - The acceleration of all the Equipment Notes (provided, that if such acceleration occurs during the Delivery Period, the aggregate principal amount thereof exceeds $110 million).

    - Certain bankruptcy or similar events involving Northwest. (Liquidity Facilities, Section 1.01)

    If any Liquidity Event of Default under any Liquidity Facility has occurred and is continuing and less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes, the applicable Liquidity Provider may, in its discretion, give a notice of termination of such Liquidity Facility (a "TERMINATION NOTICE"). The Termination Notice will have the following consequences:

    - The related Liquidity Facility will expire on the fifth Business Day after the date on which such Termination Notice is received by the Subordination Agent.

    - The Subordination Agent will promptly request, and the applicable Liquidity Provider will make, a Final Drawing thereunder in an amount equal to the then Maximum Available Commitment thereunder.

    - Any Drawing remaining unreimbursed as of the date of termination will be automatically converted into a Final Drawing under such Liquidity Facility.

    - All amounts owing to the applicable Liquidity Provider automatically will be accelerated.

    Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the applicable Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under "Description of the Intercreditor Agreement-- Priority of Distributions." (Liquidity Facilities, Section 6.01) Upon the circumstances described below under "Description of the Intercreditor Agreement--Intercreditor Rights--Controlling Party," a Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.6(c))

LIQUIDITY PROVIDER

    The initial liquidity provider for the Class G Trust, the Class B Trust and the Class C Trust will be MSCS (including any replacement therefor, the "LIQUIDITY PROVIDER"). MSCS, a subsidiary of MSDW, commenced operations in August 1985 and was established to conduct, primarily as principal, an interest rate, currency and equity derivatives products business. MSCS also engages in a variety of other related transactions.

    MSDW, the guarantor of MSCS's obligations under its Liquidity Facilities, is a global financial services firm. MSDW has long-term unsecured debt ratings of Aa3 from Moody's and A+ from Standard & Poor's and short-term unsecured debt ratings of P-1 from Moody's and A-1 from Standard & Poor's. MSDW files reports, proxy statements and other information with the Commission pursuant to the information requirements of the Exchange Act. Such information can be inspected and copied at the public reference facilities of the Commission, or electronically accessed through the Internet, as described in the prospectus accompanying this prospectus supplement under "Available Information."

    The description of MSCS and MSDW above has been provided by MSCS and MSDW. Neither MSCS or MSDW, however, has been involved in the preparation of or accepts responsibility for this prospectus supplement. Morgan Stanley & Co. Incorporated, a subsidiary of MSDW and an affiliate of MSCS, will act as an Underwriter of the Certificates.

                         DESCRIPTION OF THE POLICY AND
                         THE POLICY PROVIDER AGREEMENT

    The following summary describes certain terms of the Policy and certain provisions of the Policy Provider Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Policy which will be filed by NWA Corp. with the Commission as an exhibit to an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, or a Current Report on Form 8-K.

THE POLICY

    The Policy Provider will issue its financial guarantee insurance policy (the "POLICY") in favor of the Subordination Agent for the benefit of the Class G Trustee and holders of the Class G Certificates. The Intercreditor Agreement directs the Subordination Agent to make a drawing under the Policy under the following five circumstances:

    INTEREST DRAWINGS

    If on any Regular Distribution Date (other than the Final Legal Distribution
Date), after giving effect to

    - the application of funds in accordance with the priorities set forth under "Description of the Intercreditor Agreement--Priority of Distributions,"

    - the application of any amounts available to the Escrow Agent in the Class G Paying Agent Account in respect of accrued interest on the Class G Deposits,

    - any drawings under the Class G Liquidity Facility in respect of accrued interest on the Class G Certificates, and

    - any withdrawal of funds from the Class G Cash Collateral Account in respect of such interest,

the Subordination Agent does not then have sufficient funds available for the payment of all amounts due and owing in respect of accrued interest on the Class G Certificates at the Stated Interest Rate for the Class G Certificates, the Subordination Agent is to request a policy drawing under the Policy in an amount sufficient to enable the Subordination Agent to pay such interest.

    PROCEEDS DEFICIENCY DRAWING

    If, except as provided under "--No Proceeds Drawing" below, the Subordination Agent receives a Special Payment consisting of proceeds of the disposition of any Defaulted Series G Equipment Note or the related Trust Indenture Estate or Collateral, as the case may be, the Policy Provider will pay, after giving effect to the application of any Prior Funds and Disposition proceeds, the amount, if any, required to reduce the Pool Balance of the Class G Certificates to the level equal to the Pool Balance of the Class G Certificates outstanding immediately prior to the date of such payment minus the outstanding principal amount of such Defaulted Series G Equipment Note plus accrued and unpaid interest on the amount of such reduction.

    NO PROCEEDS DRAWING

    On the first Business Day (which shall be a Special Distribution Date) that is 18 months after the last date on which full payment was made on a Series G Equipment Note as to which there has subsequently been a failure to pay principal or that has been accelerated, if there has not previously been a Proceeds Deficiency Drawing as described in the preceding paragraph, then on that Special Distribution Date the Subordination Agent will request a drawing under the Policy in an amount equal to the then outstanding principal amount of such Defaulted Series G Equipment Note plus accrued interest thereon. The Subordination Agent is to give prompt notice to each Trustee, the Liquidity Provider and the Policy Provider establishing the Special Distribution Date, which notice is to be given not less than 25 days prior to such Special Distribution Date. After the payment by the Policy Provider in full of the requested drawing, the Subordination Agent will have no right to make any further drawing under the Policy in respect of the Defaulted Series G Equipment Note except for an Avoidance Drawing as described below.

    Notwithstanding the foregoing, at the end of any such 18-month period the Policy Provider may, so long as no Policy Provider Default shall have occurred and be continuing, elect (the "POLICY PROVIDER ELECTION") instead to pay

    - on such Special Distribution Date an amount equal to the scheduled principal and interest payable but not paid on the Defaulted Series G Equipment Note (without regard to the acceleration thereof) during such 18-month period (after giving effect to the application of funds received from the Class G Liquidity Facility and the Class G Cash Collateral Account attributable to such interest) and

    - thereafter, on each Regular Distribution Date, an amount equal to the scheduled principal and interest payable on the Defaulted Series G Equipment Note on the related payment date (without regard to any acceleration thereof) until the establishment of an Election Distribution Date.

    Following a Policy Provider Election, on any Business Day (each specified Business Day, an "ELECTION DISTRIBUTION DATE," which shall be a Special Distribution Date) elected by the Policy Provider upon 20 days' notice, the Policy Provider may notwithstanding the Policy Provider Election request the Subordination Agent to, and the Subordination Agent shall make a drawing under the Policy for an amount equal to the then outstanding principal balance of the Defaulted Series G Equipment Note (less any drawings previously paid by the Policy Provider in respect of principal on such Equipment Note) and accrued interest thereon at the Stated Interest Rate for the Class G Certificates from the immediately preceding Regular Distribution Date to such Election Distribution Date.

    Further, after a Policy Provider Election, following either

    - the occurrence and continuation of a Policy Provider Default or

    - the sale or other disposition of the Defaulted Series G Equipment Note or its underlying collateral,

the Subordination Agent shall be required, in each case, on a date specified by the Subordination Agent upon 20 days' notice, to make a drawing under the Policy for an amount equal to the then outstanding principal balance of the Defaulted Series G Equipment Note (less any drawings previously paid by the Policy Provider in respect of principal on such Equipment Note) and accrued interest thereon at the Stated Interest Rate for the Class G Certificates from the immediately preceding Regular Distribution Date to such Election Distribution Date.

    Regardless of whether or not the Policy Provider makes a Policy Provider Election, the Policy Provider shall, at the end of the 18-month period, amend the Policy (if not already amended to so provide) to provide for the payment to the Liquidity Provider of interest accruing on the outstanding drawings of the Class G, Class B and Class C Liquidity Facilities from and after the end of such 18-month period as and when such interest becomes due in accordance with such Liquidity Facilities.

    FINAL POLICY DRAWING

    If on the Final Legal Distribution Date of the Class G Certificates after giving effect to the application of any Prior Funds, the Subordination Agent does not then have sufficient funds available for the payment in full of the Final Distribution (calculated as at such date but excluding any accrued and unpaid premium) on the Class G Certificates, the Subordination Agent shall request a drawing under the Policy in an amount sufficient to enable the Subordination Agent to pay the Final Distribution (calculated as at such date but excluding any accrued and unpaid premium) on the Class G Certificates.

    AVOIDANCE DRAWING

    If at any time the Subordination Agent has actual knowledge of the issuance of any Order prior to the expiration of the Policy, the Subordination Agent is to give prompt notice to each Trustee, each Liquidity Provider and the Policy Provider of such Order and establishing as a Special Distribution Date the date that is the earlier of the third Business Day that immediately precedes the expiration of the Policy and the Business Day that immediately follows the 25th day after that notice. With respect to that Special Distribution Date, the Subordination Agent is to request a policy drawing for the relevant Preference Amount and to deliver to the Policy Provider a copy of the documentation required by the Policy with respect to such Order.

GENERAL

    All requests by the Subordination Agent for a policy drawing are to be made by it no later than 1:00 p.m. (New York City time) on (or, in the case of any Preference Amount, at least three days prior to) the applicable Distribution Date and in the form required by the Policy and delivered to the Policy Provider in accordance with the Policy. All proceeds of any policy drawing are to be deposited by the Subordination Agent in the Policy Account and from there paid to the Class G Trustee for distribution to the holders of the Class G Certificates without regard to the subordination provisions of the Intercreditor Agreement. In the case of any Preference Amounts, however, all or part of the policy drawing will be paid directly to the bankruptcy receiver, debtor-in-possession or trustee to the extent such amounts have not been paid by the Certificateholders. If any request for a policy drawing is rejected because it does not satisfy the requirements of the Policy, the Subordination Agent will resubmit the request so as to satisfy those requirements.

    The Policy provides that if such a request for a policy drawing is properly submitted or resubmitted it will pay to the Subordination Agent for deposit in the Policy Account the applicable payment under the Policy no later than 3:00 p.m. on the later of the relevant Distribution Date and the date the request is received by the Policy Provider (if a request received by 1:00 p.m. on such date) or on the next Policy Business Day (if the request is received after that time).

    The Policy Provider will be subrogated to all of the rights of the holders of the Class G Certificates to payment on the Class G Certificates to the extent of the payments made under the Policy. Once any payment made under the Policy is paid to the Subordination Agent, the Policy Provider will have no further obligation in respect of those payments. THE POLICY PROVIDER SHALL NOT BE REQUIRED TO MAKE ANY PAYMENT EXCEPT AT THE TIMES AND IN THE AMOUNTS EXPRESSLY SET FORTH IN THE POLICY.

    The Policy does not cover (i) shortfalls, if any, attributable to the liability of the Class G Trust, the Class G Trustee or the Subordination Agent for withholding taxes, if any (including interest and penalties in respect of that liability), (ii) any premium, prepayment penalty or other accelerated payment, which at any time may become due on or with respect to any Class G Certificate, nor (iii) any failure of the Escrow Agent, Subordination Agent or the Class G Trustee to make any payment due to the holders of the Class G Certificates.

    The Policy Provider's obligation under the Policy will be discharged to the extent that funds are received by the Subordination Agent for distribution to the Class G Trustee and the holders of Class G Certificates, whether or not the funds are properly distributed by the Subordination Agent or the Class G Trustee.

    The Policy is noncancellable. The Policy expires and terminates without any action on the part of the Policy Provider or any other person on the date that is one year and one day following the date on which the Class G Certificates have been paid in full. No portion of the premium under the Policy is refundable for any reason including payment, or provision being made for payment.

    The Policy is issued under and pursuant to and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles that might invoke the substantive laws of other jurisdictions.

DEFINITIONS

    "ORDER" means the order referred to in the definition of the term "Preference Amount."

    "POLICY BUSINESS DAY", for the purposes of this "Description of the Policy and the Policy Provider Agreement", means any day that is not a Saturday, a Sunday or other day on which insurance companies in New York, New York or commercial banking institutions in the cities in which the Corporate Trust Office of the Subordination Agent, State Street Bank and Trust Company, N.A. (as fiscal agent) or the Policy Provider are located are authorized or obligated by law or executive order to close.

    "PREFERENCE AMOUNT" means any payment of principal or interest at the Stated Interest Rate on the Series G Equipment Notes made to the Trustee or the Subordination Agent or (without duplication) any payment of the Pool Balance of or interest at the Stated Interest Rate on the Class G Certificates or any payment of the proceeds of any drawing under the Class G Liquidity Facility made to a holder which has become recoverable or been recovered from the Trustee, the Subordination Agent or the holders of the Class G Certificates (as the case may be) as a result of such payment being determined or deemed a preferential transfer pursuant to the Bankruptcy Code or otherwise rescinded or required to be returned in accordance with a final, nonappealable order of a court of competent jurisdiction.

THE POLICY PROVIDER AGREEMENT

    The Subordination Agent and the Policy Provider will enter into an insurance and indemnity agreement (the "POLICY PROVIDER AGREEMENT") to be dated as of the date of the issuance of the Certificates. Under the Policy Provider Agreement, the Subordination Agent will agree to reimburse the Policy Provider for drawings paid under the Policy. These rights to reimbursement from the Subordination Agent are limited, pursuant to the terms of the Policy Provider Agreement and the Intercreditor Agreement, to certain collateral. Pursuant to a policy fee letter (the "POLICY-FEE LETTER"), Northwest will agree to pay the Policy Provider a premium for the Policy based on the Pool Balance of the Class G Certificates and a fee in connection with any prepayment of the Certificates (including by reason of an acceleration of the underlying Equipment Notes, but excluding a prepayment associated with an event of loss of an Aircraft) and to reimburse the Policy Provider for certain expenses.

                   DESCRIPTION OF THE INTERCREDITOR AGREEMENT

    The following summary describes certain provisions of the Intercreditor Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Intercreditor Agreement which will be filed as an exhibit to an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, or to a Current Report on Form 8-K to be filed by NWA Corp. with the Commission.

INTERCREDITOR RIGHTS

    CONTROLLING PARTY

    With respect to any Indenture at any given time, the Trustee, the Policy Provider and the Liquidity Provider will agree that the Loan Trustee under such Indenture will be directed in taking, or refraining from taking, any action under such Indenture or with respect to the Equipment Notes issued under such Indenture, by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued under such Indenture, so long as no Indenture Default (which, with respect to Leased Aircraft, has not been cured by the applicable Owner Trustee or Owner Participant) has occurred and is continuing under such Indenture. For so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent will act with respect to the preceding sentence in accordance with the directions of the Trustees for whom the Equipment Notes issued under such Indenture are held as Trust Property, to the extent constituting, in the aggregate, directions with respect to the required principal amount of Equipment Notes. (Intercreditor Agreement, Section 2.6(a))

    At any time an Indenture Default has occurred and is continuing under an Indenture (which, with respect to Leased Aircraft, has not been cured by the applicable Owner Trustee or Owner Participant), the Loan Trustee under such Indenture will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under the related Indenture, including acceleration of such Equipment Notes or foreclosing the lien on the related Aircraft, by the Controlling Party, subject to the limitations described below. (Intercreditor Agreement, Section 2.6(a)) Notwithstanding the foregoing, no amendment, modification, consent or waiver will, without the consent of each Liquidity Provider, reduce the amount of rent, supplemental rent or termination values payable by Northwest under any Lease or reduce the amount of principal or interest payable by Northwest under any Equipment Note issued under any Owned Aircraft Indenture. (Intercreditor Agreement, Section 9.1(b)) See "Description of the Certificates--Indenture Defaults and Certain Rights Upon an Indenture Default" for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees.

    The Controlling Party will be:

    - The Policy Provider until payment of final distributions to the holders of Class G Certificates and no obligations owing to the Policy Provider remain outstanding or, if a Policy Provider Default has occurred and is continuing, the Class G Trustee until payment of final distributions to holders of Class G Certificates; and thereafter,

    - The Class B Trustee until payment of Final Distributions to the holders of Class B Certificates; and thereafter,

    - The Class C Trustee; and

    - Under certain circumstances, and notwithstanding the foregoing, the Liquidity Providers holding a majority in interest of unreimbursed Liquidity Obligations or the Policy Provider, in each case as discussed in the next paragraph. (Intercreditor Agreement, Section 2.6(c))

    At any time after 18 months from the earliest to occur of (x) the date on which the entire available amount under any Liquidity Facility has been drawn (for any reason other than a Downgrade Drawing or a Non-Extension Drawing) and any amount remains unreimbursed, (y) the date on which the entire amount of any Downgrade Drawing or Non-Extension Drawing has been withdrawn from the relevant Cash Collateral Account to pay interest on the relevant Class of Certificates and remains unreimbursed and (z) the date on which all Equipment Notes have been accelerated (provided that if such acceleration occurs prior to the Delivery Period Termination Date, the aggregate principal amount thereof exceeds
$110 million), the Liquidity Provider with the highest outstanding amount of unreimbursed Liquidity Obligations (so long as such Liquidity Provider has not defaulted in its obligation to make any advance under any Liquidity Facility) will have the right to become the Controlling Party with respect to any Indenture, provided that if (a) the Policy Provider amends the Policy to cover payments of all drawings and interest thereon owing to the Liquidity Provider under the Liquidity Facilities (determined without regard to the availability of funds for the payment thereof by the Subordination Agent) and certain other conditions are met, including the Rating Agencies confirming that they will not withdraw, suspend or downgrade their ratings on any class of Certificates, or
(b) the Policy Provider pays to the Liquidity Provider all outstanding drawings and interest thereon owing to the Liquidity Provider under the Liquidity Facilities (as so determined), the Policy Provider shall remain the Controlling Party so long as no Policy Provider Default has occurred and is continuing (in which case the Liquidity Provider, if it so elects and if Liquidity Obligations owing to it remain outstanding, or if it does not so elect or if no such Liquidity Obligations remain outstanding, the Class G Trustee, shall become the Controlling Party). (Intercreditor Agreement, Section 2.6(c))

    For purposes of giving effect to the rights of the Controlling Party, the Trustees (other than the Controlling Party) will irrevocably agree, and the Certificateholders (other than the Certificateholders represented by the Controlling Party) will be deemed to agree by virtue of their purchase of Certificates, that the Subordination Agent, as record holder of the Equipment Notes, will exercise its voting rights in respect of the Equipment Notes as directed by the Controlling Party. (Intercreditor Agreement, Section 2.6(b)) For a description of certain limitations on the Controlling Party's rights to exercise remedies, see "Description of the Equipment Notes--Remedies."

    "POLICY PROVIDER DEFAULT" shall mean the occurrence of any of the following events (a) the Policy Provider fails to make a payment required under the Policy in accordance with its terms and such failure remains unremedied for 2 business days following the delivery of written notice of such failure to the Policy Provider or (b) the Policy Provider (i) files any petition or commences any case or proceeding under any provisions of any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization,
(ii) makes a general assignment for the benefit of its creditors or (iii) has an order for relief entered against it under any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization that is final and nonappealable, or (c) a court of competent jurisdiction, the New York Insurance Department or another competent regulatory authority enters a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Policy Provider or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Policy Provider (or taking of possession of all or any material portion of the Policy Provider's property).

    "FINAL DISTRIBUTIONS" means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest on such Certificates (excluding interest payable, if any, on the Deposits relating to such Trust) and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (less the amount of the Deposits for such Class of Certificates as of such preceding Distribution Date other than any portion of such Deposits thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement). For purposes of calculating Final Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) will be added to the amount of such Final Distributions. (Intercreditor Agreement, Section 1.1)

    SALE OF EQUIPMENT NOTES OR AIRCRAFT

    Upon the occurrence and during the continuation of any Indenture Default under any Indenture, the Controlling Party will be entitled to accelerate and, subject to the provisions of the immediately following sentence, sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person. So long as any Certificates are outstanding, during nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture or (y) the bankruptcy or insolvency of Northwest, without the consent of each Trustee, no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes. In addition, with respect to any Leased Aircraft, the amount and payment dates of rentals payable by Northwest under the Lease for such Leased Aircraft may not be adjusted, if, as a result of such adjustment, the discounted present value of all such rentals would be less than 75% of the discounted present value of the rentals payable by Northwest under such Lease before giving effect to such adjustment.

    "MINIMUM SALE PRICE" means, with respect to any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, the lesser of (x) 75% of the Appraised Current Market Value of such Aircraft and (y) the aggregate outstanding principal amount of such Equipment Notes, plus accrued and unpaid interest thereon.

PRIORITY OF DISTRIBUTIONS

    BEFORE A TRIGGERING EVENT

    So long as no Triggering Event has occurred, the payments in respect of the Equipment Notes and certain other payments received on any Distribution Date will be promptly distributed by the Subordination Agent on such Distribution Date in the following order of priority:

    - to the Liquidity Provider to the extent required to pay the Liquidity Expenses and to the Policy Provider to the extent required to pay the Policy Expenses;

    - to the Liquidity Provider to the extent required to pay interest accrued on the Liquidity Obligations (as determined after giving effect to payments made by the Policy Provider to the Liquidity Provider in respect of interest on drawings under the Liquidity Facilities) and to the Policy Provider to the extent required to pay interest accrued on certain Policy Provider Obligations (as provided in the definition thereof) and, if the Policy Provider has elected to pay to the Liquidity Provider all outstanding drawings and interest thereon owing to the Liquidity Provider under the Liquidity Facilities, to reimburse the Policy Provider for the amount of such payment made to the Liquidity Provider attributable to interest accrued on such drawings, pro rata;

    - (i) subject to the provisions of clause (ii), to the Liquidity Provider to the extent required to pay or reimburse the Liquidity Provider for the Liquidity Obligations (other than amounts payable pursuant to the two preceding clauses and as determined after giving effect to payments made by the Policy Provider to the Liquidity Provider in respect of principal of drawings under the Liquidity Facilities) and, if the Policy Provider has elected to pay to the Liquidity Provider all outstanding drawings and interest thereon owing to the Liquidity Provider under the Liquidity Facilities, to the Policy Provider to the extent required to reimburse the Policy Provider for any payment made to the Liquidity Provider in respect of principal of drawings under the Liquidity Facilities and/or, (ii) if applicable, to replenish each Cash Collateral Account up to the Required Amount;

    - to the Class G Trustee to the extent required to pay Expected Distributions on the Class G Certificates;

    - to the Policy Provider to the extent required to pay Policy Provider Obligations (other than amounts payable pursuant to the clauses above and any Excess Reimbursement Obligations);

    - to the Class B Trustee to the extent required to pay Expected Distributions on the Class B Certificates;

    - to the Class C Trustee to the extent required to pay Expected Distributions on the Class C Certificates;

    - to the Policy Provider to the extent required to pay Excess Reimbursement Obligations;

    - if Class D Certificates have been issued, to the Class D Trustee to the extent required to pay "Expected Distributions" (to be defined in a manner equivalent to the definition below for other Classes of Certificates) on the Class D Certificates; and

    - to the Subordination Agent and each Trustee for the payment of certain fees and expenses.

    "LIQUIDITY EXPENSES" means all amounts owing to the Liquidity Providers under the Liquidity Facilities or certain other agreements other than any interest accrued thereon or the principal amount of any drawing under the Liquidity Facilities.

    "POLICY EXPENSES" means all amounts (including amounts in respect of expenses) owing to the Policy Provider under the Policy Provider Agreement or certain other agreements other than the amount of any Excess Reimbursement Obligations, any Policy Drawing and any interest accrued thereon, reimbursement of and interest on the Liquidity Obligations in respect of the Liquidity Facilities paid by the Policy Provider to the Liquidity Provider and any indemnity payments owed to the Policy Provider.

    "LIQUIDITY OBLIGATIONS" means all principal, interest, fees and other amounts owing to the Liquidity Providers under the Liquidity Facilities or certain other agreements.

    "POLICY PROVIDER OBLIGATIONS" means all reimbursement and other amounts, including fees and indemnities, due to the Policy Provider under the Policy Provider Agreement but shall not include any interest on Policy Drawings except, if the Liquidity Provider has failed to honor its obligation to make a payment on any Interest Drawing with respect to the Class G Certificates, interest on the portion of any Policy Drawing made to cover the shortfall attributable to such failure by the Liquidity Provider in an amount equal to the amount of interest that would have accrued on such Interest Drawing if such Interest Drawing had been made at the interest rate applicable to such Interest Drawing until such Policy Drawing has been repaid in full, up to a maximum of three such Policy Drawings. For the avoidance of doubt and subject to the effect of the payment priorities with respect to Excess Reimbursement Obligations, Policy Provider Obligations include reimbursement of and interest on the Liquidity Obligations in respect of the Liquidity Facilities paid by the Policy Provider to the Liquidity Provider.

    "POLICY DRAWING" means any payment of a claim under the Policy.

    "EXCESS REIMBURSEMENT OBLIGATIONS" means, (a) in the event of any Policy Provider Election, the portion of the Policy Provider Obligations that represents interest on the Series G Equipment Note in respect of which the Policy Provider Election has been made in excess of 18 months of interest at the interest rate applicable to such Equipment Note and (b) any interest on the Liquidity Obligations in respect of the Liquidity Facilities paid by the Policy Provider to the Liquidity Provider from and after the end of the 18-month period referred to under the caption "Description of the Policy and the Policy Provider Agreement--The Policy--NO PROCEEDS DRAWING."

    "EXPECTED DISTRIBUTIONS" means, with respect to the Certificates of any Trust on any Distribution Date (the "CURRENT DISTRIBUTION DATE"), the sum of
(1) accrued and unpaid interest on such Certificates (excluding interest, if any, payable with respect to the Deposits relating to such Trust) and (2) the difference between:

        (A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust); and

        (B) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Equipment Notes held in such Trust has been paid when due (whether at stated maturity, upon redemption, prepayment, purchase, acceleration or otherwise) and such payments have been distributed to the holders of such Certificates and
    (ii) the principal of any Equipment Notes formerly held in such Trust that have been sold has been paid in full and such payments have been distributed to the holders of such Certificates, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates of such Trust). (Intercreditor Agreement, Section 1.1)

    For purposes of calculating Expected Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Expected Distributions.

    AFTER A TRIGGERING EVENT

    Subject to the terms of the Intercreditor Agreement, upon the occurrence of a Triggering Event and at all times thereafter, all funds received by the Subordination Agent in respect of the Equipment Notes and certain other payments will be promptly distributed by the Subordination Agent in the following order of priority:

    - to the Subordination Agent, any Trustee, any Certificateholder, the Policy Provider and the Liquidity Provider to the extent required to pay certain out-of-pocket costs and expenses actually incurred by the Subordination Agent or any Trustee or to reimburse any Certificateholder, the Policy Provider or the Liquidity Provider in respect of payments made to the Subordination Agent or any Trustee in connection with the protection or realization of the value of the Equipment Notes or any Trust Indenture Estate (collectively, the "ADMINISTRATION EXPENSES");

    - to the Liquidity Provider to the extent required to pay the Liquidity Expenses and to the Policy Provider to the extent required to pay the Policy Expenses;

    - to the Liquidity Provider to the extent required to pay interest accrued on the Liquidity Obligations (as determined after giving effect to payments made by the Policy Provider to the Liquidity Provider in respect of interest on drawings under the Liquidity Facilities) and to the Policy Provider to the extent required to pay interest accrued on certain Policy Provider Obligations (as provided in the definition thereof) and, if the Policy Provider has elected to pay to the Liquidity Provider all outstanding drawings and interest thereon owing to the Liquidity Provider under the Liquidity Facilities, to reimburse the Policy Provider for the amount of such payment made to the Liquidity Provider, attributable to interest accrued on such drawings, pro rata;

    - (i) subject to the provisions of clause (ii), to the Liquidity Provider to the extent required to pay the outstanding amount of all Liquidity Obligations (as determined after giving effect to payments made by the Policy Provider to the Liquidity Provider in respect of principal of drawings under the Liquidity Facilities) and, if the Policy Provider has elected to pay to the Liquidity Provider all outstanding drawings and interest thereon owing to the Liquidity Provider under the Liquidity Facilities, to the Policy Provider to the extent required to reimburse the Policy Provider for any payment made to the Liquidity Provider in respect of principal of drawings under the Liquidity Facilities and/or, (ii) if applicable with respect to any particular Liquidity Facility, to replenish the Cash Collateral Account with respect to such Liquidity Facility up to the Required Amount for the related Class of Certificates (less the amount of any repayments of Interest Drawings under such Liquidity Facility while sub-clause (x) of this clause is applicable) unless, in the case of this clause (ii), (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes and a Liquidity Event of Default has occurred and is continuing under such Liquidity Facility or (y) a Final Drawing has occurred under such Liquidity Facility;

    - to the Subordination Agent, any Trustee or any Certificateholder to the extent required to pay certain fees, taxes, charges and other amounts payable;

    - to the Class G Trustee to the extent required to pay Adjusted Expected Distributions on the Class G Certificates;

    - to the Policy Provider in payment of the Policy Provider Obligations (other than amounts payable pursuant to the first three clauses above and any Excess Reimbursement Obligations);

    - to the Class B Trustee to the extent required to pay Adjusted Expected Distributions on the Class B Certificates;

    - to the Class C Trustee to the extent required to pay Adjusted Expected Distributions on the Class C Certificates;

    - to pay any Excess Reimbursement Obligations to the Policy Provider; and

    - if Class D Certificates have been issued, to the Class D Trustee to the extent required to pay "Adjusted Expected Distributions" (to be defined in a manner equivalent to the definition below for other Classes of Certificates) on the Class D Certificates.

    "ADJUSTED EXPECTED DISTRIBUTIONS" means, with respect to the Certificates of any Trust on any Current Distribution Date, the sum of (1) accrued and unpaid interest on such Certificates (excluding interest, if any, payable with respect to the Deposits relating to such Trust) and (2) the greater of:

        (A) the difference between (x) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust) and (y) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Non-Performing Equipment Notes held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of the Performing Equipment Notes held in such Trust has been paid when due (but without giving effect to any acceleration of Performing Equipment Notes except to the extent monies are received as a result of such acceleration) and such payments have been distributed to the holders of such Certificates and
    (iii) the principal of any Equipment Notes formerly held in such Trust that have been sold has been paid in full and such payments have been distributed to the holders of such Certificates, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates of such Trust), and

        (B) the amount of the excess, if any, of (i) the Pool Balance of such Class of Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust), less the amount of the Deposits for such Class of Certificates as of such preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate amount of the Deposits for such Class of Certificates) other than any portion of such Deposits thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement, over (ii) the Aggregate LTV Collateral Amount for such Class of Certificates for the Current Distribution Date;

provided that, until the date of the initial LTV Appraisals, clause (B) will not apply.

    For purposes of calculating Expected Distributions or Adjusted Expected Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) will be added to the amount of Expected Distributions or Adjusted Expected Distributions.

    "AGGREGATE LTV COLLATERAL AMOUNT" for any Class of Certificates for any Distribution Date means (i) the sum of the applicable LTV Collateral Amounts for each Aircraft, minus (ii) the Pool Balance for each Class of Certificates, if any, senior to such Class, after giving effect to any distribution of principal on such Distribution Date with respect to such senior Class or Classes.

    "LTV COLLATERAL AMOUNT" of any Aircraft for any Class of Certificates means, as of any Distribution Date, the lesser of (i) the LTV Ratio for such Class of Certificates multiplied by the Appraised Current Market Value of such Aircraft (or with respect to any such Aircraft which has suffered an Event of Loss under and as defined in the relevant Lease, in the case of a Leased Aircraft, or relevant Indenture, in the case of an Owned Aircraft, the amount of the insurance proceeds paid to the related Loan Trustee in respect thereof to the extent then held by such Loan Trustee (and/or on deposit in the Special Payments Account) or payable to such Loan Trustee in respect thereof) and (ii) the outstanding principal amount of the Equipment Notes secured by such Aircraft after giving effect to any principal payments of such Equipment Notes on or before such Distribution Date.

    "LTV RATIO" means for the Class G Certificates 44.3%, for the Class B Certificates 64.1% and for the Class C Certificates 72.2%. (Intercreditor Agreement, Section 1.1)

    "APPRAISED CURRENT MARKET VALUE" of any Aircraft means the lower of the average and the median of the most recent three LTV Appraisals of such Aircraft.

    After a Triggering Event occurs and any Equipment Note becomes a Non-Performing Equipment Note, the Subordination Agent will obtain LTV Appraisals of the Aircraft securing such Equipment Note as soon as practicable and additional LTV Appraisals on or prior to each anniversary of the date of such initial LTV Appraisals; provided that if the Controlling Party reasonably objects to the appraised value of the Aircraft shown in such LTV Appraisals, the Controlling Party has the right to obtain or cause to be obtained substitute LTV Appraisals (including LTV Appraisals based upon physical inspection of such Aircraft).

    "LTV APPRAISAL" means a current fair market value appraisal (which may be a "desk-top" appraisal) performed by any Appraiser or any other nationally recognized appraiser on the basis of an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell and both having knowledge of all relevant facts.

    "NON-PERFORMING EQUIPMENT NOTE" means an Equipment Note that is not a Performing Equipment Note.

    Interest Drawings under the Liquidity Facility and withdrawals from the Cash Collateral Account, in each case in respect of interest on the Certificates of any Trust will be distributed to the Trustee for such Trust and drawings under the Policy will be distributed to the Trustee of the Class G Trust, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described herein. All amounts on deposit in the Cash Collateral Account for any Trust which are in excess of the Required Amount for such Trust and all investment earnings on such amounts on deposit in the Cash Collateral Account will be paid to the Liquidity Provider.

VOTING OF EQUIPMENT NOTES

    In the event that the Subordination Agent, as the registered holder of any Equipment Note, receives a request for its consent to any amendment, modification or waiver under such Equipment Note or other related document, if no Indenture Default with respect thereto shall have occurred and be continuing, the Subordination Agent shall request instructions for each Series of Equipment Notes from the Trustee of the Trust which holds such Series of Equipment Notes, except that so long as the Final Distribution on the Class G Certificates has not been made or any Policy Provider Obligations remain outstanding and no Policy Provider Default shall have occurred and be continuing, the Subordination Agent shall request directions from the Policy Provider rather than the Class G Trustee with respect to the Equipment Notes held in the Class G Trust. The Trustee in turn will request directions from Certificateholders of such Trust. The Trustee is not required to request directions if such consent will not adversely affect the Certificateholders or an Event of Default shall have occurred and be continuing under the Pass Through Agreement of such Trust. If any Indenture Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent will exercise its voting rights as directed by the Controlling Party. (Intercreditor Agreement, Section 9.1(b))

ADDITION OF TRUSTEE FOR CLASS D CERTIFICATES

    If the Class D Certificates are issued, the Class D Trustee will be a party to the Intercreditor Agreement.

THE SUBORDINATION AGENT

    State Street Bank and Trust Company, a Massachusetts trust company, will be the Subordination Agent under the Intercreditor Agreement. Northwest and its affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The Subordination Agent's address is 2 International Place, 4(th) Floor, Boston, Massachusetts 02110,
Attention: Corporate Trust Department.

    The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Either the Controlling Party or the Liquidity Provider may remove the Subordination Agent for cause as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance of the appointment by the successor Subordination Agent.

                 DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

THE AIRCRAFT

    The Aircraft are comprised of 14 new British Aerospace Avro RJ85 aircraft of which 6 were delivered prior to November 1999 and 8 are scheduled for delivery from December 1999 through May 2000, all of which are equipped with the AlliedSignal LF507-1F engines. (The period beginning on the date of original issuance of the Certificates and ending on July 31, 2000 is referred to herein as the "DELIVERY PERIOD"). The Aircraft are designed to be in compliance with Stage III noise level standards, which constitute the most restrictive regulatory standards currently in effect in the United States for aircraft noise abatement. The table below sets forth certain additional information concerning the Aircraft. See Summary of Aircraft Appraisals attached in Appendix II for a description of the Avro RJ85 aircraft.

   ACTUAL/EXPECTED                                 ACTUAL/EXPECTED
         FAA                            ALLIED-       MANUFAC-       MONTH DELIVERED OR            APPRAISED BASE VALUE
    REGISTRATION          AIRCRAFT      SIGNAL         TURER'S       SCHEDULED DELIVERY   ---------------------------------------
      NUMBER(1)             TYPE        ENGINE      SERIAL NO.(1)         MONTH(2)           AISI           AVS           MBA
---------------------   -------------  ---------   ---------------   ------------------   -----------   -----------   -----------
       N523XJ           BAe Avro RJ85  LF507-1F         E2348            April 1999       $24,360,000   $23,410,000   $23,400,000
       N524XJ           BAe Avro RJ85  LF507-1F         E2349            April 1999        24,400,000    23,410,000    23,400,000
       N525XJ           BAe Avro RJ85  LF507-1F         E2350             May 1999         24,420,000    23,410,000    23,540,000
       N526XJ           BAe Avro RJ85  LF507-1F         E2351             May 1999         24,440,000    23,410,000    23,540,000
       N527XJ           BAe Avro RJ85  LF507-1F         E2352            June 1999         24,460,000    23,410,000    23,670,000
       N528XJ           BAe Avro RJ85  LF507-1F         E2353            June 1999         24,480,000    23,410,000    23,670,000
       N529XJ           BAe Avro RJ85  LF507-1F         E2363          December 1999       24,580,000    23,870,000    24,480,000
       N530XJ           BAe Avro RJ85  LF507-1F         E2364           January 2000       25,290,000    24,120,000    24,610,000
       N531XJ           BAe Avro RJ85  LF507-1F         E2365           January 2000       25,290,000    24,120,000    24,610,000
       N532XJ           BAe Avro RJ85  LF507-1F          TBD             March 2000        25,290,000    24,120,000    24,900,000
       N533XJ           BAe Avro RJ85  LF507-1F          TBD             March 2000        25,290,000    24,120,000    24,900,000
       N534XJ           BAe Avro RJ85  LF507-1F          TBD             April 2000        25,290,000    24,370,000    25,040,000
       N535XJ           BAe Avro RJ85  LF507-1F          TBD             April 2000        25,290,000    24,370,000    25,040,000
       N536XJ           BAe Avro RJ85  LF507-1F          TBD              May 2000         25,290,000    24,370,000    25,190,000

------------------------------

(1) Actual Registration Numbers and Manufacturer's Serial Numbers for each Aircraft delivered through November 1999 are indicated above. Expected Registration Numbers and Manufacturer's Serial Numbers are provided for each Aircraft to be delivered after November 1999.

(2) Future dates reflect the scheduled delivery month under Northwest's purchase agreement with the manufacturer. The actual delivery date for any undelivered Aircraft may be subject to delay.

APPRAISED VALUE

    The appraised base values set forth in the foregoing chart were determined by Aircraft Information Services, Inc. ("AISI") as of November 5, 1999, AvSOLUTIONS, Inc. ("AVS") as of November 5, 1999 and Morton Beyer and
Agnew, Inc. ("MBA", and together with AISI and AVS, the "APPRAISERS") as of August 20, 1999. All three Appraisers were asked to provide their respective opinion as to the appraised base value of each Aircraft projected as of the scheduled delivery month of each such Aircraft. Each Appraiser performed a "desk-top" appraisal without any physical inspection of the Aircraft. The Appraisals are based on various assumptions and methodologies, which vary among the Appraisals. The Appraisers have delivered letters summarizing their respective Appraisals, copies of which are annexed to this Prospectus Supplement as Appendix II. For a discussion of the assumptions and methodologies used in preparing each of the Appraisals, reference is hereby made to such summaries.

    An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. The proceeds realized upon the sale of any Aircraft may be less than the appraised value thereof. In addition, the value of the Aircraft in the event of the exercise of remedies under the applicable Indenture will depend on market and economic conditions at the time, the availability of buyers, the condition of the Aircraft, whether the Aircraft are sold separately or as a block and other factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the Equipment Notes and the Aircraft pursuant to the applicable Indenture would be as appraised or sufficient to satisfy in full payments due on the Equipment Notes issued thereunder or the Certificates.

    DELIVERIES OF AIRCRAFT

    The Aircraft have been delivered or are scheduled for delivery from April 1999 through May 2000 under a purchase agreement between Northwest and the manufacturer. See the table under "--The Aircraft" for the scheduled month of delivery of each Aircraft. Under such purchase agreement, delivery of an Aircraft may be delayed due to "Excusable Delay," which is defined to include delays in delivery or failure to deliver or perform due to causes reasonably beyond manufacturer's or any associated contractor's control or not occasioned by the manufacturer's or any associated contractor's fault, misconduct or negligence. Northwest cannot predict whether adjustments in such schedule will be required.

    If delivery of any Aircraft is delayed beyond the Delivery Period Termination Date there will be unused Deposits that will be distributed to Certificateholders together with accrued and unpaid interest thereon and, in certain circumstances, a Deposit Make-Whole Premium. See "Description of the Deposit Agreements--Unused Deposits."

    If delivery of any Aircraft is delayed by more than 30 days after the month scheduled for delivery, Northwest has the right to replace such Aircraft with a Substitute Aircraft, subject to certain conditions. See "Substitute Aircraft." If delivery of any Aircraft is delayed beyond the Delivery Period Termination Date and Northwest does not exercise its right to replace such Aircraft with a Substitute Aircraft, there will be unused Deposits that will be distributed to Certificateholders together with accrued and unpaid interest thereon but without a premium. See "Description of the Deposit Agreements--Unused Deposits."

SUBSTITUTE AIRCRAFT

    If the delivery date for any Aircraft is delayed more than 30 days after the month scheduled for delivery, Northwest may identify for delivery a substitute aircraft (each, together with the substitute aircraft referred to below, a "SUBSTITUTE AIRCRAFT") therefor meeting the following conditions:

    - A Substitute Aircraft must be the same model as the Aircraft for which delivery was delayed and manufactured after the Issuance Date.

    - After giving effect to the substitution the maximum principal amount of Equipment Notes of each Series issued in respect of the Substitute Aircraft under the Mandatory Economic Terms would not exceed the maximum principal amount of the Equipment Notes of each Series that could have been issued under the Mandatory Economic Terms in respect of the replaced Aircraft.

    - Northwest will be obligated to obtain written confirmation from each Rating Agency that substituting such Substitute Aircraft for the replaced Aircraft will not result in a withdrawal, suspension or downgrading of the ratings of any Class of Certificates (without regard to the Policy).

                       DESCRIPTION OF THE EQUIPMENT NOTES

    The following description of the terms of the Equipment Notes supplements (and, to the extent inconsistent therewith, replaces) the description of the general terms and provisions relating to the Equipment Notes, the Indentures, the Leases, the Participation Agreements, the trust agreements under which the Owner Trustees act on behalf of the Owner Participants (the "TRUST AGREEMENT") and the Note Purchase Agreement set forth in the Prospectus. The summaries make use of terms defined in and are qualified in their entirety by reference to all of the provisions of the Equipment Notes, the Indentures, the Leases, the Participation Agreements, the Trust Agreements and the Note Purchase Agreement, which will be filed as exhibits to an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, or a Current Report on Form 8-K to be filed by NWA Corp. with the Commission. Except as otherwise indicated, the following summaries relate to the Equipment Notes, the Indenture, the Lease, the Participation Agreement and the Trust Agreement that may be applicable to each Aircraft.

    GENERAL

    The Equipment Notes will be issued in three series: the "SERIES G EQUIPMENT NOTES," the "SERIES B EQUIPMENT NOTES" and the "SERIES C EQUIPMENT NOTES," (together the "EQUIPMENT NOTES") with respect to each Aircraft. The Equipment Notes with respect to each Leased Aircraft (the "LEASED AIRCRAFT NOTES") will be issued under a separate Leased Aircraft Indenture between First Security Bank, National Association, as Owner Trustee of a trust for the benefit of the owner participant that will be the beneficial owner of such Aircraft (the "OWNER PARTICIPANT"), and State Street Bank and Trust Company, as Leased Aircraft Trustee. The Equipment Notes with respect to each Owned Aircraft (the "OWNED AIRCRAFT NOTES") will be issued under a separate Owned Aircraft Indenture between Northwest and State Street Bank and Trust Company, as Owned Aircraft Trustee. The Indentures will not provide for defeasance, or discharge upon deposit of cash or certain obligations of the United States, notwithstanding the description of defeasance in the Prospectus.

    The related Owner Trustee will lease each Leased Aircraft to Northwest pursuant to a separate Lease between such Owner Trustee and Northwest with respect to such Leased Aircraft. Under each Lease, Northwest will be obligated to make or cause to be made rental and other payments to the related Leased Aircraft Trustee on behalf of the related Owner Trustee, which rental and other payments will be at least sufficient to pay in full when due all payments required to be made on the Equipment Notes issued with respect to such Leased Aircraft. The Equipment Notes issued with respect to the Leased Aircraft are not, however, obligations of, or guaranteed by, Northwest. Northwest's rental obligations under each Lease and obligations under the Equipment Notes issued with respect to each Owned Aircraft will be general obligations of Northwest.

    SUBORDINATION

    Series B Equipment Notes issued in respect of an Aircraft will be subordinated in right of payment to Series G Equipment Notes issued in respect of such Aircraft; Series C Equipment Notes issued in respect of such Aircraft will be subordinated in right of payment to such Series B Equipment Notes. (Indentures, Section 2.15) On each Equipment Note payment date, (i) payments of interest and principal due on Series G Equipment Notes issued in respect of an Aircraft will be made prior to payments of interest and principal due on Series B Equipment Notes issued in respect of such Aircraft; and (ii) payments of interest and principal due on Series B Equipment Notes issued in respect of an Aircraft will be made prior to payments of interest and principal due on Series C Equipment Notes issued in respect of such Aircraft. (Indentures,
Article III)

    PRINCIPAL AND INTEREST PAYMENTS

    Subject to the provisions of the Intercreditor Agreement, interest paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of each such Trust on the dates and at the rate per annum set forth on the cover page of this Prospectus Supplement until the final expected Regular Distribution Date for such Trust. Subject to the provisions of the Intercreditor Agreement, principal paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts until the final expected Regular Distribution Date for such Trust.

    Interest will be payable on the unpaid principal amount of each Equipment Note at the rate applicable to such Equipment Note on April 1 and October 1 of each year, commencing April 1, 2000. Such interest will be computed on the basis of a 360-day year of twelve 30-day months. Overdue amounts of principal, Make-Whole Premium and interest on such Series of Equipment Notes will bear interest at a rate equal to at least 1.00% per annum over the applicable rate on such Series of Equipment Notes.

    Scheduled principal payments on the Equipment Notes will be made on April 1 and October 1 in certain years, commencing no later than October 1, 2000. See "Description of the Certificates--Pool Factors" for a discussion of the scheduled payments of principal of the Equipment Notes and possible revisions thereto.

    The final payment made under each Equipment Note will be in an amount sufficient to discharge in full the unpaid principal amount, Make-Whole Premium (if any) and to the extent permitted by law, interest and any other amounts payable but unpaid.

    If any date scheduled for a payment of principal, premium (if any) or interest with respect to the Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day with the same force and effect as if made on such scheduled payment date and without any additional interest.

    REDEMPTION

    If an Event of Loss occurs with respect to an Aircraft and such Aircraft is not replaced by Northwest under the related Lease (in the case of a Leased Aircraft) or under the related Owned Aircraft Indenture (in the case of an Owned Aircraft), the Equipment Notes issued with respect to such Aircraft will be redeemed, in whole, in each case at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon, to the date of redemption and other amounts payable to the holders of the Equipment Notes under the applicable Indenture and Participation Agreement, but without premium, on a Special Distribution Date. (Indentures, Section 2.10(a))

    If Northwest exercises its right to terminate a Lease under its voluntary termination or early buyout options under such Lease, the Equipment Notes relating to the applicable Leased Aircraft will be redeemed (unless Northwest elects to assume the Equipment Notes on a full recourse basis), in whole, on a Special Distribution Date at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon to, but not including, the date of redemption, plus a Make-Whole Premium PROVIDED that in lieu of redeeming the Leased Aircraft Notes in connection with any such purchase of an Aircraft, Northwest may elect to assume all of the obligations of the relevant Owner Trustee under the related Leased Aircraft Indenture pursuant to
Section 2.13 of the Leased Aircraft Indenture and Section 8(x) of the relevant Leased Aircraft Participation Agreement. In connection with any such assumption of the Owner Trustee's obligations in respect of the Leased Aircraft Notes, the Leased Aircraft Indenture will be amended and restated to be substantially the same as an Owned Aircraft Indenture. In addition, as conditions to any such assumption, NWA Corp. shall deliver a guaranty of the Leased Aircraft Notes substantially in the form of the Guaranty and Northwest shall deliver an opinion of counsel that (i) such assumption has been duly and validly effected and
(ii) holders of such Equipment Notes will not recognize income, gain or loss for federal income tax purposes as a result of such assumption and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if such assumption had not occurred. Upon the effectiveness of such assumption, the Owner Trustee and the Owner Participant will be released from further obligations under the related Leased Aircraft Indenture and the related Leased Aircraft Participation Agreement. (Leased Aircraft Indentures, Sections 2.10(b) and 2.13; Leased Aircraft Participation Agreements, Section 8(x); Leases, Sections 19(d)) See "--The Leases and Certain Provisions of the Owned Aircraft Indentures--Renewal and Purchase Options."

    All, but not less than all, of the Equipment Notes issued with respect to a Leased Aircraft may be redeemed prior to maturity as part of a refunding or refinancing thereof under Section 17 of the applicable Participation Agreement or otherwise with the consent of Northwest, and all of the Equipment Notes issued with respect to the Owned Aircraft may be redeemed in whole prior to maturity at any time at the option of Northwest, in each case at a price equal to 100% of the unpaid principal thereof, together with accrued interest thereon to, but not including, the date of redemption, plus, a Make-Whole Premium. (Indentures, Section 2.11) If notice of such a redemption is given in connection with a refinancing of

Equipment Notes with respect to a Leased Aircraft or in connection with the redemption of Equipment Notes with respect to an Owned Aircraft, such notice may be revoked not later than three days prior to the proposed redemption date. (Indentures, Section 2.12)

    If, with respect to a Leased Aircraft, (i) one or more Lease Events of Default have occurred and are continuing or (ii) the Equipment Notes with respect to such Aircraft have been accelerated or the Leased Aircraft Trustee with respect to such Equipment Notes takes action or notifies the applicable Owner Trustee that it intends to take action to foreclose the lien of the related Leased Aircraft Indenture or otherwise commence the exercise of any significant remedy under such Indenture or the related Lease, then in each case all, but not less than all, of the Equipment Notes issued with respect to such Leased Aircraft may be purchased by the related Owner Trustee or Owner Participant on the applicable purchase date at a price equal to the aggregate unpaid principal thereof, together with accrued and unpaid interest thereon to, but not including, the date of purchase, but without any premium (provided that a Make-Whole Premium is payable if such Equipment Notes are to be purchased pursuant to clause (i) when a Lease Event of Default has occurred and has been continuing for less than 180 days). (Leased Aircraft Indentures, Section 2.14) Northwest, as owner of the Owned Aircraft, has no comparable right under the Owned Aircraft Indentures to purchase the Equipment Notes under such circumstances.

    "MAKE-WHOLE PREMIUM" means, with respect to any Equipment Note, the amount (as determined by an independent investment banker selected by Northwest and reasonably acceptable to the relevant Loan Trustees and, in the case of a Leased Aircraft Indenture, related Owner Participants) by which (a) the present value of the remaining scheduled payments of principal and interest from the redemption date to maturity of such Equipment Note computed by discounting each payment on a semiannual basis from each payment date under the applicable Indenture (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield exceeds (b) the outstanding principal amount of such Equipment Note plus accrued interest to the date of determination.

    For purposes of determining the Make-Whole Premium, "TREASURY YIELD" means, at the time of determination with respect to any Equipment Note, the interest rate (expressed as a semiannual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported in the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519). "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Premium will be the third Business Day prior to the applicable payment or redemption date and the "MOST RECENT H.15(519)" means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable payment or redemption date.

    "AVERAGE LIFE DATE" for any Equipment Note to be redeemed means the date which follows the redemption date by a period equal to the Remaining Weighted Average Life at the redemption date of such Equipment Note. "REMAINING WEIGHTED AVERAGE LIFE" of an Equipment Note, at the redemption date of such Equipment Note, means the number of days equal to the quotient obtained by dividing
(a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment of principal of such Equipment Note, including the payment due on the maturity date of such Equipment Note, by (ii) the number of days from and including the redemption date to but excluding the scheduled payment date of such principal installment, by (b) the then unpaid principal amount of such Equipment Note.

SECURITY

    The Equipment Notes issued with respect to each Aircraft will be secured by a first priority security interest in the Aircraft, the related Lease and all rent thereunder (with respect to Leased Aircraft), as well as all rents, profits and other income of such Aircraft, certain rights under the aircraft purchase agreement between Northwest and the Aircraft manufacturer, all requisition proceeds with respect to such Aircraft, all insurance proceeds with respect to the Aircraft (other than proceeds under third party liability policies and under policies maintained by the Owner Participant), all monies and securities deposited with the related Loan Trustee, and all proceeds of the foregoing. (Indentures, Granting Clause) Unless an Indenture Default with respect to an Aircraft has occurred and is continuing, the related Loan Trustee may not exercise the Owner Trustee's rights under the related Lease except such Owner Trustee's right to receive rent. The assignment by the Owner Trustee to the Loan Trustee of its rights under the related Lease excludes the rights of the Owner Trustee and the Owner Participant relating to the indemnification by Northwest for certain matters, certain insurance proceeds payable to the Owner Trustee in its individual and trust capacities and to the Owner Participant under liability insurance maintained by Northwest under the Lease or by the Owner Trustee or such Owner Participant, and certain reimbursement payments made by Northwest to the Owner Trustee and the Owner Participant. (Leased Aircraft Indentures, Granting Clause)

    The Equipment Notes will not be cross-collateralized and, consequently, the Equipment Notes issued in respect of any one Aircraft will not be secured by any of the other Aircraft or the Leases related thereto. There will not be any cross-default provisions in the Indentures or Leases and, consequently, events resulting in an event of default under any particular Indenture or Lease may or may not result in an event of default occurring under any other Indenture or Lease. If the Equipment Notes issued with respect to one or more Aircraft are in default and the Equipment Notes issued with respect to the remaining Aircraft are not in default, no remedies will be exercisable under the Indentures with respect to such remaining Aircraft.

    Although the Leased Aircraft Notes are not obligations of, or guaranteed by, Northwest, the amounts unconditionally payable by Northwest for lease of the Aircraft will be sufficient to pay in full when due all amounts required to be paid on the Equipment Notes. See "Description of the Equipment Notes--General."

LOAN TO VALUE RATIOS OF EQUIPMENT NOTES

    The following tables set forth illustrative loan to Aircraft value ratios for the Equipment Notes issued in respect of Leased Aircraft as of the October 1 Regular Distribution Dates that occur after the scheduled date of original issuance of such Equipment Notes, assuming that the Equipment Notes in the maximum principal amount are issued in respect of each such Aircraft. This example was utilized by Northwest in preparing the Assumed Amortization Schedule, although the amortization schedule for the Equipment Notes issued with respect to an Aircraft may vary from such assumed schedule so long as it complies with the Mandatory Economic Terms. Accordingly, the schedules set forth below may not be applicable in the case of any particular Aircraft. See "Description of the Certificates--Pool Factors." The LTV was obtained by dividing (i) the outstanding balance (assuming no payment default) of such Equipment Notes determined immediately after giving effect to the payments scheduled to be made on each such Regular Distribution Date by (ii) the assumed value (the "ASSUMED AIRCRAFT VALUE") of the Aircraft securing such Equipment Notes. The table assumes that (i) no prepayments of interest or principal on the Equipment Notes will occur and (ii) no payment defaults shall have occurred and be continuing with respect to the Equipment Notes.

    The following table is based on the Depreciation Assumption that the value of the Aircraft set forth opposite the initial Regular Distribution Date included in the table depreciates by 3% of the initial appraised value per year for the first ten years after the year of delivery of such Aircraft and by 4% of the initial appraised value per year for the next five years and by 5% per year thereafter. Other rates or methods of depreciation would result in materially different loan to Aircraft value ratios, and no assurance can be given (i) that the depreciation rates and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus the table should not be considered a forecast or prediction of expected or likely loan to Aircraft value ratios, but simply a mathematical calculation based on one set of assumptions.

                          BRITISH AEROSPACE AVRO RJ85

                                                                                                LOAN TO
                                                           EQUIPMENT NOTE         ASSUMED        VALUE
DATE                                                     OUTSTANDING BALANCE   AIRCRAFT VALUE    RATIO
----                                                     -------------------   --------------   --------
                                                             (MILLIONS)          (MILLIONS)
October 1, 2000........................................         $17.25             $24.77         69.6%
April 1, 2001..........................................          16.37              24.03         68.1
April 1, 2002..........................................          15.86              23.28         68.1
April 1, 2003..........................................          15.15              22.54         67.2
April 1, 2004..........................................          14.31              21.80         65.7
April 1, 2005..........................................          13.46              21.05         63.9
April 1, 2006..........................................          12.56              20.31         61.8
April 1, 2007..........................................          11.80              19.57         60.3
April 1, 2008..........................................          11.04              18.83         58.7
April 1, 2009..........................................          10.42              18.08         57.6
April 1, 2010..........................................           9.45              17.34         54.5
April 1, 2011..........................................           8.82              16.35         54.0
April 1, 2012..........................................           8.15              15.36         53.1
April 1, 2013..........................................           7.18              14.37         50.0
April 1, 2014..........................................           6.67              13.38         49.9
April 1, 2015..........................................           4.74              12.39         38.2
April 1, 2016..........................................           4.22              11.15         37.9
April 1, 2017..........................................           3.71               9.91         37.5
April 1, 2018..........................................           3.24               8.67         37.3
April 1, 2019..........................................           0.00               0.00           NA

LIMITATION OF LIABILITY

    The Equipment Notes issued with respect to the Leased Aircraft are not obligations of, or guaranteed by, Northwest, any Owner Participant or the Leased Aircraft Trustees or the Owner Trustees in their individual capacities. None of the Owner Trustees, the Owner Participants or the Leased Aircraft Trustees, or any affiliates thereof, will be personally liable to any holder of an Equipment Note or, in the case of the Owner Trustees and the Owner Participants, to the Leased Aircraft Trustees for any amounts payable under the Equipment Notes or, except as provided in each Leased Aircraft Indenture, for any liability under such Leased Aircraft Indenture. All payments of principal of, premium, if any, and interest on the Equipment Notes issued with respect to any Leased Aircraft (other than payments made in connection with an optional redemption or purchase of Equipment Notes issued with respect to a Leased Aircraft by the related Owner Trustee or the related Owner Participant) will be made only from the assets subject to the lien of the Indenture with respect to such Leased Aircraft or the income and proceeds received by the related Leased Aircraft Trustee therefrom (including rent payable by Northwest under the Lease with respect to such Leased Aircraft).

    The Equipment Notes issued with respect to any Owned Aircraft will be direct obligations of Northwest.

    Except as otherwise provided in the Indentures, no Owner Trustee or Loan Trustee, in its individual capacity, will be answerable or accountable under the Indentures or under the Equipment Notes under any circumstances except, among other things, for its own willful misconduct or gross negligence. None of the Owner Participants will have any duty or responsibility under any of the Leased Aircraft Indentures or the Equipment Notes to the Leased Aircraft Trustees or to any holder of any Equipment Note.

INDENTURE DEFAULTS, NOTICE AND WAIVER

    Indenture Defaults under each Indenture include: (a) in the case of a Leased Aircraft Indenture, the occurrence of any Lease Event of Default under the related Lease (other than the failure to make certain indemnity payments and other payments to the related Owner Trustee or Owner Participant unless a notice is given by such Owner Trustee to the Leased Aircraft Trustee that such failure will constitute an Indenture Default), (b) the failure by the related Owner Trustee (other than as a result of a Lease Default or Lease Event of Default) in the case of a Leased Aircraft Indenture, or Northwest, in the case of an Owned Aircraft Indenture, to pay any interest or principal or premium, if any, when due, under such Indenture or under any Equipment Note issued thereunder that continues for more than 10 Business Days, in the case of principal, interest or Make-Whole Premium, and, in all other cases, 10 Business Days after the relevant Owner Trustee or Owner Participant, or Northwest, in the case of an Owned Aircraft, receives written demand from the related Loan Trustee or holder of an Equipment Note, (c) the failure by the related Owner Participant or the related Owner Trustee (in its individual capacity), in the case of a Leased Aircraft, or Northwest, in the case of an Owned Aircraft, to discharge certain liens that continue after notice and specified cure periods, (d) any representation or warranty made by the related Owner Trustee or Owner Participant (in the case of a Leased Aircraft) or by Northwest (in the case of an Owned Aircraft) in such Indenture, the related Participation Agreement, or certain related documents furnished to the Loan Trustee or any holder of an Equipment Note pursuant thereto being false or incorrect when made in any material respect that continues to be material and adverse to the interests of the Loan Trustee or Note Holders and remains unremedied after notice and specified cure periods,
(e) failure by the related Owner Trustee or Owner Participant (in the case of Leased Aircraft) to perform or observe, or, in the case of an Owned Aircraft, failure by Northwest to perform or observe in any material respect, any covenant or obligation for the benefit of the Loan Trustee or holders of Equipment Notes under such Indenture or certain related documents that continues after notice and specified cure periods, (f) the registration of the related Aircraft ceasing to be effective as a result of the Owner Participant (in the case of a Leased Aircraft) not being a citizen of the United States, as defined in Title 49 of the United States Code relating to aviation (subject to a cure period), or
(g) the occurrence of certain events of bankruptcy, reorganization or insolvency of the related Owner Trustee or Owner Participant (in the case of a Leased Aircraft) or Northwest (in the case of the Owned Aircraft). (Leased Aircraft Indentures, Section 4.02; Owned Aircraft Indentures, Section 4.01) There will not be any cross-default provisions in the Indentures or in the Leases. Consequently, events resulting in an Indenture Default under any particular Indenture may or may not result in an Indenture Default occurring under any other Indenture, and a Lease Event of Default under any particular Lease may or may not constitute a Lease Event of Default under any other Lease.

    If Northwest fails to make any semiannual basic rental payment due under any Lease, within a specified period after such failure the applicable Owner Trustee may furnish to the Leased Aircraft Trustee the amount due on the Equipment Notes issued with respect to the related Leased Aircraft, together with any interest thereon on account of the delayed payment thereof, in which event the Leased Aircraft Trustee and the holders of outstanding Equipment Notes issued under such Indenture may not exercise any remedies otherwise available under such Indenture or such Lease as the result of such failure to make such rental payment, unless such Owner Trustee has previously cured each of the three immediately preceding semiannual basic rental payment defaults or the Owner Trustee has cured an aggregate of six previous semiannual basic rental payment defaults. The applicable Owner Trustee also may cure any other default by Northwest in the performance of its obligations under any Lease that can be cured by the payment of money. (Leased Aircraft Indentures, Section 4.03)

    The holders of a majority in aggregate unpaid principal amount of the Equipment Notes outstanding on such date issued with respect to any Aircraft, by notice to the Loan Trustee, may on behalf of all the holders waive, together under certain circumstances with the applicable Owner Trustee and applicable Owner Participant, any existing default and its consequences under the Indenture with respect to such Aircraft, except a default in the payment of the principal of, or premium or interest on any such Equipment Notes or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each holder of Equipment Notes. (Leased Aircraft Indentures, Section 4.08; Owned Aircraft Indentures, Section 4.06)

REMEDIES

    Each Indenture provides that if an Indenture Default occurs and is continuing, the related Loan Trustee may, and upon receipt of written demand from the holders of a majority in principal amount of the Equipment Notes outstanding under such Indenture will, subject to the applicable Owner Participant's or Owner Trustee's right to cure in the case of Leased Aircraft Indentures, as discussed above, declare the principal of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon (without the Make-Whole Premium). The holders of a majority in principal amount of Equipment Notes outstanding under such Indenture may rescind any such declaration at any time before the judgment or decree for the payment of the money so due is entered if (i) there has been paid to the related Loan Trustee an amount sufficient to pay all principal and interest on any such Equipment Notes, to the extent such amounts have become due otherwise than by such declaration of acceleration and (ii) all other Indenture Defaults and events which with the giving of notice or lapse of time or both would become Indenture Defaults under such Indenture have been cured or waived. (Leased Aircraft Indentures, Section 4.04(b); Owned Aircraft Indentures,
Section 4.02(b))

    Each Indenture provides that if an Indenture Default under such Indenture has occurred and is continuing, the related Loan Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law, including (if, in the case of a Leased Aircraft, the corresponding Lease has been declared in default) one or more of the remedies under such Indenture or such Lease with respect to the Aircraft subject to such Lease. If an Event of Default has occurred and is continuing under the corresponding Lease in the case of Leased Aircraft Indentures, the related Loan Trustee's right to exercise remedies under such Indenture is subject, with certain exceptions, to its having proceeded to exercise one or more of the remedies under the Lease to terminate the Lease or take possession of and/or sell the Aircraft; provided that the requirement to exercise such remedies under such Lease does not apply in circumstances where such exercise has been involuntarily stayed or prohibited by applicable law or court order for a continuous period in excess of the
Section 1110 Period (plus an additional period, if any, resulting from (i) Northwest or its trustee in such proceeding assuming, or agreeing to perform its obligations under, such Lease with the approval of the applicable court,
(ii) such Loan Trustee's consent to an extension of such Section 1110 Period,
(iii) Lessee's assumption of the Lease during the Section 1110 Period with the approval of the applicable court, or (iv) such Loan Trustee's failure to give any requisite notice). See "--The Leases and Certain Provisions of the Owned Aircraft Indentures--Events of Default under the Leases." Such remedies may be exercised by the related Loan Trustee to the exclusion of the related Owner Trustee, subject to certain conditions specified in such Indenture, and Northwest, subject to the terms of such Lease. Any Aircraft sold in the exercise of such remedies will be free and clear of any rights of those parties, including, if a Lease Event of Default has occurred and is continuing, the rights of Northwest under the Lease with respect to such Aircraft. No exercise of any remedies by the related Loan Trustee may affect the rights of Northwest under any Lease unless a Lease Event of Default has occurred and is continuing. The Owned Aircraft Indenture will not contain such limitations on the Loan Trustee's ability to exercise remedies upon an Indenture Default under an Owned Aircraft Indenture. (Leased Aircraft Indentures, Section 4.04; Leases, Section 15)

    If the Equipment Notes issued in respect of one Aircraft are in default, the Equipment Notes issued in respect of the other Aircraft may not be in default, and, if not, no remedies will be exercisable under the applicable Indentures with respect to such other Aircraft.

    Section 1110 of the Bankruptcy Code provides that the right of lessors, conditional vendors and holders of security interests with respect to "equipment" (as defined in Section 1110 of the Bankruptcy Code) to take possession of such equipment in compliance with the provisions of a lease, conditional sale contract or security agreement, as the case may be, is not affected after 60 days after the filing of petition under Chapter 11 of the Bankruptcy Code by (a) the automatic stay provision of the Bankruptcy Code, which provision enjoins creditors' remedies except with the court's approval,
(b) the provision of the Bankruptcy Code allowing the trustee in reorganization to use property of the debtor during the reorganization period,
(c) Section 1129 of the Bankruptcy Code (which governs the confirmation of plans of reorganization in Chapter 11 cases) and (d) any power of the bankruptcy court to enjoin a repossession. Section 1110 provides that the right to take possession of an aircraft may not be exercised for 60 days following the date of commencement of the reorganization proceedings and may not be exercised at all after such 60-day period (or such longer period consented to by the lessor, conditional vendor or holder of a security interest), if the trustee in reorganization agrees to perform the debtor's obligations that become due on or after such date and cures all existing defaults (other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor, the appointment of a trustee or custodian or the failure to satisfy any penalty rate or provision relating to a default arising from any failure by the debtor to perform nonmonetary obligations under the applicable agreement). "EQUIPMENT" is defined in Section 1110 of the Bankruptcy Code, in part, as "an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in section 40102 of title 49) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that is a citizen of the United States (as defined in section 40102 of title 49) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of title 49 for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo."

    Cadwalader, Wickersham & Taft, special counsel to Northwest, has advised the Loan Trustees that, if Northwest were to become a debtor under Chapter 11 of the Bankruptcy Code, (x) if such Aircraft is a Leased Aircraft, the Owner Trustee, as lessor under each of the Leases, and the Loan Trustee, as assignee of such Owner Trustee's rights under each of the Leases pursuant to each of the related Indentures, would be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the airframe and engines comprising the related Aircraft, or (y) if such Aircraft is an Owned Aircraft, the Loan Trustee would be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the airframe and engines comprising the related Aircraft, but in each case may not be entitled to such benefits with respect to any replacement of an Aircraft after an Event of Loss in the future. The replacement of any Aircraft is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the related Loan Trustee's entitlement to benefits of Section 1110 of the Bankruptcy Code would not be diminished as a result of such replacement. This opinion is subject to certain qualifications and assumptions, including the assumptions that Northwest is and will continue to be a citizen of the United States holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. See "--The Leases and Certain Provisions of the Owned Aircraft Indentures--Events of Loss." The opinion of Cadwalader, Wickersham & Taft, does not address the availability of Section 1110 with respect to the bankruptcy proceedings of any possible sublessee of a Leased Aircraft, or any possible lessee of Owned Aircraft, if it is leased by Northwest. For a description of certain limitations on the Loan Trustee's exercise of rights contained in the Indenture, see "--Indenture Defaults, Notice and Waiver."

    During 1998, opinions issued by the U.S. District Court for the District of Colorado in the case of WESTERN PACIFIC AIRLINES, INC. V. GATX CAPITAL (IN RE WESTERN PACIFIC AIRLINES, INC.), 219 B.R. 305, ON REHEARING, 221 B.R. 1 (D. Colo. 1998), APPEAL DISMISSED AS MOOT SUB NOM., BOUILLIOUN AIRCRAFT HOLDING
CO., INC. V. SMITH MANAGEMENT, Nos. 98-1018, 98-1214, 1999 WL 459469 (10th Cir.
July 7, 1999), ruled that Section 1110 of the Bankruptcy Code does not apply in a case after the trustee timely makes the agreement specified in
Section 1110(a)(1)(A) of the Bankruptcy Code and timely cures defaults outstanding as of the date of the Chapter 11 petition or that occur during the first sixty days of the case, with the result, among others, that the ability of a lessor to exercise remedies based on a default that occurs after the first
60 days of the Chapter 11 case would be subject to the automatic stay. Northwest has been advised by its counsel, Cadwalader, Wickersham & Taft to the effect that, and accordingly believes that, this decision construes Section 1110 of the Bankruptcy Code in a manner that is inconsistent with both the language of
Section 1110 of the Bankruptcy Code and the legislative history explaining the purpose and operation of Section 1110 of the Bankruptcy Code and accordingly believes that the decision is an incorrect interpretation of Section 1110 of the Bankruptcy Code.

    In the event of bankruptcy, insolvency, receivership or like proceedings involving an Owner Participant, it is possible that, notwithstanding that the applicable Aircraft is owned by the related Owner Trustee in trust, such Aircraft and the related Lease and Equipment Notes might become part of such proceeding. In such event, payments under such Lease or on such Equipment Notes may be interrupted and the ability of the related Loan Trustee to exercise its remedies under the related Indenture might be restricted, though such Loan Trustee would retain its status as a secured creditor in respect of the related Lease and the related Aircraft.

MODIFICATION OF INDENTURES AND LEASES

    Without the consent of holders of a majority in principal amount of the Equipment Notes outstanding under any Indenture, the provisions of such Indenture and the Lease, the Participation Agreement and the Trust Agreement corresponding thereto may not be amended or modified, except to the extent indicated below.

    Certain provisions of any Indenture, and of the Lease, the Participation Agreement, and the Trust Agreement related thereto, may be amended or modified by the parties thereto without the consent of the relevant Loan Trustee or any holders of the Equipment Notes outstanding under such Indenture, subject to certain conditions. In the case of each Lease, such provisions include, among others, provisions relating to (i) the return to the related Owner Trustee of the related Aircraft at the end of the term of such Lease, (ii) the voluntary early termination of such Lease by Northwest, and (iii) the renewal of such Lease and the option of Northwest at the end of the term of such Lease to purchase the related Aircraft. (Leased Aircraft Indentures, Section 9.01) In addition, any Indenture may be amended without the consent of the holders of Equipment Notes to, among other things, cure any defect or inconsistency in such Indenture or the Equipment Notes issued thereunder, provided that such change does not adversely affect the interests of any such holder. (Leased Aircraft Indentures, Section 9.01(c); Owned Aircraft Indentures, Section 10.01(b))

    Without the consent of the holder of each Equipment Note outstanding under any Indenture affected thereby, no amendment of or supplement to such Indenture may among other things (a) reduce the principal amount of, or Make-Whole Premium, if any, or interest payable on, any Equipment Notes issued under such Indenture or change the date on which any principal or Make-Whole Premium, if any, or interest is due and payable, (b) create any security interest with respect to the property subject to the lien of such Indenture, except as provided in such Indenture, or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the lien of such Indenture upon the property subject thereto or (c) reduce the percentage in principal amount of outstanding Equipment Notes issued under such Indenture necessary to modify or amend any provision of such Indenture or to waive compliance therewith. (Leased Aircraft Indentures, Section 9.01(b); Owned Aircraft Indentures,
Section 10.01(a))

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INDEMNIFICATION

    Northwest will be required to indemnify each Loan Trustee, each Owner Participant, each Owner Trustee, each Liquidity Provider, the Policy Provider, the Subordination Agent, the Escrow Agent, the Paying Agent and each Trustee, but not the holders of Certificates (unless otherwise expressly agreed to by Northwest), for certain losses, claims and other matters. Northwest will be required under certain circumstances to indemnify each Owner Participant against the loss of depreciation deductions and certain other benefits allowable for certain income tax purposes with respect to the related Leased Aircraft. Each Owner Trustee will indemnify the Loan Trustee to the extent not reimbursed by Northwest. Prior to seeking indemnification from the Indenture Estate, the Loan Trustee will demand and take necessary action to pursue indemnification under the Participation Agreement. If necessary, the Loan Trustee will be entitled to indemnification from the Indenture Estate for any liability, obligation, loss, damage, penalty, claim or action to the extent not reimbursed by Northwest. The Loan Trustee will not be indemnified, however, for actions arising from its gross negligence, willful misconduct or, in the case of handling funds, negligence, or for the inaccuracy of any representation or warranty made in its individual capacity under the Indenture.

    Each Owner Participant will be required to indemnify the related Loan Trustee and the holders of the Equipment Notes issued with respect to the Aircraft in which such Owner Participant has an interest for certain losses that may be suffered as a result of the failure of such Owner Participant to discharge certain liens or claims on or against the assets subject to the lien of the related Indenture. The Loan Trustee will not be under any obligation to take any action, risk liability or expend its own funds under the Indenture if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it.

THE GUARANTY

    NWA Corp. will irrevocably, fully and unconditionally guarantee the payment and performance of all obligations of Northwest as lessee under the relevant Lease in the case of a Leased Aircraft and as obligor under the relevant Equipment Notes in the case of an Owned Aircraft. If Northwest fails to make a payment or perform a nonfinancial obligation when due for any reason, including liquidation, bankruptcy or reorganization, NWA Corp. will make the payment and perform the nonfinancial obligations. Each Guaranty will be an absolute, present and continuing guaranty of performance and payment rather than collectibility, and will not be contingent upon any attempt to collect payment from or file suit against Northwest.

THE LEASES AND CERTAIN PROVISIONS OF THE OWNED AIRCRAFT INDENTURES

    Each Leased Aircraft will be leased by the relevant Owner Trustee to Northwest under the relevant Lease. Each Owned Aircraft will be owned by Northwest.

    LEASE TERMS AND RENTALS

    Each Leased Aircraft will be leased separately by the relevant Owner Trustee to Northwest for a term commencing on the date of the delivery of such Aircraft to such Owner Trustee and expiring not earlier than the latest maturity date of the relevant Equipment Notes issued pursuant to the related Indenture. Basic Rent payments for each Leased Aircraft will be payable semiannually on each April 1 and October 1 (or, if such date is not a business day, on the next business day). Such payments will be assigned by the Owner Trustee to the Loan Trustee under the corresponding Leased Aircraft Indenture to provide the funds necessary to make scheduled payments of principal and interest due or expected to be due from the Owner Trustee on the Equipment Notes to be issued under such Indenture. In certain cases, the Basic Rent payments under the Leases may be adjusted, but each Lease will provide that under no circumstances will rent payments by Northwest be less than the scheduled payments on the related Equipment Notes. (Leases, Section 3) The balance of any such semiannual Basic Rent payment and such other payments, after payment of amounts due or expected to be due on the related Equipment Notes and certain other amounts, including certain amounts owing to the Liquidity Provider, will be paid over to the related Owner Trustee. (Leased Aircraft Indentures, Section 3.01)

    NET LEASE

    Under the terms of each Lease, Northwest's obligations in respect of each Leased Aircraft will be those of a lessee under a "net lease." Accordingly, Northwest will be obligated under each Lease, among other things and at its expense, to cause the Aircraft to be duly registered in the name of the relevant Owner Trustee (or Northwest in connection with the re-registration of the Aircraft in certain jurisdictions), to pay all costs of operating the Aircraft and, to the extent set forth in such Lease, to maintain, service, repair and overhaul the Aircraft (or cause the Aircraft to be maintained, serviced, repaired and overhauled) so as to keep the Aircraft in as good an operating condition as delivered to Northwest under the Lease, ordinary wear and tear excepted, and in such condition as may be necessary to enable the airworthiness certification of such Aircraft to be maintained in good standing at all times
(a) under the Federal Aviation Act except, subject to certain limitations, when all aircraft of the same model and type powered by engines of the same type and registered in the United States have been grounded by the FAA, or (b) subject to certain limitations, under the applicable laws of any other jurisdiction in which the Aircraft may be registered. Notwithstanding anything to the contrary set forth above, Northwest will also be required to cause the Aircraft then subject to such Leases to be maintained in accordance with maintenance standards approved by, or substantially equivalent to those required by, the FAA or the central civil aviation authority of Canada, France, Germany, Japan, the Netherlands or the United Kingdom. In all cases Northwest will utilize, except when a sublease is in effect, the same manner and standards of maintenance, service, repair or overhaul used by Northwest with respect to similar aircraft operated by Northwest in similar circumstances and, during any period that a sublease is in effect, cause the Sublessee thereunder to agree to utilize the same manner and standards of maintenance, service, repair or overhaul used by such Sublessee with respect to similar aircraft operated by such Sublessee in similar circumstances. (Leases, Section 7(a)) The Owned Aircraft Indentures contain comparable provisions with respect to the Owned Aircraft. (Owned Aircraft Indentures, Section 7.02(a))

    Northwest will not (and will not permit any Sublessee to) maintain, use, service, repair, overhaul or operate any Aircraft in violation of any law or any rule, regulation, order or certificate of any government having jurisdiction over such Aircraft, or in violation of any airworthiness certificate, license or registration relating to such Aircraft, except to the extent Northwest (or any Sublessee) is in good faith contesting the validity or application of any such requirements, in any reasonable manner which, among other things specified in each Lease, does not materially adversely affect the Owner Trustee. (Leases, Section 7(a)) The Owned Aircraft Indentures contain comparable provisions with respect to the Owned Aircraft. (Owned Aircraft Indentures, Section 7.02(a))

    Northwest must make (or cause to be made) all alterations, modifications and additions to each Airframe and Engine necessary to meet the applicable standards of the FAA or any other applicable governmental authority of another jurisdiction in which the Aircraft may be registered; PROVIDED, HOWEVER, that Northwest (or any Sublessee) may in good faith contest the validity or application of any such standards in any reasonable manner which, among other things specified in each Lease, does not adversely affect the Owner Trustee or the relevant Loan Trustee. Northwest (or any Sublessee) may add further parts and make other alterations, modifications and additions to any Airframe or any Engine as Northwest (or any Sublessee) may deem desirable in the proper conduct of its business, including removal of parts determined by Northwest (or any Sublessee) in its reasonable judgment to be obsolete or no longer suitable or appropriate for use, so long as such alterations, modifications or additions, do not, among other things specified in each Lease, (x) materially diminish the value, utility or remaining useful life of such Airframe or Engine, below the value, utility or remaining useful life thereof immediately prior to such alteration, modification, addition or removal (assuming such Airframe or Engine was maintained in accordance with the Lease), except that the value (but not the utility or remaining useful life) of any Airframe or Engine may be reduced from time to time by the value of the obsolete parts which are removed so long as the aggregate value of such obsolete parts removed and not replaced shall not exceed $250,000. Title to parts incorporated or installed in or added to such Airframe or Engine as a result of such alterations, modifications or additions vest in the Owner Trustee subject to certain exceptions. In certain circumstances, Northwest (or any Sublessee) is permitted to remove parts which were added by Northwest (or any Sublessee) (without replacement) from an Airframe or Engine so long as certain conditions are met and any such removal does not, among other things specified in each Lease, diminish or impair the value, utility, or remaining useful life which such Airframe or Engine would have had at such time had such addition, alteration or modification not occurred. (Leases, Section 8) The Owned Aircraft Indentures contain comparable provisions with respect to the Owned Aircraft. (Owned Aircraft Indentures, Section 7.03)

    Except as set forth above, Northwest will be obligated to replace or cause to be replaced all parts (other than severable parts added at the option of Northwest or unsuitable parts that Northwest is permitted to remove to the extent described above) that are incorporated or installed in or attached to any Airframe or any Engine and become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. Any such replacement parts become subject to the related Lease and the lien of the related Indenture in lieu of the part replaced. (Leases, Section 8(a)) The Owned Aircraft Indentures contain comparable provisions with respect to the Owned Aircraft. (Owned Aircraft Indentures, Section 7.03(a))

    REGISTRATION, SUBLEASING AND POSSESSION

    Although Northwest has no current intention to do so, Northwest will be permitted, under certain circumstances, to register an Aircraft in certain jurisdictions outside the United States, subject to certain conditions specified in the related Participation Agreement. These conditions include a requirement that the lien of the related Indenture will continue as a first priority security interest in the applicable Aircraft (Leases, Section 7(a); Leased Aircraft Participation Agreements, Section 8(f)). The Owned Aircraft Indentures contain comparable provisions with respect to the Owned Aircraft. (Owned Aircraft Indentures, Section 7.02(a); Owned Aircraft Participation Agreements,
Section 8(f)) Northwest will also be permitted, subject to certain limitations, to sublease any Aircraft to any United States certificated air carrier or to certain foreign entities so long as the term of any such sublease does not extend beyond the term of the Lease applicable to such Aircraft subject to certain exceptions. Northwest currently intends to sublease the Leased Aircraft to Mesaba, subject to the terms and limitations of the Leases. In addition, subject to certain limitations, Northwest will be permitted to transfer possession of any Airframe or any Engine other than by sublease, including transfers of possession by Northwest or any Sublessee in connection with certain interchange and pooling arrangements, transfers to the United States government and any instrumentality or agency thereof, "wet leases" and transfers in connection with maintenance or modifications. There are no general geographical restrictions on Northwest's (or any Sublessee's) ability to operate the Aircraft. The extent to which the relevant Loan Trustee's lien would be recognized in an Aircraft if such Aircraft were located in certain countries is uncertain. See "Description of the Equipment Notes--Remedies." In addition, any exercise of the right to repossess an Aircraft may be difficult, expensive and time-consuming, particularly when such Aircraft is located outside the United States and has been registered in a foreign jurisdiction or subleased to a foreign operator, and may be subject to the limitations and requirements of applicable law, including the need to obtain consents or approvals for deregistration or re-export of the Aircraft, which may be subject to delays and political risk. When a defaulting Sublessee or other permitted transferee is the subject of a bankruptcy, insolvency or similar event such as protective administration, additional limitations may apply. (Leases, Section 7(b)) The Owned Aircraft Indentures contain comparable provisions with respect to the Owned Aircraft. Northwest currently intends to lease the Owned Aircraft to Mesaba, subject to the terms and limitations of the Owned Aircraft Indentures. (Owned Aircraft Indentures, Section 7.02(b))

    In addition, at the time of obtaining repossession of the Aircraft under the related Lease or foreclosing on the lien on the Aircraft under the related Indenture, an Airframe subject to such Lease may not be equipped with Engines subject to the same Lease and, in such case, Northwest will be required to deliver engines attached to such Airframe which have not less than equivalent value, utility and remaining useful life as the Engines subject to such Lease. Notwithstanding Northwest's agreement in each Lease, in the event Northwest fails to transfer title to engines not owned by the Owner Trustee that are attached on repossessed Aircraft, it could be difficult, expensive and time-consuming to assemble an Aircraft consisting of an Airframe and Engines subject to the Lease. See "Risk Factors--Factors Relating to the Certificates and the Offering--Repossession."

    LIENS

    Northwest will be required to maintain each Aircraft free of any liens, other than the respective rights of the applicable Owner Trustee as owner of the Aircraft (in the case of a Leased Aircraft), and Northwest as provided in the Lease (in the case of a Leased Aircraft) or as owner of the Aircraft (in the case of an Owned Aircraft), the lien of the Indenture, and any other rights existing pursuant to the operative documents related thereto, the rights of others in possession of the Aircraft in accordance with the terms of the Lease (in the case of a Leased Aircraft) or the Owned Aircraft Indenture (in the case of an Owned Aircraft), and other than certain other customary liens permitted under such documents, including liens for taxes either not yet due or being contested in good faith by appropriate proceedings so long as such proceedings do not, among other things as may be specified in each Lease, involve any material danger of the sale, forfeiture or loss of or any interest therein; materialmen's, mechanics' and other similar liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 60 days, or are being contested in good faith by appropriate proceedings not involving any material danger of the sale, forfeiture or loss of such Airframe or Engines or any interest therein; judgment liens so long as such judgment is discharged, vacated or reversed within 60 days or the execution of such judgment is stayed pending appeal or discharged, vacated or reversed within 60 days after the expiration of such stay; any other lien with respect to which Northwest (or any Sublessee, in the case of a Leased Aircraft, or lessee, in the case of an Owned Aircraft) has provided a bond or other security adequate in the reasonable opinion of the relevant Owner Trustee (in the case of a Leased Aircraft) or the Loan Trustee (in the case of the Owned Aircraft); and any lien approved in writing by the Owner Trustee (in the case of a Leased Aircraft) or the Loan Trustee (in the case of the Owned Aircraft). (Leases, Section 6; Owned Aircraft Indentures, Section 7.01)

    INSURANCE

    Subject to certain exceptions, Northwest is obligated, at its or any Sublessee's (in the case of a Leased Aircraft) or lessee's (in the case of an Owned Aircraft) expense, to maintain or cause to be maintained on each Aircraft, with insurers of recognized responsibility, public liability and property damage insurance (exclusive of manufacturer's product liability insurance) and all-risk aircraft hull insurance, in such amounts, covering such risks and in such form as Northwest (or, in the case of a Leased Aircraft, if a sublease is then in effect, as the Sublessee or, in the case of an Owned Aircraft, if a lease is then in effect, as the lessee) customarily maintains with respect to other aircraft owned or operated by Northwest (or, in the case of a Leased Aircraft, if a sublease is then in effect, by the Sublessee or, in the case of an Owned Aircraft, if a lease is then in effect, by the lessee), in each case similar to such Aircraft; provided, however, that, except to the extent of any self-insurance, the all-risk hull insurance shall be at least in an amount equal to the stipulated loss value (in the case of a Leased Aircraft) or unpaid principal amount of the related Equipment Notes (in the case of an Owned Aircraft) and the public liability and property damage insurance shall be in an amount of not less than $150,000,000 per occurrence. (Leases, Sections 11(a) and 11(b); Owned Aircraft Indentures, Sections 7.04(a) and 7.04(b))

    Subject to certain exceptions, the policies covering loss of or damage to an Aircraft shall be made payable, up to the stipulated loss value (in the case of a Leased Aircraft) or unpaid principal amount of the related Equipment Notes plus all accrued and unpaid interest thereon (in the case of an Owned Aircraft), to the related Loan Trustee for any loss involving proceeds in excess of $3,500,000 and the entire amount of any loss involving proceeds of $3,500,000 or less shall be paid to Northwest so long as the related Owner Trustee or the related Loan Trustee has not notified the insurers that a Lease Event of Default (in the case of a Leased Aircraft) or Indenture Default (in the case of an Owned Aircraft) exists. (Leases, Section 11(b) and 11(g); Owned Aircraft Indentures, Sections 7.04(b) and 7.04(g))

    With respect to any insurance required, Northwest may self-insure by way of deductible, premium adjustment or otherwise under a program applicable to all aircraft in Northwest's fleet; provided that the aggregate amount of such self-insurance during any policy year shall not be in excess of the lower of
(a) 50% of the largest replacement value of any single aircraft in Northwest's fleet or (b) 1 1/2% of the average aggregate insurable value of all aircraft on which Northwest carries insurance. In addition, Northwest (and any Sublessee) may self-insure to the extent of any applicable minimum amount of hull or liability insurance deductible imposed by the aircraft hull or liability insurers. (Leases, Section 11(d); Owned Aircraft Indentures, Section 7.04(d))

    In respect of each Aircraft, Northwest is required to cause the relevant Owner Trustee (in the case of a Leased Aircraft) and Loan Trustee and certain other persons to be included as additional insureds as their respective interests may appear under all insurance policies required by the terms of the Lease (in the case of a Leased Aircraft) or the Owned Aircraft Indenture (in the case of an Owned Aircraft) with respect to such Aircraft. (Leases, Sections 11(a) and 11(b); Owned Aircraft Indentures, Sections 7.04(a) and 7.04(b))

    Subject to certain customary exceptions, Northwest may not operate (or permit any Sublessee to operate) any Aircraft in any area that is excluded from coverage by any insurance policy in effect with respect to such Aircraft and required by the Lease. (Leases, Section 7(a)), The Owned Aircraft Indentures contain comparable provisions with respect to the Owned Aircraft. (Owned Aircraft Indentures, Section 7.02(a))

    Northwest's obligation to provide any required insurance shall be satisfied if indemnification from, or insurance provided by, the United States government or one of certain other permitted foreign governments or any agency or instrumentality thereof, against the risks requiring such insurance under such Lease or Owned Aircraft Indenture is at least equal, when added to the amount of insurance against such risks otherwise maintained by Northwest (or, in the case of a Leased Aircraft, any Sublessee or, in the case of an Owned Aircraft, any lessee), to the amount of insurance against such risks otherwise required. (Leases, Section 11(f); Owned Aircraft Indentures, Section 7.04(f))

    LEASE TERMINATION

    Northwest may terminate any Lease on any Lease Payment Date occurring on or after the fifth anniversary of the lease commencement of the Aircraft subject to such Lease if it determines that such Aircraft is obsolete or surplus to its needs and subject to certain other limitations specified in such Lease. Upon payment of termination value for such Aircraft, which will be in an amount at least equal to the outstanding principal amount of the related Equipment Notes and an amount equal to the Make-Whole Premium, if any, payable on such date of payment, together with certain additional amounts and together with all accrued and unpaid interest thereon, the lien of the relevant Indenture shall be released, the relevant Lease shall terminate, and the obligation of Northwest thereafter to make scheduled rent payments under such Lease shall cease. (Leases, Section 9; Leased Aircraft Indentures, Sections 2.10(b) and 2.12) See "--Description of the Equipment Notes--Redemption."

    RENEWAL AND PURCHASE OPTIONS

    At the end of the term of each Lease after final maturity of the related Equipment Notes and subject to certain conditions, Northwest will have certain options to renew such Lease for additional limited periods. In addition, Northwest will have the right at the end of the term of each Lease to purchase the Aircraft subject thereto for an amount to be calculated in accordance with the terms of such Lease. (Leases, Section 19)

    Northwest may also have the right to purchase the Aircraft subject to each Lease on certain Lease Payment Dates occurring in or after the year 2010. In the event Northwest exercises a purchase option in respect of an Aircraft, the purchase price therefor shall be calculated in accordance with the provisions of the related Lease, but in any event shall be sufficient to pay all principal of, Make-Whole Premium, if any, on and interest on the related Equipment Notes in full and, upon payment thereof, Northwest shall acquire such Aircraft free of the lien of the related Indenture, unless upon satisfaction of certain conditions, Northwest chooses to assume on a full recourse basis all of such Owner Trustee's obligations in respect of the related Equipment Notes and acquires the Aircraft subject to the lien of the related Indenture. (Leases, Section 19; Leased Aircraft Indentures, Sections 2.10(b) and 2.13; Participation Agreements, Section 8(x)) See "--Description of the Equipment Notes--Redemption."

    EVENTS OF LOSS

    If an Event of Loss occurs with respect to any Aircraft, Northwest will be obligated either (i) to replace such Aircraft or (ii) to pay to the applicable Owner Trustee the applicable stipulated loss value for such Aircraft (or, in the case of an Owned Aircraft, pay to the applicable Loan Trustee the outstanding principal amount of the Equipment Notes relating to such Aircraft plus accrued and unpaid interest thereon), together with certain additional amounts, but, in any case, without any Make-Whole Premium. If Northwest elects to replace such Aircraft, it must do so no later than the Business Day next succeeding the 120th day after the related Event of Loss, with an airframe or airframe and engines of the same or improved make and model free and clear of all liens (other than certain permitted liens) and having a value, utility and remaining useful life (without regard to hours or cycles) at least equal to such Aircraft immediately prior to the Event of Loss, assuming maintenance thereof in accordance with the related Lease or Owned Aircraft Indenture, as the case may be. Northwest is also required to provide to the relevant Loan Trustee and (in the case of a Leased Aircraft) the relevant Owner Trustee and Owner Participant opinions of counsel to the effect, among other things, that (i) certain specified documents have been duly filed for recordation and (ii) such Owner Trustee (in the case of a Leased Aircraft) and Loan Trustee (in the case of a Leased Aircraft, as assignee of the Owner Trustee's rights and interests under the Lease), will be entitled to receive the benefits of Section 1110 of the Bankruptcy Code with respect to any such replacement airframe (unless, as a result of a change in law or court interpretation, such benefits are not then available). If Northwest elects to pay the stipulated loss value for such Aircraft (or, in the case of an Owned Aircraft, pay to the applicable Loan Trustee the outstanding principal amount of the Equipment Notes relating to such Aircraft plus accrued and unpaid interest thereon) or elects to replace such Aircraft but fails to do so within the time periods specified therefor, Northwest must make such payment not later than the Business Day next succeeding 120 days after the related Event of Loss. Upon the payment of the stipulated loss value for such Aircraft (in the case of a Leased Aircraft) or the outstanding principal amount of the Equipment Notes issued with respect to such Aircraft (in the case of an Owned Aircraft), together with all other amounts then due and unpaid with respect to such Aircraft, which must be at least sufficient to pay in full as of the date of payment the principal amount of the related Equipment Notes and all accrued and unpaid interest due thereon (but without any Make-Whole Premium), the lien of the Indenture and (in the case of a Leased Aircraft) the Lease relating to such Aircraft will terminate with respect to such Aircraft, the obligation of Northwest thereafter to make the scheduled rent payments (in the case of a Leased Aircraft) or interest and principal payments (in the case of an Owned Aircraft) with respect to such Equipment Notes will cease and (in the case of a Leased Aircraft) the related Owner Trustee will transfer all of its right, title and interest in and to the related Aircraft to Northwest. The stipulated loss value and other payments made under the Lease by Northwest will be deposited with the applicable Loan Trustee. Amounts in excess of the amounts due and owing under the Equipment Notes issued with respect to such Aircraft will be distributed by such Loan Trustee to the applicable Owner Trustee or to Northwest, as the case may be. (Leases, Sections 3(d)(v) and 10(a); Leased Aircraft Indentures, Sections 3.02 and 5.06; Owned Aircraft Indentures, Sections 3.02 and 7.06(a))

    If an Event of Loss occurs with respect to an Engine alone, Northwest will be required to replace such Engine within 60 days from the date of such Event of Loss with another engine, free and clear of all liens (other than certain permitted liens), of the same or improved make and model (subject to certain exceptions) and having a value, utility and remaining useful life (without regard to hours or cycles) at least equal to the Engine being replaced (assuming that such Engine had been maintained in accordance with the Lease). (Leases,
Section 10(b); Leased Aircraft Indentures, Section 5.06; Owned Aircraft Indentures, Section 7.06(b))

    An "EVENT OF LOSS" with respect to an Aircraft, Airframe or any Engine means any of the following events with respect thereto:

        (i) loss of such property or its use due to destruction or damage rendering repair uneconomic or such property permanently unfit for normal use;

        (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss or constructive or compromised total loss;

        (iii) the theft, disappearance, confiscation, condemnation or seizure of, or requisition of title to or use of, such property (other than a requisition for use by the United States government or certain other specified governments of registry of the Aircraft or any agency or instrumentality thereof), involving, in the case of any event referred to in this clause (iii) (other than a requisition of title), loss of possession of such property for a period of more than 180 consecutive days or, in the case of a requisition of title, such requisition has not been reversed within 90 days;

        (iv) as a result of any law, rule, regulation, order or other action by the FAA, or any other governmental authority of the country of registry of such property, the use of such property in the normal course of business of air transportation shall have been prohibited for 180 consecutive days, unless Northwest (or, in the case of a Leased Aircraft, any Sublessee or, in the case of an Owned Aircraft, any lessee), prior to the expiration of such 180-day period, has undertaken and is diligently carrying forward all steps necessary or desirable to permit normal use of such property, but in any event (subject to certain limitations) if such prohibition has continued for a period of three years;

        (v) in the case of a Leased Aircraft the requisition for use by the United States government or certain other specified governments of registry of the Aircraft or any instrumentality or agency thereof that continues for 30 days beyond the term of the relevant Lease (unless the Owner Trustee has elected not to treat such event as an Event of Loss); and

        (vi) with respect to any Engine, any divestiture of title to or interest in an Engine in connection with pooling or certain other arrangements or any event with respect to an Engine that is deemed to be an Event of Loss will be an Event of Loss with respect to such Engine.

    An Event of Loss with respect to an Aircraft is deemed to have occurred if an Event of Loss occurs with respect to the Airframe which is a part of such Aircraft. (Leases, Section 1; Owned Aircraft Indentures, Annex A)

    LEASE EVENTS OF DEFAULT

    Lease Events of Default include: (i) failure by Northwest to pay any payment of Basic Rent or stipulated loss value under such Lease within 10 Business Days after the same shall have become due; (ii) failure by Northwest to pay Supplemental Rent (other than stipulated loss value) within 10 Business Days after Northwest's receipt of written demand therefor (provided that failure to pay any amount that is excluded from the lien of the Indenture shall not constitute a Lease Event of Default unless notice is given by the Owner Participant); (iii) failure by Northwest to perform or observe in any material respect any other covenant or agreement to be performed or observed by it under such Lease or the related Participation Agreement or certain other related operative documents (other than the related tax indemnity agreement between Northwest and the Owner Participant), and such failure shall have

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continued unremedied for a period of 30 days after Northwest shall have received written notice of such failure from the applicable Owner Trustee or the Loan Trustee; PROVIDED, HOWEVER, that no such failure with respect to covenants in such Lease pertaining to maintenance, service, repair, alteration, modification and replacement of parts shall constitute a Lease Event of Default so long as such failure is curable and Northwest is diligently proceeding to remedy such failure, and such failure is remedied not later than 365 days after receipt of such notice; (iv) any representation or warranty made by Northwest under such Lease, the related Participation Agreement or any other document or certificate furnished by Northwest in connection therewith (other than in the related tax indemnity agreement between Northwest and the Owner Participant and other than in the Underwriting Agreement, the Pass-Through Trust Agreements or the Note Purchase Agreement), shall prove to have been incorrect in any material respect when made and shall remain unremedied for a period of 30 days after notice to Northwest of such incorrectness from the applicable Owner Trustee or the Loan Trustee; (v) the occurrence of certain voluntary events of bankruptcy, reorganization or insolvency of Northwest or the occurrence of involuntary events of bankruptcy, reorganization or insolvency of Northwest which continues undismissed, unvacated or unstayed for a period of ninety (90) days; and
(vi) failure by Northwest to carry and maintain (or cause to be carried and maintained) insurance on or in respect of any Aircraft in accordance with the provisions of such Lease, subject to certain exceptions. No event will constitute a Lease Event of Default if such event is caused solely by reason of an event that constitutes an Event of Loss and Northwest is complying with the terms relating to an Event of Loss of the Aircraft set forth in such Lease. (Leases, Section 14)

    Indenture Events of Default under the Owned Aircraft Indenture are comparable and are discussed above under "Indenture Defaults, Notice and Waiver." (Owned Aircraft Indentures, Section 4.01)

    If a Lease Event of Default has occurred and is continuing and the Lease has been declared to be in default, the applicable Owner Trustee may (or, so long as the Indenture is in effect, the applicable Loan Trustee may, subject to the terms of the Indenture), subject to certain limitations relating to aircraft subject to the Civil Reserve Air Fleet Program, exercise one or more of the remedies provided in such Lease with respect to the related Aircraft. Such remedies include the right to repossess and use or operate such Aircraft, to rescind or terminate such Lease, to sell or re-lease such Aircraft free and clear of Northwest's rights, except as provided in the Lease, and retain the proceeds, and to require Northwest to pay as liquidated damages any accrued and unpaid Basic Rent plus an amount equal to the excess of the stipulated loss value of such Aircraft over either (i) the fair market sales value or fair market rental value of such Aircraft (as determined by independent appraisal) or
(ii) if such Aircraft has been sold, the net sale proceeds thereof. (Leases, Section 15)

    CERTAIN DEFINED TERMS UNDER THE LEASES

    "BASIC RENT" means, for any Aircraft, the scheduled rent payable semiannually for the term for such Aircraft pursuant to the related Lease.

    "CIVIL RESERVE AIR FLEET PROGRAM" means the Civil Reserve Air Fleet Program currently administered by the United States Air Force Air Mobility Command pursuant to Executive Order No. 11490, as amended, or any substantially similar program of the United States government.

    "LEASE DEFAULT" means a default under a Lease.

    "LEASE PAYMENT DATES" means, with respect to each Lease, April 1 and October 1 of each year, so long as Equipment Notes are outstanding under the related Indenture, commencing April 1, 2000 or on the first Regular Distribution Date to occur after such Aircraft is leased by the Company.

    "SUBLESSEE" means any sublessee under a Lease from time to time.

    "SUPPLEMENTAL RENT" means all amounts, liabilities and obligations (other than Basic Rent) which are owed by Northwest under each Lease and the agreements related thereto.

    TRANSFER OF OWNER PARTICIPANT INTERESTS

    Subject to certain restrictions, each Owner Participant may transfer its interest in the related Leased Aircraft. (Leased Aircraft Participation Agreements, Section 8(n))

                  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    The following discussion represents the opinion of Cadwalader, Wickersham & Taft as to the principal U.S. federal income tax consequences to Certificateholders of the purchase, ownership and disposition of the Certificates. Except as otherwise specified, the discussion is addressed to beneficial owners of Certificates ("U.S. CERTIFICATEHOLDERS") that are citizens or residents of the United States, corporations or partnerships (including entities treated as such for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any State or the District of Columbia, estates the income of which is subject to U.S. federal income taxation regardless of its source or, generally, trusts if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more of the foregoing persons have the authority to control all substantial decisions of such trust ("U.S. PERSONS") that will hold the Certificates as capital assets. This discussion does not address the tax treatment of U.S. Certificateholders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or commodities, tax-exempt entities, holders that will hold Certificates as part of a straddle or holders that have a "functional currency" other than the U.S. dollar, nor does it address the tax treatment of U.S. Certificateholders that do not acquire Certificates as part of the initial offering. This discussion does not describe any tax consequences arising under the laws of any State, locality or taxing jurisdiction other than the United States.

    This discussion is based upon the tax laws of the United States as in effect on the date of this Prospectus Supplement, as well as judicial and administrative interpretations thereof (in final or proposed form) available on or before such date. All of the foregoing are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the U.S. federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. This discussions supplements the discussion in the Prospectus under the heading "United States Federal Income Tax Consequences" and supersedes it to the extent inconsistent therewith. Prospective investors should consult their own tax advisors with respect to the federal, state, local and foreign tax consequences of the purchase, ownership and disposition of the Certificates.

    TAX STATUS OF THE TRUSTS

    In the opinion of Cadwalader, Wickersham & Taft, special counsel to Northwest, each Trust will not be classified as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes and will not be subject to federal income tax. Each Trust will file federal income tax returns and report to investors on the basis that it is a grantor trust under Subpart E, Part I of Subchapter J of the Code. If a Trust were treated as a partnership for U.S. federal income tax purposes rather than as a grantor trust, in the opinion of Cadwalader, Wickersham & Taft, the consequences to U.S. Certificateholders and, to the extent described below, Non-U.S. Certificateholders, would not be materially different. The remainder of this discussion describes the consequences of the treatment as a grantor trust. Certificateholders who are not U.S. Persons should consult their own tax advisors as to the suitability to them of an investment in the Certificates.

    TAXATION OF CERTIFICATEHOLDERS GENERALLY

    A U.S. Certificateholder will be treated as owning its pro rata undivided interest in each of the Equipment Notes and any other property held by the related Trust. Accordingly, each U.S. Certificateholder's share of interest paid on the Equipment Notes will be taxable as ordinary income, as it is paid or accrued, in accordance with such owner's method of accounting for U.S. federal income tax purposes and a U.S. Certificateholder's share of Make-Whole Premium, if any, paid on the Equipment Notes will be treated as capital gain. Each U.S. Certificateholder's share of interest income on the

Deposits will be taxable as it is paid or accrued, in accordance with such holder's method of accounting for U.S. federal income tax purposes. In addition, the Deposits may be subject to the original issue discount rules, with the result that a U.S. Certificateholder may be required to include any such original issue discount income from a Deposit using the accrual method of accounting regardless of its normal method. A U.S. Certificateholder's share of Deposit Make-Whole Premium, if any, paid with respect to the return of unused Deposits may be treated as ordinary income. Any amounts received by a Trust from Interest Drawings under the relevant Liquidity Facility or from the Policy will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace.

    Each U.S. Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the corresponding Trust as provided in Section 162 or 212 of the Code. Certain fees and expenses, including fees paid to the Trustee and the Liquidity Provider, will be borne by parties other than the Certificateholders. It is possible that such fees and expenses will be treated as constructively received by the Trust, in which event a U.S. Certificateholder will be required to include in income and will be entitled to deduct its pro rata share of such fees and expenses. If a U.S. Certificateholder is an individual, estate or trust, the deduction for such holder's share of such fees or expenses will be allowed only to the extent that all of such holder's miscellaneous itemized deductions, including such holder's share of such fees and expenses, exceed 2% of such holder's adjusted gross income. In addition, in the case of U.S. Certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under the applicable provisions of the Code.

    EFFECT OF SUBORDINATION OF SUBORDINATED CERTIFICATEHOLDERS

    If either of the Class B Trust or the Class C Trust (such Trusts being the "SUBORDINATED TRUSTS" and the related Certificates being the "SUBORDINATED CERTIFICATES") receives less than the full amount of the receipts of principal or interest paid with respect to the Equipment Notes held by it (any shortfall in such receipts being the "SHORTFALL AMOUNTS") because of the subordination of the Equipment Notes held by such Trust under the Intercreditor Agreement, the corresponding owners of beneficial interests in the Subordinated Certificates (the "SUBORDINATED CERTIFICATEHOLDERS") would probably be treated for federal income tax purposes as if they had (1) received as distributions their full share of such receipts, (2) paid over to the relevant senior class of Certificateholders an amount equal to their share of such Shortfall Amount, and
(3) retained the right to reimbursement of such amounts to the extent of future amounts payable to such Subordinated Certificateholders with respect to such Shortfall Amount.

    Under this analysis, (1) Subordinated Certificateholders incurring a Shortfall Amount would be required to include as current income any interest or other income of the corresponding Subordinated Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to the relevant senior class of Certificateholders, (2) a loss would only be allowed to such Subordinated Certificateholders when their right to receive reimbursement of such Shortfall Amount became worthless (i.e., when it becomes clear that funds will not be available from any source to reimburse such loss), and
(3) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Subordinated Certificateholders because such amount was previously included in income. These results should not significantly affect the inclusion of income for Subordinated Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinated Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

    ORIGINAL ISSUE DISCOUNT

    It is anticipated that the Equipment Notes will not be issued with original issue discount ("OID") for U.S. federal income tax purposes. Generally, a holder of a debt instrument issued with OID that is not DE MINIMIS must include such OID in income for federal income tax purposes as it accrues, in advance of the receipt of the cash attributable to such income, under a method that takes into account the compounding of interest.

    SALE OR OTHER DISPOSITION OF THE CERTIFICATES

    Upon the sale, exchange or other disposition of a Certificate and the related Deposit, a U.S. Certificateholder generally will recognize capital gain or loss equal to the difference between the amount realized on the disposition (other than any amount attributable to accrued interest which will be taxable as ordinary income) allocable to the related Equipment Notes or other Trust property and the related Deposit and the U.S. Certificateholder's adjusted tax basis in the related Equipment Notes and any other assets held by the corresponding Trust or in the related Deposit, respectively. A U.S. Certificateholder's adjusted tax basis in the Certificate will equal the holder's cost for its Certificate (other than the portion thereof allocated to Deposits and not yet applied to the purchase of Equipment Notes or distributed) less any payments of principal received and any previously recognized losses. A U.S. Certificateholder's basis allocable to the related Deposit will be the dollar amount thereof. Any gain or loss will be capital gain or loss if the Certificate and the Deposit were held as a capital asset. Net long term capital gains of individuals generally are taxed at a 20% maximum rate for property held for more than one year compared to a 39.6% maximum rate for ordinary income and short term capital gains.

    FOREIGN CERTIFICATEHOLDERS

    Subject to the discussion of backup withholding below, payments of principal and interest (including OID) on the Equipment Notes to, or on behalf of, any beneficial owner of a Certificate that is not a U.S. Person (a "NON-U.S. CERTIFICATEHOLDER") will not be subject to U.S. federal withholding tax; PROVIDED, that (i) such Non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of the stock of any Owner Participant (in the case of Leased Aircraft Notes) or of Northwest (in the case of Owned Aircraft Notes), (ii) such Non-U.S. Certificateholder is not (i) a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business, or
(ii) a controlled foreign corporation for U.S. tax purposes that is related to an Owner Participant (in the case of Leased Aircraft Notes) or of Northwest (in the case of Owned Aircraft Notes), and (iii) either (A) the Non-U.S. Certificateholder certifies, under penalties of perjury, that it is not a U.S. Person and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Certificate certifies, under penalties of perjury, that such statement has been received from the Non-U.S. Certificateholder by it or by another financial institution and furnishes the payor with a copy thereof.

    Any capital gain realized upon the sale, exchange, retirement or other disposition of a Certificate or upon receipt of premium paid on an Equipment Note by a Non-U.S. Certificateholder will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with a U.S. trade or business of the holder and (ii) in the case of an individual, such holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or receipt.

    Any interest or gain described in the two preceding paragraphs will be subject to regular U.S. federal income tax at graduated rates if it is effectively connected with the conduct of a U.S. trade or business by a Non-U.S. Certificateholder.

    BACKUP WITHHOLDING

    In general, information reporting requirements will apply to certain payments within the United States of principal, interest, OID and premium on the Certificates, and to payments of the proceeds of certain sales of Certificates made to U.S. Certificateholders other than certain exempt recipients (such as corporations). A 31% "backup withholding" tax may apply to such payments if the holder fails or has failed to provide an accurate taxpayer identification number or otherwise establish an exemption or fails to report in full interest income. With respect to Non-U.S. Certificateholders, payments made on a Certificate and proceeds from the sale of a Certificate owned by a Non-U.S. Certificateholder will generally not be subject to such information reporting requirements or backup withholding tax if such Non-U.S. Certificateholder provides the applicable statement as to its non-U.S. status or otherwise establishes an exemption.

    Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against such holder's U.S. federal income tax liability, if any, provided the required information is furnished to the IRS.

    The Treasury Department has issued final Treasury Regulations (the "FINAL REGULATIONS") governing withholding, backup withholding and information reporting requirements. The Final Regulations do not significantly alter the substantive withholding and information reporting requirements discussed herein; they unify current certification procedures and forms and clarify reliance standards. The Final Regulations will generally become effective for payments made after December 31, 2000.

                           CERTAIN CONNECTICUT TAXES

    The Trustee is a national banking association with its chief executive office in Hartford, Connecticut. In the opinion of Bingham Dana LLP, counsel to the Trustee, under currently applicable law, assuming that, for federal tax purposes, each Trust will not be treated as a corporation, but rather, will be classified either as a grantor trust under subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code or as a partnership,
(i) the Trusts will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Connecticut or any political subdivision thereof and
(ii) Certificateholders that are not residents of or otherwise subject to tax in Connecticut will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Connecticut or any political subdivision of either thereof as a result of purchasing, holding (including receiving payments with respect to) or selling a Certificate.

                              ERISA CONSIDERATIONS

IN GENERAL

    The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to Title I of ERISA and on entities which are deemed to hold the assets of such plans ("ERISA PLANS"), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the Plan.

    Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (or the assets of those plans and entities that are not subject to ERISA but which are subject to
Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, "PLANS")) and certain persons (referred to as "parties in interest" or "disqualified persons") having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

    Any Plan fiduciary which proposes to cause a Plan to purchase Certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of

ERISA and Section 4975 of the Code to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA.

    Governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel before purchasing Certificates.

PLAN ASSETS ISSUES

    The Department of Labor has promulgated a regulation, 29 CFR
Section 2510.3-101 (the "PLAN ASSET REGULATION"), describing what constitutes the assets of a Plan with respect to the Plan's investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, if a Plan invests (directly or indirectly) in a Certificate, the Plan's assets will include both the Certificate and an undivided interest in each of the underlying assets of the corresponding Trust, including the Equipment Notes held by such Trust, unless it is established that equity participation in the Trust by "benefit plan investors" is not "significant" within the meaning of the Plan Asset Regulation. The extent to which there is equity participation in a particular Trust by, or on behalf of, benefit plan investors will not be monitored. If the assets of a Trust are deemed to constitute the assets of a Plan, transactions involving the assets and operations of such Trust could be subject to fiduciary responsibility and the prohibited transaction provisions of ERISA and Section 4975 of the Code.

PROHIBITED TRANSACTION EXEMPTIONS

    In addition, whether or not the assets of a Trust are deemed to be Plan assets under the Plan Asset Regulation, the fiduciary of a Plan that proposes to purchase and hold any Certificates should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between a Plan and a party in interest or a disqualified person, or (iii) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of Plan assets. Such parties in interest or disqualified persons could include, without limitation, Northwest and its affiliates, the Owner Participants, the Underwriters, the Trustees, the Escrow Agent, the Depositaries, the Owner Trustees, the Policy Provider and the Liquidity Provider. Moreover, if Certificates are purchased by a Plan and Certificates of a subordinate Class are held by a party in interest or a disqualified person with respect to such Plan, the exercise by the holder of the subordinate Class of Certificates of its right to purchase the senior Classes of Certificates upon the occurrence and during the continuation of a Triggering Event could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. Depending on the satisfaction of certain conditions, which may include the identity of the Plan fiduciary making the decision to acquire or hold Certificates on behalf of a Plan, Prohibited Transaction Class Exemption ("PTCE") 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) (collectively, the "CLASS EXEMPTIONS") could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the Certificates.

    Each person who acquires or accepts a Certificate or an interest therein will be deemed by such acquisition or acceptance to have represented and warranted that either: (i) no Plan assets have been used to acquire such Certificate or an interest therein or (ii) the purchase and holding of such Certificate or interest therein are exempt from the prohibited transaction restrictions of ERISA and Section 4975 of the Code pursuant to one or more prohibited transaction exemptions.

CLASS G CERTIFICATES--POSSIBLE APPLICATION OF UNDERWRITER EXEMPTION

    In addition to the Class Exemptions referred to above, an individual exemption may apply to the purchase, holding and secondary market sale of Class G Certificates by Plans, provided that certain specified conditions are met. In particular, the Department of Labor has issued individual administrative exemptions to the Underwriters which are substantially the same as the administrative exemption issued to Morgan Stanley & Co. Incorporated, Prohibited Transaction Exemption 90-24 et al. (55 Fed. Reg. 20,548 (1990)), as amended by Prohibited Transaction Exemption 97-34 et al. (62 Fed. Reg. 39,021 (1997)) (the "UNDERWRITER EXEMPTION"). The Underwriter Exemption generally exempts from the application of certain, but not all, of the prohibited transaction provisions of
Section 406 of ERISA and Section 4975 of the Code certain transactions relating to the initial purchase, holding and subsequent secondary market sale of pass through certificates which represent an interest in a trust that holds secured credit instruments that bear interest or are purchased at a discount in transactions by or between business entities (including equipment notes secured by leases) and certain other assets, provided that certain conditions set forth in the Underwriter Exemption are satisfied.

    The Underwriter Exemption sets forth a number of general and specific conditions which must be satisfied for a transaction involving the initial purchase, holding or secondary market sale of certificates representing a beneficial ownership interest in a trust to be eligible for exemptive relief thereunder. In particular, the Underwriter Exemption requires that the acquisition of certificates by a Plan be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party; the rights and interests evidenced by the certificates not be subordinated to the rights and interests evidenced by other certificates of the same trust estate; the certificates at the time of acquisition by the Plan be rated in one of the three highest generic rating categories by Moody's, Standard & Poor's, Duff & Phelps Inc. or Fitch Investors Service, Inc.; and the investing Plan be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

    In addition, the trust corpus generally must be invested in qualifying receivables, such as the Equipment Notes, but may not in general include a pre-funding account (except for a limited amount of pre-funding which is invested in qualifying receivables within a limited period of time following the closing not to exceed three months).

    In reviewing the potential applicability of the Underwriter Exemption with their legal advisors, Plans should note that an investment in a Certificate will evidence both an interest in the respective Trust as well as an interest in the Deposits held in escrow by an Escrow Agent for the benefit of the Certificateholder. See "Description of the Deposit Agreements" and "Description of the Escrow Agreements." Under the terms of the Escrow Agreement, the proceeds from the offering of the Class G, Class B and Class C Certificates will be paid over by the Underwriters to the applicable Depositary on behalf of the Escrow Agent (for the benefit of such Certificateholders as the holders of the Escrow Receipts) and will not constitute property of the Trusts. Under the terms of each Escrow Agreement, the Escrow Agent will be irrevocably instructed to enter into the Deposit Agreements with the applicable Depositary and to effect withdrawals upon the receipt of appropriate notice from the relevant Trustee so as to enable such Trustee to purchase the identified Equipment Notes on the terms and conditions set forth in the Note Purchase Agreement.

    There can be no assurance that the Department of Labor would agree that the Underwriter Exemption will be applicable to Class G Certificates in these circumstances. In particular, the Department of Labor might assert that the escrow arrangement is tantamount to an impermissible pre-funding rendering the Underwriter Exemption inapplicable. In addition, even if all of the conditions of the Underwriter Exemption are satisfied with respect to the Class G Certificates, no assurance can be given that the Underwriter Exemption would apply with respect to all transactions involving the Class G Certificates or the assets of the Class G Trust. In particular, the Underwriter Exemption may not apply to the purchase by Class B Certificateholders or Class C Certificateholders of Class G Certificates in connection with the exercise of their rights upon the occurrence and during the continuance of a Triggering Event. See "Description of the Certificates--Purchase Rights of Certificateholders." Therefore, the fiduciary of a Plan considering the purchase of a Class G Certificate should consider the availability of the exemptive relief provided by the Underwriter Exemption, as well as the availability of any other Class Exemptions that may be applicable. The Underwriter Exemption will not in any event apply to the Class B or Class C Certificates.

    EACH PLAN FIDUCIARY (AND EACH FIDUCIARY FOR A GOVERNMENTAL OR CHURCH PLAN SUBJECT TO RULES SIMILAR TO THOSE IMPOSED ON PLANS UNDER ERISA) SHOULD CONSULT WITH ITS LEGAL ADVISOR CONCERNING THE POTENTIAL CONSEQUENCES TO THE PLAN UNDER ERISA, THE CODE OR SUCH SIMILAR LAWS OF AN INVESTMENT IN ANY OF THE CERTIFICATES.

                                  UNDERWRITING

    Subject to the terms and conditions set forth in the Underwriting Agreement among NWA Corp., Northwest and the Underwriters listed below (the "UNDERWRITERS") relating to the Certificates, Northwest has agreed to cause each Trust to sell to each of the Underwriters, and each of such Underwriters has severally agreed to purchase the respective aggregate amounts of Certificates set forth opposite their names below. The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will be obligated to purchase all of the Certificates if any Certificates are purchased thereunder.

                                                        PRINCIPAL      PRINCIPAL      PRINCIPAL
                                                        AMOUNT OF      AMOUNT OF      AMOUNT OF
                                                         CLASS G        CLASS B        CLASS C
UNDERWRITER                                            CERTIFICATES   CERTIFICATES   CERTIFICATES
-----------                                            ------------   ------------   ------------
Morgan Stanley & Co. Incorporated....................  $ 37,553,000   $14,504,000    $ 7,989,000
Chase Securities Inc.................................    37,550,000    14,503,000      7,986,000
Salomon Smith Barney Inc.............................    37,550,000    14,503,000      7,986,000
U.S. Bancorp Piper Jaffray Inc.......................    37,550,000    14,503,000      7,986,000
                                                       ------------   -----------    -----------
  Total..............................................  $150,203,000   $58,013,000    $31,947,000
                                                       ============   ===========    ===========

    The Underwriters have advised Northwest that the Underwriters propose initially to offer the Certificates of each Class to the public at the public offering price for such Class set forth on the cover page of this prospectus supplement, and to certain dealers at such price less a concession not in excess of the amounts for each respective Class set forth below. The Underwriters may allow, and such dealers may reallow, a concession to certain other dealers not in excess of the amounts for the respective Class set forth below. After the initial public offering, the public offering prices and such concessions may be changed.

                     PASS THROUGH                         CONCESSION   REALLOWANCE
                CERTIFICATE DESIGNATION                   TO DEALERS   CONCESSION
                -----------------------                   ----------   -----------
1999-3G................................................        0.50%         0.25%
1999-3B................................................        0.60%         0.25%
1999-3C................................................        0.60%         0.25%

    Northwest does not intend to apply for the listing of the Certificates on a national securities exchange, but has been advised by the Underwriters that they presently intend to make a market in the Certificates, as permitted by applicable laws and regulations. No Underwriter is obligated, however, to make a market in the Certificates, and any such market-making may be discontinued at any time, at the sole discretion of such Underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Certificates.

    NWA Corp. and Northwest have agreed to reimburse the Underwriters for certain expenses and have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

    It is expected that delivery of the Certificates will be made against payment therefor on or about the date specified in the last paragraph of the cover page of this Prospectus Supplement, which will be the fifth business day following the date of pricing of the Certificates (such settlement cycle being herein referred to as "T+5"). Pursuant to Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Certificates on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the Certificates initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Certificates who wish to trade Certificates on the date of pricing or the next succeeding business day should consult their own advisor.

    In order to facilitate the offering of the Certificates, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Certificates. Specifically, the Underwriters may overallot in connection with the offering, creating a short position in the Certificates for their own account. In addition, to cover over-allotments or to stabilize the price of the Certificates, the Underwriters may bid for, and purchase, Certificates in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an Underwriter or a dealer for distributing Certificates in the Offering, if the syndicate repurchases previously distributed Certificates in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Certificates above independent market levels. The Underwriters are not required to engage in these activities, and may end any of these activities at any time.

    Each of the Underwriters, or one of its affiliates, is a lender under one or more of the Company's credit facilities. MSCS, an affiliate of Morgan
Stanley & Co. Incorporated, will act as the initial Liquidity Provider for the Class G, B and C Certificates. The obligations of MSCS under the Liquidity Facilities will be fully and unconditionally guaranteed by its parent company, Morgan Stanley Dean Witter & Co., which is also the parent company of Morgan Stanley & Co. Incorporated.

                                 LEGAL MATTERS

    The validity of the Certificates offered hereby will be passed upon for NWA Corp. and Northwest by Simpson Thacher & Bartlett, New York, New York, and for the Underwriters by Shearman & Sterling, New York, New York. Certain federal income tax matters with respect to the Trust and Certificateholders will be passed upon by Cadwalader, Wickersham & Taft, special tax counsel to Northwest. The respective counsel for Northwest and the Underwriters may rely upon Bingham Dana LLP, Hartford, Connecticut, counsel to State Street Bank and Trust Company of Connecticut, National Association, as to certain matters relating to the authorization, execution and delivery of the Basic Agreement, each Trust Supplement and the issuance of the Certificates. Shearman & Sterling has also acted on behalf of MSCS as Liquidity Provider.

                                    EXPERTS

    Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in NWA Corp.'s Annual Report on Form 10-K for the year ended December 31, 1998, as set forth in their report, which is incorporated by reference in the prospectus accompanying this prospectus supplement. NWA Corp.'s consolidated financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

    The consolidated balance sheets of MBIA Insurance Corporation and Subsidiaries as of December 31, 1998 and December 31, 1997 and the related consolidated statements of income, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, 1998, incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

    The references to AISI, AVS, MBA, and to their respective appraisal reports, dated as of November 5, 1999 in the case of AISI, November 5, 1999 in the case of AVS and August 20, 1999 in the case of MBA, are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.

                   APPENDIX I--INDEX OF CERTAIN DEFINED TERMS

    The following is an index showing the page in this Prospectus Supplement where certain defined terms appear.

DEFINED TERM                             PAGE
------------                           --------
Adjusted Expected Distributions......    S-71
Administration Expenses..............    S-70
Aggregate LTV Collateral Amount......    S-72
Aircraft.............................     S-5
Aircraft Operative Agreements........    S-48
AISI.................................    S-74
AMFA.................................    S-23
AMTNOLs..............................    S-24
Appraised Current Market Value.......    S-72
Appraisers...........................    S-74
ASMs.................................    S-21
Assumed Aircraft Value...............    S-79
Assumed Amortization Schedule........    S-41
Average Life Date....................    S-78
Aviation Act.........................    S-50
AVS..................................    S-74
Bankruptcy Code......................    S-18
Base Rate............................    S-60
Basic Agreement......................    S-37
Basic Rent...........................    S-92
Business Day.........................    S-41
Cash Collateral Account..............    S-59
Cede.................................    S-53
Certificate Account..................    S-40
Certificate Owner....................    S-53
Certificateholders...................    S-38
Certificates.........................    S-36
Civil Reserve Air Fleet Program......    S-92
Class B Certificates.................    S-37
Class B Trust........................    S-37
Class C Certificates.................    S-37
Class C Trust........................    S-37
Class Exemptions.....................    S-97
Class G Certificates.................    S-37
Class G Trust........................    S-37
Code.................................    S-24
Company..............................     S-4
Continental..........................    S-23
Controlling Party....................    S-11
Current Distribution Date............    S-70
Defaulted Series G Equipment Note....    S-13
Definitive Certificates..............    S-53
Delivery Period......................    S-74
Delivery Period Termination Date.....     S-5
Deposit..............................    S-54

DEFINED TERM                             PAGE
------------                           --------
Deposit Account......................    S-54
Deposit Agreements...................    S-54
Deposit Make-Whole Premium...........    S-55
Depositary...........................    S-56
Depreciation Assumption..............     S-6
Disposition..........................    S-13
Distribution Date....................    S-39
DOT..................................    S-25
Downgrade Drawing....................    S-59
DTC..................................    S-53
DTC Participants.....................    S-54
EC...................................    S-36
Election Distribution Date...........    S-63
Equipment............................    S-83
Equipment Notes......................    S-76
ERISA................................    S-96
ERISA Plans..........................    S-96
Escrow Agent.........................    S-56
Escrow Agreements....................    S-56
Escrow Receipts......................    S-56
Event of Loss........................    S-91
Excess Reimbursement Obligations.....    S-70
Expected Distributions...............    S-70
Express..............................    S-34
FAA..................................    S-24
Final Distributions..................    S-68
Final Drawing........................    S-60
Final Expected Distribution Date.....    S-37
Final Legal Distribution Date........    S-39
Final Regulations....................    S-96
GAAP.................................    S-31
H.15(519)............................    S-78
IAM..................................    S-22
IBT..................................    S-22
Indenture Default....................    S-44
Indentures...........................    S-47
Intercreditor Agreement..............    S-27
Interest Drawings....................    S-57
IRS..................................    S-24
Issuance Date........................    S-59
KLM..................................    S-32
Lease................................    S-17
Lease Default........................    S-92
Lease Event of Default...............    S-44
Lease Payment Dates..................    S-92

DEFINED TERM                             PAGE
------------                           --------
Leased Aircraft......................    S-47
Leased Aircraft Indenture............    S-47
Leased Aircraft Notes................    S-76
Leased Participation Agreement.......    S-47
LIBOR................................    S-61
Liquidity Event of Default...........    S-61
Liquidity Expenses...................    S-69
Liquidity Facility...................    S-57
Liquidity Obligations................    S-69
Liquidity Provider...................    S-62
Loan Trustee.........................     S-9
LTV..................................     S-6
LTV Appraisal........................    S-72
LTV Collateral Amount................    S-72
LTV Ratio............................    S-72
Make-Whole Premium...................    S-78
Mandatory Document Terms.............    S-48
Mandatory Economic Terms.............    S-47
Maximum Amount.......................    S-55
Maximum Available Commitment.........    S-57
MBA..................................    S-74
MBIA.................................    S-30
Mesaba...............................     S-9
Minimum Sale Price...................    S-68
Moody's..............................    S-29
MSCS.................................    S-57
most recent H.15(519)................    S-78
MSDW.................................     S-9
NOLs.................................    S-24
Non-Extension Drawing................    S-60
Non-Performing Equipment Note........    S-73
Non-U.S. Certificateholder...........    S-94
Northwest............................     S-4
Note Holders.........................    S-48
Note Purchase Agreement..............    S-46
NWA Corp.............................     S-4
OID..................................    S-94
Old NWA Corp. .......................    S-36
Order................................    S-65
Owned Aircraft.......................    S-47
Owned Aircraft Indenture.............    S-47
Owned Aircraft Notes.................    S-76
Owned Participation Agreement........    S-47
Owner Participant....................    S-76
Owner Trustee........................    S-37
Parent Company.......................    S-30
Participation Agreement..............    S-47
Pass Through Trust Agreements........    S-37
Paying Agent.........................    S-56
Paying Agent Account.................    S-40

DEFINED TERM                             PAGE
------------                           --------
Performing Equipment Note............    S-58
Permitted Investments................    S-45
Plan Asset Regulation................    S-97
Plans................................    S-96
Policy...............................    S-62
Policy Business Day..................    S-65
Policy Drawing.......................    S-69
Policy Expenses......................    S-69
Policy Provider......................    S-30
Policy Provider Agreement............    S-66
Policy Provider Default..............    S-67
Policy Provider Election.............    S-63
Policy Provider Obligations..........    S-69
Policy-Fee Letter....................    S-66
Pool Balance.........................    S-41
Pool Factor..........................    S-41
Preference Amount....................    S-65
Prior Funds..........................    S-13
PTC Event of Default.................    S-46
PTCE.................................    S-97
Rating Agencies......................    S-59
Receiptholder........................    S-56
Regular Distribution Dates...........    S-39
Remaining Weighted Average Life......    S-78
Replacement Liquidity Facility.......    S-59
Required Amount......................    S-57
RPMs.................................    S-21
SAP..................................    S-31
Scheduled Payments...................    S-39
Section 1110 Period..................    S-58
Series B Equipment Notes.............    S-76
Series C Equipment Notes.............    S-76
Series G Equipment Notes.............    S-76
Shortfall Amounts....................    S-94
Special Distribution Date............    S-39
Special Payment......................    S-39
Special Payments Account.............    S-40
Standard & Poor's....................    S-29
Stated Interest Rate.................    S-38
Sublessee............................    S-92
Subordinated Certificateholders......    S-94
Subordinated Certificates............    S-94
Subordinated Trusts..................    S-94
Subordination Agent..................     S-9
Substitute Aircraft..................    S-75
Supplemental Rent....................    S-92
T+5..................................   S-100
Termination Notice...................    S-61
Threshold Rating.....................    S-59
Treasury Yield.......................    S-78

DEFINED TERM                             PAGE
------------                           --------
Triggering Event.....................    S-46
Trust Agreement......................    S-75
Trust Indenture Act..................    S-51
Trust Property.......................    S-37
Trust Supplement.....................    S-37
Trustee..............................     S-9

DEFINED TERM                             PAGE
------------                           --------
Trusts...............................    S-37
U.S. Certificateholders..............    S-93
U.S. Persons.........................    S-93
Underwriter Exemption................    S-98
Underwriters.........................   S-100
United...............................    S-33

                  APPENDIX II--SUMMARY OF AIRCRAFT APPRAISALS

              [Letterhead of Aircraft Information Services, Inc.]

15 August 1999
Rev A - 05 November 1999

Mr. Keith Bush
Manager - Corporate Finance
Northwest Airlines
2700 Lone Oak Parkway
Eagan, MN 55121

Subject: AISI Report No. A9S023B85 Rev A
         Sight Unseen Base Value Appraisal 14 Avro RJ85 Aircraft

Reference: (a) Morgan Stanley Dean Witter Memorandum, 11 August 1999

Dear Mr. Bush:

In response to your request, Aircraft Information Services, Inc. (AISI) is pleased to offer Northwest Airlines our opinion of the sight unseen base value of 14 Avro RJ85 aircraft delivered or to be delivered from the manufacturer to Northwest Airlines between February 1999 and May 2000 as listed and defined in reference (a) above and Table I herein.

Revision A to this report removed three aircraft from the original list of aircraft and changed the delivery dates of three others.

1. Methodology and Definitions

The standard terms of reference for commercial aircraft value are 'half-life base market value' and 'half-life current market value' of an 'average' aircraft. Base value is a theoretical value that assumes a balanced market while current market value is the value in the real market; both assume a hypothetical average aircraft condition. AISI value definitions are consistent with the current definitions of the International Society of Transport Aircraft Trading (ISTAT), those of 01 January 1994. AISI is a member of that organization and employs an ISTAT Certified and Senior Certified Aircraft Appraiser.

AISI defines a 'base value' as that of a transaction between equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, and with supply and demand of the sale item roughly in balance. Base values are typically given for aircraft in 'new' condition, 'average half-life' condition, or in a specifically described condition unique to a single aircraft at a specific time. An 'average' aircraft is an operable airworthy aircraft in average physical condition and with average accumulated flight hours and cycles, with clear title and standard unrestricted certificate of

                                                                          [LOGO]

15 August 1999
Rev A - 05 November 1999
AISI Report No. A9S023B85 Rev A
Page - 2 -

airworthiness, and registered in an authority which does not represent a penalty to aircraft value or liquidity, with no damage history and with inventory configuration and level of modification which is normal for its intended use and age. AISI assumes average condition unless otherwise specified in this report. 'Half-life' condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the total interval. It should be noted that AISI and ISTAT value definitions apply to a transaction involving a single aircraft, and that transactions involving more than one aircraft are often executed at considerable and highly variable discounts to a single aircraft price, for a variety of reasons relating to an individual buyer or seller.

AISI defines a 'current market value', which is synonymous with the older term 'fair market value' as that value which reflects the real market conditions, whether at, above or below the base value conditions. Assumption of a single unit sale and definitions of aircraft condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Current market value assumes that there is no short term time constraint to buy or sell.

AISI encourages the use of base values to consider historical trends, to establish a consistent baseline for long term value comparisons and future value considerations, or to consider how actual market values vary from theoretical base values. Base values are less volatile than current market values and tend to diminish regularly with time. Base values are normally inappropriate to determine near term values. AISI encourages the use of current market values to consider the probable near term value of an aircraft.

AISI determines an 'adjusted market value' by determining the value of known deviations from half-life condition, which may be better or worse than half-life condition, and to account for better or worse than average physical condition, and the inclusion of additional equipment, or absence of standard equipment.

2. Valuation

AISI's opinion of base market value for the subject aircraft on their respective actual or scheduled delivery dates is presented in Table I subject to assumptions, definitions and disclaimers herein, in year 1999 US Dollars for year 1999 delivered aircraft, and in year 2000 US Dollars for year 2000 delivered aircraft, assuming an annual inflation rate of 3%.

                                                                          [LOGO]

15 August 1999
Rev A - 05 November 1999
AISI Report No. A9S023B85 Rev A
Page - 3 -

Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. This report is offered as a fair and unbiased assessment of the subject aircraft. AISI has no past, present, or anticipated future interest in the subject aircraft. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. Such conclusions and opinions are judgments that reflect conditions and values which are current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any parties action or failure to act as a result of reliance or alleged reliance on this report.

Sincerely,

AIRCRAFT INFORMATION SERVICES, INC.


/s/ Fred E. Bearden

Fred E. Bearden
President
FB/JDM/jm

                                                                          [LOGO]

                                     Table 1
                            Northwest Airlines Fleet
                                 A9S023B85 Rev A
                    15 August 1999 - Revised 05 November 1999

-------------------------------------------------------------------------------------------------
                                                                                        Adjusted
                     Registration  Serial                              Delivery        Base Value
No.      Type           Number     Number     Engines      MTOW, lb.     Date           Then USD
-------------------------------------------------------------------------------------------------
 1   Bae Avro RJ-85     N523XJ     E2348     LF-507-1F      93,000     1-Apr-99       $24,360,000
-------------------------------------------------------------------------------------------------
 2   Bae Avro RJ-85     N524XJ     E2349     LF-507-1F      93,000     29-Apr-99      $24,400,000
-------------------------------------------------------------------------------------------------
 3   Bae Avro RJ-85     N525XJ     E2350     LF-507-1F      93,000     11-May-99      $24,420,000
-------------------------------------------------------------------------------------------------
 4   Bae Avro RJ-85     N526XJ     E2351     LF-507-1F      93,000     27-May-99      $24,440,000
-------------------------------------------------------------------------------------------------
 5   Bae Avro RJ-85     N527XJ     E2352     LF-507-1F      93,000     10-Jun-99      $24,460,000
-------------------------------------------------------------------------------------------------
 6   Bae Avro RJ-85     N528XJ     E2353     LF-507-1F      93,000     29-Jun-99      $24,480,000
-------------------------------------------------------------------------------------------------
 7   Bae Avro RJ-85     N529XJ      TBD      LF-507-1F      93,000      Dec-99        $24,580,000
-------------------------------------------------------------------------------------------------
 8   Bae Avro RJ-85     N53OXJ      TBD      LF-507-1F      93,000      Jan-00        $25,290,000
-------------------------------------------------------------------------------------------------
 9   Bae Avro RJ-85     N531XJ      TBD      LF-507-1F      93,000      Jan-00        $25,290,000
-------------------------------------------------------------------------------------------------
10   Bae Avro RJ-85     N532XJ      TBD      LF-507-1F      93,000      Mar-00        $25,290,000
-------------------------------------------------------------------------------------------------
11   Bae Avro RJ-85     N533XJ      TBD      LF-507-1F      93,000      Mar-00        $25,290,000
-------------------------------------------------------------------------------------------------
12   Bae Avro RJ-85     N534XJ      TBD      LF-507-1F      93,000      Apr-00        $25,290,000
-------------------------------------------------------------------------------------------------
13   Bae Avro RJ-85     N535XJ      TBD      LF-507-1F      93,000      Apr-00        $25,290,000
-------------------------------------------------------------------------------------------------
14   Bae Avro RJ-85     N536XJ      TBD      LF-507-1F      93,000      May-00        $25,290,000
-------------------------------------------------------------------------------------------------


Note: Future deliveries assume 3.0% annual inflation.

                        [Letterhead of AvSolutions, Inc.]

                                                                November 5, 1999

Mr. Keith Bush
Manager - Corporate Finance
Northwest Airlines
2700 Lone Oak Parkway
Eagan, Minnesota 55121

Dear Mr. Bush:

      AvSOLUTIONS is pleased to provide this opinion on the base value, as of November 1999, of fourteen British Aerospace Avro RJ85 aircraft (the aircraft). The Avro RJ85 aircraft are powered by Allied Signal LF507-1F engines. The total of fourteen aircraft either have already been delivered or will be delivered new to Northwest Airlines between the second quarter of 1999 and the second quarter of 2000. A listing of the Avro RJ85 aircraft is provided as attachment 1 of this document.

      Set forth below is a summary of the methodology, considerations and assumptions utilized in this appraisal.

BASE VALUE

      Base value is the appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use". An aircraft's base value is founded in the historical trend of values and in the projection of future value trends and presumes an arm's length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

CURRENT FAIR MARKET VALUE

      According to the International Society of Transport Aircraft Trading's (ISTAT) definition of Fair Market Value (FMV), to which AvSOLUTIONS subscribes, the quoted FMV is the appraiser's opinion of the most likely trading price that may be generated for an aircraft under the market circumstances that are perceived to exist at the time in question. The fair market value assumes that the aircraft is valued for its highest and best use, that the parties to the hypothetical sales transaction are willing, able, prudent and knowledgeable, and under no unusual pressure for a prompt sale, and that the transaction would be negotiated in an open and unrestricted market on an arm's length basis, for cash equivalent consideration, and given an adequate amount of time for effective market exposure to prospective buyers, which AvSOLUTIONS considers to be ten to twenty months.

                                                                     AvSOLUTIONS
--------------------------------------------------------------------------------

Page 2
Northwest Airlines

APPRAISAL METHODOLOGY

      The method employed by AvSOLUTIONS to appraise the current and future values of aircraft and the associated equipment addresses the factors that influence the market value of an aircraft, such as its age, condition, configuration, the population of similar aircraft, similar aircraft on the market, operating costs, cost to acquire a new aircraft, and the state of demand for transportation services.

      To achieve this objective, cross-sectional data concerning the values of aircraft in each of several general categories is collected and analyzed. Cross-sectional data is then postulated and compared with reported market values at a specified point in time. Such data reflects the effect of deterioration in aircraft performance due to usage and exposure to the elements, as well as the effect of obsolescence due to the evolutionary development and implementation of new designs and materials.

      The product of the analysis identifies the relationship between the value of each aircraft and its characteristics, such as age, model designation, service configuration and engine type. Once the relationship is identified, one can then postulate the effects of the difference between the economic circumstances at the time when the cross-sectional data were collected and the current situation. Therefore, if one can determine the current value of an aircraft in one category, it is possible to estimate the current values of all aircraft in that category.

      The manufacturer and size of the aircraft usually determine the specific category to which it is assigned. Segregating the world airplane fleet in this manner accommodates the potential effects of different size and different design philosophies.

      The variability of the data used by AvSOLUTIONS to determine the current and future market values implies that the actual value realized will fall within a range of values. Therefore, if a contemplated value falls within the specified confidence range, AvSOLUTIONS cannot reject the hypothesis that it is a reasonable representation of the current market situation.

LIMITING CONDITIONS AND ASSUMPTIONS

      In order to conduct this valuation, AvSOLUTIONS is solely relying on information as supplied by Northwest Airlines or Morgan Stanley Dean Witter, and from data within AvSOLUTIONS' own database. In determining the base value of the subject Avro RJ85 aircraft, the following assumptions have been researched and determined:

                                                                     AvSOLUTIONS
--------------------------------------------------------------------------------

Page 3
Northwest Airlines

1. AvSOLUTIONS has not inspected these aircraft or their maintenance records; accordingly, AvSOLUTIONS cannot attest to their specific location or condition.

2. The aircraft either have already been delivered or will be delivered new to Northwest Airlines between the second quarter of 1999 and the second quarter of 2000.

3. The aircraft will be certified, maintained and operated under United States Federal Aviation Regulation (FAR) part 121.

4. All mandatory inspections and Airworthiness Directives have been complied with.

5. The aircraft have no damage history.

6. The aircraft are in good condition.

7. AvSOLUTIONS considers the economic useful life of these aircraft to be at least 25 years.

      Based upon the above methodology, considerations and assumptions, it is AvSOLUTIONS' opinion that the base values of each aircraft are as listed in attachment 1.

                                                                     AvSOLUTIONS
--------------------------------------------------------------------------------

Page 4
Northwest Airlines

STATEMENT OF INDEPENDENCE

      This appraisal report represents the opinion of AvSOLUTIONS, and is intended to be advisory in nature. Therefore, AvSOLUTIONS assumes no responsibility or legal liability for actions taken or not taken by the Client or any other party with regard to the subject aircraft. By accepting this report, the Client agrees that AvSOLUTIONS shall bear no responsibility or legal liability regarding this report. Further, this report is prepared for the exclusive use of the Client and shall not be provided to other parties without the Client's express consent.

      Aviation Solutions Inc. (AvSOLUTIONS) hereby states that this valuation report has been independently prepared and fairly represents the subject aircraft and AvSOLUTIONS' opinion of their values. Aviation Solutions Inc. (AvSOLUTIONS) further states that it has no present or contemplated future interest or association with the subject aircraft.

Signed,


/s/ Bryant Lynch

Bryant Lynch
Manager, Commercial Appraisals

                                                                     AvSOLUTIONS
--------------------------------------------------------------------------------

                                  ATTACHMENT 1
                             EETC COLLATERAL SUMMARY

========================================================================================================
Aircraft                      Tail      Delivery                       Serial     MTOW
 Number      Aircraft        Number      Mo/Yr          Engines        Number   (pounds)     Base Value
--------------------------------------------------------------------------------------------------------
   1      BAe Avro RJ85      N523XJ      Apr-99      ASE LF507-IF      E2348     93,000      $23,410,000
--------------------------------------------------------------------------------------------------------
   2      BAe Avro RJ85      N524XJ      Apr-99      ASE LF507-IF      E2349     93,000      $23,410,000
--------------------------------------------------------------------------------------------------------
   3      BAe Avro RJ85      N525XJ      Mar-99      ASE LF507-IF      E2350     93,000      $23,410,000
--------------------------------------------------------------------------------------------------------
   4      BAe Avro RJ85      N526XJ      Mar-99      ASE LF507-1F      E2351     93,000      $23,410,000
--------------------------------------------------------------------------------------------------------
   5      BAe Avro RJ85      N527XJ      Jun-99      ASE LF507-IF      E2352     93,000      $23,410,000
--------------------------------------------------------------------------------------------------------
   6      BAe Avro RJ85      N528XJ      Jun-99      ASE LF507-lF      E2353     93,000      $23,410,000
--------------------------------------------------------------------------------------------------------
   7      BAe Avro RJ85      N529XJ      Dec-99      ASE LF507-IF       TBD      93,000      $23,870,000
--------------------------------------------------------------------------------------------------------
   8      BAe Avro RJ85      N53OXJ      Jan-00      ASE LF507-IF       TBD      93,000      $24,120,000
--------------------------------------------------------------------------------------------------------
   9      BAe Avro RJ85      N531XJ      Jan-00      ASE LF507-1F       TBD      93,000      $24,120,000
--------------------------------------------------------------------------------------------------------
  10      BAe Avro RJ85      N532XJ      Mar-00      ASE LF507-1F       TBD      93,000      $24,120,000
--------------------------------------------------------------------------------------------------------
  11      BAe Avro RJ85      N533XJ      Mar-00      ASE LF507-IF       TBD      93,000      $24,120,000
--------------------------------------------------------------------------------------------------------
  12      BAe Avro RJ85      N534XJ      Apr-00      ASE LF507-IF       TBD      93,000      $24,370,000
--------------------------------------------------------------------------------------------------------
  13      BAe Avro RJ85      N535XJ      Apr-00      ASE LF507-IF       TBD      91,000      $24,370,000
--------------------------------------------------------------------------------------------------------
  14      BAe Avro RJ85      N536XJ      Mar-00      ASE LF507-IF       TBD      93,000      $24,370,000
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
I. INTRODUCTION AND EXECUTIVE SUMMARY
--------------------------------------------------------------------------------

MORTEN BEYER & AGNEW, INC. (MBA), has been retained by Northwest Airlines to determine the Current Base Value of 14 British Aerospace AVRO RJ-85 aircraft delivered new as passenger aircraft. The aircraft is further identified in
Section II of this report.

In performing this valuation, MBA did not inspect the aircraft or their historical maintenance documentation, and we relied solely on information provided to us by Northwest Airlines. Based on the information set forth further in this report, it is our opinion that the Current Base Value of this portfolio as of August 20, 1999 is $339,990,000 as noted in Section IV.

MBA uses the definition of certain terms, such as Current Market Value and Base Value, as promulgated by the Appraisal Program of International Society of Transport Aircraft Trading (ISTAT), a non-profit association of management personnel from banks, leasing companies, airlines, manufacturers, brokers, and others who have a vested interest in the commercial aviation industry and who have established a technical and ethical certification program for expert appraisers.

ISTAT defines Current Market Value (CMV) as the appraiser's opinion of the most likely trading price that may be generated for an aircraft under market conditions that are perceived to exist at the time in question. Current Market Value assumes that the aircraft is valued for its highest, best use; that the parties to the hypothetical sale transaction are willing, able, prudent and knowledgeable and under no unusual pressure for a prompt sale; and that the transaction would be negotiated in an open and unrestricted market on an arm's-length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers.

The ISTAT definition of Base Value (BV) has, essentially, the same elements of Market Value except that the market circumstances are assumed to be in a reasonable state of equilibrium. Thus, Base Value pertains to an idealized aircraft and market combination, but will not necessarily reflect the actual Current Market Value of the aircraft in question. BV is founded in the historical trend of values and is generally used to analyze historical values or to project future values.


[LOGO] MBA                             1                                 8/20/99

--------------------------------------------------------------------------------
II. AIRCRAFT
--------------------------------------------------------------------------------
-----------------------------------------------------------------------
BAe AVRO RJ-85          Tail Number       MSN         Month of Delivery

-----------------------------------------------------------------------

Allied Signal           N523XJ            E2348        4/99
LF-507-1F               -----------------------------------------------
                        N524XJ            E2349        4/99
                        -----------------------------------------------
                        N525XJ            E2350        5/99
                        -----------------------------------------------
                        N526XJ            E2351        5/99
                        -----------------------------------------------
                        N527XJ            E2352        6/99
                        -----------------------------------------------
                        N528XJ            E2353        6/99
                        -----------------------------------------------
                        N529XJ            TBD          12/99
                        -----------------------------------------------
                        N53OXJ            TBD          1/00
                        -----------------------------------------------
                        N531XJ            TBD          1/00
                        -----------------------------------------------
                        N532XJ            TBD          3/00
                        -----------------------------------------------
                        N533XJ            TBD          3/00
                        -----------------------------------------------
                        N534XJ            TBD          4/00
                        -----------------------------------------------
                        N535XJ            TBD          4/00
                        -----------------------------------------------
                        N536XJ            TBD          5/00
-----------------------------------------------------------------------

[PHOTO]
AVRO RJ-85


[LOGO] MBA                             2                                 8/20/99

--------------------------------------------------------------------------------
III. CURRENT MARKET CONDITIONS
--------------------------------------------------------------------------------

        --------------
[PHOTO] BAe AVRO RJ-85
        --------------

The market for the four engined British Aerospace 146/RJ series is controlled by BAe's own British Aerospace Asset Management Company which provides the underlying financing for owners and lessors of most of these regional jets. There has been a sharp increase in aircraft available in the old BAe family as Ansett and other major operators have placed a total of 9 on the market. Up to now BAe has done an excellent job of placing its aircraft as they come off lease. The advent of the Bombardier, Embraer and Dornier larger RJ's on the lower side of the market, and the B-717 and Airbus 318 on the top side represents future competition for the marketability of the BAe 146/RJs who still offer excellent STOL airport performance and quietness.

It is important to note, however, that operators of the AVRO RJ-85 who choose to participate in the service program offered by the engine manufacturer will retain a higher residual base value due to the status of the engines. This service program is a value-added feature that could also potentially increase current base values as well.


[LOGO] MBA                             3                                 8/20/99

--------------------------------------------------------------------------------
IV. VALUATION
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BAe AVRO RJ-85        Tail Number    MSN        Month of Delivery    Current
                                                                     Base Value*
--------------------------------------------------------------------------------
Allied Signal         N523XJ         E2348      4/99                 23.40
LF-507-1F             ----------------------------------------------------------
                      N524XJ         E2349      4/99                 23.40
                      ----------------------------------------------------------
                      N525XJ         E2350      5/99                 23.54
                      ----------------------------------------------------------
                      N526XJ         E2351      5/99                 23.54
                      ----------------------------------------------------------
                      N527XJ         E2352      6/99                 23.67
                      ----------------------------------------------------------
                      N528XJ         E2353      6/99                 23.67
                      ----------------------------------------------------------
                      N529XJ         TBD        12/99                24.48
                      ----------------------------------------------------------
                      N53OXJ         TBD        1/00                 24.61
                      ----------------------------------------------------------
                      N531XJ         TBD        1/00                 24.61
                      ----------------------------------------------------------
                      N532XJ         TBD        3/00                 24.90
                      ----------------------------------------------------------
                      N533XJ         TBD        3/00                 24.90
                      ----------------------------------------------------------
                      N534XJ         TBD        4/00                 25.04
                      ----------------------------------------------------------
                      N535XJ         TBD        4/00                 25.04
                      ----------------------------------------------------------
                      N536XJ         TBD        5/00                 25.19
--------------------------------------------------------------------------------
 * Base values ($000,000)

In developing the Current Base Value of these aircraft, MBA did not inspect the aircraft nor their historical maintenance documentation, but relied on partial information supplied by the Client. Therefore, we used certain assumptions that are generally accepted industry practice to calculate the value of aircraft when more detailed information is not available. The principal assumptions are as follows for each aircraft:

      1.    The aircraft is delivered new.

      2. The specifications of the aircraft are those most common for an aircraft of its type and vintage.

      3.    The aircraft is in a standard airline configuration.

      4. Its modification status is comparable to that most common for an aircraft of its type and vintage.

      5.    No accounting is made for lease obligations or terms of ownership.


[LOGO] MBA                             4                                 8/20/99

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

This report has been prepared for the exclusive use of Northwest Airlines and shall not be provided to other parties by MBA without the express consent of Northwest Airlines.

MBA certifies that this report has been independently prepared and that it fully and accurately reflects MBA's opinion as to the Current Base Value. MBA further certifies that it does not have, and does not expect to have, any financial or other interest in the subject or similar aircraft.

This report represents the opinion of MBA as to the Current Base Value of the subject aircraft and is intended to be advisory only in nature. Therefore, MBA assumes no responsibility or legal liability for any actions taken or not taken by Northwest Airlines or any other party with regard to the subject aircraft. By accepting this report, all parties agree that MBA shall bear no such responsibility or legal liability.

                                             PREPARED BY:


                                             /s/ Bryson P. Monteleone

                                             Bryson P. Monteleone
                                             Director of Operations

                                             REVIEWED BY:


                                             /s/ Morten S. Beyer

                                             Morten S. Beyer, Appraiser Fellow
                                             Chairman and CEO
                                             ISTAT Certified Senior Appraiser


November 22, 1999
Ref#: 99284


[LOGO] MBA                             5                                 8/20/99

PROSPECTUS

                                 $1,500,000,000

                            NORTHWEST AIRLINES, INC.

                           PASS THROUGH CERTIFICATES

                               ------------------

            Applicable Underlying Payments Fully and Unconditionally
                                 Guaranteed by

                         NORTHWEST AIRLINES CORPORATION

                                ---------------

    Northwest Airlines, Inc. may from time to time offer pass through certificates. Pass through certificates may be issued in one or more series in amounts, at prices and on terms to be determined at the time of the offering.

    The pass through certificates will represent interests in the assets of the pass through trusts formed to finance the acquisition of specified aircraft. The assets of the pass through trusts will include equipment notes issued

        (a) on a nonrecourse basis by one or more owner trustees pursuant to separate leveraged lease transactions to finance or refinance a portion of the cost of aircraft which have been or will be leased to Northwest Airlines, Inc., or

        (b) with recourse to Northwest Airlines, Inc. to finance all or a portion of the cost of, or to purchase all or a portion of the outstanding debt with respect to, aircraft which have been or will be purchased and owned by Northwest Airlines, Inc.

    The pass through certificates will not represent interests in or obligations of Northwest Airlines, Inc. or any of its affiliates. Northwest Airlines Corporation will fully and unconditionally guarantee the lease and recourse obligations of Northwest Airlines, Inc. referred to above.

    When we decide to sell a particular series of pass through certificates, we will provide the specific terms thereof in a prospectus supplement. You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to consummate sales of pass through certificates unless accompanied by a prospectus supplement.

    The pass through certificates may be sold to or through underwriters, through dealers or agents or directly to purchasers. The prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of the pass through certificates in respect of which this prospectus is being delivered, the proposed amounts, if any, to be purchased by underwriters and the compensation, if any, of such underwriters or agents.

    The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                            ------------------------

                  The date of this prospectus is June 7, 1999

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
About This Prospectus.......................................      2
Incorporation of Certain Documents by Reference.............      3
Disclosure Regarding Forward-looking Statements.............      3
The Company.................................................      4
General Outline of Trust Structure..........................      4
Use of Proceeds.............................................      6
Ratio of Earnings to Fixed Charges..........................      6
Description of the Certificates.............................      7
Description of the Equipment Notes..........................     20
United States Federal Income Tax Consequences...............     25
ERISA Considerations........................................     29
Plan of Distribution........................................     30
Legal Opinions..............................................     31
Experts.....................................................     31

    YOU SHOULD RELY ONLY ON THE INFORMATION PROVIDED IN THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT, INCLUDING THE INFORMATION INCORPORATED BY REFERENCE. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. NORTHWEST AIRLINES, INC. WILL OFFER TO SELL THE SECURITIES AND SEEK OFFERS TO BUY THE SECURITIES, ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALES OF THE SECURITIES.

                             ABOUT THIS PROSPECTUS

    This prospectus is part of registration statements that we filed with the Securities and Exchange utilizing a "shelf" registration process. Under this shelf process, we may sell pass through certificates described in this prospectus in one or more offerings up to a total dollar amount of $1,500,000,000 or the equivalent of this amount in foreign currencies or foreign currency units.

    This prospectus provides you with a general description of the pass through certificates we may offer. Each time we offer pass through certificates, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under "Incorporation of Certain Documents by Reference."

    This prospectus does not contain all of the information in the registration statements. Statements we make in this prospectus about the contents of any contract, agreement or other document are not necessarily complete. If that contract, agreement or other document has been filed as an exhibit to the registration statements, we refer you to the exhibit for a more complete description. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities.

    In this prospectus, "Northwest" refers to Northwest Airlines, Inc., "NWA Corp." to Northwest Airlines Corporation and the "Company," "we," "us" or "our" to NWA Corp. and its consolidated subsidiaries.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    NWA Corp. files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public over the internet at the SEC's web site at http://www.sec.gov. Northwest is not required to file separate reports, proxy and information statements or other information with the SEC pursuant to the Securities Exchange Act of 1934. Instead, we have provided information with respect to Northwest, to the extent required, in filings made by NWA Corp.

    The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we complete our offering of the securities:

    - Annual Report on Form 10-K for the year ended December 31, 1998;

    - Quarterly Report on Form 10-Q for the quarter ended March 31, 1999; and

    - Current Reports on Form 8-K filed on January 24, 1999, February 24, 1999 and April 19, 1999.

    You may request a copy of these filings (other than exhibits to them) at no cost, by writing or telephoning us at the following address:

       Secretary's Office
      Northwest Airlines Corporation
      5101 Northwest Drive, Dept. A1180
      St. Paul, Minnesota 55111-3034
      Telephone: (612) 726-2111

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

    This prospectus contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to a number of risks and uncertainties, all of which are difficult to predict and many of which are beyond the Company's control. Forward-looking statements are typically identified by the words "may," "will," "believe," "expect," "anticipate," "intend," "estimate" and similar expressions. Actual results could differ materially from those contemplated by these forward-looking statements as a result of a number of factors. It is not reasonably possible to itemize all of the many factors and specific events that could affect the outlook of an airline operating in the global economy. Some factors that could significantly impact expected capacity, load factors, revenues, expenses and cash flows include the airline pricing environment, fuel costs, labor negotiations both at the Company and other carriers, low-fare carrier expansion, capacity decisions of other carriers, actions of the U.S. and foreign governments, foreign currency exchange rate fluctuation, inflation, the general economic environment in the U.S. and other regions of the world and other factors discussed herein.

    In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this prospectus will in fact be realize. Potential investors are cautioned not to place undue reliance on these forward-looking statements. The Company does not undertake any obligation to update or revise any forward-looking statements. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by the factors described above.

                                  THE COMPANY

    Northwest, the principal wholly-owned subsidiary of NWA Corp., operates the world's fourth largest airline (as measured by 1997 revenue passenger miles ("RPMs")) and is engaged in the business of transporting passengers and cargo. Northwest's business focuses on the development of a global airline network through its strategic assets that include:

    - domestic hubs at Detroit, Minneapolis/St. Paul and Memphis;

    - an extensive Pacific route system with hubs at Tokyo and Osaka;

    - a transatlantic alliance with KLM Royal Dutch Airlines, which operates through a hub in Amsterdam and, subject to regulatory approvals, with Alitalia which operates through hubs in Rome and Milan; and

    - a global alliance with Continental Airlines, Inc.

    Northwest operates substantial domestic and international route networks and directly serves more than 150 cities in 21 countries in North America, Asia and Europe. Northwest had more than 50.5 million enplanements and flew over
66.7 billion RPMs in 1998.

    On November 20, 1998 NWA Corp. effected a holding company reorganization. As a result, Northwest Airlines Holding Corporation (formerly known as Northwest Airlines Corporation and, prior to the reorganization, the publicly traded holding company, "Old NWA Corp.") became a direct wholly-owned subsidiary of NWA Corp. NWA Corp. is now the publicly traded holding company, which owns directly Old NWA Corp. and indirectly the holding and operating subsidiaries of Old NWA Corp. References in this prospectus to NWA Corp. for time periods prior to November 20, 1998 refer to Old NWA Corp.

    Our principal executive offices are located at 2700 Lone Oak Parkway, Eagan, Minnesota 55121; our mailing address is 5101 Northwest Drive, St. Paul, Minnesota 55111-3034 and our telephone number is (612) 726-2111.

                       GENERAL OUTLINE OF TRUST STRUCTURE

    A separate Northwest Airlines Pass Through Trust (each, a "Trust") will be formed for each series or class of pass through certificates ("Certificates"). Each Trust will be formed pursuant to the Pass Through Trust Agreement (each, a "Basic Agreement") and a supplement thereto (a "Trust Supplement") to be entered into among Northwest, NWA Corp. and State Street Bank and Trust Company of Connecticut, National Association (the "Trustee"), as trustee under the Trust. Each Certificate in a series or class will represent a fractional undivided interest in the related Trust and will have no rights, benefits or interests in respect of any other Trust. The property of the Trusts (the "Trust Property") will consist of

    - equipment notes issued (a) on a nonrecourse basis by one or more owner trustees pursuant to separate leveraged lease transactions (the "Leased Aircraft Notes") to finance or refinance a portion of the equipment cost of aircraft, including engines (each, a "Leased Aircraft" and, collectively, the "Leased Aircraft"), which have been or will be leased to Northwest pursuant to a separate lease agreement (each such lease agreement, a "Lease") for each Leased Aircraft, or (b) with recourse to Northwest (the "Owned Aircraft Notes" and, together with any Leased Aircraft Notes, the "Equipment Notes") to finance all or a portion of the equipment cost of, or to purchase all or a portion of the outstanding debt with respect to, aircraft, including engines (each, an "Owned Aircraft" and, collectively, the "Owned Aircraft"; together with Leased Aircraft, the "Aircraft"), which have been or will be purchased and owned by Northwest;

    - the rights of such trust to acquire Equipment Notes under the related note purchase or refunding agreements;

    - in the case of a delayed purchase of aircraft, the rights of such Trust in respect of certain escrowed funds;

    - if so specified in the related prospectus supplement, the rights of such Trust under an intercreditor agreement (the "Intercreditor Agreement") with respect to cross-subordination or other intercreditor matters;

    - if so specified in the related prospectus supplement, monies receivable under any liquidity facility arrangements for such Trust; and

    - funds from time to time deposited with the related Trustee.

    Concurrently with the execution and delivery of each Trust Supplement, the Trustee will enter into one or more note purchase or refunding agreements (each such agreement being herein referred to as a "Note Purchase Agreement") pursuant to which it will purchase one or more Equipment Notes relating to one or more of the Aircraft described in the applicable prospectus supplement. Pursuant to the applicable Note Purchase Agreements, the Trustee will purchase one or more Equipment Notes. The Equipment Notes that constitute the property of each Trust will have identical interest rates (in each case equal to the rate applicable to the Certificates issued by such Trust). The maturity dates of the Equipment Notes acquired by each Trust will occur on or before the final distribution date applicable to the Certificates issued by such Trust. The Trustee will distribute the amount of payments of principal, premium, if any, and interest received by it as holder of the Equipment Notes to the Certificateholders of the Trust in which such Equipment Notes are held. See "Description of the Certificates" and "Description of the Equipment Notes."

    Interest paid on the Equipment Notes held in each Trust will be passed through to the holders of the Certificates relating to such Trust on the dates and at the rate per annum set forth in the prospectus supplement relating to such Certificates until the final distribution date for such Trust. Principal paid on the Equipment Notes held in each Trust will be passed through to the holders of the Certificates relating to such Trust in scheduled amounts on the dates set forth in the prospectus supplement relating to such Certificates until the final distribution date for such Trust. The Equipment Notes issued with respect to any Aircraft will be secured by a security interest in such Aircraft and, in the case of the Leased Aircraft, by a security interest in the related Lease, including the right to receive rentals payable in respect of such Leased Aircraft by Northwest.

    The Leased Aircraft Notes will be issued under separate trust indentures (the "Leased Aircraft Indentures") between a bank, trust company or other institution specified in the related prospectus supplement, as trustee thereunder (in such capacity, herein referred to as the "Loan Trustee"), and an institution specified in the related prospectus supplement acting, not in its individual capacity, but solely as owner trustee (an "Owner Trustee") of a separate trust for the benefit of one or more institutional investors (each, an "Owner Participant"). With respect to each Leased Aircraft, the related Owner Participant will have provided or will provide from sources other than the Leased Aircraft Notes a portion of the equipment cost of the related Leased Aircraft. No Owner Participant, however, will be personally liable for any amount payable under the related Leased Aircraft Indenture or the Leased Aircraft Notes issued thereunder. Simultaneously with the acquisition of each Leased Aircraft, the related Owner Trustee leased or will lease such Aircraft to Northwest pursuant to a separate Lease. The Owned Aircraft Notes will be issued under separate trust indentures (the "Owned Aircraft Indentures" and, together with any Leased Aircraft Indentures, the "Indentures") between the applicable Loan Trustee and Northwest.

    Although neither the Certificates nor the Leased Aircraft Notes will be direct obligations of, or guaranteed by, Northwest, the amounts unconditionally payable by Northwest for lease of Leased

Aircraft will be sufficient to pay in full when due all payments required to be made on the corresponding Leased Aircraft Notes.

    NWA Corp. will fully and unconditionally guarantee (the "Parent Guaranty") to the holders from time to time of Certificates (i) with respect to related Owned Aircraft Notes, the full and prompt payment of principal, premium, if any, and interest thereon when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise and (ii) with respect to related Leased Aircraft Notes, the full and prompt payment of all amounts payable by Northwest under the related Lease when and as the same shall become due and payable. The Parent Guaranty will be enforceable without any need first to enforce the obligations of Northwest against Northwest.

    With respect to Equipment Notes of differing payment priorities issued in respect of one or more Aircraft, the rights of the holders of the related Certificates will be subject to an intercreditor agreement (the "Intercreditor Agreeement").

                                USE OF PROCEEDS

    Except as set forth in a prospectus supplement for a specific offering of Certificates, the proceeds from the sale of the Certificates will be used by the Trustee on behalf of the applicable Trust or Trusts to purchase either (a) Leased Aircraft Notes or (b) Owned Aircraft Notes.

    Any portion of the proceeds from the sale of Certificates not used by the Trustee to purchase Equipment Notes on or prior to the date specified therefor in the applicable prospectus supplement will be distributed on a Special Distribution Date (as defined below) to the applicable Certificateholders, together with interest, but without premium. See "Description of Certificates-- Special Distribution Upon Unavailability of Aircraft."

                       RATIO OF EARNINGS TO FIXED CHARGES

    We have set forth below the ratio of earnings to fixed charges for NWA Corp. and its consolidated subsidiaries for the periods indicated. The ratio of earnings to fixed charges represents the number of times that fixed charges were covered by earnings. In computing the ratio, earnings represent consolidated earnings (loss) before income taxes, cumulative effect of accounting change and fixed charges (excluding capitalized interest). Fixed charges consist of interest expense (including capitalized interest), one-third of rental expense, which is considered representative of the interest factor, and amortization of debt discount and expense.

                                                                    THREE MONTHS ENDED
                     YEAR ENDED DECEMBER 31,                             MARCH 31,
-----------------------------------------------------------------   -------------------
        1994              1995       1996       1997       1998       1998       1999
---------------------   --------   --------   --------   --------   --------   --------
1.88                      1.90       2.74       3.05       (a)        2.01       (b)

------------------------

(a) Earnings were inadequate to cover fixed charges by $452 million for the year ended December 31, 1998.

(b) Earnings were inadequate to cover fixed charges by $69 million for three months ended March 31, 1999.

                        DESCRIPTION OF THE CERTIFICATES

    The following description of the Certificates summarizes certain general terms and provisions of the Certificates to which any prospectus supplement may relate. This summary relates to the Basic Agreement (the form of which has been filed as an exhibit to the registration statement of which this prospectus is a part) and each of the Trust Supplements, the Trusts to be formed thereby and the Certificates to be issued by each Trust except to the extent, if any, described in the applicable prospectus supplement. The prospectus supplement that accompanies this prospectus contains a glossary of the material terms used with respect to the specific series or class of Certificates being offered thereby. The Trust Supplement relating to each series or class of Certificates and the forms of the material operative agreements relating thereto (including, if applicable, Note Purchase Agreement, Indenture, Lease, Trust Agreement, participation agreement, Intercreditor Agreement and liquidity arrangement) will be filed as exhibits to a post-effective amendment to the Registration Statement of which this prospectus is a part, a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, as applicable, filed by NWA Corp. with the SEC.

    The Certificates offered pursuant to this prospectus will be limited to $1,500,000,000 aggregate public offering price (or its equivalent (based on the applicable exchange rate at the time of sale) in one or more foreign currencies or currency units).

    TO THE EXTENT THAT ANY PROVISION IN ANY PROSPECTUS SUPPLEMENT IS INCONSISTENT WITH ANY PROVISION IN THIS SUMMARY, THE PROVISION OF SUCH PROSPECTUS SUPPLEMENT WILL CONTROL.

GENERAL

    Each Certificate will represent a fractional undivided interest in the Trust created by the Trust Supplement pursuant to which such Certificate was issued. All payments and distributions on account of the Certificates will be made only from the related Trust Property. Each Certificate will represent a pro rata share of the outstanding principal amount of the Equipment Notes held in the related Trust. Unless otherwise specified in the applicable prospectus supplement, each Certificate will be issued in minimum denominations of $1,000 or any integral multiple thereof (except that one Certificate of each Trust may be issued in an odd amount, due to the fact that the aggregate amount offered by such Trust may not represent an integral multiple of $1,000).

    The Certificates will not represent an interest in or obligation of Northwest, NWA Corp., the Trustee, any of the Loan Trustees or Owner Trustees in their individual capacities, any Owner Participant, or any affiliate of any thereof. Each Certificateholder by its acceptance of a Certificate agrees to look solely to the income and proceeds from the Trust Property as provided in the Basic Agreement and the applicable Trust Supplement and to its rights under the Parent Guaranty.

    The Equipment Notes issued under an Indenture may be held in more than one Trust and one Trust may hold Equipment Notes issued under more than one Indenture (each Indenture the Equipment Notes of which are held in a Trust, a "Related Indenture"). Unless otherwise provided in a prospectus supplement, only Equipment Notes having the same priority of payment (the Equipment Notes of any such priority, a "class" or "series") may be held in the same Trust.

    Interest will be passed through to Certificateholders of each Trust at the rate per annum payable on the Equipment Notes held in such Trust, as set forth for such Trust on the cover page of the applicable prospectus supplement.

    Reference is made to the prospectus supplement that accompanies this prospectus for a description of the specific series or class of Certificates being offered thereby, including:

    - the specific designation and title of such Certificates;

    - the Regular Distribution Dates (as defined below) and Special Distribution Dates (as defined below) applicable to such Certificates;

    - the currency or currencies (including currency units) in which such Certificates may be denominated;

    - the specific form of such Certificates, including whether or not such Certificates are to be issued in accordance with a book-entry system;

    - a description of the Equipment Notes to be purchased by such Trust, including (a) the period or periods within which, the price or prices at which, and the terms and conditions upon which such Equipment Notes may or must be redeemed or defeased in whole or in part, by Northwest or, with respect to Leased Aircraft Notes, the Owner Trustee, (b) the payment priority of such Equipment Notes in relation to any other Equipment Notes issued with respect to the related Aircraft, (c) any additional security or liquidity enhancements therefor and (d) any intercreditor or other rights or limitations between or among the holders of Equipment Notes of different priorities issued by the same Owner Trustee;

    - a description of the related Aircraft, including whether such Aircraft is a Leased Aircraft or an Owned Aircraft;

    - a description of the related Note Purchase Agreement and Related Indentures, including a description of the events of default under the Related Indentures, the remedies exercisable upon the occurrence of such events of default and any limitations on the exercise of such remedies with respect to such Equipment Notes;

    - if such Certificates relate to Leased Aircraft, a description of the related Lease, trust agreement and participation agreement, including (a) the names of the related Owner Trustees, (b) a description of the events of default under the related Leases, the remedies exercisable upon the occurrence of such events of default and any limitations on the exercise of such remedies with respect to such Leased Aircraft Notes, and (c) the rights of the related Owner Trustee, if any, and/or Owner Participant, if any, to cure failures of Northwest to pay rent under the related Lease;

    - the extent, if any, to which the provisions of the operative documents applicable to such Equipment Notes may be amended by the parties thereto without the consent of the holders of, or only upon the consent of the holders of a specified percentage of aggregate principal amount of, such Equipment Notes;

    - cross-default or cross-collateralization provisions in the Related Indentures;

    - subordination provisions among the holders of Certificates, including any cross-subordination provisions among the holders of Certificates in separate Trusts; and

    - any other special terms pertaining to such Certificates.

    If any Certificates are denominated in one or more foreign currencies or currency units, the restrictions, certain United States federal income tax considerations, specific terms and other information with respect to such Certificates and such foreign currency or currency units will be set forth in the applicable prospectus supplement.

BOOK-ENTRY REGISTRATION

GENERAL

    If specified in the applicable prospectus supplement, the Certificates will be subject to the provisions described below and under the caption "--Definitive Certificates." Upon issuance, each series or class of Certificates will be represented by one fully registered global certificate. Each global certificate will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co. ("Cede"), or its nominee. No person acquiring an interest in such Certificates ("Certificate Owner") will be entitled to receive a certificate representing such person's interest in such Certificates, except as set forth below under "--Definitive Certificates." Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders shall refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of such Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures.

    Northwest has been advised that DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and "clearing agency" registered pursuant to section 17A of the Exchange Act. DTC was created to hold securities for its participants ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical transfer of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant either directly or indirectly ("Indirect Participants").

    Certificate Owners that are not DTC Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Certificates may do so only through DTC Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal and interest from the Trustee through DTC Participants or Indirect Participants, as the case may be. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, because such payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward such payments in same-day funds to DTC Participants who are credited with ownership of the Certificates in amounts proportionate to the principal amount of each such DTC Participant's respective holdings of beneficial interests in the Certificates. DTC Participants will thereafter forward payments to Indirect Participants or Certificate Owners, as the case may be, in accordance with customary industry practices. The forwarding of such distributions to the Certificate Owners will be the responsibility of such DTC Participants. Unless and until the Definitive Certificates are issued under the limited circumstances described herein, the only "Certificateholder" will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Basic Agreement, and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and DTC Participants.

    Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Certificates among DTC Participants on whose behalf it acts with respect to the Certificates and to receive and transmit distributions of principal, premium, if any, and interest with respect to the Certificates. DTC Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective customers. Accordingly, although Certificate Owners will not possess the Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments and will be able to transfer their interests.

    Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a Certificate Owner to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

    DTC has advised Northwest that it will take any action permitted to be taken by a Certificateholder under the Basic Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Certificates are credited. Additionally, DTC has advised Northwest that in the event any action requires approval by Certificateholders of a certain percentage of beneficial interest in each Trust, DTC will take such action only at the direction of and on behalf of DTC Participants whose holders include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holders include such undivided interests.

    Neither Northwest, NWA Corp. nor the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    The applicable prospectus supplement will specify any additional book-entry registration procedures applicable to Certificates denominated in a currency other than United States dollars.

SAME-DAY SETTLEMENT AND PAYMENT

    So long as the Certificates are registered in the name of Cede, as nominee for DTC, all payments made by Northwest to the Loan Trustee under any Lease or any Owned Aircraft Indentures will be in immediately available funds. Such payments, including the final distribution of principal with respect to the Certificates of any Trust, will be passed through to DTC in immediately available funds.

    Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearinghouse or next-day funds. In contrast, secondary trading in pass through certificates is generally settled in immediately available or same-day funds. Any Certificates registered in the name of Cede, as nominee for DTC, will trade in DTC's Same-Day Funds Settlement System until maturity, and secondary market trading activity in the Certificates will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in same-day funds on trading activity in the Certificates.

DEFINITIVE CERTIFICATES

    Unless the applicable prospectus supplement specifies otherwise, if DTC is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by Northwest within ninety days, Northwest will issue those Certificates in definitive certificated form in exchange for that Registered Global Security. In addition, Northwest may at any time and in its sole discretion determine not to have any of the Certificates of a series or class represented by one or more Registered Global Securities and, in that event, will issue Certificates of that series or class in definitive certificated form in exchange for all of the Registered Global Securities representing those Certificates. Further, if Northwest so specifies with respect to the Certificates of a series or class, an owner of a beneficial interest in a Registered Global Security representing Certificates of that series or class may, on terms acceptable to Northwest and DTC, receive Certificates of that series or class in definitive form registered in the name of that beneficial owner or its designee.

    Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee will be required to notify all Certificate Owners through DTC Participants of the availability of Definitive Certificates. Upon surrender by DTC of the certificates representing the Certificates and receipt of instructions for re-registration, the Trustee will reissue the Certificates as Definitive Certificates to Certificate Owners.

    Distributions of principal, premium, if any, and interest with respect to Certificates will thereafter be made by the Trustee directly in accordance with the procedures set forth in the Basic Agreement and the applicable Trust Supplements, to holders in whose names the Definitive Certificates were registered at the close of business on the applicable record date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Trustee. The final payment on any Certificate, however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders.

    Definitive Certificates will be freely transferable and exchangeable at the office of the Trustee upon compliance with the requirements set forth in the Basic Agreement and the applicable Trust Supplements. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge shall be required.

PAYMENTS AND DISTRIBUTIONS

    Payments of principal, premium, if any, and interest with respect to the Equipment Notes held in each Trust will be distributed by the Trustee, upon receipt, to Certificateholders of such Trust on the dates and in the currency specified in the applicable prospectus supplement, except

    - in certain cases when some or all of such Equipment Notes are in default as described in the applicable prospectus supplement and

    - that such payments are subject to the effect of any cross-subordination or other intercreditor provisions set forth in the prospectus supplement for a series or class of Certificates.

    Payments of principal of, and interest on, the unpaid principal amount of the Equipment Notes held in each Trust will be scheduled to be received by the Trustee on the dates specified in the applicable prospectus supplement (such scheduled payments of interest and principal on the Equipment Notes to the Trustee are herein referred to as "Scheduled Payments," and the dates specified in the applicable prospectus supplement for distribution of Scheduled Payments to the Trustee are herein referred to as "Regular Distribution Dates"). See "Description of the Equipment Notes General." Subject to the effect of any cross-subordination or other intercreditor provisions set forth in the prospectus supplement for a series or class of Certificates, each Certificateholder of each Trust will be entitled to receive a pro rata share of any distribution in respect of Scheduled Payments of principal and interest made on the Equipment Notes held in the Trust.

    Payments of principal, premium, if any, and interest received by the Trustee on account of the early redemption, if any, of the Equipment Notes relating to one or more Aircraft held in a Trust, and payments, other than Scheduled Payments received on a Regular Distribution Date, received by the Trustee following default in respect of Equipment Notes held in a Trust relating to one or more Aircraft ("Special Payments") will be distributed on the date determined pursuant to the applicable prospectus supplement (a "Special Distribution Date") except that, unless otherwise specified in the applicable prospectus supplement, payments received by the Trustee following default in respect of the Equipment Notes on a Regular Distribution Date as a result of a drawing under any liquidity facility arrangement specified in the applicable prospectus supplement (each, a "Liquidity Facility") provided for the benefit of the Certificateholders shall be distributed on such Regular Distribution Date. The Trustee will mail notice to the Certificateholders of record of the applicable Trust not less than 20 days prior to the Special Distribution Date on which any Special Payment is scheduled to be distributed by the Trustee stating such anticipated Special Distribution Date.

POOL FACTORS

    The Pool Factor (as defined below) for the Trusts will decline in proportion to the scheduled repayments of principal on the Equipment Notes held in such Trust as described in the applicable prospectus supplement unless there has been

    - an early redemption,

    - a purchase of an issue of Equipment Notes by the related Owner Trustee after an Indenture Default (as defined below),

    - a default in the payment of principal in respect of one or more issues of the Equipment Notes held in a Trust or

    - certain actions have been taken following a default thereon, as described in the applicable prospectus supplement,

    in which event the Pool Factor and the Pool Balance (as defined below) of each Trust so affected will be recomputed after giving effect thereto and notice thereof will be mailed to the Certificateholders of such Trust. Each Trust will have a separate Pool Factor.

    Unless otherwise described in the applicable prospectus supplement, the "Pool Balance" for each Trust or for the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all payments made in respect of the Certificates of such Trust other than payments made in respect of interest or premium thereon or reimbursement of any costs and expenses in connection therewith. The Pool Balance for each Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on that date.

    Unless otherwise described in the applicable prospectus supplement, the "Pool Factor" for each Trust as of any Regular Distribution Date or Special Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the aggregate original principal amount of the Equipment Notes held in such Trust. The Pool Factor for each Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes held in such Trust and distribution thereof to be made on that date. The Pool Factor for each Trust will initially be 1.0000000; thereafter, the Pool Factor for each Trust will decline as described above to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder's pro rata share of the Pool Balance of a Trust can be determined by multiplying the original denomination of the holder's Certificate of such Trust by the Pool Factor for such Trust as of the applicable Regular Distribution Date or Special Distribution Date. The Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Regular Distribution Date and Special Distribution Date.

REPORTS TO CERTIFICATEHOLDERS

    On each Regular Distribution Date and Special Distribution Date, the Trustee will include with each distribution of a Scheduled Payment or Special Payment to Certificateholders of the related Trust a statement, giving effect to such distribution to be made on such Regular Distribution Date or Special Distribution Date, setting forth the following information (per $1,000 aggregate principal amount of Certificate for such Trust, as to (i) and (ii) below):

    (i) the amount of such distribution allocable to principal and the amount allocable to premium, if any;

    (ii) the amount of such distribution allocable to interest; and

   (iii) the Pool Balance and the Pool Factor for such Trust.

    If so specified in the related prospectus supplement, the Trustee for a series or class of Certificates may include in such statement additional information, such as (i) the aggregate amount of funds distributed on such payment date and the source of such funds and (ii) in the case of a delayed purchase, certain information regarding the escrowed funds.

    So long as the Certificates are registered in the name of Cede, as nominee for DTC, on the record date prior to each Regular Distribution Date and Special Distribution Date, the Trustee will request from DTC a Securities Position Listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the Certificates on such record date. On each Regular Distribution Date and Special Distribution Date, the Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to Certificate Owners.

    In addition, after the end of each calendar year, the Trustee will prepare for each Certificateholder of each Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (i) and (ii) above with respect to the Trust for such calendar year or, in the event such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to the Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder's preparation of its federal income tax returns. Such report and such other items shall be prepared on the basis of information supplied to the Trustee by the DTC Participants and shall be delivered by the Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners in the manner described above.

    At such time, if any, as the Certificates are issued in the form of Definitive Certificates, the Trustee will prepare and deliver the information described above to each Certificateholder of record of each Trust as the name and period of beneficial ownership of such Certificateholder appears on the records of the registrar of the Certificates.

VOTING OF EQUIPMENT NOTES

    Subject to the effect of any cross-subordination provisions set forth in the related prospectus supplement, the Trustee, as holder of the Equipment Notes held in each Trust, has the right to vote and give consents and waivers with respect to such Equipment Notes under the Related Indentures. The Basic Agreement and related Trust Supplement set forth

    (i) the circumstances in which the Trustee may direct any action or cast any vote as the holder of the Equipment Notes held in the applicable Trust at its own discretion,

    (ii) the circumstances in which the Trustee shall seek instructions from the Certificateholders of such Trust, and

   (iii) the percentage of Certificateholders required to direct the Trustee to take any such action.

    If specified in the related prospectus supplement, the right of a Trustee to vote and give consents and waivers with respect to the Equipment Notes held in the related Trust may, in the circumstances set forth in an intercreditor agreement to be executed by such Trustee, be exercisable by another person specified in such prospectus supplement.

EVENTS OF DEFAULT AND CERTAIN RIGHTS UPON AN EVENT OF DEFAULT

    The prospectus supplement related to a series or class of Certificates will specify the events of default under the Basic Agreement (an "Event of Default") and the Related Indentures (an "Indenture Default"). With respect to Leased Aircraft Notes, the Indenture Defaults will include events of default under the related Leases (a "Lease Event of Default"). With respect to any Equipment Notes which are supported by a Liquidity Facility the Indenture Defaults may include events of default under such Liquidity Facility. Unless otherwise provided in a prospectus supplement, all of the Equipment Notes issued under the same Indenture will relate to one or more specific Aircraft and there will be no cross-collateralization or cross-default provisions in the Indentures. Events resulting in an Indenture Default under any particular Indenture will not necessarily result in an Indenture Default occurring under any other Indenture.

    As described below under "--Cross-Subordination Issues," a prospectus supplement may provide the terms of any cross-subordination provisions among Certificateholders of separate Trusts. If such provisions are so provided, payments made pursuant to a Related Indenture under which an Indenture Default (and as to which payments continue to be made as scheduled) has not occurred may be distributed first to the holders of the Certificates issued under the Trust which holds the most senior Equipment Notes issued under all Related Indentures.

    With respect to Leased Aircraft Notes, the ability of the Owner Trustee or Owner Participant under the Related Indenture to cure Indenture Defaults, including Indenture Defaults that result from the occurrence of a Lease Event of Default under the related Lease, will be described in the prospectus supplement. Unless otherwise provided in a prospectus supplement, with respect to any Certificates or Equipment Notes entitled to the benefits of a Liquidity Facility, a drawing under any such Liquidity Facility for the purpose of making a payment of interest as a result of the failure by Northwest to have made a corresponding payment will not cure an Indenture Default related to such failure by Northwest.

    The prospectus supplement related to a series or class of Certificates will set forth the percentage of Certificateholders of such Trust entitled to direct the Trustee to take any action with respect to the related Equipment Notes and, if applicable, Equipment Notes issued under any other Related Indenture. If the Equipment Notes outstanding under an Indenture are held by more than one Trust, then the ability of the Certificateholders issued with respect to any one Trust to cause the Loan Trustee with respect to any Equipment Notes held in such Trust to accelerate the Equipment Notes under the Related Indenture or to direct the exercise of remedies by the Loan Trustee under the Related Indenture will depend, in part, upon the proportion between the aggregate principal amount of the Equipment Notes outstanding under such Indenture and held in such Trust and the aggregate principal amount of all Equipment Notes outstanding under such Indenture. In addition, if cross-subordination provisions are applicable to any series or class of Certificates, then the ability of the Certificateholders of any one Trust holding Equipment Notes issued under Related Indentures to cause the Loan Trustee with respect to any Equipment Notes held in such Trust to accelerate the Equipment Notes under the Related Indenture or to direct the exercise of remedies by the Loan Trustee under the Related Indenture will depend, in part, upon the class or series of Notes held in such Trust. If the Equipment Notes outstanding under an Indenture are held by more than one Trust, then each Trust will hold Equipment Notes with different terms from the Equipment Notes held in the other Trusts and therefore the Certificateholders of a Trust may have divergent or conflicting interests from those of the Certificateholders of the other Trusts holding Equipment Notes relating to the same Indenture. In addition, so long as the same institution acts as Trustee of each Trust, in the absence of instructions from the Certificateholders of any such Trust, the Trustee for such Trust could for the same reason be faced with a potential conflict of interest upon an Indenture Default. In such event, the Trustee has indicated that it would resign as Trustee of one or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the Basic Agreement.

    The prospectus supplement for a series or class of Certificates will specify whether and under what circumstances the Trustee may or shall sell for cash to any person all or part of the related Equipment Notes. Any proceeds received by the Trustee upon any such sale shall be deposited in an account established by the Trustee for the benefit of the Certificateholders of such Trust (the "Special Payments

Account"). The market for Equipment Notes in default may be very limited, and there can be no assurance that they could be sold for a reasonable price. Furthermore, so long as the same institution acts as Trustee of multiple Trusts, it may be faced with a conflict in deciding from which Trust to sell Equipment Notes to available buyers. If the Trustee sells any such Equipment Notes with respect to which an Indenture Default exists for less than their outstanding principal amount, the Certificateholders of such Trust will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Northwest, any Owner Trustee, Owner Participant, the Trustee or (except for the Parent Guaranty) their affiliates. Furthermore, neither the Trustee nor the Certificateholders of such Trust could take any action with respect to any remaining Equipment Notes held in such Trust so long as no Indenture Defaults exist with respect thereto.

    With respect to any Trust, the following amounts shall be deposited into the Special Payments Account and distributed to the related Certificateholders of such Trust on a Special Payments Date:

    - Any amount, other than Scheduled Payments received on a Regular Distribution Date, distributed to the Trustee of such Trust by the Loan Trustee under any Indenture on account of the Equipment Notes held in such Trust following an Indenture Default under such Indenture.

    - If a prospectus supplement provides that the applicable Owner Trustee may, under circumstances specified therein, redeem or purchase the outstanding Equipment Notes issued under the Related Indenture, the price paid by such Owner Trustee to the Trustee of such Trust for the Equipment Notes issued under such Indenture and held in such Trust.

    Any funds representing payments received with respect to any Equipment Notes held in such Trust in default, or the proceeds from the sale by the Trustee of any such Equipment Notes, held by the Trustee in the Special Payments Account for such Trust shall, to the extent practicable, be invested and reinvested by the Trustee in Permitted Investments pending the distribution of such funds on a Special Distribution Date. "Permitted Investments" will be specified in the related prospectus supplement.

    The Basic Agreement provides that the Trustee of each Trust shall, within 90 days after the occurrence of a default in respect of such Trust, give to the Certificateholders of such Trust notice, transmitted by mail, of all uncured or unwaived defaults with respect to such Trust known to it, provided that, except in the case of default in the payment of principal, premium, if any, or interest on any of the Equipment Notes held in such Trust, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. The term "default" as used in this paragraph only means the occurrence of an Event of Default with respect to a Trust as described above, except that in determining whether any such Event of Default has occurred, any grace period or notice in connection therewith shall be disregarded.

    The Basic Agreement contains a provision entitling the Trustee of each Trust, subject to the duty of the Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the Certificateholders of such Trust before proceeding to exercise any right or power under the Basic Agreement at the request of such Certificateholders.

    The prospectus supplement for a series or class of Certificates will specify the percentage of Certificateholders entitled to waive, or to instruct the Trustee to waive, any past Event of Default with respect to such Trust and thereby annul any direction given with respect thereto. The prospectus supplement for a series or class of Certificates will also specify the percentage of Certificateholders (and whether of such Trust or of any other Trust holding Equipment Notes issued under Related Indentures) entitled to waive, or to instruct the Trustee or the Loan Trustee to waive, any past Indenture Default with respect to the Equipment Notes held in such Trust and thereby annul any direction given with respect thereto.

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

    Northwest will be prohibited from consolidating with or merging into any other corporation or transferring substantially all of its assets as an entirety to any other corporation unless

    - (i) the surviving successor or transferee corporation shall (a) be a "citizen of the United States" (as defined in Section 40102(a)(15) of Title 49 of the United States Code) holding a carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo and with respect to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the regulations under the sections of Title 49, United States Code, relating to aviation and (b) expressly assume all of the obligations of Northwest contained in the Basic Agreement and any Trust Supplement, the Note Purchase Agreements and the Indentures and, with respect to the Leased Aircraft Notes, the Participation Agreements and the Leases, and any other operative documents;

    - (ii) immediately after giving effect to such transaction, no Indenture Default (with respect to the Owned Aircraft Notes) or Lease Event of Default (with respect to the Leased Aircraft Notes) shall have occurred and be continuing; and

    - (iii) Northwest shall have delivered a certificate and an opinion or opinions of counsel indicating that such transaction, in effect, complies with such conditions.

MODIFICATIONS OF THE BASIC AGREEMENT

    The Basic Agreement contains provisions permitting Northwest, NWA Corp. and the Trustee of each Trust to enter into a supplemental trust agreement, without the consent of the holders of any of the Certificates of such Trust,

    - to provide for the formation of such Trust and the issuance of a series or class of Certificates,

    - to evidence the succession of another corporation to Northwest or NWA Corp. and the assumption by such corporation of Northwest's or NWA Corp.'s obligations under the Basic Agreement and the applicable Trust Supplement,

    - to add to the covenants of Northwest or NWA Corp. for the benefit of holders of such Certificates, or to surrender any right or power in the Basic Agreement conferred upon Northwest or NWA Corp.,

    - to cure any ambiguity or correct or supplement any defective or inconsistent provision of the Basic Agreement or the applicable Trust Supplement or to make any other provisions with respect to matters or questions arising thereunder, provided such action shall not adversely affect the interests of the holders of such Certificates, or to cure any ambiguity or correct any mistake,

    - to modify, eliminate or add to the provisions of the Basic Agreement to the extent necessary to continue the qualification of the Basic Agreement (including any supplemental agreement) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and to add to the Basic Agreement such other provisions as may be expressly permitted by the Trust Indenture Act,

    - to provide for a successor Trustee or to add to or change any provision of the Basic Agreement as necessary to facilitate the administration of the Trusts thereunder by more than one Trustee,

    - to add, eliminate or change any provisions under such Basic Agreement that will not adversely affect the Certificateholders in any material respect, provided that in each case, such modification does not cause the corresponding Trust to become taxable as an "association" within the meaning of Treasury Regulation Section 301.7701-2 or a "publicly traded partnership" within the meaning of Section 7704 of the Code taxable as a corporation and

    - to make any other amendments or modifications to the Basic Agreement, provided such amendments or modifications shall only apply to Certificates issued thereafter.

    The Basic Agreement also contains provisions permitting Northwest, NWA Corp. and the Trustee of each Trust, with the consent of the Certificateholders of such Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, and, with respect to any Leased Aircraft, with the consent of the applicable Owner Trustee (such consent not to be unreasonably withheld), to execute supplemental trust agreements adding any provisions to or changing or eliminating any of the provisions of the Basic Agreement, to the extent relating to such Trust, and the applicable Trust Supplement, or modifying the rights of the Certificateholders, except that no such supplemental trust agreement may, without the consent of each Certificateholder so affected thereby,

    - reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments on the Equipment Notes held in such Trust or distributions in respect of any Certificate related to such Trust, or change the date or place of any payment in respect of any Certificate, or make distributions payable in coin or currency other than that provided for in such Certificates, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment when due,

    - permit the disposition of any Equipment Note held in such Trust, except as provided in the Basic Agreement or the applicable Trust Supplement, or otherwise deprive any Certificateholder of the benefit of the ownership of the applicable Equipment Notes,

    - reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in the Basic Agreement or the applicable Trust Supplement, the consent of the holders of which is required for any such supplemental trust agreement or for any waiver provided for in the Basic Agreement or such Trust Supplement,

    - modify any of the provisions relating to the rights of the Certificateholders in respect of the waiver of events of default or receipt of payment or

    - cause the Trust to become taxable as an "association" within the meaning of Treasury Regulation Section 301.7701-2 or a "publicly traded partnership" within the meaning of Section 7704 of the Code taxable as a corporation.

MODIFICATION OF INDENTURE AND RELATED AGREEMENTS

    The prospectus supplement will specify the Trustee's obligations in the event that the Trustee, as the holder of any Equipment Notes held in a Trust, receives a request for its consent to any amendment, modification or waiver under the Indenture or other documents relating to such Equipment Notes (including any Lease with respect to Leased Aircraft Notes or any Liquidity Facility).

CROSS-SUBORDINATION ISSUES

    The Equipment Notes issued under an Indenture may be held in more than one Trust and one Trust may hold Equipment Notes issued under more than one Related Indenture. Unless otherwise provided in a prospectus supplement, only Equipment Notes of the same class or series may be held in the same Trust. In such event, payments made on account of a subordinate class or series of Equipment Notes issued under a Related Indenture may, under circumstances described in the related prospectus supplement, be subordinated to the prior payment of all amounts owing to Certificateholders of a Trust which holds senior Equipment Notes issued under all Related Indentures. The prospectus supplement related to an issuance of Certificates will describe any such "cross-subordination" provisions and any related terms, including the percentage of Certificateholders under any Trust which are permitted to (i) grant waivers of defaults under any Related Indenture, (ii) consent to the amendment or modification of any Related Indentures or (iii) direct the exercise of remedial actions under any Related Indentures.

TERMINATION OF THE TRUSTS

    The obligations of Northwest, NWA Corp. and the Trustee with respect to a Trust will terminate upon the distribution to Certificateholders of such Trust of all amounts required to be distributed to them pursuant to the Basic Agreement and the applicable Trust Supplement and the disposition of all property held in such Trust. The Trustee will send to each Certificateholder of record of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. The final distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder's Certificates at the office or agency of the Trustee specified in such notice of termination.

DELAYED PURCHASE

    In the event that, on the delivery date of any Certificates, all of the proceeds from the sale of such Certificates are not used to purchase the Equipment Notes contemplated to be held in the related Trust, such Equipment Notes may be purchased by the Trustee at any time on or prior to a subsequent date specified in the applicable prospectus supplement. In such event, the proceeds from the sale of such Certificates not used to purchase Equipment Notes will be held under an arrangement described in the applicable prospectus supplement pending the purchase of the Equipment Notes not so purchased. If any such proceeds are not subsequently used to purchase Equipment Notes by the date specified in the prospectus supplement, such proceeds will be returned to the holders of such Certificates.

THE PARENT GUARANTY

    NWA Corp. will unconditionally guarantee (i) with respect to related Owned Aircraft Notes, the full and prompt payment of principal, premium, if any, and interest thereon when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise, and (ii) with respect to related Leased Aircraft Notes, the full and prompt payment of all amounts payable by Northwest under the related Lease when and as the same shall become due and payable.

    The Parent Guaranty will be enforceable without any need first to enforce any Owned Aircraft Note or Lease against Northwest. The Parent Guaranty will be an unsecured obligation of NWA Corp.

LIQUIDITY FACILITY

    The related prospectus supplement may provide that one or more payments of interest on the Certificates of one or more series or classes will be supported by a Liquidity Facility issued by an institution identified in the related prospectus supplement. The provider of such Liquidity Facility will have a claim senior to the Certificateholders' as specified in the related prospectus supplement.

THE TRUSTEE

    The Trustee for each series or class of Certificates will be identified in the prospectus supplement. With certain exceptions, the Trustee will make no representations as to the validity or sufficiency of the Basic Agreement, the Trust Supplements, the Certificates, the Equipment Notes, the Indentures, the Leases or other related documents. With respect to any series or class of Certificates, the Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in principal amount of outstanding Certificates of such series or class. Subject to such provisions, such Trustee shall be under no obligation to exercise any of its rights or powers under the Basic Agreement at the request of any holders of Certificates issued thereunder unless they shall have offered to the Trustee indemnity satisfactory to it. The Basic Agreement provides that the Indenture Trustee in its individual or any other capacity may acquire and hold Certificates issued thereunder and, subject to certain conditions, may otherwise deal with Northwest, NWA Corp. and, with respect to the Leased Aircraft, with any Owner Trustee and Owner Participant with the same rights it would have if it were not the Trustee.

    The Trustee may resign with respect to any or all of the Trusts at any time, in which event Northwest will be obligated to appoint a successor trustee. If the Trustee

    - ceases to be eligible to continue as Trustee with respect to a Trust or

    - becomes incapable of acting as Trustee or

    - becomes insolvent,

    Northwest may remove such Trustee, or any Certificateholder of such Trust for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor trustee. Any resignation or removal of the Trustee with respect to a Trust and appointment of a successor trustee for such Trust will not become effective until acceptance of the appointment by the successor trustee. Pursuant to such resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee with respect to each Trust. All references in this prospectus to the Trustee should be read to take into account the possibility that the Trusts could have different successor trustees in the event of such a resignation or removal.

    The Basic Agreement provides that Northwest will pay the Trustee's fees and expenses and indemnify the Trustee against certain liabilities.

                       DESCRIPTION OF THE EQUIPMENT NOTES

    The statements made under this caption are summaries and reference is made to the entire prospectus and detailed information appearing in the applicable prospectus supplement. Where no distinction is made between the Leased Aircraft Notes and the Owned Aircraft Notes or between their respective Indentures, such statements refer to any Equipment Notes and any Indenture.

    TO THE EXTENT THAT ANY PROVISION IN ANY PROSPECTUS SUPPLEMENT IS INCONSISTENT WITH ANY PROVISION IN THIS SUMMARY, THE PROVISION OF SUCH PROSPECTUS SUPPLEMENT WILL CONTROL.

GENERAL

    All Equipment Notes will be issued under a separate Indenture either (a) between the related Owner Trustee of a trust for the benefit of the Owner Participant who is the beneficial owner of the related Aircraft, and the related Loan Trustee, or (b) between Northwest and the related Loan Trustee. The Equipment Notes issued pursuant to clause (a) of the preceding sentence will be nonrecourse obligations of the applicable Owner Trust. Each Equipment Note will be authenticated under an Indenture by the Loan Trustee. All Equipment Notes issued under the same Indenture will relate to, and be secured by, one or more Aircraft identified and described in the related prospectus supplement and which, in the case of Equipment Notes issued as described in such clause (a), are leased to Northwest pursuant to a Lease between the Owner Trustee under the applicable Owner Trust and Northwest or, in the case of Equipment Notes issued as described in clause (b), owned by Northwest.

    With respect to each Leased Aircraft, the related Owner Trustee has acquired or will acquire such Aircraft from Northwest or the manufacturer of such Aircraft, as the case may be, has granted or will grant a security interest in such Aircraft to the related Loan Trustee as security for the payments of the related Leased Aircraft Notes, and has leased or will lease such Aircraft to Northwest pursuant to the related Lease which has been or will be assigned to the related Loan Trustee. Pursuant to each such Lease, Northwest will be obligated to make or cause to be made rental and other payments to the related Loan Trustee on behalf of the related Owner Trustee in amounts that will be sufficient to make payments of the principal, interest and premium, if any, required to be made in respect of such Leased Aircraft Notes when and as due and payable.

    The rental obligations of Northwest under each Lease and the obligations of Northwest under each Owned Aircraft Indenture and under the Owned Aircraft Notes will be general obligations of Northwest. Except in certain circumstances involving Northwest's purchase of a Leased Aircraft and the assumption of the Leased Aircraft Notes related thereto, the Leased Aircraft Notes are not obligations of, or guaranteed by, Northwest.

PRINCIPAL AND INTEREST PAYMENTS

    Interest received by the Trustee on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum set forth in the applicable prospectus supplement until the final distribution for such Trust. Principal received by the Trustee on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth in the applicable prospectus supplement until the final distribution date for such Trust.

    If any date scheduled for any payment of principal, premium, if any, or interest with respect to the Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day without any additional interest.

REDEMPTION

    The applicable prospectus supplement will describe the circumstances, whether voluntary or involuntary, under which the Equipment Notes may be redeemed or purchased prior to the stated maturity date thereof, in whole or in part, the premium, if any, applicable upon certain redemptions or purchases and other terms applying to the redemptions or purchases of such Equipment Notes.

SECURITY

    The Leased Aircraft Notes will be secured by

    - an assignment by the related Owner Trustee to the related Loan Trustee of such Owner Trustee's rights (except for certain rights, including those described below) under the Lease or Leases with respect to the related Aircraft, including the right to receive payments of rent thereunder,

    - a mortgage granted to such Loan Trustee in such Aircraft, subject to the rights of Northwest under such Lease or Leases, and

    - an assignment to such Loan Trustee of certain of such Owner Trustee's rights with respect to such Aircraft under the purchase agreement between Northwest and the related manufacturer.

    Under the terms of each Lease, Northwest's obligations in respect of each Leased Aircraft will be those of a lessee under a "net lease." Accordingly, Northwest will be obligated, among other things and at its expense, to cause each Leased Aircraft to be duly registered, to pay all costs of operating such Aircraft and to maintain, service, repair and overhaul (or cause to be maintained, serviced, repaired and overhauled) such Aircraft. With respect to the Leased Aircraft, the assignment by the related Owner Trustee to the related Loan Trustee of its rights under the related Lease will exclude, among other things, rights of such Owner Trustee and the related Owner Participant relating to indemnification by Northwest for certain matters, insurance proceeds payable to such Owner Trustee in its individual capacity and to such Owner Participant under liability insurance maintained by Northwest pursuant to such Lease or by such Owner Trustee or such Owner Participant, insurance proceeds payable to such Owner Trustee in its individual capacity or to such Owner Participant under certain casualty insurance maintained by such Owner Trustee or such Owner Participant pursuant to such Lease and any rights of such Owner Participant or such Owner Trustee to enforce payment of the foregoing amounts and their respective rights to the proceeds of the foregoing.

    The Owned Aircraft Notes will be secured by

    - a mortgage granted to the related Loan Trustee of all of Northwest's right, title and interest in and to such Owned Aircraft, and

    - if so provided in the related prospectus supplement, an assignment to such Loan Trustee of certain of Northwest's rights with respect to such Aircraft under the purchase agreement between Northwest and the related manufacturer.

    Under the terms of each Owned Aircraft Indenture, Northwest will be obligated, among other things and at its expense, to cause each Owned Aircraft to be duly registered, to pay all costs of operating such Aircraft and to maintain, service, repair and overhaul (or cause to be maintained, serviced, repaired and overhauled) such Aircraft.

    The prospectus supplement will specify the required insurance coverage with respect to the Aircraft.

    Northwest will be required, except under certain circumstances, to keep each Aircraft registered under the Federal Aviation Act of 1958, as amended (the "Federal Aviation Act"), and to record the Indenture and the Lease, if applicable, among other documents, with respect to each Aircraft under the

Federal Aviation Act. Such recordation of the Indenture, the Lease, if applicable, and other documents with respect to each Aircraft will give the related Loan Trustee a perfected security interest in the related Aircraft whenever it is located in the United States or any of its territories and possessions; the Convention on the International Recognition of Rights in Aircraft (the "Convention") provides that such security will also be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Convention. Northwest will have the right, subject to certain conditions, at its own expense to register each Aircraft in countries other than the United States. Each Aircraft may also be operated by Northwest or under lease, sublease or interchange arrangements in countries that are not parties to the Convention. The extent to which the related Loan Trustee's security interest would be recognized in an Aircraft located in a country that is not a party to the Convention, and the extent to which such security interest would be recognized in a jurisdiction adhering to the Convention if the Aircraft is registered in a jurisdiction not a party to the Convention, is uncertain. Moreover, in the case of an Indenture Default, the ability of the related Loan Trustee to realize upon its security interest in an Aircraft could be adversely affected as a legal or practical matter if such Aircraft were registered or located outside the United States.

    Unless otherwise specified in the applicable prospectus supplement, the Equipment Notes will not be cross-collateralized and consequently the Equipment Notes issued in respect of any one Aircraft will not be secured by any other Aircraft or, in the case of Leased Aircraft Notes, the Lease related thereto. Unless and until an Indenture Default with respect to a Leased Aircraft has occurred and is continuing, the related Loan Trustee may exercise only limited rights of the related Owner Trustee under the related Lease.

    Funds, if any, held from time to time by the Loan Trustee with respect to any Aircraft, prior to the distribution thereof, will be invested and reinvested by such Loan Trustee. Such investment and reinvestment will be at the direction of Northwest (except, with respect to a Leased Aircraft, in the case of a Lease Event of Default under the applicable Lease or, with respect to an Owned Aircraft, in the case of an Indenture Default under the applicable Indenture), in certain investments described in the Related Indenture. The net amount of any loss resulting from any such investments will be paid by Northwest.

    Section 1110 of the Bankruptcy Code provides that the right of lessors, conditional vendors and holders of security interests with respect to "equipment" (as defined in Section 1110 of the Bankruptcy Code) to take possession of such equipment in compliance with the provisions of a lease, conditional sale contract or security agreement, as the case may be, is not affected after 60 days after the filing of a petition under Chapter 11 of the Bankruptcy Code by (a) the automatic stay provision of the Bankruptcy Code, which provision enjoins creditors' remedies except with the court's approval,
(b) the provision of the Bankruptcy Code allowing the trustee in reorganization to use property of the debtor during the reorganization period, (c)
Section 1129 of the Bankruptcy Code (which governs the confirmation of plans of reorganization in Chapter 11 cases) and (d) any power of the bankruptcy court to enjoin a repossession. Section 1110 provides that the right to take possession of an aircraft may not be exercised for 60 days following the date of commencement of the reorganization proceedings and may not be exercised at all after such 60-day period (or such longer period consented to by the lessor, conditional vendor or holder of a security interest), if the trustee in reorganization agrees to perform the debtor's obligations that become due on or after such date and cures all existing defaults (other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor, the appointment of a trustee or custodian or the failure to satisfy any penalty rate or provision relating to a default arising from any failure by the debtor to perform nonmonetary obligations under the applicable agreement). "Equipment" is defined in Section 1110 of the Bankruptcy Code, in part, as "an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in section 40102 of title 49) that is subject to a security interest granted by, leased to or conditionally sold to a debtor that is a citizen of the United States (as defined in section 40102 of title 49) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 47 of title 49 for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo."

    Section 1110 does not prevent the trustee or debtor-in-possession from rejecting a lease (including any Lease) or demanding a renegotiation of such lease as a condition to not rejecting such lease. In addition, if more than one aircraft are leased pursuant to a master lease and accompanying lease supplement, the applicability of Section 1110 would be determined on an aircraft-by-aircraft basis. Assuming Section 1110 is applicable to all aircraft subject to a master lease, Section 1110 does not prevent the trustee or debtor-in-possession from complying with the provisions of Section 1110 with respect to some lease supplements, and thereby retaining possession of the related aircraft, and not complying with the provisions of Section 1110 with respect to other lease supplements, and thereby enabling a repossession of other aircraft.

    In connection with any issuance of Certificates under this prospectus and the applicable prospectus supplement, Northwest shall have received an opinion from its counsel to the effect that (i) with respect to any Leased Aircraft, the related Owner Trustee, as lessor under the related Lease, and the related Loan Trustee, as assignee of such Owner Trustee's rights under such Lease pursuant to the Related Indenture, would be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the Aircraft initially delivered under such Lease and subjected to the Related Indenture or (ii) with respect to any Owned Aircraft, the related Loan Trustee under the Related Indenture would be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the Aircraft initially subjected to the Related Indenture. Such opinions will not address the possible replacement of an Aircraft after an Event of Loss (as defined in the Indenture) in the future.

RANKING OF EQUIPMENT NOTES

    Some of the Equipment Notes related to one or more Aircraft, as described in the related prospectus supplement, may be subordinated and junior in right of payment to other Equipment Notes related to the same Aircraft. The terms of such subordination, if any, will be described in the related prospectus supplement.

PAYMENTS AND LIMITATION OF LIABILITY

    Each Leased Aircraft will be leased by the related Owner Trustee to Northwest for a term commencing on the delivery date thereof to such Owner Trustee and expiring on a date not earlier than the latest maturity date of the related Leased Aircraft Notes, unless previously terminated as permitted by the terms of the related Lease. The basic rent and other payments under each such Lease will be payable by Northwest in accordance with the terms specified in the applicable prospectus supplement, and will be assigned by the related Owner Trustee under the Related Indenture to the Loan Trustee to provide the funds necessary to pay principal of, premium, if any, and interest due from such Owner Trustee on the Leased Aircraft Notes issued under such Indenture. In certain cases, the basic rent payments under a Lease may be adjusted, but each Lease will provide that under no circumstances will rent payments by Northwest be less than the scheduled payments on the related Leased Aircraft Notes. The balance of any basic rent payment under each Lease, after payment of amounts due on the Leased Aircraft Notes issued under the Indenture corresponding to such Lease, will be paid over to the applicable Owner Participant. Northwest's obligation to pay rent and to cause other payments to be made under each Lease will be general obligations of Northwest.

    With respect to the Leased Aircraft Notes, except in certain circumstances involving Northwest's purchase of a Leased Aircraft and the assumption of the Leased Aircraft Notes related thereto, the Leased Aircraft Notes will not be obligations of, or guaranteed by, Northwest or any of its affiliates. With respect to the Leased Aircraft Notes, none of the Owner Trustees, the Owner Participants or the Loan Trustees shall be personally liable to any holder of such Leased Aircraft Notes for amounts payable under such Leased Aircraft Notes, or, except as provided in the Indentures relating thereto in the case of the Owner Trustees and the Loan Trustees, for any liability under such Indentures. Except in the circumstances referred to above, all amounts payable under any Leased Aircraft Notes (other than payments made in connection with an optional redemption or purchase by the related Owner Trustee or the related Owner Participant) will be made only from
(i) the assets subject to the lien of the Related Indenture with respect to such Aircraft or the income and proceeds received by the related Loan Trustee therefrom (including rent payable by Northwest under the related Lease) or (ii) if so provided in the related prospectus supplement, the applicable Liquidity Facility.

    With respect to the Leased Aircraft Notes, except as otherwise provided in the Related Indentures, no Owner Trustee shall be personally liable for any amount payable or for any statements, representations, warranties, agreements or obligations under such Indentures or under such Leased Aircraft Notes except for its own willful misconduct or gross negligence. None of the Owner Participants shall have any duty or responsibility under the Leased Aircraft Indentures or under such Leased Aircraft Notes to the related Loan Trustee or to any holder of any such Leased Aircraft Note.

    Northwest's obligations under each Owned Aircraft Indenture and under the Owned Aircraft Notes will be general obligations of Northwest.

DEFEASANCE OF THE INDENTURES AND THE EQUIPMENT NOTES IN CERTAIN CIRCUMSTANCES

    Unless otherwise specified in the applicable prospectus supplement, the applicable Indenture provides that the obligations of the related Loan Trustee and, with respect to any Leased Aircraft Notes, the related Owner Trustee or, with respect to any Owned Aircraft Notes, Northwest under the applicable Indenture shall be deemed to have been discharged and paid in full (except for certain obligations, including the obligations to register the transfer or exchange of Equipment Notes, to replace stolen, lost, destroyed or mutilated Equipment Notes and to maintain paying agencies and hold money for payment in trust) on the 91st day after the date of irrevocable deposit with the related Loan Trustee of money or certain obligations of the United States or any agency or instrumentality thereof the payment of which is backed by the full faith and credit of the United States which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an aggregate amount sufficient to pay when due (including as a consequence of redemption in respect of which notice is given on or prior to the date of such deposit) principal of, premium, if any, and interest on all Equipment Notes issued thereunder in accordance with the terms of such Indenture. Such discharge may occur only if, among other things, there has been published by the Internal Revenue Service a ruling to the effect that holders of such Equipment Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if such deposit, defeasance and discharge had not occurred.

    Upon such defeasance, or upon payment in full of the principal of, premium, if any, and interest on all Equipment Notes issued under any Indenture on the maturity date therefor or deposit with the applicable Loan Trustee of money sufficient therefor no earlier than one year prior to the date of such maturity, the holders of such Equipment Notes will have no beneficial interest in or other rights with respect to the related Aircraft or other assets subject to the lien of such Indenture and such lien shall terminate.

ASSUMPTION OF LEASE OBLIGATIONS BY NORTHWEST

    Unless otherwise specified in the applicable prospectus supplement with respect to Leased Aircraft, upon the exercise by Northwest of any purchase options it may have under the related Lease prior to the end of the term of such Lease, Northwest may assume on a full recourse basis all of the obligations of the Owner Trustee (other than its obligations in its individual capacity) under the

Indenture with respect to such Aircraft, including the obligations to make payments in respect of the related Leased Aircraft Notes. In such event, certain relevant provisions of the related Lease, including (among others) provisions relating to maintenance, possession and use of the related Aircraft, liens, insurance and events of default will be incorporated into such Indenture, and the Leased Aircraft Notes issued under such Indenture will not be redeemed and will continue to be secured by such Aircraft.

LIQUIDITY FACILITY

    The related prospectus supplement may provide that one or more payments of interest on the related Equipment Notes of one or more series or classes or distributions made by the Trustee of the related Trust will be supported by a Liquidity Facility issued by an institution identified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the provider of the Liquidity Facility will have a senior claim upon the assets securing the Equipment Notes.

INTERCREDITOR ISSUES

    Equipment Notes may be issued in different classes or series, which means that the Equipment Notes may have different payment priorities even though they are issued by the same Owner Trustee and relate to the same Aircraft. In such event, the related prospectus supplement will describe the priority of distributions among such Equipment Notes (and any Liquidity Facilities therefor), the ability of any class or series to exercise and/or enforce any or all remedies with respect to the related Aircraft (and, if the Equipment Notes are Leased Aircraft Notes, the Lease related thereto) and certain other intercreditor terms and provisions.

                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    The following discussion represents the opinion of Cadwalader, Wickersham & Taft as to the principal U.S. federal income tax consequences to Certificateholders of the purchase, ownership and disposition of the Certificates. Except as otherwise specified, the discussion is addressed to beneficial owners of Certificates ("U.S. Certificateholders") that are citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any State, estates the income of which is subject to U.S. federal income taxation regardless of its source or, generally, trusts if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more of the foregoing persons have the authority to control all substantial decisions of such trust ("U.S. Persons") that will hold the Certificates as capital assets. This discussion does not address the tax treatment of U.S. Certificateholders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or commodities, tax-exempt entities, holders that will hold Certificates as part of a straddle or holders that have a "functional currency" other than the U.S. Dollar, nor does it address the tax treatment of U.S. Certificateholders that do not acquire Certificates as part of the initial offering. This discussion does not describe any tax consequences arising under the laws of any State, locality or taxing jurisdiction other than the United States.

    This discussion is based upon the tax laws of the United States as in effect on the date of this prospectus, as well as judicial and administrative interpretations thereof (in final or proposed form) available on or before such date. All of the foregoing are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions.

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PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE
FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

TAX STATUS OF THE TRUSTS

    In the opinion of Cadwalader, Wickersham & Taft, special counsel to Northwest, each Trust will not be classified as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes and will not be subject to federal income tax. Each Trust will file federal income tax returns and report to investors on the basis that it is a grantor trust under Subpart E, Part I of Subchapter J of the Code. If a Trust were treated as a partnership for U.S. federal income tax purposes rather than as a grantor trust, in the opinion of Cadwalader, Wickersham & Taft, the consequences to U.S. Certificateholders and, to the extent described below, Non-U.S. Certificateholders, would not be materially different. The remainder of this discussion describes the consequences of the treatment as a grantor trust. Certificateholders who are not U.S. Persons should consult their own tax advisors as to the suitability to them of an investment in the Certificates.

TAXATION OF CERTIFICATEHOLDERS GENERALLY

    A U.S. Certificateholder will be treated as owning its pro rata undivided interest in each of the Equipment Notes and any other property held by the related Trust. Accordingly, each U.S. Certificateholder's share of interest paid on the Equipment Notes will be taxable as ordinary income, as it is paid or accrued, in accordance with such owner's method of accounting for U.S. federal income tax purposes and a U.S. Certificateholder's share of premium, if any, paid on the Equipment Notes will be treated as capital gain. Any amounts received by a Trust from Interest Drawings under the relevant Liquidity Facility will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace.

    Each U.S. Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the corresponding Trust as provided in Section 162 or 212 of the Code. Certain fees and expenses, including fees paid to the Trustee and the Liquidity Provider, will be borne by parties other than the Certificateholders. It is possible that such fees and expenses will be treated as constructively received by the Trust, in which event a U.S. Certificateholder will be required to include in income and will be entitled to deduct its pro rata share of such fees and expenses. If a U.S. Certificateholder is an individual, estate or trust, the deduction for such holder's share of such fees or expenses will be allowed only to the extent that all of such holder's miscellaneous itemized deductions, including such holder's share of such fees and expenses, exceed 2% of such holder's adjusted gross income. In addition, in the case of U.S. Certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under the applicable provisions of the Code.

EFFECT OF SUBORDINATION OF SUBORDINATED CERTIFICATEHOLDERS

    If any Trust with respect to a series or class are subordinated with respect to other Trusts of the same series or class (such Trusts being the "Subordinated Trusts" and the related Certificates being the "Subordinated Certificates") receives less than the full amount of the receipts of principal or interest paid with respect to the Equipment Notes held by it (any shortfall in such receipts being the "Shortfall Amounts") because of the subordination of the Equipment Notes held by such Trust under the Intercreditor Agreement, the corresponding owners of beneficial interests in the Subordinated Certificates (the "Subordinated Certificateholders") would probably be treated for federal income tax purposes as if they had (1) received as distributions their full share of such receipts, (2) paid over to the relevant preferred class of Certificateholders an amount equal to their share of such Shortfall Amount, and
(3) retained the right to reimbursement of such amounts to the extent of future amounts payable to such Subordinated Certificateholders with respect to such Shortfall Amount.

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
    Under this analysis, (1) Subordinated Certificateholders incurring a Shortfall Amount would be required to include as current income any interest or other income of the corresponding Subordinated Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to the relevant preferred class of Certificateholders, (2) a loss would only be allowed to such Subordinated Certificateholders when their right to receive reimbursement of such Shortfall Amount became worthless (i.e., when it becomes clear that funds will not be available from any source to reimburse such loss), and (3) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Subordinated Certificateholders because such amount was previously included in income. These results should not significantly affect the inclusion of income for Subordinated Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinated Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

ORIGINAL ISSUE DISCOUNT

    The Equipment Notes may be issued with original issue discount ("OID"), which may require U.S. Certificateholders to include such OID in gross income in advance of the receipt or accrual of the stated interest on such Equipment Notes. The prospectus supplement will state whether any Equipment Notes to be held by the related Trust will be issued with OID. Generally, a holder of a debt instrument issued with original issue discount that is not DE MINIMIS must include such original issue discount in income for federal income tax purposes as it accrues, in advance of the receipt of the cash attributable to such income, under a method that takes into account the compounding of interest.

MARKET DISCOUNT

    Generally, the term "market discount" means the excess of the remaining principal amount of a Certificate over the holder's tax basis in such Certificate immediately after its acquisition, subject to a DE MINIMIS exception.

    A holder who acquires a Certificate at a market discount will be required to treat any gain realized on the disposition of such Certificate, except in certain nonrecognition transactions, as ordinary income to the extent of the market discount that accrued during the period that such holder held such Certificate. Further, a disposition of a Certificate by gift (and in certain other circumstances) could result in the recognition of market discount income, computed as if such Certificate had been sold for its fair market value.

    In the case of a partial principal payment on indebtedness subject to the market discount rules, Section 1276 of the Code requires that such payment be included in gross income as ordinary income to the extent such payment does not exceed the market discount that has accrued during the period such indebtedness was held. The amount of any accrued market discount later required to be included in income upon a disposition, or subsequent partial principal payment, will be reduced by the amount of accrued market discount previously included in income.

    Until Treasury regulations are issued, the explanatory Conference Committee Report to the Tax Reform Act of 1986 (the "Conference Report") indicates that holders of installment obligations (such as the Equipment Notes) with market discount may elect to accrue market discount either (i) on the basis of a constant interest rate or (ii) in the ratio to the total amount of remaining market discount that the amount of stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the installment obligation as of the beginning of such period. Under Section 1277 of the Code, if in any taxable year interest paid or accrued on indebtedness incurred or continued to purchase or carry indebtedness subject to the market discount rules exceeds the interest currently includable in income with respect to such indebtedness, deduction of the excess interest must be deferred to the extent of the market discount allocable to the taxable year. The deferred portion of any interest expense will generally be deductible when such market discount is included in income upon the sale or other disposition (including repayment) of the indebtedness.

    A holder of a Certificate acquired at a market discount may elect under
Section 1278 of the Code, in the manner provided by Revenue Procedure 92-67, 1992-34 I.R.B. 6, to include such discount in income as it accrues. The current inclusion election applies to all market discount obligations acquired on or after the first day to which the election applies, and may not be revoked without the consent of the IRS. If a holder of a Certificate elects to include market discount in income as it accrues, the foregoing rules of Section 1276 and 1277 of the Code with respect to the recognition of ordinary income on a sale or other disposition of such Certificate and the deferral of interest deductions on indebtedness related to such Certificate would not apply.

    The IRS is authorized to issue regulations to implement the market discount provisions of the Code. No such regulations have been issued or proposed. It is impossible to anticipate what effect, if any, such regulations could have on the Certificateholders.

AMORTIZABLE BOND PREMIUM

    A U.S. Certificateholder should generally be considered to have acquired an interest in an Equipment Note at a premium to the extent the purchaser's tax basis allocable to such interest exceeds the remaining principal amount of the Equipment Note allocable to such interest. In that event, a U.S. Certificateholder who holds a Certificate as a capital asset may elect to amortize that premium as an offset to interest income under Section 171 of the Code with corresponding reductions in the U.S. Certificateholder's tax basis in its Certificate. In the case of installment obligations (such as the Equipment Notes), the Conference Report indicates a Congressional intent that amortization will be in accordance with the same rules that will apply to the accrual of market discount on installment obligations (see discussion above).

    Under certain circumstances, amortizable bond premium may be determined by reference to any early call date. It is unclear how the amortizable bond premium rules apply where, as in the case with the Equipment Notes, the amount of redemption premium payable on an early call date is unknown. In addition, the treatment of any unamortized bond premium remaining at the time of an early call is unclear. The U.S. Certificateholders are urged to consult their own tax advisors as to the treatment of any amortizable bond premiums.

SALE OR OTHER DISPOSITION OF THE CERTIFICATES

    Upon the sale, exchange or other disposition of a Certificate, a U.S. Certificateholder generally will recognize capital gain or loss equal to the difference between the amount realized on the disposition (other than any amount attributable to accrued interest which will be taxable as ordinary income) and the U.S. Certificateholder's adjusted tax basis in the related Equipment Notes and any other assets held by the corresponding Trust. A U.S. Certificateholder's adjusted tax basis will equal the holder's cost for its Certificate, plus any accrued OID or market discount previously included in income or less any amortized bond premium or any previously recognized losses or prior principal payments. Any gain or loss generally will be capital gain or loss (other than accrued market discount not previously included in income) if the Certificate was held as a capital asset.

FOREIGN CERTIFICATEHOLDERS

    Subject to the discussion of backup withholding below, payments of principal and interest (including OID) on the Equipment Notes to, or on behalf of, any beneficial owner of a Certificate that is not a U.S. Person (a "Non-U.S. Certificateholder") will not be subject to U.S. federal withholding tax; PROVIDED, in the case of interest, that (i) such Non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of the stock of any

Owner Participant (in the case of Leased Aircraft Notes) or of Northwest (in the case of Owned Aircraft Notes), (ii) such Non-U.S. Certificateholder is not a controlled foreign corporation for U.S. tax purposes that is related to an Owner Participant (in the case of Leased Aircraft Notes) or of Northwest (in the case of Owned Aircraft Notes), and (iii) either (A) the Non-U.S. Certificateholder certifies, under penalties of perjury, that it is not a U.S. Person and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Certificate certifies, under penalties of perjury, that such statement has been received from the Non-U.S. Certificateholder by it or by another financial institution and furnishes the payor with a copy thereof.

    Any capital gain realized upon the sale, exchange, retirement or other disposition of a Certificate or upon receipt of premium paid on an Equipment Note by a Non-U.S. Certificateholder will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with a U.S. trade or business of the holder and (ii) in the case of an individual, such holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or receipt.

    Any interest or gain described in the two preceding paragraphs will be subject to regular U.S. federal income tax at graduated rates if it is effectively connected with the conduct of a U.S. trade or business by a non-U.S. Certificateholder.

BACKUP WITHHOLDING

    In general, information reporting requirements will apply to certain payments within the United States of principal, interest, OID and premium on the Certificates, and to payments of the proceeds of certain sales of Certificates made to U.S. Certificateholders other than certain exempt recipients (such as corporations). A 31% "backup withholding" tax may apply to such payments if the holder fails or has failed to provide an accurate taxpayer identification number or otherwise establish an exemption or fails to report in full interest income. With respect to Non-U.S. Certificateholders, payments made on a Certificate and proceeds from the sale of a Certificate owned by a Non-U.S. Certificateholder will generally not be subject to such information reporting requirements or backup withholding tax if such Non-U.S. Certificateholder provides the applicable statement as to its non-U.S. status or otherwise establishes an exemption.

    Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against such holder's U.S. federal income tax liability, if any, provided the required information is furnished to the IRS.

    The Treasury Department recently issued final Treasury Regulations (the "FINAL REGULATIONS") governing withholding, backup withholding and information reporting requirements. The Final Regulations do not significantly alter the substantive withholding and information reporting requirements discussed herein; they unify current certification procedures and forms and clarify reliance standards. The Final Regulations will generally become effective for payments made after December 31, 2000.

                              ERISA CONSIDERATIONS

    Unless otherwise indicated in the applicable prospectus supplement, the Certificates may, subject to certain legal restrictions, be purchased and held by an employee benefit plan (a "Plan") subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or an individual retirement account or an employee benefit plan subject to section 4975 of the Code. A fiduciary of a Plan must determine that the purchase and holding of a Certificate is consistent with its fiduciary duties under ERISA and does not result in a non-exempt prohibited transaction as defined in section 406 of ERISA or section 4975 of the Code. Employee benefit plans which are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to Title I of ERISA or section 4975 of the Code. The Certificates may, subject to certain legal restrictions, be purchased and held by such plans.

                              PLAN OF DISTRIBUTION

    Northwest may sell Securities (a) through underwriters, (b) directly to investors or other persons or (c) through dealers or agents. The applicable prospectus supplement will name any underwriter, dealer or agent involved in the offer and sale of the Certificates.

    The Certificates may be sold (a) at a fixed price or prices, which may be changed, (b) from time to time at market prices prevailing at the time of sale,
(c) at prices related to those market prices, or (d) at negotiated prices. Dealer trading may take place in certain of the Certificates, including Certificates not listed on any securities exchange.

    Northwest may, from time to time, authorize underwriters acting as Northwest's agents to offer and sell the Certificates upon the terms and conditions set forth in any prospectus supplement. In connection with the sale of Certificates, underwriters may be deemed to have received compensation from Northwest in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Certificates for whom they may act as agent. Underwriters may sell Certificates to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions, which may be changed from time to time, from the purchasers for whom they may act as agent.

    If Northwest directly uses a dealer in the sale of Certificates, Northwest will sell the Certificates to the dealer, as principal. The dealer may then resell the Certificates to the public at varying prices to be determined by the dealer at the time of resale. The applicable prospectus supplement will name any dealer and set forth the terms of any of those sales.

    Northwest may offer and sell Certificates through agents designated by Northwest from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the Certificates and set forth any commissions payable by Northwest to that agent. Unless the applicable prospectus indicates otherwise, the agent will be acting on a best efforts basis for the period of its appointment.

    Northwest may directly solicit offers to purchase Certificates and sell them directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale of the Certificates. The applicable prospectus supplement will describe the terms of any of those sales. Except as set forth in the applicable prospectus supplement, no director, officer or employee of Northwest or NWA Corp. will solicit or receive a commission in connection with direct sales by Northwest of the Certificates, although these persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with any of these direct sales.

    The applicable prospectus supplement will set forth any underwriting compensation paid by Northwest to underwriters, dealers or agents in connection with the offering of Certificates, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the Certificates may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Certificates may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

    Underwriters, dealers and agents may be entitled, under agreements with Northwest and NWA Corp., to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933, and to reimbursement by Northwest and NWA Corp. for certain expenses.

    Underwriters, dealers and agents may engage in transactions with, or perform services for, NWA Corp., Northwest and NWA Corp.'s other subsidiaries in the ordinary course of business.

    If the applicable prospectus supplement so indicates, subject to existing market conditions, Northwest will authorize dealers acting as Northwest's agents to solicit offers by certain institutions to purchase Certificates from Northwest at the public offering price set forth in the applicable prospectus supplement pursuant to Delayed Delivery Contracts ("Contracts") that provide for payment and delivery on the date or dates stated in the applicable prospectus supplement. Each Contract will be for an amount not less than, and the aggregate principal amount of Certificates sold pursuant to Contracts shall not be less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom Contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to the approval of Northwest. Contracts will not be subject to any conditions, except the purchase by an institution of the Certificates covered by its Contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the institution is subject. The applicable prospectus supplement will indicate the commission that will be granted to underwriters and agents soliciting purchases of Certificates pursuant to Contracts accepted by Northwest. Agents and underwriters will have no responsibility in respect of the delivery or performance of Contracts.

    The Certificates may or may not be listed on a national securities exchange or a foreign securities exchange. If Northwest uses an underwriter or underwriters in the sale of any Certificates, the applicable prospectus supplement will contain a statement as to the underwriters' intention, if any, at the date of the prospectus supplement to make a market in the Certificates. No assurances can be given that there will be a market for the Certificates.

    The applicable prospectus supplement will set forth the place and time of delivery for the Certificates. Northwest will issue the Debt Securities that are issuable upon exercise of Warrants upon payment of the exercise and otherwise in accordance with the relevant terms applicable to the Warrants and described in the applicable prospectus supplement.

                                 LEGAL OPINIONS

    Unless the applicable prospectus supplement indicates otherwise, the validity of the Certificates and the Parent Guaranty will be passed upon for Northwest by Simpson Thacher & Bartlett, New York, New York. Unless the applicable prospectus supplement indicates otherwise, Simpson Thacher & Bartlett will rely on the opinion of counsel for the Trustee as to certain matters relating to the authorization, execution and delivery of such Certificates by, and the valid and binding effect thereof on, such Trustee. Certain federal income tax matters will be passed upon by Cadwalader, Wickersham & Taft, New York, New York, special tax counsel to Northwest.

                                    EXPERTS

    Ernst & Young LLP, independent auditors, have audited the consolidated financial statements and schedule of NWA Corp. included in NWA Corp.'s Annual Report on Form 10-K for the year ended December 31, 1998, as set forth in their report on the consolidated financial statements and schedule incorporated in by reference in this prospectus. Such consolidated financial statements and schedule are incorporated in this prospectus by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

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